Exhibit 99.2


--------------------------------------------------------------------------------
ANY TERM USED IN CAPITALIZED FORM THAT IS NOT DEFINED HEREIN BUT THAT IS DEFINED IN THE ELEVENTH MODIFIED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE OF CONGOLEUM CORPORATION ("CONGOLEUM"), CONGOLEUM SALES, INC. ("CSI") AND CONGOLEUM FISCAL, INC. ("CFI," AND TOGETHER WITH CONGOLEUM AND CSI, THE "COMPANY") AND THE ASBESTOS CLAIMANTS' COMMITTEE (COLLECTIVELY, THE "PLAN PROPONENTS") DATED AS OF OCTOBER 23, 2006, ATTACHED HERETO AS EXHIBIT A, SHALL HAVE THE MEANING ASCRIBED TO SUCH TERM THEREIN AND SUCH DEFINITIONS ARE INCORPORATED HEREIN BY REFERENCE.
--------------------------------------------------------------------------------

PILLSBURY WINTHROP SHAW PITTMAN LLP
1540 Broadway
New York, NY 10036-4039

Richard L. Epling
Robin L. Spear
Kerry A. Brennan
            And

OKIN, HOLLANDER & DELUCA, LLP
Parker Plaza
400 Kelby Street
Fort Lee, New Jersey 07024

Paul S. Hollander
James J. DeLuca

Attorneys for Debtors and Debtors-In-Possession

                         UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF NEW JERSEY

In re:                                         Chapter 11

CONGOLEUM CORPORATION, et al.,                 Case No. 03-51524 (KCF)

Debtors.                                       Jointly Administered

-----------------------------------------

                PROPOSED DISCLOSURE STATEMENT WITH RESPECT TO THE
                 ELEVENTH MODIFIED JOINT PLAN OF REORGANIZATION
    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE OF CONGOLEUM CORPORATION, ET AL.,
                     AND THE ASBESTOS CLAIMANTS' COMMITTEE,
                          DATED AS OF OCTOBER 23, 2006

THIS DISCLOSURE STATEMENT SOLICITS ACCEPTANCES OF THE PLAN AND CONTAINS INFORMATION RELEVANT TO A DECISION TO ACCEPT OR REJECT THE PLAN.

--------------------------------------------------------------------------------
THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 5:00 P.M. PREVAILING EASTERN
TIME ON [                  ], 2006, UNLESS OTHERWISE ORDERED BY THE BANKRUPTCY
COURT (THE "VOTING DEADLINE"). IN ORDER TO BE COUNTED, BALLOTS MUST BE RECEIVED BY LOGAN & COMPANY, INC. (THE "VOTING AGENT") AT: LOGAN & COMPANY, INC., RE:
CONGOLEUM CORPORATION, 546 VALLEY ROAD, UPPER MONTCLAIR, NEW JERSEY 07043, ON OR BEFORE THE VOTING DEADLINE.
--------------------------------------------------------------------------------

            The Company is providing this Disclosure Statement and the Exhibits hereto, the accompanying ballots, and the related materials delivered herewith pursuant to section 1126(b) of the Bankruptcy Code, in connection with this solicitation ("Solicitation") of votes for the Eleventh Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al., and the Asbestos Claimants' Committee, dated as of October 23, 2006 (the "Plan"), a copy of which is annexed to this Disclosure Statement as Exhibit A.

            This Disclosure Statement is to be used solely in connection with an evaluation of the Plan; use of this Disclosure Statement for any other purpose is not authorized. This Disclosure Statement may not be reproduced or provided to others (other than to those advisors of any recipient of this Disclosure Statement who may review the information contained herein to assist such recipient in his, her or its evaluation of the Plan) without the prior written consent of the Company.

            THE PLAN PROVIDES, AMONG OTHER THINGS, FOR THE ISSUANCE OF INJUNCTIONS UNDER SECTIONS 105(a) AND 524(g) OF THE BANKRUPTCY CODE THAT RESULT IN THE CHANNELING OF ALL ASBESTOS RELATED LIABILITIES OF THE COMPANY INTO A TRUST AS MORE FULLY DESCRIBED HEREIN. SEE SECTION 6.9(g) - "DISCHARGE INJUNCTION" AND SECTION 6.9(h) - "ASBESTOS CHANNELING INJUNCTION" FOR A DESCRIPTION OF SUCH INJUNCTIONS.

            IF THE HOLDERS OF THE SENIOR NOTE CLAIMS VOTE TO ACCEPT THE PLAN, THE PLAN PROVIDES FOR THE ISSUANCE OF 3,800,000 SHARES OF CONGOLEUM CLASS A COMMON STOCK TO THE PLAN TRUST AND, IF CERTAIN CONTINGENCIES OCCUR, FOR THE ISSUANCE OF AN ADDITIONAL NUMBER OF SHARES OF CONGOLEUM CLASS A COMMON STOCK, WHICH WHEN COMBINED WITH SUCH 3,800,000 SHARES OF CLASS A COMMON STOCK WILL RESULT IN THE PLAN TRUST OWNING 51% OF THE VOTING COMMON SHARES OF REORGANIZED CONGOLEUM. IF THE HOLDERS OF THE SENIOR NOTE CLAIMS DO NOT VOTE TO ACCEPT THE PLAN, THE INTERESTS SHALL BE CANCELLED AND THE BANKRUPTCY COURT WILL ALLOCATE THE CONGOLEUM COMMON STOCK BETWEEN THE HOLDERS OF THE SENIOR NOTE CLAIMS AND THE PLAN TRUST. BY VOTING IN FAVOR OF THE PLAN, HOLDERS OF INTERESTS SHALL BE DEEMED TO HAVE CONSENTED TO THE ISSUANCE OF SHARES UNDER THE PLAN.

            The Plan is the result of negotiations between the Company, ABI, the Asbestos Claimants' Committee, the Bondholders' Committee, the Futures Representative and the Claimants' Representative. The Asbestos Claimants' Committee, the Bondholders' Committee and the Claimants' Representative support the Plan and recommend that you vote to accept the Plan because it is in the best interests of all Asbestos Claimants, holders of Unknown Asbestos Claims and Demands and the Senior Notes and represents a fair recovery for holders of Class 2, 3, 6, 10 and 11 Claims and Unknown Asbestos Claims and Demands given the Company's debt structure and the facts and circumstances of the Company's Reorganization Cases. The Futures Representative approves of the basic economic terms of the Plan, including the Class 2 Settlement and the Class 3 and 11 Settlement; the treatment of the Senior Note Claims, the ABI Claims and the Congoleum Interests; however, the Futures Representative has not yet approved the final language of the Plan and the Plan Documents, including the TDP.

            The Company has operated and intends to continue operating its business in the ordinary course during the Reorganization Cases. Asbestos Personal Injury Claims, Asbestos Property Damage Claims, Senior Note Claims, ABI Claims and Congoleum Interests are Impaired under the Plan; the Claims of Congoleum's other creditors and Interest holders are not Impaired under the Plan. Because acceptance of the Plan will constitute acceptance of all the provisions thereof, holders of Asbestos Personal Injury Claims, Senior Note Claims, ABI Claims and Congoleum Interests are urged to consider carefully the information regarding treatment of their Claims and Interests contained in this Disclosure Statement. Since the Plan's treatment of Asbestos Property Damage Claims is identical to the treatment set forth in the Fourth Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al., dated as of November 12, 2004 (the "Fourth Modified Plan"), holders of Asbestos Property Damage Claims are not being resolicited.

            The effectiveness of the Plan is subject to several material conditions precedent. There can be no assurance that those conditions will be satisfied. The Plan Proponents presently intend to seek to consummate the Plan as promptly as practicable after the Confirmation Date. There can be no assurance, however, as to when or whether the Confirmation Date and the Effective Date actually will occur.

            Distributions under the Plan to creditors of the Company (other than distributions to holders of Plan Trust Asbestos Claims) will be the responsibility of the Reorganized Debtors. Pursuant to section 524(g) of the Bankruptcy Code, distributions under the Plan to holders of Plan Trust Asbestos Claims will be the responsibility of the Plan Trust and the Reorganized Debtors will have no liability therefor.

            The terms of the Plan have been developed in the course of ongoing discussions and negotiations among Congoleum, the Asbestos Claimants' Committee, the Bondholders' Committee, the Futures Representative, the Claimants' Representative, ABI and certain others. The boards of directors of each of Congoleum, CSI and CFI and the Asbestos Claimants' Committee, the Bondholders' Committee and the Claimants' Representative have approved the Plan and strongly recommend that holders of Claims and Interests entitled to vote on the Plan for purposes of sections 1126 and 524(g) of the Bankruptcy Code vote to accept it. The Futures Representative approves of the basic economic terms of the Plan, including the Class 2 Settlement and the Class 3 and 11 Settlement; the treatment of the Senior Note Claims, the ABI Claims and the Congoleum Interests; however, the Futures Representative has not yet approved the final language of the Plan and the Plan Documents, including the TDP.

            Without approval of the arrangements set forth in the Plan, there can be no assurance that the Company will be able to emerge from an alternative case under Chapter 11 of the Bankruptcy Code, and not be forced into liquidation under Chapter 7 of the Bankruptcy Code. The Company believes that if it is liquidated under Chapter 7, the distributions to Creditors would be delayed and would be significantly lower than the distributions contemplated by and under the Plan. See Section 7.3(a)(1) -"Best Interests Test" below.

            THE PLAN PROPONENTS BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF THE COMPANY'S CREDITORS (INCLUDING THE HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS AND ASBESTOS PROPERTY DAMAGE CLAIMS). ACCORDINGLY, CREDITORS AND INTEREST

HOLDERS ENTITLED TO VOTE IN FAVOR OF THE PLAN FOR PURPOSES OF SECTION 1126 OF THE BANKRUPTCY CODE OR FOR PURPOSES OF SECTION 524(g) OF THE BANKRUPTCY CODE ARE URGED TO VOTE IN FAVOR OF THE PLAN. TO BE COUNTED, YOUR BALLOT MUST BE DULY COMPLETED, EXECUTED, AND ACTUALLY RECEIVED BY THE VOTING AGENT NO LATER THAN 5:00 P.M., PREVAILING EASTERN TIME, ON [_______________], 2006, UNLESS OTHERWISE ORDERED BY THE BANKRUPTCY COURT. CREDITORS AND INTEREST HOLDERS ARE ENCOURAGED TO READ AND CONSIDER CAREFULLY THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING THE PLAN ANNEXED HERETO AS EXHIBIT A, AND THE MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT UNDER ARTICLE 10, "RISKS OF THE PLAN" AND ARTICLE 11, "ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN," PRIOR TO CASTING THEIR VOTES.

            In making a decision, creditors and Interest holders must rely on their own examination of the Company and the terms of the Plan, including the merits and risks involved. Creditors and Interest holders should not construe the contents of this Disclosure Statement as providing any legal, business, financial or tax advice. Each Creditor or Interest holder should consult with his, her or its own legal, business, financial and tax advisors with respect to any such matters concerning this Disclosure Statement, this Solicitation, the Plan and the transactions contemplated thereby.

            This Disclosure Statement has not been filed with or reviewed by the Securities and Exchange Commission or any securities regulatory authority of any state under the Securities Act of 1933, as amended, or under any state securities or "blue sky" laws. The Plan has not been approved or disapproved by the Securities and Exchange Commission, and neither the Securities and Exchange Commission nor any state securities commission has passed upon the accuracy or adequacy of the information contained herein. Any representation to the contrary is a criminal offense. This Disclosure Statement does not constitute an offer of securities.

            No Person has been authorized by the Plan Proponents in connection with the Plan or this Solicitation to give any information or to make any representation other than as contained in this Disclosure Statement and the exhibits annexed hereto or incorporated by reference or referred to herein, and, if given or made, such information or representation may not be relied upon as having been authorized or made by the Company.

            The statements contained in this Disclosure Statement are made as of the date hereof, and the delivery of this Disclosure Statement will not, under any circumstance, create any implication that the information contained herein is correct at any time subsequent to the date hereof. Estimates, if any, in respect of a Claim set forth in this Disclosure Statement or any exhibit hereto may vary from the amount ultimately Allowed (or paid pursuant to the TDP) in respect of such Claim by the Bankruptcy Court.

            THE SUMMARIES OF THE PLAN AND OTHER DOCUMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN ITSELF, THE EXHIBITS THERETO AND ALL DOCUMENTS DESCRIBED HEREIN AND THEREIN.

Copies of any agreement described herein but not provided herewith may be obtained by contacting the Voting Agent in writing at: Logan & Company, Inc.,
Re: Congoleum Corporation, 546 Valley Road, Upper Montclair, New Jersey 07043.

            The information contained in this Disclosure Statement, including, but not limited to, the information regarding the history, businesses, and operations of the Company, the historical financial information of the Company and the liquidation analysis relating to the Company is included herein solely for purposes of soliciting the acceptances required to confirm the Plan under section 1126(c) of the Bankruptcy Code and to obtain the Injunctions set forth in the Plan under section 524(g) of the Bankruptcy Code. As to any contested matters that may arise, however, such information is not to be construed as admissions or stipulations but rather as statements made in settlement negotiations.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Article 1 INTRODUCTION.......................................................1

      1.1.  This Solicitation - Purpose of Disclosure Statement..............1

      1.2.  Voting Procedures................................................2

      1.3.  Voting Deadline..................................................3

      1.4.  Overview of the Reorganization...................................3

      1.5.  Overview of the Plan.............................................3

      1.6.  Summary Description of Classes and Distributions................10


Article 2 GENERAL INFORMATION...............................................18

      2.1.  Business of the Company Generally...............................18

      2.2.  Factors Leading to the Need for Bankruptcy Relief...............21


Article 3 THE PRE-PETITION PROCESS AND PAYMENT OF ASBESTOS CLAIMS...........30

      3.1.  The Company's Reasons for Negotiating a Prepackaged Plan........30

      3.2.  The Initial Negotiation Process.................................31

      3.3.  Selection of the Futures Representative.........................35

      3.4.  Formation of the Pre-Petition Asbestos Claimants' Committee.....35

      3.5.  Due Diligence Review............................................35

      3.6.  Pre-Petition Plan Negotiations..................................36

      3.7.  Pre-Petition Solicitation.......................................36


Article 4 THE COMPANY: CORPORATE STRUCTURE AND MANAGEMENT...................37

      4.1.  Boards of Directors of the Company..............................37

      4.2.  Management of the Company.......................................39

      4.3.  Directors and Officers of the Reorganized Debtors...............40

      4.4.  Employees and Union Contracts...................................41

      4.5.  Debt and Equity Structure.......................................41

      4.6.  Other Matters...................................................44

Article 5 EVENTS DURING THE REORGANIZATION CASES............................46

      5.1.  Commencement of the Reorganization Cases........................46

      5.2.  Administration of the Reorganization Cases......................46

      5.3.  Asbestos Claimants' Committee and Bondholders' Committee........48

      5.4.  Bankruptcy Court Appointment of Futures Representative..........48

      5.5.  Retention of Professionals......................................49

      5.6.  Motion for Relief from Stay.....................................52

      5.7.  Developments with Regard to Certain Pre-Petition Claims.........52

      5.8.  Tolling Agreements With Respect to Asbestos Personal
            Injury Claims - Related Avoidance Actions.......................53

      5.9.  Tolling Agreements With Respect to Other Avoidance Actions......55

      5.10. Asbestos Personal Injury Claims - Related Avoidance Actions.....56

      5.11. Settlements with Insurers and Brokers...........................60

      5.12. Fourth Modified Plan and Subsequent Changes.....................64

      5.13. Mediation and the Consensual Ninth, Tenth and Eleventh
            Modified Plans..................................................65

      5.14. Standing of Insurers to be Heard................................74

      5.15. Discovery Conducted by the Parties..............................75

      5.16. Expiration of Debtors' Exclusivity to File a Plan and Solicit
            Acceptances Thereof.............................................75

      5.17. Confirmation Hearing............................................76


Article 6 SUMMARY OF THE PLAN...............................................77

      6.1.  General.........................................................77

      6.2.  The Class 2 Settlement and Class 3 and 11 Settlement............77

      6.3.  Classification..................................................80

      6.4.  Treatment of Administrative Claims and Priority Tax Claims......81

      6.5.  Treatment of Classified Claims and Interests....................81

      6.6.  Means for Execution of the Plan.................................89

      6.7.  Executory Contracts and Unexpired Leases........................95

      6.8.  Compensation and Benefits Programs..............................96

      6.9.  Injunctions, Releases and Discharge.............................96

      6.10. Matters Incident to Plan Confirmation..........................104

      6.11. Retention of Jurisdiction......................................106

      6.12. Miscellaneous Provisions.......................................108


Article 7 CONFIRMATION OF THE PLAN.........................................111

      7.1.  Acceptance or Rejection of the Plan............................111

      7.2.  Confirmation Hearing...........................................116

      7.3.  Requirements for Confirmation..................................116

      7.4.  Effect of Confirmation.........................................126


Article 8 PLAN TRUST AND ASBESTOS CLAIMS RESOLUTION MATTERS................126

      8.1.  Establishment and Purpose of the Plan Trust....................126

      8.2.  Funding and Receipt of Plan Trust Assets.......................127

      8.3.  Discharge of Liabilities to Holders of Asbestos Claims.........128

      8.4.  Excess Plan Trust Assets.......................................128

      8.5.  Plan Trust Expenses............................................129

      8.6.  Appointment of the Initial Plan Trustees.......................129

      8.7.  The Futures Representative.....................................129

      8.8.  Appointment of Members of the Trust Advisory Committee.........129

      8.9.  Assumption of Liabilities......................................130

      8.10. Indemnification by the Plan Trust..............................130

      8.11. Establishment of the TDP.......................................130

      8.12. Establishment and Purpose of the GHR/Kenesis Litigation Trust..130

      8.13. The Plan Trust Note............................................131


Article 9 ESTIMATED CLAIMS BY CLASS........................................132

      9.1.  Claims other than Asbestos Claims..............................132

      9.2.  Asbestos Claims................................................133


Article 10 RISKS OF THE PLAN...............................................133

      10.1. General........................................................133

      10.2. Confirmation Risks.............................................134

      10.3. Insurance Coverage for Plan Trust Asbestos Claims..............134

      10.4. Distributions under the TDP....................................136

      10.5. Risk of Post-Confirmation Default..............................136

Article 11 ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN.......136

      11.1. Liquidation under Chapter 7....................................136

      11.2. Alternative Plan of Reorganization.............................137


Article 12 CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN.............137

      12.1. Tax Consequences to Reorganized Congoleum......................138

      12.2. Tax Consequences to the Plan Trust.............................143

      12.3. Tax Consequences to Certain Impaired Holders of Claims.........144


Article 13 FINANCIAL INFORMATION...........................................147

      13.1. General........................................................147


Article 14 SOURCES OF INFORMATION PROVIDED AND THE ACCOUNTING METHOD USED..147

      14.1. Sources of Information.........................................147

      14.2. Accounting Method..............................................147

                                    EXHIBITS

Exhibit A   Eleventh Modified Joint Plan of Reorganization Under Chapter 11 of
            the Bankruptcy Code of Congoleum Corporation, et al., and the Asbestos Claimants' Committee, dated as of October 23, 2006

Exhibit B   Liquidation Analysis

Exhibit C   Audited Financial Statements of Congoleum Corporation for the Year
            Ended December 31, 2005

Exhibit D   Unaudited Financial Statements of Congoleum Corporation for the Q
            uarter Ended June 30, 2006

Exhibit E   Claimant Agreement

                                   ARTICLE 1
                                  INTRODUCTION

1.1.  This Solicitation - Purpose of Disclosure Statement

            The Company transmits this Disclosure Statement, pursuant to section 1126(b) of the Bankruptcy Code, for use in this Solicitation of votes to accept the Plan. The Company is commencing this Solicitation after extended discussions with, and the Plan is the product of negotiations among, the Plan Proponents, ABI, the Bondholders' Committee, the Claimants' Representative, the Futures Representative and certain others.

            This Solicitation is being conducted in order to obtain sufficient acceptances to enable the Plan to be confirmed by the Bankruptcy Court pursuant to the provisions of the Bankruptcy Code. This Disclosure Statement is being transmitted in order to provide adequate information to enable holders of Asbestos Personal Injury Claims, Senior Note Claims, ABI Claims and Congoleum Interests, who are Impaired under the Plan, to make an informed judgment in exercising their right to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code. In addition, because all Plan Trust Asbestos Claims will be channeled into and addressed by the Plan Trust following the Effective Date of the Plan, this Disclosure Statement is being transmitted in order to provide adequate information to enable all holders of Asbestos Personal Injury Claims to make an informed judgment in exercising their right to vote to accept or reject the Plan under section 524(g) of the Bankruptcy Code. This Disclosure Statement is not being transmitted to holders of Asbestos Property Damage Claims because the Plan's treatment of Asbestos Property Damage Claims is identical to the treatment set forth in the Fourth Modified Plan and holders of Asbestos Property Damage Claims are therefore not being resolicited.

            The Plan incorporates and proposes to implement the Class 2 Settlement and the Class 3 and 11 Settlement, which constitute a proposed settlement and compromise with respect to the Secured Asbestos Claims held by the Qualified Claimants in Classes 2, 3 and 11 and provide for the treatment provided to the Qualified Claimants on account of their Class 2, 3 and 11 Asbestos Personal Injury Claims. The Company, as well as the Asbestos Claimants' Committee and the Claimants' Representative, believe that the Plan, the Class 2 Settlement and the Class 3 and 11 Settlement provide the best recoveries possible for the holders of Asbestos Personal Injury Claims, Unknown Asbestos Claims and Demands against the Debtors and thus strongly recommend that holders of Class 2, 3, 10 and 11 Asbestos Claims vote to accept Plan. The Futures Representative approves of the basic economic terms of the Plan, including the Class 2 Settlement and the Class 3 and 11 Settlement; the treatment of the Senior Note Claims, the ABI Claims and the Congoleum Interests; however, the Futures Representative has not yet approved the final language of the Plan and the Plan Documents, including the TDP.

            The Plan Proponents, the Bondholders' Committee, the Claimants' Representative and ABI strongly recommend the Plan as being a fair and equitable method to address the Company's ongoing asbestos liability issues and encourage the Plan's acceptance by creditors entitled to vote.

1.2.  Voting Procedures

            The Company is soliciting acceptances of the Plan from (a) all known Asbestos Claimants or their authorized representatives, except those Asbestos Claimants whose claims have been expunged or withdrawn pursuant to a Final Order of the Bankruptcy Court, (b) all known holders of Senior Note Claims, (c) ABI as the holder of the ABI Claims and certain Congoleum Interests, and (d) all known holders of Congoleum Interests.

            In order to facilitate the solicitation of votes to accept or reject the Plan timely following the anticipated approval of the adequacy of the Disclosure Statement on October 26, 2006, the Company will cause the Voting Agent to commence collection of certain information pertaining to Asbestos Claimants and the holders of Senior Note Claims or, in the case of Asbestos Claimants, update previously collected information as soon as reasonably possible. The Voting Agent will send both a notice of collection of information and a notice of voting procedures to counsel for Asbestos Claimants requesting that such counsel update or provide, as applicable, the Voting Agent with, for each client, the name, address, social security number, class designation, amount of claim and disease level of the client, as applicable, prior to the hearing on the Disclosure Statement, or as soon thereafter as possible. Counsel will also be requested to advise the Voting Agent whether the solicitation package should be sent directly to the holder or to counsel in accordance with the voting procedures. The Company also intends to cause the Voting Agent to commence collection of certain information pertaining to the holders of Senior Note Claims and Congoleum Interests as soon as reasonably possible.

            In response to requests, the Voting Agent will send solicitation packages, in such format as has been approved by the Bankruptcy Court, containing notice of the time for voting on the Plan, filing objections and the hearing on confirmation, the order approving the Disclosure Statement, the Disclosure Statement and Plan, appropriate ballots or master ballots, and voting instructions, among other things, to known Asbestos Claimants, holders of Senior Note Claims, holders of Congoleum Interests and ABI, or their counsel. Asbestos Claimants, holders of Senior Note Claims, holders of Congoleum Interests and ABI, or their counsel, should read the solicitation package materials carefully and follow the voting instructions listed on the ballot or master ballot. Asbestos Claimants, known holders of Senior Note Claims, known holders of Congoleum Interests and ABI, or their counsel, should only use the appropriate ballot(s) corresponding to the class for which a vote is being cast. Only those Asbestos Claimants whose Asbestos Personal Injury Claims are allowed for voting purposes will be entitled to vote on the Plan.

            If at least two-thirds in dollar amount and more than one-half in number of the claims of each Impaired Class of Claims that have voted on the Plan vote to accept the Plan, and at least seventy-five percent (75%) of Asbestos Claimants to be channeled into and addressed by the Plan Trust that have voted to accept the Plan and such votes are received by the Voting Deadline (the "Requisite Acceptances"), the Company expects to seek confirmation of the Plan promptly, the holders of Asbestos Property Damage Claims already having voted to accept the treatment of such Claims by the requisite number and amount. If the Company does not receive the Requisite Acceptances by the Voting Deadline, or unforeseen events occur, it will be forced to evaluate other available options.

1.3.  Voting Deadline

            IN ORDER TO BE COUNTED FOR VOTING PURPOSES, BALLOTS MUST ACTUALLY BE RECEIVED BY THE VOTING AGENT BY 5:00 P.M. PREVAILING EASTERN TIME ON [ ], 2006 UNLESS OTHERWISE ORDERED BY THE BANKRUPTCY COURT, AT THE FOLLOWING ADDRESS:

                              Logan & Company, Inc.
                            Re: Congoleum Corporation
                                 546 Valley Road
                        Upper Montclair, New Jersey 07043

1.4.  Overview of the Reorganization

      (a)   Brief Explanation of Chapter 11

            Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of its creditors and shareholders. In addition to permitting rehabilitation of the debtor, Chapter 11 promotes equality of treatment of creditors and equity security holders who hold substantially similar claims against or interests in the debtor and its assets. In furtherance of these two goals, upon the filing of a petition for relief under Chapter 11, section 362 of the Bankruptcy Code provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the Chapter 11 case.

            THE CONSUMMATION OF A PLAN OF REORGANIZATION IS THE PRINCIPAL OBJECTIVE OF A CHAPTER 11 CASE. A PLAN OF REORGANIZATION SETS FORTH THE MEANS FOR TREATING CLAIMS AGAINST AND EQUITY INTERESTS IN A DEBTOR. CONFIRMATION OF A PLAN OF REORGANIZATION BY THE BANKRUPTCY COURT MAKES THE PLAN BINDING UPON THE DEBTOR, ANY PERSON OR ENTITY ACQUIRING PROPERTY UNDER THE PLAN, AND ANY CREDITOR OF, OR INTEREST HOLDER IN, THE DEBTOR, WHETHER OR NOT SUCH CREDITOR OR INTEREST HOLDER (I) IS IMPAIRED UNDER OR HAS ACCEPTED THE PLAN OR (II) RECEIVES OR RETAINS ANY PROPERTY UNDER THE PLAN. SUBJECT TO CERTAIN LIMITED EXCEPTIONS AND OTHER THAN AS PROVIDED IN THE PLAN ITSELF OR IN THE CONFIRMATION ORDER, THE CONFIRMATION ORDER DISCHARGES THE DEBTOR FROM ANY DEBT THAT AROSE PRIOR TO THE DATE OF CONFIRMATION OF THE PLAN AND SUBSTITUTES THEREFOR THE OBLIGATIONS SPECIFIED UNDER THE CONFIRMED PLAN.

1.5.  Overview of the Plan

            The following is a brief summary of certain information contained elsewhere in this Disclosure Statement and in the Plan. The summary is necessarily incomplete and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Disclosure Statement, the exhibits hereto and the other Plan Documents.

            The Plan is a product of extensive efforts by Congoleum, ABI, the Asbestos Claimants' Committee, the Bondholders' Committee, the Futures Representative, the Claimants' Representative and certain others to negotiate a plan of reorganization for the Company that is fair and equitable to all parties in interest and that provides for the issuance of injunctions under sections 105(a) and 524(g) of the Bankruptcy Code that result in the channeling of asbestos related liabilities of Congoleum and the derivative asbestos related liabilities of ABI to the Plan Trust.

            The Plan provides for, among other things, a compromise and settlement of the Asbestos Personal Injury Claims in Classes 2, 3 and 11, payment in full of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Claims, Allowed General Unsecured Claims and the establishment of the Plan Trust to satisfy Plan Trust Asbestos Claims. Lender Secured Claims and Other Secured Claims are not Impaired or affected by the Plan. The Plan, the Class 2 Settlement and the Class 3 and 11 Settlement will be binding on all parties holding Claims, whether asserted or not, against Congoleum.

            The essential elements of the reorganization contemplated by the Plan include, among other things:

      (a) a compromise and settlement of the Asbestos Personal Injury Claims that were settled prior to the Petition Date under the Claimant Agreement and the Pre-Petition Settlement Agreements;

      (b) the creation of the Plan Trust which is intended to be a "qualified settlement fund" within the meaning of Section 1.468B - 1(a) of the Treasury Regulations promulgated under Section 468B of the IRC, that will assume the liabilities of the Debtors with respect to all Plan Trust Asbestos Claims and will use Plan Trust Assets and income to pay Plan Trust Asbestos Claims as provided in the Plan and the Plan Trust Documents;

      (c) the creation of the GHR/Kenesis Litigation Trust which will pursue the GHR/Kenesis Actions for the benefit of Reorganized Congoleum with all proceeds pledged to the Plan Trust as security for Reorganized Congoleum's obligations to the Plan Trust on account of the Plan Trust Note and the New Convertible Security;

      (d)   the funding of the Plan Trust with the Plan Trust Assets;

      (e) the classification of Claims and Interests and the treatment of such Claims and Interests under the Plan;

      (f) the payment of Claims in accordance with the requirements of the Bankruptcy Code;

      (g) the establishment and implementation of the TDP as provided in the Plan Trust Agreement for the fair and even-handed resolution of Asbestos Personal Injury Claims;

      (h) the issuance by Reorganized Congoleum of the New Senior Notes to the holders of Senior Note Claims in the event that the holders of the Senior Note Claims (as a Class) vote to accept the Plan;

      (i) the issuance by Reorganized Congoleum of its common stock to be allocated by the Bankruptcy Court, pursuant to the Confirmation Order, on a pro rata basis between the Plan Trust and the holders of the Senior Note Claims in the event that the holders of the Senior Note Claims (as a Class) do not vote to accept the Plan;

      (j)   the procedure for addressing and resolving Disputed Claims;

      (k) the issuance of certain injunctions, including but not limited to, the Discharge Injunction, the Anti-Suit Injunction and the Asbestos Channeling Injunction;

      (l) amendment and restatement of the Existing Credit Agreement or, in the alternative, entry into another working capital exit facility similar to the Existing Credit Agreement;

      (m) the merger of the Subsidiary Debtors with and into Congoleum, with Reorganized Congoleum as the surviving corporation;

      (n)   the governance and management of the Reorganized Debtors; and

      (o)   the retention of jurisdiction by the Bankruptcy Court.

            Collateral Trust. The Collateral Trust was established in April 2003, and amended on June 6, 2003, pursuant to the terms of the Asbestos Settlement Documents. All Qualified Pre-Petition Settlement Claimants and all those Asbestos Claimants who pursuant to the Claimant Agreement have settled asbestos related bodily injury claims against Congoleum and have thereby become Participating Claimants were to have been paid in accordance with the Claimant Agreement and the Collateral Trust Agreement. The Asbestos Claims of Pre-Petition Settlement Claimants and Participating Claimants (collectively, "Qualified Claimants") were granted security interests as and to the extent provided in the Asbestos Settlement Documents, which security interests are being forborne in accordance with the Class 2 Settlement and the Class 3 and 11 Settlement set forth in the Plan and the treatment of such Asbestos Claims described in the Plan. See Section 6.2 below - - "The Class 2 Settlement and Class 3 and 11 Settlement" for a description of the Class 2 Settlement and the Class 3 and 11 Settlement and Section 6.5 below - - "Treatment of Classified Claims and Interests" for a description of the treatment afforded to the Qualified Claimants under the Plan. The Collateral (as defined in the Security Agreement) securing the Asbestos Claims of the Qualified Claimants is held by the Collateral Trust and generally includes all of Congoleum's right to receive payment from its insurers, net of, among other things, fees, expenses and disbursements incurred in connection with efforts to collect such amounts, as more fully described in the Security Agreement. The Collateral Trust by its own terms terminates upon, among other things, the transfer of the assets of the Collateral Trust to the Plan Trust on the Effective Date, as provided in the Plan.

            Plan Trust. On the Effective Date of the Plan, all then asserted Plan Trust Asbestos Claims, including the Claims asserted by Qualified Claimants, will be assumed by and transferred to the Plan Trust. With the exception of any Plan Trust Disputed Claims and the Claims subject to the Class 2 Settlement and, in certain circumstances, the Class 3 and 11 Settlement, all Asbestos Personal Injury Claims assumed by and transferred to the Plan Trust will be determined, liquidated and treated pursuant to the Plan Trust and the TDP without priority of payment and in all respects pari passu with each other.

            The Plan Trust will be funded with the Plan Trust Assets which will include, without limitation, the following assets and any income, profits and proceeds derived therefrom:

            o the New Class A Common Stock (if the holders of the Senior Note Claims (as a Class) vote to accept the Plan);

            o the New Convertible Security (if the holders of the Senior Note Claims (as a Class) vote to accept the Plan);

            o the Plan Trust Common Stock (if the holders of the Senior Note Claims (as a Class) do not vote to accept the Plan);

            o     the Asbestos Insurance Rights;

            o the proceeds of the Asbestos Insurance Settlement Agreements subject to Section 6.11 of the Plan and except for those certain proceeds of the Asbestos Insurance Settlement Agreement with Liberty Mutual Insurance Company, which are dedicated pursuant to the Plan to (i) reimburse the Debtors and/or Reorganized Congoleum for the Coverage Costs and (ii) to fund the $600,000 initial contribution to the GHR/Kenesis Actions Litigation Trust;

            o the proceeds of the Asbestos In-Place Insurance Coverage (subject to Section 6.11 of the Plan);

            o the proceeds of the Asbestos Insurance Actions (subject to Section 6.11 of the Plan);

            o the proceeds of the Asbestos Insurance Action Recoveries (subject to Section 6.11 of the Plan);

            o     the Asbestos Property Damage Insurance Rights;

            o     the ABI Contribution;

            o all of the assets held by the Collateral Trust as of the Effective Date;

            o Plan Trust Bankruptcy Causes of Action including, without limitation, the Avoidance Actions, to the extent not already adjudicated prior to the Effective Date and to the extent not compromised or settled under the Plan;

            o other Causes of Action, other than Bankruptcy Causes of Action, related to Plan Trust Asbestos Claims and Plan Trust Assets to the extent not compromised or settled under the

                  Plan, including, without limitation, the right to void any Asbestos Claim of a Qualified Pre-Petition Settlement Claimant or of a Qualified Participating Claimant whether because of failure to comply with the requirements of any applicable settlement agreement (including, without limitation, the Claimant Agreement) or because such Claim was not submitted in good faith or otherwise and including the right to pursue such Causes of Action, if any, in the name of any Debtor, if necessary;

            o     the Plan Trust Note;

            o     the Pledge Agreement; and

            o the rights granted to the Plan Trust pursuant to the Insurance Assignment Agreement.

            Upon an event of default of the obligation to pay interest on the New Convertible Security and at any time during the continuance thereof, the Plan Trust, as holder of the New Convertible Security, will generally be entitled to convert the New Convertible Security into the number of shares of Class A Common Stock (with all Class B Common Stock converted to Class A Common Stock), which when combined with the New Class A Common Stock, will result in the Plan Trust owning 51% of the voting common shares and total economic equity value of Reorganized Congoleum on a fully diluted basis.

            Class 2 Settlement and Class 3 and 11 Settlement: The Plan will implement a compromise and settlement with respect to the Asbestos Claims of the Qualified Claimants. Pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code and consistent with section 1129 of the Bankruptcy Code, the Plan will constitute a motion for approval of, and the Confirmation Order may authorize and constitute Bankruptcy Court approval of, the Class 2 Settlement and the Class 3 and 11 Settlement (collectively, the "Qualified Claimant Settlements"). Under the Qualified Claimant Settlements, on the Effective Date, in full and final satisfaction of the Asbestos Personal Injury Claims of the Qualified Claimants, and for good and valuable consideration including the Qualified Claimants' agreement to the treatment specified in the Plan for the Qualified Claimants and the Claims and Interests asserted by other parties in interest, the Qualified Claimant Settlements will be effectuated. See Section
6.2 below - - "The Class 2 Settlement and Class 3 and 11 Settlement" for a description of the Qualified Claimant Settlements.

            Treatment of Secured Asbestos Claims: Effective as of the Effective Date and subject to entry of a Final Order of the Bankruptcy Court approving the Qualified Claimant Settlements, each holder of a Secured Asbestos Claim will have irrevocably consented or be deemed to have irrevocably consented to release his, her or its rights, if any, under the Claimant Agreement or the respective Pre-Petition Settlement Agreement, as applicable, if any, and his, her or its rights, if any, under the Collateral Trust Agreement and the Security Agreement in and to Plan Trust Assets; and reduce the amount of his, her or its Asbestos Claim as provided in the Qualified Claimant Settlements (50% of the amount agreed under the respective Pre-Petition Settlement Agreement, in the case of each Qualified Pre-Petition Settlement Claimant, and $250, in the case of each Qualified Participating Claimant) with such reduced amount paid by the Plan Trust in accordance with the TDP as soon after the Effective Date as practicable; provided, however, that each Qualified Participating Claimant may elect to irrevocably consent to the Forbearance of his, her or its right to (x) such $250 amount and (y) any and all rights under the Claimant Agreement, the Collateral Trust Agreement and the Security Agreement, in which case such forbearing Qualified Participating Claimant will receive the treatment afforded to Class 10 - Not Previously Determined Unsecured Asbestos Personal Injury Claims on account of its Class 3 and Class 11 Asbestos Personal Injury Claim. In exchange therefor, all Causes of Action pending against the Qualified Claimants will be dismissed with prejudice, as against the Qualified Claimants, except for Causes of Action against any Qualified Claimant who asserts a right to hold, exercise or enforce any lien, security interest or payment priority under any Pre-Petition Settlement Agreement or the Claimant Agreement or any right to hold, exercise or enforce any lien, security interest or payment priority under the Collateral Trust Agreement and the Security Agreement in and to the Plan Trust Assets if it is determined that such Causes of Action have not been resolved by the Plan, the Class 2 Settlement, the Class 3 and 11 Settlement, the Confirmation Order or otherwise (which excepted Causes of Action will continue and will be transferred to the Plan Trust). In the event that the Qualified Claimant Settlements are not approved by a Final Order of the Bankruptcy Court, agreement by the Qualified Claimants and the Debtors to the Qualified Claimant Settlements will not be deemed an admission or used as evidence by any party, all Causes of Action pending against the Qualified Claimants and all defenses thereto will be fully reserved and the Bankruptcy Court will determine and allow or disallow the amount and priority of each such Secured Asbestos Claim after the Effective Date.

            Treatment of Unsecured Asbestos Personal Injury Claims: Effective as of the Effective Date, all liability for all Previously Determined Unsecured Asbestos Personal Injury Claims will be deemed satisfied in their entirety and will not receive any additional payment or consideration under the Plan other than as provided in Section 5.1(c) of the Plan and the Class 3 and 11 Settlement. As of the Effective Date, all liability for all Not Previously Determined Unsecured Asbestos Personal Injury Claims as well as liability for all future Demands and Unknown Asbestos Claims will be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors will have no liability therefor. Each Not Previously Determined Unsecured Asbestos Personal Injury Claim, future Demand and Unknown Asbestos Claim will be determined, liquidated and treated pursuant to the Plan Trust Agreement and the TDP. The TDP will apply to all holders of Not Previously Determined Unsecured Asbestos Personal Injury Claims, Unknown Asbestos Claims and Demands, including any such holder who elects to resort to the legal system and obtains a judgment for money damages.

            Treatment of Asbestos Property Damage Claims: Allowed Asbestos Property Damage Claims will be paid from the Asbestos Property Damage Claim Sub-Account in accordance with procedures established pursuant to the Plan Trust Agreement.

            Indemnification Under the Plan Trust: As and to the extent provided in the Plan Trust Agreement, the Reorganized Debtors will be entitled to indemnification from the Plan Trust for any expenses, costs and fees (including reasonable attorneys' fees and costs, but excluding any such expenses, costs and fees incurred prior to the Effective Date), judgments, settlements, or other liabilities arising from or incurred in connection with any Plan Trust Asbestos Claim, including, but not limited to, indemnification or contribution for Plan Trust Asbestos Claims prosecuted against the Reorganized Debtors after the Effective Date but excluding any amounts paid prior to or on the Effective Date by the Debtors or their past or present Representatives and any amounts paid or incurred by the Reorganized Debtors or their Representatives whether before or after the Effective Date, in connection with defending, objecting to, or otherwise related to any proceedings to determine whether an Asbestos Property Damage Claim is or should be Allowed. Notwithstanding anything in Section 1.4 of the Plan Trust Agreement to the contrary, the Plan Trust will reimburse and pay promptly the Reorganized Debtors, from the proceeds of the Asbestos Insurance Action Recoveries, for the Claims Handling Fee and, to the extent provided under the terms of the Asbestos Insurance Settlement Agreement with Liberty Mutual Insurance Company, for Coverage Costs to the extent that such Claims Handling Fee and Coverage Costs have not been reimbursed or paid to the Debtors or the Reorganized Debtors, as applicable, from Asbestos Insurance Action Recoveries received on or after the Petition Date.

            Based upon Congoleum's knowledge of its current and future operations, current and future financial projections and current Asbestos Claims, and the general asbestos liabilities of similarly situated companies, it is anticipated that the Plan Trust may not be able to pay in full all Plan Trust Asbestos Claims as they are liquidated and may not be able to pay all Plan Trust Asbestos Claims in full over time. However, it can be stated with certainty that
(a) Congoleum has committed substantial resources for the payment of Plan Trust Asbestos Claims, far exceeding those resources allocated to any other creditor group under the Plan; and (b) the mechanisms of the Plan Trust have been designed to provide reasonable assurance that the Plan Trust will value, and will be in a financial position to pay, similar present and future Plan Trust Asbestos Claims against the Debtors in substantially the same manner. The Plan Trust will be administered by the Plan Trustee pursuant to the Plan Trust Agreement and the procedures contained therein.

            GHR/Kenesis Litigation Trust: The Plan provides for the assignment of (i) the GHR/Kenesis Actions and (ii) proceeds realized from the prosecution of the GHR/Kenesis Actions to the GHR/Kenesis Litigation Trust for the benefit of Reorganized Congoleum. The Plan further provides for the pledge of all such proceeds (after the payment of fees and reimbursement of expenses to the GHR/Kenesis Litigation Trustee) by Reorganized Congoleum to the Plan Trust as security for Reorganized Congoleum's obligations to the Plan Trust on account of the New Convertible Security and the Plan Trust Note.

            Injunctions: The Plan will permit the businesses of the Reorganized Debtors to operate free of asbestos-related claims and litigation, through the operation of the following injunctions pursuant to sections 105, 524(g) and 1141 of the Bankruptcy Code (the "Injunctions"):

            Discharge Injunction: The Reorganized Debtors will be protected from Claims and litigation by Congoleum's discharge and the Discharge Injunction, which will prohibit and enjoin the taking of any legal action against Congoleum, Reorganized Congoleum and others based upon any Claim, Asbestos Claim or Demand. For a complete description of the Discharge Injunction, see Section 12.5 of the Plan.

            Asbestos Channeling Injunction: The Plan provides for an injunction pursuant to section 524(g) of the Bankruptcy Code with respect to Plan Trust Asbestos Claims against the Debtors, Reorganized Debtors and any Protected Party.

            Anti-Suit Injunction: The Plan provides for an injunction pursuant to section 105(a) of the Bankruptcy Code to protect Settling Asbestos Insurance Companies from non-asbestos liability released under any Asbestos Insurance Settlement Agreement.

            Management: On the Effective Date, the management, control and operation of the Reorganized Debtors will become the responsibility of the boards of directors of the Reorganized Debtors. The boards of directors will be comprised of the same person(s) who serve as director(s) of the Debtors immediately prior to the Confirmation Hearing. The current officers of the Company will serve as the initial officers of the Reorganized Debtors.

            Plan Classes: The Plan divides all Claims and Interests into 14 different Classes. Each Claim will receive the same treatment as all other Claims in the same Class under the Plan, so that the applicable terms of the Plan for each Claim depend upon its classification. Section 1.6 -- "Summary Description of Classes and Distributions" below, contains a summary description of the treatment of each Class under the Plan, including whether the Class is Impaired or Unimpaired by the Plan and whether the Claims in the Class are channeled into and addressed by the Plan Trust. If a Class is Impaired by the Plan, that Class is entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code to the extent Allowed or temporarily allowed for voting purposes. If the Claims in a Class are channeled to, addressed, processed and paid by the Plan Trust in accordance with the Plan Trust and the TDP, that Class is entitled to vote in favor of or against the Plan under section 524(g) of the Bankruptcy Code.

            TDP: The TDP to be adopted by the Plan Trust pursuant to the Plan Trust Agreement will establish procedures to assign a value to all Claims under the TDP (the "TDP Valued Asbestos Claims") and determine the timing and amount of payments to be made in respect of all Asbestos Personal Injury Claims. It is anticipated that the TDP will reduce expenses significantly, which expenses would otherwise reduce Plan Trust Assets available for distribution. All holders of TDP Valued Asbestos Claims will benefit from such cost savings, by maximizing the assets which are to be used for the payment of such Claims. A copy of the current form of the TDP is attached as Exhibit "G" of the Plan. It is possible that the TDP may be modified prior to the Effective Date and after the Effective Date from time to time in accordance with the terms of the TDP and the Trust Agreement.

1.6.  Summary Description of Classes and Distributions

            The distributions to each Class are summarized in the table set forth below. The table is qualified in its entirety by reference to the more detailed and complete descriptions set forth in the Plan and elsewhere in this Disclosure Statement.

      (a)   Treatment of Administrative Claims and Priority Tax Claims

Description of Claims   Description of Distribution or Treatment Under the Plan
---------------------   -------------------------------------------------------

Administrative Claims   Unless the Debtors and the holder of an Allowed
                        Administrative Claim agree to a different treatment, each holder of an Allowed Administrative Claim will receive Cash for the unpaid portion of such Allowed
                        Administrative Claim on the Distribution Date.
                        However, Administrative Claims incurred by the

                        Debtors during the Reorganization Cases in the ordinary course of business or under a loan or advance which are not paid on or before the Effective Date will be paid by the Reorganized Debtors in accordance with the terms and conditions of the particular transactions relating to such liabilities and any agreements relating thereto.

Priority Tax Claims     Unless the holder of a Priority Tax Claim agrees to a
                        different treatment, each holder of an Allowed
                        Priority Tax Claim will either (a) be paid in Cash in full on the Distribution Date or (b) at the Reorganized Debtors' sole discretion, receive deferred Cash payments over a period not to exceed six years after the date of assessment of a value equal to such Allowed Priority Tax Claim as of the Effective Date.

      (b)   Treatment of Classified Claims and Interests

Description of Claims
or Interests             Description of Distribution or Treatment Under the Plan
---------------------    -------------------------------------------------------

Class 1 - Priority       Unless the Debtors and the holder of an Allowed
Claims                   Priority Claim agree to a different treatment,
                         each Allowed Priority Claim will be paid in full on the Distribution Date. Class 1 is Unimpaired by the Plan.

Class 2 - Secured        As of the Effective Date, all liability for all Secured
Asbestos Claims of       Asbestos Claims of Qualified Pre-Petition Settlement
Qualified Pre-Petition   Claimants will be assumed, automatically and without
Settlement Claimants     further act or deed, by the Plan Trust and the
                         Reorganized Debtors will have no liability therefor.
                         Each such Qualified Pre-Petition Settlement Claimant will, in respect of its Secured Asbestos Claim (except to the extent that such Claim has been expunged), be paid by the Plan Trust, in full satisfaction, settlement, release, and discharge of and in exchange for such Claim, in Cash in accordance with the provisions of the Plan Documents. Effective as of the Effective Date and subject to entry of a Final Order of the Bankruptcy Court approving the Class 2 Settlement, each Qualified Pre-Petition Settlement Claimant will have irrevocably consented or be deemed to have irrevocably consented to (i) release his, her or its rights, if any, to hold, exercise or enforce any lien, security interest or payment priority under the respective Pre-Petition Settlement Agreements and his, her or its rights, if any, to hold, exercise or enforce any lien, security interest or payment priority under the Collateral Trust Agreement and the Security
                         Agreement in and to Plan Trust Assets; and (ii) reduce the amount of its Secured Asbestos Claim to 50% of the amount agreed under the

Description of Claims
or Interests            Description of Distribution or Treatment Under the Plan
---------------------   -------------------------------------------------------

                        respective Pre-Petition Settlement Agreement, `which reduced amount will be paid by the Plan Trust in accordance with the TDP as soon after the Effective Date as practicable. In exchange therefor, all Causes of Action pending against the Qualified Pre-Petition Settlement Claimants will be dismissed with prejudice, as against the Qualified Pre-Petition Settlement Claimants, except for Causes of Action against any Qualified Pre-Petition Settlement Claimant who asserts a right to hold, exercise or enforce any lien, security interest or payment priority under any Pre-Petition Settlement Agreement or any right to hold, exercise or enforce any lien, security interest or payment priority under the Collateral Trust Agreement and the Security Agreement in and to the Plan Trust Assets if it is determined that such Causes of Action have not been resolved by the Plan, the Class 2 Settlement, the Confirmation Order or otherwise (which excepted Causes of Action will continue and will be transferred to the Plan Trust). In the event that the Class 2 Settlement is not approved by a Final Order of the Bankruptcy Court, agreement by the Qualified Pre-Petition Settlement Claimants and the Debtors to the Class 2 Settlement will not be deemed an admission or used as evidence by any party, all Causes of Action pending against the Qualified Pre-Petition Settlement Claimants and all defenses thereto will be fully reserved and the Bankruptcy Court will determine and allow or disallow the amount and priority of each such Class 2 Secured Asbestos Claim after the Effective Date. Class 2 is Impaired and holders of Class 2 Claims are entitled to vote to accept or reject the Plan.

Class 3 - Secured       As of the Effective Date, all liability for all Secured
Asbestos Claims of      Asbestos Claims of Qualified Participating Claimants
Participating           will be assumed, automatically and without further act
Claimants               or deed, by the Plan Trust and the Reorganized Debtors
                        will have no liability therefor. Each such Qualified
                        Participating Claimant will, in respect of its Secured
                        Asbestos Claim (except to the extent that such Claim has been expunged), be paid by the Plan Trust, in full satisfaction, settlement, release, and discharge of and in exchange for such Claim, in Cash in accordance with the provisions of the Plan Documents. Effective as of the Effective Date and subject to entry of a Final Order of the Bankruptcy Court approving the Class 3 and 11
                        Settlement, each Qualified Participating Claimant will have irrevocably consented or be deemed to have irrevocably consented to (i) release his, her or its rights, if any, to hold, exercise or enforce any lien, security interest or payment priority

Description of Claims
or Interests            Description of Distribution or Treatment Under the Plan
---------------------   -------------------------------------------------------

                        under the Claimant Agreement and his, her or its rights, if any, to hold, exercise or enforce any lien, security interest or payment priority under the Collateral Trust Agreement and the Security Agreement in and to the Plan Trust Assets; and (ii) reduce the amount of its entire Asbestos Claim to the total and maximum amount of $250, which amount will be paid by the Plan Trust pari passu with the "Other Asbestos Disease (Level 1 - Cash Discount Payment)" Asbestos Claims in accordance with the TDP as soon after the Effective Date as practicable; provided, however, that each such Qualified Participating Claimant may elect to irrevocably consent to the Forbearance of his, her or its right to (x) such $250 amount and (y) any and all rights under the Claimant Agreement, the Collateral Trust Agreement and the Security Agreement, in which case such forbearing Qualified Participating Claimant will receive the treatment afforded to Class 10 - Not Previously Determined Unsecured Asbestos Personal Injury Claims on account of its Class 3 and Class 11 Asbestos Personal Injury Claim. In exchange therefor, all Causes of Action pending against the Qualified Participating Claimants will be dismissed with prejudice, as against the Qualified Participating Claimants, except for Causes of Action against any Qualified Participating Claimant who asserts a right to hold, exercise or enforce any lien, security interest or payment priority under the Claimant Agreement or any right to hold, exercise or enforce any lien, security interest or payment priority under the Collateral Trust Agreement and the Security Agreement in and to the Plan Trust Assets if it is determined that such Causes of Action have not been resolved by the Plan, the Class 3 and 11 Settlement, the Confirmation Order or otherwise (which excepted Causes of Action will continue and will be transferred to the Plan Trust). In the event that the Class 3 and 11 Settlement is not approved by a Final Order of the Bankruptcy Court, agreement by the Qualified Participating Claimants and the Debtors to the Class 3 and 11 Settlement will not be deemed an admission or used as evidence by any party, all Causes of Action pending against the Qualified Participating Claimants and all defenses thereto will be fully reserved and the Bankruptcy Court will determine and allow or disallow the amount and priority of each such Class 3 Secured Asbestos Claim after the Effective Date. Class 3 is Impaired and holders of Class 3 Claims are entitled to vote to accept or reject the Plan.

Class 4 - Lender        On the Effective Date, the Existing Credit Agreement, as
Secured Claims          ratified, amended and approved in accordance with the
                        Financing Order

Description of Claims
or Interests            Description of Distribution or Treatment Under the Plan
---------------------   -------------------------------------------------------

                        (as hereinafter defined), will be amended and restated in accordance with the terms of the Amended Credit Agreement and the holder of the Allowed Lender Secured Claim will be entitled to all the rights and benefits under the Amended Credit Agreement and related documents. The Amended Credit Agreement will be on terms and conditions similar to the Existing Credit Agreement (except that the Amended Credit Agreement may be modified to provide for a lien on or security interest in real estate and any other collateral securing the New Senior Notes) and mutually acceptable to the Debtors and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation ("Wachovia"). Alternatively, if, as of the Confirmation Hearing, the Debtors and the holder of the Lender Secured Claim have not agreed upon the terms of the Amended Credit Agreement, the Lender Secured Claim will be paid in full indefeasibly on the Effective Date or as soon thereafter as practicable and Wachovia will be released from any and all liabilities and causes of action in accordance with the Final Order (1) Authorizing Debtors' Use of Cash Collateral, (2) Authorizing Debtors to Obtain Post-Petition Financing, (3) Granting Senior Liens and Priority Administrative Expense Status Pursuant to 11 U.S.C. ss.ss. 105 and 364(c), (4) Modifying the Automatic Stay Pursuant to 11 U.S.C. ss. 362, and (5) Authorizing Debtors to Enter into Agreements with Congress Financial Corporation [docket no. 435](the "Financing Order"). Nothing in the Plan requires that Wachovia permit the use of collateral, including cash collateral, or finance the Debtors after Confirmation other than with Wachovia's prior written consent. Class 4 is Unimpaired and the holder of the Class 4 Claim is deemed to have accepted the Plan and, accordingly, is not required to vote on the Plan. Notwithstanding anything to the contrary contained in the Plan, the Confirmation Order, or otherwise, the Obligations under and as defined in the Existing Credit Agreement (as the same has heretofore been or may hereafter be amended, modified, ratified, restated, extended, renewed or replaced) and all the rights, claims, liens and priorities and other protections provided to Wachovia will survive the Confirmation Date and continue in full force and effect in accordance with the terms and conditions of the Financing Order and the Existing Credit Agreement.

Description of Claims
or Interests            Description of Distribution or Treatment Under the Plan
---------------------   -------------------------------------------------------

Class 5 - Other         Each holder of an Allowed Other Secured Claim will
Secured Claims          retain unaltered the legal, equitable and contractual
                        rights (including, but not limited to, any Liens that secure such Claim) to which such Claim entitles such holder and such Allowed Other Secured Claim will be Reinstated on the Effective Date. Class 5 is Unimpaired.

Class 6 - Senior        On the Effective Date, provided that the holders of the
Note Claims             Senior Note Claims (as a Class) vote to accept the Plan
                        by the requisite number and amount required by the Bankruptcy Code, the Senior Notes will be cancelled and Reorganized Congoleum will issue the New Senior Notes.
                        In the event that the AIG Contingencies and Conditions are satisfied, the Additional Bondholder Recovery will be immediately paid to holders of the Senior Note Claims once the Plan Trust has received or obtained the lesser of (i) $77.1 million in aggregate Cash and (ii) the aggregate amount in Cash of the sum of (x) $5 million and (y) the Plan Trust's liability (including the amounts, if any, held in reserve by the Plan Trust pursuant to Section 3.2 of the Plan Trust Agreement) on account of the Asbestos Personal Injury Claims of Qualified Claimants, Allowed Asbestos Property Damage
                        Claims, the Plan Trust Note, Plan Trust Expenses and the initial contribution of $600,000 to the GHR/Kenesis
                        Litigation Trust. The New Senior Notes will be secured by a lien on or security interest in all of the Reorganized Debtors' assets (subject to the limitations contained in the New Indenture, and excluding the GHR/Kenesis Actions and any Causes of Action against any Bankruptcy Professionals), which security will be subordinate in priority only to the security for the Amended Credit Agreement or any other working capital exit facility entered into by the Reorganized Debtors, provided that such Amended Credit Agreement or other working capital exit facility contains terms similar to the Existing Credit Agreement (except that the Amended
                        Credit Agreement or other working capital exit facility may be modified to provide for a lien on or security interest in real estate and any other collateral securing the New Senior Notes). The liens securing the New Senior Notes will not be pari passu with any other liens or security interests. The New Senior Notes will be guaranteed by any Restricted Subsidiaries (as that term is defined in the New Indenture). The New Senior
                        Notes will be contractually senior in priority and right of payment to amounts due under the New Convertible
                        Security and the Plan Trust Note; provided, however, that in the absence of a default under the New
                        Indenture, payments due under the Plan Trust Note and the New Convertible Security will be made in the ordinary course in accordance with their respective

Description of Claims
or Interests            Description of Distribution or Treatment Under the Plan
---------------------   -------------------------------------------------------

                        contractual terms. In the event that the holders of the Senior Note Claims (as a Class) do not vote to accept the Plan and the treatment afforded hereinabove by the requisite number and amount required by the Bankruptcy Code, then the Senior Notes will be cancelled and the Senior Note Claims will receive their pro rata share of the common stock of Reorganized Congoleum with the Plan Trust, as determined by the Bankruptcy Court in the Confirmation Order (the "Allocation Proceeding"). The initial hearing on any Allocation Proceeding will not occur until at least 45 days after the balloting report of the Voting Agent is filed with the Bankruptcy Court. In no event will any distribution to the holders of the Senior Note Claims provided for herein be on account of any accrued and unpaid interest on account of the Senior Notes nor will the holders of the Senior Note Claims have any right to any Asbestos Insurance Rights, Asbestos Insurance Action Recoveries, the GHR/Kenesis Actions or any Causes of Action against any Bankruptcy Professional. Class 6 is Impaired and holders of Class 6 Claims are entitled to vote to accept or reject the Plan.

Class 7 - General       General Unsecured Claims arise from or are related to
Unsecured Claims        the Company's present business operations and do not
                        involve or relate to Asbestos Claims. To the extent such General Unsecured Claims remain unpaid prior to the Effective Date, each holder of an Allowed General
                        Unsecured Claim will retain unaltered the legal, equitable and contractual rights to which such Claim entitles such holder and such Allowed General
                        Unsecured Claim will be Reinstated on the Effective
                        Date. Class 7 is Unimpaired.

Class 8 - Workers'      Each holder of an Allowed Workers' Compensation Claim
Compensation Claims     will be paid in the ordinary course pursuant to such
                        rights that exist under any state workers' compensation system or laws applicable to such Claims.
                        Class 8 is Unimpaired.

Class 9 - ABI Claims    ABI, as the holder of the ABI Claims, will receive
                        the following treatment: (a) all ABI Claims (other than ABI Asbestos Personal Injury Indemnity Claims,
                        ABI Asbestos Property Damage Indemnity Claims and ABI
                        Asbestos Claims) will be Reinstated, and will be payable by and become enforceable obligations of the Reorganized Debtors; and (b) the ABI Asbestos
                        Personal Injury Indemnity Claims, the ABI Asbestos
                        Property Damage Indemnity Claims and ABI Asbestos
                        Claims will be deemed Disallowed and expunged.
                        Class 9 is Impaired and the holder of the Class 9
                        Claims is entitled to vote to accept or reject the Plan.

Description of Claims
or Interests            Description of Distribution or Treatment Under the Plan
---------------------   -------------------------------------------------------

Class 10 - Not          As of the Effective Date, all liability for all Not
Previously Determined   Previously Determined Unsecured Asbestos Personal Injury
Unsecured Asbestos      Claims as well as liability for all future Demands and
Personal Injury         Unknown Asbestos Claims will be assumed, automatically
Claims                  and without further act or deed, by the Plan Trust and
                        the Reorganized Debtors will have no liability therefor.
                        Each Not Previously Determined Unsecured Asbestos
                        Personal Injury Claim, future Demand and Unknown
                        Asbestos Claim will be determined, liquidated and treated pursuant to the Plan Trust Agreement and the TDP. The TDP will apply to all holders of Not Previously
                        Determined Unsecured Asbestos Personal Injury Claims,
                        Unknown Asbestos Claims and Demands, including any such holder who elects to resort to the legal system and obtains a judgment for money damages. Class 10 is Impaired and holders of Class 10 Claims are entitled to vote to accept or reject the Plan.

Class 11 - Previously   As of the Effective Date, all liability for all
Determined Unsecured    Previously Determined Unsecured Asbestos Personal Injury
Asbestos Personal       Claims will be deemed satisfied in their entirety and
Injury Claims           will not receive any additional payment or consideration
                        under the Plan other than as provided in Section 5.1(c) of the Plan and the Class 3 and 11 Settlement. Class 11 is Impaired and holders of Class 11 Claims are entitled to vote to accept or reject the Plan.

Class 12 - Asbestos     As of the Effective Date, all liability for all Allowed
Property Damage Claims  Asbestos Property Damage Claims will be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors will have no liability therefor. Each Allowed Asbestos Property
                        Damage Claim will be paid solely from the Asbestos
                        Property Damage Claim Sub-Account on account of the unpaid Allowed Amount of such Claim pursuant to the Plan
                        Trust Agreement. After the assets in the Asbestos
                        Property Damage Claim Sub-Account have been exhausted, the Plan Trust will have no further liability or obligation for or in respect of any Asbestos Property
                        Damage Claims. All Asbestos Property Damage Claims as to which a Proof of Claim was not filed prior to the expiration of the Asbestos Property Damage Claim Bar
                        Date will be deemed Disallowed. Class 12 is Impaired and the requisite number and amount of holders of Allowed
                        Class 12 Claims voted to accept or reject the treatment of their Claims under the Fourth Modified Plan and will not be resolicited with respect to the Eleventh Modified
                        Plan.

Description of Claims
or Interests            Description of Distribution or Treatment Under the Plan
---------------------   -------------------------------------------------------

Class 13 - Congoleum    On the Effective Date, in the event that the holders of
Interests               the Senior Note Claims (Class 6) vote (as a Class) to
                        accept the Plan by the requisite number and amount required by the Bankruptcy Code, the holders of the Congoleum Interests will retain such Interests;
                        provided, however, on the Effective Date, the New Class
                        A Common Stock and the New Convertible Security, which will be contributed to the Plan Trust, will be issued.
                        In the event that the holders of the Senior Note Claims do not vote (as a Class) to accept the Plan by the requisite number and amount required by the Bankruptcy
                        Code, the Congoleum Interests will be cancelled, the holders of the Congoleum Interests will retain nothing on account of such Interests and the common stock of Reorganized Congoleum will be allocated between the Plan
                        Trust and the Senior Note Claims on a pro rata basis by the Bankruptcy Court in the Confirmation Order. Class 13 is Impaired and the holders of Class 13 Congoleum
                        Interests are entitled to vote to accept or reject the Plan.

Class 14 - Subsidiary   On the Effective Date, the holders of the Subsidiary
Interests               Interests will retain such Interests. Class 14 is
                        Unimpaired.

                                   ARTICLE 2
                               GENERAL INFORMATION

2.1.  Business of the Company Generally

      (a)   Congoleum

            Congoleum was incorporated in Delaware in 1986, but traces its history in the flooring business back to Nairn Linoleum Co. which began in 1886. Congoleum is the result of a 1986 merger between Resilco, Inc., a then subsidiary of a company previously known as Congoleum Industries, Inc., which subsidiary owned the resilient flooring operations that were later owned by Congoleum, and Resilient Acquisition Inc., a company formed for the purposes of merging with Resilco, Inc. The surviving corporation to that merger changed its name to Congoleum Corporation.

            In 1993, the business and assets of Congoleum and those of the Amtico Tile Division of ABI, which consisted of ABI's then existing U.S. flooring division (the "Tile Division"), were combined (the "Acquisition"). The Acquisition was effected through the organization of a new corporation, Congoleum Holdings Incorporated ("Congoleum Holdings"), to which Hillside Industries Incorporated ("Hillside Industries") contributed all of the outstanding capital stock of Resilient Holdings Incorporated ("Resilient"), the owner of all of the outstanding capital stock of Congoleum, and to which ABI contributed the assets and certain liabilities of the Tile Division. Upon consummation of the Acquisition, Congoleum Holdings owned all of the outstanding capital stock of Resilient, which, in turn, owned all of the outstanding capital stock of Congoleum, and Congoleum owned the Tile Division. The assets and liabilities comprising the Tile Division which were acquired by Congoleum in the Acquisition are held directly by Congoleum.

            Pursuant to the Acquisition, subject to certain exceptions, Congoleum is obligated to indemnify ABI for, among other things, all liabilities relating to ABI's former Tile Division, including, among others, liabilities related to product liability asbestos claims, to the extent that insurance proceeds related thereto are not actually recovered by ABI or ABI is not reimbursed or indemnified for those liabilities by any other source or entity (the "ABI Indemnification"). As of December 31, 2003, pursuant to the ABI Indemnification, Congoleum has paid ABI an aggregate amount of approximately $2.3 million for indemnified costs, expenses and liabilities incurred by ABI for asbestos-related claims pertaining to ABI's former Tile Division.

            In 1995, Congoleum completed a public offering (the "Offering") of 4,650,000 shares of its Class A common stock, par value $0.01 per share (the "Class A Common Stock"). The Class A Common Stock is entitled to one vote per share. Upon completion of the Offering, Congoleum implemented a Plan of Repurchase pursuant to which its two-tiered holding company ownership structure was eliminated through the merger of Congoleum Holdings, Resilient and Congoleum, pursuant to which Congoleum was the surviving corporation. Congoleum used most of the proceeds from the Offering to repurchase most of the shares of its Class B common stock, par value $0.01 per share (the "Class B Common Stock"), owned by Hillside (the "Repurchase"), which was, indirectly, the majority stockholder of Congoleum prior to the Repurchase. Congoleum's Class B Common Stock is generally entitled to two votes per share. As a result of the Repurchase, ABI acquired voting control of Congoleum.

            Since the Repurchase, ABI's equity ownership interest in Congoleum has further increased as a result of Congoleum's repurchases of its common stock combined with open market purchases by ABI of Congoleum's common stock. As of June 30, 2006, ABI's ownership of 151,100 shares of Class A Common Stock and 4,395,605 shares of Class B common stock represented 69.4% of the voting control of Congoleum.

            Congoleum produces both sheet and tile floor covering products with a wide variety of product features, designs and colors. Congoleum also produces through-chip inlaid products for both residential and commercial markets. In addition, Congoleum purchases sundries and accessory products for resale. Congoleum's products serve both the residential and commercial hard-surface flooring markets, and are used in remodeling, manufactured housing, new construction and commercial applications.

            Congoleum owns four manufacturing facilities located in Maryland, Pennsylvania and New Jersey and leases corporate and marketing offices in Mercerville, New Jersey, which are described as follows:

Location                  Owned/Leased           Usage          Square Feet
--------------------------------------------------------------------------------
Finksburg, MD                 Owned        Felt                    107,000
Marcus Hook, PA               Owned        Sheet Flooring        1,000,000
Trenton, NJ                   Owned        Sheet Flooring        1,050,000
Trenton, NJ                   Owned        Tile Flooring           282,000
Mercerville, NJ              Leased        Corporate Offices        55,902

            The Finksburg facility consists primarily of a 16-foot wide felt production line.

            The Marcus Hook facility is capable of manufacturing rotogravure printed sheet flooring in widths of up to 16 feet. Major production lines at this facility include a 12-foot wide oven, two 16-foot wide ovens, a 12-foot wide printing press and a 16-foot wide printing press.

            The Trenton sheet facility is capable of manufacturing rotogravure printed and through-chip inlaid sheet products in widths up to 6 feet. Major production lines, all six-foot wide, include an oven, a rotary laminating line and a press. The examination, packing and warehousing of all sheet products (except products for the manufactured housing segment) occur at the Trenton plant distribution center.

            The Trenton tile facility consists of three major production lines, a four-foot wide commercial tile line, a two-foot wide residential tile line and a one-foot wide residential tile line.

            Productive capacity and extent of utilization of Congoleum's facilities are dependent on a number of factors, including the size, construction, and quantity of product being manufactured, some of which also dictate which production line(s) must be utilized to make a given product. Congoleum's major production lines were operated an average of 77% of the hours available on a five-day, three-shift basis in 2005, with the corresponding figure for individual production lines ranging from 43% to 103%.

            On August 11, 2006, one of the sheet flooring production lines at the Marcus Hook facility sustained extensive damage to certain components of the production line because of a fire in the production line. Work on replacing the damaged line has already commenced, and repairs are expected to be completed during the last quarter of 2006. Congoleum was able to replace part of the capacity of the damaged line through available overtime capacity on the other production line at the Marcus Hook facility. However, the remaining capacity was most efficiently replaced by outsourcing. On September 7, 2006, Congoleum executed a purchase agreement, which will provide Congoleum with the required sheet flooring product through December 31, 2006, provided, that Congoleum and the seller may extend the agreement by mutual consent and subject to the notice provisions contained in the agreement. Congoleum believes that the purchase agreement will provide an adequate supply of product to replace the capacity of the damaged line that Congoleum would not be able to replace through available overtime capacity on the other production line at the Marcus Hook facility. Congoleum expects that its property and business interruption insurance coverage will minimize the costs resulting from the incident, including the cost of replacing the production capacity. A motion to authorize and ratify the purchase agreement was filed with the Bankruptcy Court on September 22, 2006 and the Bankruptcy Court granted the motion by order dated October 17, 2006.

            Although many of Congoleum's manufacturing facilities have been substantially depreciated, Congoleum has generally maintained and improved the productive capacity of these facilities over time through a program of regular capital expenditures. Subject to the discussion in the preceding paragraph, Congoleum considers its manufacturing facilities to be adequate for its present and anticipated near-term production needs.

            Congoleum is one of many defendants in a large number of actions filed by individuals alleging injuries resulting from exposure to asbestos and asbestos-containing products, including resilient sheet vinyl and tile manufactured by Congoleum and tile manufactured by the Tile Division or, in the worker's compensation cases, from exposure to asbestos in the course of employment with Congoleum. Congoleum discontinued the manufacture of asbestos-containing sheet products in 1983 and asbestos-containing tile products in 1974.

            Congoleum purchased liability insurance policies that it believes obligates the insurers to provide coverage for Asbestos Claims. A description of Congoleum's historical asbestos liabilities is set forth in Section 2.2(a) -- "Factors Leading to the Need for Bankruptcy Relief - Asbestos Claims Against Congoleum" below. A description of certain Congoleum insurance assets relating to Asbestos Claims is located in Section 2.2(b) -- "Congoleum's Insurance Coverage for Asbestos-Related Personal Injury Claims" below. A more detailed description of Congoleum's business and other material assets is located in
Article 4 -- "The Company: Corporate Structure and Management" below.

      (b)   CFI

            CFI was incorporated on January 24, 2003 under the laws of the State of New York as a wholly owned subsidiary of Congoleum Financial Corporation, which was a wholly owned subsidiary of Congoleum. On January 27, 2003, Congoleum Financial Corporation was merged with and into CFI, with CFI surviving the merger, and the separate legal existence of Congoleum Financial Corporation ceased. CFI is a wholly owned subsidiary of Congoleum and a limited guarantor of Congoleum's obligations under the Existing Credit Agreement.

            Congoleum Financial Corporation was incorporated on November 12, 1998 under the laws of the State of Delaware. Congoleum Financial Corporation's business included providing debt financing to Congoleum. As of the date of this Disclosure Statement, Congoleum did not have any debt outstanding with CFI.

      (c)   CSI

            CSI was incorporated on January 24, 2003 under the laws of the State of New York as a wholly owned subsidiary of Congoleum. CSI's business includes providing sales and promotion services for the purpose of promoting Congoleum's business. CSI is a limited guarantor of Congoleum's obligations under the Existing Credit Agreement.

2.2.  Factors Leading to the Need for Bankruptcy Relief

      (a)   Asbestos Claims Against Congoleum

            Congoleum, along with many other manufacturers, including several of its competitor sheet vinyl and tile manufacturers, became the subject of numerous claims by individuals asserting bodily injury as a result of alleged exposure to asbestos-containing products. As a result of the explosion of asbestos claims and litigation in recent years, and the increasing costs of settlement and defense, certain sheet vinyl and tile manufacturers and many others in related industries, including flooring manufacturers similar to Congoleum, have filed Chapter 11 proceedings.

            As of December 31, 2000, there were approximately 12,000 known claimants with Asbestos Personal Injury Claims pending against Congoleum. As of December 31, 2001, there were approximately 25,000 known claimants with Asbestos Personal Injury Claims pending against Congoleum. As of December 31, 2002, there were approximately 56,000 known claimants with Asbestos Personal Injury Claims pending against Congoleum. As of June 30, 2003, there were approximately 91,000 known claimants with Asbestos Personal Injury Claims pending against Congoleum. Thus, the number of known claimants with Asbestos Personal Injury Claims pending against Congoleum doubled from 2001 to 2002, and nearly doubled in the first six months of 2003.

            In the spring of 2001, two damages verdicts in the amount of approximately $18.2 million and $15.8 million, respectively, were rendered in favor of plaintiffs in asbestos personal injury claims brought by Kenneth Cook and Richard Arsenault in New York State Supreme Court, New York County. Under the reverse bifurcation procedure then in effect in New York, liability would still have to be established. The liability trial against Congoleum was scheduled for September 2002. Congoleum retained a leading jury consulting firm to conduct a mock trial to assess its likelihood of prevailing at trial. The mock jury trial was conducted in August 2002. Congoleum's defense attorney advised Congoleum that it was likely to lose at trial and that there was a risk for a joint and several finding against Congoleum. During the period following August 2002, Congoleum faced a situation in which its primary insurers claimed that their policies were exhausted (as supported by applicable New Jersey law at the time) while at the same time its excess carriers claimed that the primary layers were not exhausted and that therefore excess coverage was not available. This left Congoleum with no carriers ready and willing to pay claims or defense costs. Thus, Congoleum was placed in an untenable position as a result of the foregoing confluence of events. During the fourth quarter of 2002, Congoleum continued its efforts to attempt to secure insurance coverage from its excess insurance carriers and also began the process of seeking a global resolution in the form of a prepackaged bankruptcy.

            During the fourth quarter of 2002, Congoleum engaged an outside actuary to conduct an updated analysis of Congoleum's asbestos-related liabilities. Developments during the latter part of 2002 included a significant increase in claims filed against Congoleum and higher settlement requirements, and the exhaustion of primary insurance coverage combined with a dispute of coverage by certain of its excess insurance carriers. These developments, together with an inability to reach agreement with excess carriers to provide coverage for the pending asbestos claims, in turn led to Congoleum's plan to file a plan of reorganization under Chapter 11 of the Bankruptcy Code. The study concluded that the minimum gross liability for the 56,567 known claimants at December 31, 2002, using average settlement payments by disease for claims settled in 2001 and 2002, was $310 million. This amount did not include defense costs, liability for the 30,000 additional claimants purportedly existing at December 31, 2002, for which Congoleum did not then have any record, or for future claims, which the study concluded could not be reasonably determined in light of the available data and uncertainty arising from an announcement on January 13, 2003 that Congoleum had decided to pursue a possible resolution of its asbestos crisis through a prepackaged bankruptcy filing. Congoleum's estimated minimum gross liability is substantially in excess of both the total assets of Congoleum (without giving effect to rights under insurance policies) as well as Congoleum's previous estimates made in prior periods of the maximum liability for both known and unasserted claims. Congoleum believes that (without giving effect to rights under insurance policies) it does not have the necessary financial resources to litigate and/or fund judgments and/or settlements of the asbestos claims in the ordinary course of business. Congoleum believes that its going concern or liquidation value is substantially less than the minimum gross liability for the known asbestos claims against it.

            Between January 1, 2003 and December 31, 2003, Congoleum settled with in excess of 79,000 Asbestos Claimants. See, however, Section 5.10 - "Asbestos Personal Injury Claims - Related Avoidance Actions" for a description of the Avoidance Actions related to these pre-petition settlement agreements and
Section 6.2 - "Class 2 Settlement and Class 3 and 11 Settlement" for a description of the compromise and settlement related to these pre-petition settlement agreements.

      (b) Congoleum's Insurance Coverage for Asbestos-Related Personal Injury Claims

            To date, Congoleum has discovered excess insurance policies (in whole or in part), or evidence of excess policies, that were issued to Congoleum beginning in December 1953, and which Congoleum believes cover claims by third parties injured by its activities, including but not limited to claims alleging injury from asbestos. Such policies obligate the insurers to pay amounts that Congoleum becomes liable to pay in connection with, among other things, claims alleging bodily injury. Generally, such policies also obligate the insurers to pay defense costs in connection with claims against Congoleum, either in addition to the applicable limits of liability of the policies, as in the case of primary and some excess policies, or subject to such limits of liability. The discussion in this Section 2.2(b) applies only to policy periods through 1985.

            The liability policies purchased by Congoleum generally provide two types of limits of liability. The first type, the "per occurrence" limit, generally limits the amount the insurer will pay in connection with a single "occurrence" to which the limit applies, as the term "occurrence" is defined in the policy. The second type, the "aggregate" limit, generally limits the total amount the insurer will pay in connection with all occurrences covered by the policy for bodily injury to which the aggregate limit applies.

            In the context of asbestos personal injury, the policies purchased by Congoleum generally provide coverage for two fundamental types of claims. The first type consists of claims in which the alleged exposure to asbestos is within the "products hazard" or the "completed operation's hazard" as those terms are defined in the policies. Such claims, referred to herein as "products" claims, include claims alleging exposure to asbestos-containing products manufactured or sold by Congoleum. In many states, asbestos claims within the "products hazard" may be considered a single occurrence subject to annual limits in each insurance policy. In addition, coverage for products claims may be subject to a specified annual aggregate limit of liability under some of the policies purchased by Congoleum.

            The second type of claim involves exposure not within the scope of the policies' products hazard or completed operations hazard. Such claims, referred to herein as "non-products" claims, include claims involving alleged exposure to asbestos-containing materials, whether or not manufactured by Congoleum while such materials were present at premises or facilities owned or operated by Congoleum or at locations where asbestos material may have been disposed of by Congoleum. Although non-products claims have been asserted against Congoleum, the vast majority of asbestos-related claims that have been brought to date are products claims.

            During the period in which Congoleum produced asbestos-containing products, Congoleum purchased primary and excess insurance policies providing in excess of $1 billion of limits of liability for general and product liability claims. Through August 2002, substantially all asbestos-related claims and defense costs were paid through primary insurance coverage. In February 2001 and then in August 2002, Congoleum received notice from its two lead primary insurance carriers that its primary insurance coverage was exhausted.

            The exhaustion of limits by one of the primary insurance companies was based on its contention that limits in successive policies were not cumulative for asbestos claims within the "products hazard" and that Congoleum was limited to only one per occurrence limit for multiple years of coverage for such claims. Certain excess insurance carriers claimed that the non-cumulation provisions of the primary policies were not binding on them and that there remained an additional $13 million in indemnity coverage plus related defense costs before their policies were implicated. On April 10, 2003, the New Jersey Supreme Court ruled in another case involving the same non-cumulation provisions as in the Congoleum primary policies (the "Spaulding Case") that the non-cumulation provisions are invalid under New Jersey law and that the primary policies provide coverage for the full amount of their annual limits for all successive policies. Although Congoleum was not a party to this case, the decision in the Spaulding Case was likely binding on Congoleum and its primary insurance company. Thus, based on the Spaulding Case decision, the primary insurance company became obligated to provide the additional $13 million of coverage previously disputed by the excess carriers. After the Spaulding decision was decided, Congoleum entered into settlement negotiations and reached a settlement with the primary insurance company that had previously contended that limits in successive policies were not cumulative for asbestos claims within the "products hazard."

            Prior to the decision in Spaulding, Congoleum had entered into settlement agreements with asbestos claimants exceeding the $13 million amount of previously disputed coverage. The excess carriers objected to the reasonableness of these settlements. Congoleum believes that the excess carriers will continue to dispute the reasonableness of the settlements, contend that their policies still are not implicated and dispute their coverage for that and other various reasons in ongoing coverage litigation. The excess carriers have also raised various objections to Congoleum's reorganization strategy and negotiations.

            In addition, several of Congoleum's insurers contend that multiple year policies do not provide annual limits, but that stated limits are for the entire policy period, ranging from two years to up to five years. Several of Congoleum's insurers also contend that Congoleum is unable to establish that they issued policies to Congoleum and that policies Congoleum contends they issued were not issued and never existed. If the insurers are correct in their positions, which Congoleum disputes, then the amount of insurance available to pay asbestos liabilities would be substantially less than $1 billion.

      (c)   Coverage Litigation

            There is insurance coverage litigation currently pending between Congoleum and its excess insurance carriers, and the guaranty funds and associations for the State of New Jersey. The litigation was initiated on September 15, 2001, by one of Congoleum's excess insurers. Congoleum has reached settlements with its insurance brokers in this litigation. Congoleum has also reached settlements with certain of its insurance carriers, which are described in Section 5.11 - "Settlements with Insurers and Brokers" below.

            On February 26, 2003, one of Congoleum's excess insurers filed a motion for preliminary and permanent injunctive relief seeking, among other things, an order enjoining Congoleum from settling any asbestos claims against Congoleum, individually or as part of a global resolution, without insurer consent and compelling Congoleum to allow insurers to participate in the settlement discussions. On March 26, 2003, the court denied, in part, the insurers' request for injunctive relief and granted that portion of the relief sought requiring Congoleum to provide the insurers with certain information fixed by the terms of the court's order in response to the insurers' requests.

            The parties conducted extensive discovery. Congoleum produced numerous employees and other representatives for multiple days of depositions and produced hundreds of thousands of pages of documents relating to the Claimant Agreement, the prepackaged bankruptcy proceeding, and other matters. Congoleum also served discovery requests and received discovery responses, and conducted depositions of numerous insurance company employees and representatives.

            On or about July 11, 2003, certain upper layer excess insurers (i.e., those in the second excess layer and above) filed a motion for summary judgment seeking to dismiss Congoleum's breach of contract claims as to such upper layer excess carriers. On August 26, 2003, the court granted the defendants' motion. This ruling did not impact the declaratory judgment count of the coverage litigation. The court also held that the ruling is not a determination as to whether Congoleum had a right to enter into the Claimant Agreement and may not be used by the insurers to determine Congoleum's ability to enforce insurance coverage for the Claims addressed in the Claimant Agreement. The court also held that the question of whether there was a sound and reasonable basis for entering into the Claimant Agreement was not and could not be decided by this motion.

            On September 10, 2003, one of Congoleum's excess insurers filed a motion for summary judgment seeking a ruling that the Claimant Agreement is unreasonable and was not entered into in good faith as a matter of law. Most of the excess insurers joined in the application. On November 7, 2003, the court denied the insurers' motion for summary judgment in its entirety.

            In December 2003, several of Congoleum's excess insurers filed motions for summary judgment seeking a ruling that Congoleum had violated the duty to cooperate, consent to settle and anti-assignment provisions of their insurance policies and, as a result, the Claimant Agreement was not enforceable against them. Most of the excess insurers joined in the application. On April 19, 2004, the court denied the insurers' motions for summary judgment in their entirety.

            On February 25, 2004, Congoleum filed an application for leave to file a Third Amended Complaint against the excess insurers to allege claims for breach of the implied covenant of good faith and fair dealing and for bad faith. On March 5, 2004, the court granted Congoleum's application for leave to file a Third Amended Complaint in its entirety. On or about March 12, 2004, Congoleum filed the Third Amended Complaint and served each excess insurer with a copy.

            On March 22, 2004, Congoleum filed an application for a jury trial during the Phase I trial. On April 19, 2004, the court denied Congoleum's application. Congoleum filed an application for leave to appeal, but the Appellate Division refused to consider the appeal of the jury trial ruling on an interlocutory basis.

            On August 12, 2004, the court entered a new case management order with respect to the pending insurance coverage litigation, Case Management Order No. IV ("CMO IV"), that divides the trial into three phases. CMO IV sets forth the deadlines for completing fact and expert discovery. CMO IV also established deadlines for dispositive and pre-trial motion practice. A new judge was assigned to the case effective February 23, 2005 and the schedule was modified as a result.

            On February 22, 2005, the court ruled on a series of summary judgment motions filed by various insurers. The court denied a motion for summary judgment filed by certain insurers, holding that there were disputed issues of fact regarding the intent of the settling parties and whether the claimants had released Congoleum from any liability for the asbestos bodily injury claims of the claimants who signed the Claimant Agreement and the other settlement agreements.

            The court also denied another motion for summary judgment filed by various insurers who argued that they did not have to cover the liability arising from the Claimant Agreement because they had not consented to it.

            The court granted summary judgment regarding Congoleum's bad faith claims against excess insurers (other than first-layer excess insurers), holding the refusal of these excess insurers to cover the Claimant Agreement was at least fairly debatable and therefore not in bad faith. Subsequently, bad faith claims against first-layer insurers were dismissed by stipulation. However, Congoleum contends that the court must still determine whether the insurers fairly and honestly considered the Claimant Agreement before refusing to consent to it.

            On March 18, 2005, the Debtors filed a motion in the Bankruptcy Court asking the Bankruptcy Court to vacate its prior order lifting the automatic stay in bankruptcy to permit the Coverage Action to proceed. The Debtors requested that the Coverage Action proceedings be stayed until the Debtors had completed their plan confirmation process in the Bankruptcy Court. A hearing on the Debtors' motion was held on April 12, 2005 and the motion was denied.

            The Phase 1 trial in the insurance coverage litigation began on August 2, 2005, and is continuing. The court has defined the scope of the Phase 1 trial as follows:

      All issues and claims relating to whether the insurers are obligated to provide coverage under the policies at issue in the litigation for the global claimant's agreement entered into by Congoleum, including but not limited to all issues and claims relating to both Congoleum's decision and conduct in entering into the Claimant Agreement and filing a pre-packaged bankruptcy and the insurance company defendants' decisions and conduct in opposing the Claimant Agreement and Congoleum's pre-packaged bankruptcy, the reasonableness and good faith of the Claimant Agreement, whether the Claimant Agreement breached any insurance policies and, if so, whether the insurance companies suffered any prejudice, and whether the insurance companies' opposition to the Claimant Agreement and bankruptcy and various other conduct by the insurers has breached their duties of good faith and fair dealing such that they are precluded from asserting that Congoleum's decision to enter into the Claimant Agreement constitutes any breach(es) on the part of Congoleum.

            In or about mid-November, 2005, and in early December 2005, certain insurers filed motions for summary judgment on the ground, inter alia, that the decision of the United States Court of Appeals for the Third Circuit reversing the Bankruptcy Court's order approving the retention of the Gilbert Heintz & Randolph firm in In re Congoleum, 426 F.3d 675 (3d Cir. 2005), and/or Congoleum's filing of avoidance actions in the Bankruptcy Court, entitled them to judgment as a matter of law on the Phase I issues. On March 16, 2006, the court denied the summary judgment motions filed by insurers, ruling that the motions, which were filed and argued before the close of plaintiff's case, were procedurally not ripe for decision and that there were questions of fact that prevented granting a summary judgment motion.

            Congoleum completed the presentation of its case-in-chief on April 28, 2006. Certain insurers thereafter moved for involuntary dismissal or judgment in their favor (the "directed verdict motions"), arguing that the evidence in the case, even when accepted as true and even after giving Congoleum the benefit of all legitimate inferences that may be drawn from such evidence, as New Jersey law requires at the close of the plaintiff's case, was not sufficient to sustain a decision in Congoleum's favor on Phase I. A variety of theories were advanced by the insurers similar to those previously made in their earlier motions for summary judgment, including but not limited to that (a) the settlements are unreasonable and were not negotiated or made in good faith; (b) the insurers were not in breach of their policies and, therefore, had the right to withhold their consent to the settlements if their objections were reasonable; (c) because the settlements were structured so as to be paid only from insurance proceeds, not by Congoleum, the insurers may avoid coverage entirely under the "legally obligated to pay" language of certain policies; (d) the alleged admissions made in the pleadings filed in support of the Avoidance Actions mandated dismissal; (e) Congoleum cannot establish exhaustion of underlying limits of insurance; and (f) the evidence in the case does not allow for reasonable people to disagree on these points.

            Hearings on the directed verdict motions were held on June 2 and June 7, 2006. On July 13, 2006, the court denied the motions in their entirety as to all defendants. The court determined that, under the applicable legal standard, which forbids the court from making credibility determinations and requires the evidence and all inferences to be drawn from the evidence to be construed in Congoleum's favor at this stage of the case, there remained fact questions that could only be resolved at the conclusion of the trial.

            In addition to the directed verdict motions discussed above, which advanced arguments of general applicability to Congoleum's claims against all of the insurers, two motions were filed by various Century entities at the close of the plaintiff's case and sought relief specific to these Century entities. In the first motion, Century sought a dismissal as to Insurance Company of North America ("INA") Policy XCPGO790870-2, a 1985 INA policy, on the ground that the policy contains an asbestos exclusion set forth in an endorsement issued on May 1, 1985. The Court granted the motion on June 20, 2006, based on the asbestos exclusion, and ordered the dismissal with prejudice and without costs of Congoleum's claims for coverage for all asbestos bodily injury claims with respect to that particular INA policy, as more particularly set forth in the order. In the second motion, ACE American Insurance Company (formerly CIGNA Insurance Company) and ACE Property and Casualty Insurance Company (formerly CIGNA Property and Casualty Insurance Company) (collectively, the "Former CIGNA Entities") sought dismissal of Congoleum's claims against those entities for the reasons stated in the moving parties' papers, which Congoleum contested. On June 20, 2006, the Court granted this motion, dismissing the Former CIGNA Entities, as more particularly set forth in the order. In addition, by stipulation dated June 19, 2006, and filed with the Court on June 20, 2006, the parties stipulated that Century was the successor-in-interest to INA with regard to certain INA insurance policies issued to Congoleum, as more particularly set forth in the stipulation.

            At the time it denied the directed verdict motions, the Court strongly encouraged the parties to cooperate in completing the remainder of the Phase I trial to avoid unnecessary delays. Consistent with the Court's direction, the parties have been negotiating the terms of certain orders whereby additional evidence in the form of documentary exhibits, expert reports, declarations, and deposition testimony would be admitted without objection, and without need for significant additional live testimony, if any, in the defense case. It is expected that these negotiated orders will be finalized soon and the Phase I trial closed, with post-trial briefing completed prior to Thanksgiving.

            Some insurers contend that, if there is a ruling adverse to Congoleum in the Coverage Litigation, then the insurers will not owe coverage for claims resolved under the Claimant Agreement and/or under other pre-petition settlements. Insurers further contend that such result would also deprive individual claimants who were parties to the Claimant Agreement and other pre-petition settlements of the right to seek payment from the insurers under their insurance policies or from negotiating settlements with some or all of the insurers. Insurers also contend that such result would preclude Congoleum and claimants from agreeing to forbear under or amending the Claimant Agreement and other pre-petition settlements and would preclude claimants from seeking recovery under other claims payment standards, including bankruptcy TDPs, or under any amended agreements. Insurers contend that even if there is no insurance for the Claimant Agreement and/or other pre-petition settlements, the releases signed by the claimants are valid and binding and preclude recovery of insurance for these claimants under any claims resolution process. Congoleum intends to contest any attempt by the insurers to enlarge or expand upon a Phase I ruling that is adverse to Congoleum. However, there can be no assurances of the outcome of these matters.

            The Phase 2 trial will address certain coverage issues, including but not limited to trigger and allocation. Discovery is permitted on all issues, except for punitive damages. Pre-trial motions and trial dates for the Phase 2 and Phase 3 trials and discovery for the Phase 3 trial will be addressed by the court after the Phase 1 trial decision.

      (d)   Congoleum's Insurance Coverage for Asbestos Property Damage Claims

            The insurance policies purchased by Congoleum also provide coverage for claims asserting property damage. In the context of asbestos property damage, some, but not all, of Congoleum's primary policies provided separate property damage limits, and some policies included property damage limits within a combined single, overall policy aggregate or within the policy's products aggregate limit. Thus, Congoleum contends the property damage limits have been exhausted for some years and not other years under Congoleum's primary policies. Congoleum has identified certain primary insurance policies, set forth on Exhibit "A" to the Plan, that provide separate property damage coverage limits. As a result of the Liberty Settlement, discussed in Section 5.11 below, approximately $1.25 million is earmarked for the payment of Asbestos Property Damage Claims.

      (e)   Congoleum's Insolvent and Certain Run-Off Insurers

            The following U.S. based insurers of Congoleum that issued policies without asbestos exclusions are the subject of insolvency, liquidation, or rehabilitation proceedings: Midland Insurance Co., Transit Casualty Co., Highlands Insurance Co., Integrity Insurance Co., Mission Insurance Co., Holland-America Insurance Co., Western Employers Insurance Co., Home Insurance Co., and Protective National Insurance Co. of Omaha. A combined total of up to approximately $518 million of policy limits was issued by these insurers to or for the benefit of Congoleum; of these limits, up to approximately $272 million, $72 million, and $68 million were issued by Midland, Transit, and Highlands, respectively. The potentially available limits are in some cases subject to dispute, particularly in respect of policies of other than twelve-month policy periods.

            In March 2006, Congoleum received a Notice of Determination ("NOD") denying its claims in the Midland insolvency proceeding. Congoleum thereupon filed a timely objection to the NOD. The liquidator's adverse determination is now subject to judicial review. Congoleum's claims in the Transit proceedings were denied in 2000. According to the Transit liquidator, Congoleum did not challenge that denial, which therefore appears to have become final in 2000. Highlands has only recently proposed a plan of rehabilitation, which would impose a deadline for proofs of claim in 2007.

            The liquidator of Integrity reports that Congoleum's claims in that liquidation were disallowed. However, the running of all appeal periods has been tolled until the resolution of a pending appeal by Integrity's reinsurers. In certain insolvency proceedings, Congoleum may not have filed a timely claim. Although inquiry is ongoing, there do not appear to be claims pending in the liquidations of Mission, Holland-America, and Western Employers, which estates all established bar dates falling more than a decade prior to the Petition Date. Of the remaining insurers mentioned above, inquiry to date shows that Congoleum filed timely claims with the estates of Home and Protective National.

            A number of the London Market insurers of Congoleum that issued policies without asbestos exclusions are the subject of insolvency proceedings. The combined total of aggregate policy limits issued to or for the benefit of Congoleum by such insolvent London Market insurers that were not the subject of pre-petition settlements is approximately $5 million based upon information provided by these insurers. Also, certain of the solvent London Market insurers have proposed so-called solvent schemes of arrangement for the purpose of paying claims under their previously issued policies. Congoleum has received approximately $256,000 pursuant to certain of these solvent schemes of arrangement, which funds are being held in escrow in an account for transfer to the Plan Trust after confirmation.

            Congoleum is continuing to attempt to pursue its claims against insurers in insolvency and rehabilitation proceedings. However, there can be no assurance that Congoleum's claims will be allowed in any such proceedings or, if allowed, that Congoleum or the Plan Trust will receive any distribution on asbestos-related or other claims.

                                   ARTICLE 3
             THE PRE-PETITION PROCESS AND PAYMENT OF ASBESTOS CLAIMS

3.1.  The Company's Reasons for Negotiating a Prepackaged Plan

            As both the volume of Asbestos Personal Injury Claims and the associated costs of defense and settlements increased, and as its principal insurers refused to make further payments or became insolvent, Congoleum became concerned about its ability to continue in business and to pay fair compensation to claimants allegedly injured by its historical operations. Beginning in October 2002, Congoleum consulted with its counsel regarding ways to compensate legitimate Asbestos Claimants while preserving Congoleum's business, including utilization of the special provisions of the Bankruptcy Code, including section 524(g), to accomplish this purpose.

            In an effort to further reduce the cost and disruption of a bankruptcy filing, and to optimize the potential for preserving value, Congoleum simultaneously negotiated the Claimant Agreement, the Security Agreement and the Collateral Trust Agreement as described in Section 3.2 below. Congoleum also structured the plan of reorganization as a prepackaged plan, in which acceptances were solicited prior to filing the Reorganization Cases, in an effort to reduce the duration and expense of the contemplated bankruptcy proceedings and the risk that the contemplated bankruptcy proceedings would have a material adverse impact upon Congoleum's business.

            Votes were solicited for the prepackaged plan and the votes received were overwhelmingly in favor of the prepackaged plan. While the Debtors could have proceeded to seek confirmation of the prepackaged plan, after filing these Chapter 11 cases, the Debtors engaged in negotiations with various constituents in an effort to develop consensual modifications.

3.2.  The Initial Negotiation Process

      (a)   General Background

            Congoleum and the Claimants' Representative commenced preliminary negotiations in December 2002. The negotiations focused first on the desirability of a possible plan of reorganization and the settlements required to position Congoleum for filing such a plan, and then on the terms of such a plan.

            In connection with its attempts to negotiate a global resolution of its asbestos liabilities in the form of a prepackaged plan of reorganization, Congoleum of necessity dealt with the counsel who represent the largest number of identified Asbestos Personal Injury Claims, the Claimants' Representative. The Claimants' Representative and Congoleum each evaluated the Asbestos Personal Injury Claims presently asserted against Congoleum. The parties examined historical data for Congoleum as well as other asbestos defendants. The Kenesis Group, LLP was retained by Congoleum to assist it in its assessment of Asbestos Personal Injury Claims values. An appropriate dollar figure for the settlement amounts was reached by the parties during the course of negotiations.

            As a result of these negotiations, Congoleum entered into the following agreements:

            (i) the Claimant Agreement with the Claimants' Representative pursuant to which Congoleum offered to settle existing Asbestos Claims and provide collateral for payment of a substantial portion of such claims (see
Section 3.2(c) -- "Claimant Agreement," below, for a description of the Claimant Agreement);

            (ii) the Collateral Trust Agreement with the Collateral Trustee which provides, among other things and subject to certain conditions precedent, for the receipt of certain payments from insurers and payment thereof to certain Asbestos Claimants (see Section 3.2(e) -- "The Collateral Trust Agreement," below, for a description of the Collateral Trust Agreement); and

            (iii) the Security Agreement with the Collateral Trustee pursuant to which Congoleum granted a security interest in Congoleum's rights under and proceeds of insurance coverage for asbestos-related liabilities to the Collateral Trustee for the benefit of the holders of Secured Asbestos Claims (see Section 3.2(f) -- "The Security Agreement," below, for a description of the Security Agreement).

            Copies of any of the Asbestos Settlement Documents may be obtained by contacting the Voting Agent.

            The settlement amounts established under the Asbestos Settlement Documents represent heavily negotiated figures that take into account factors, including the cost of inflation, the increases in settlement costs and jury awards and the costs of litigating unsubstantiated claims. As a result of negotiations between the Debtors and the Asbestos Claimants' Committee, the Futures Representative and the Claimants' Representative, the Claimant Agreement as well as the other Asbestos Settlement Documents and Pre-Petition Settlement

Agreements are being compromised and settled pursuant to the Plan, which incorporates the Class 2 Settlement and the Class 3 and 11 Settlement. See
Section 6.2 -- "Class 2 Settlement and Class 3 and 11 Settlement" for a description of the Class 2 and Class 3 and 11 Settlement.

      (b)   Negotiations with Asbestos Insurance Companies

            Before ultimately deciding to pursue a prepackaged plan of reorganization, beginning in July 2001 and continuing through December 2002, Congoleum attempted to reach agreement for insurance coverage with its numerous asbestos insurance companies (collectively, the "Insurance Companies"). Those efforts were unsuccessful and Congoleum found itself facing potential serious cash flow problems due to the drain on resources from asbestos-related defense costs and concerns this uncertainty created on the part of suppliers and lenders. Considering its options, Congoleum decided to utilize the trust mechanisms provided by section 524(g) of the Bankruptcy Code to efficiently, promptly, and fairly resolve its asbestos liability claims.

            In a January 13, 2003 press release, Congoleum publicly stated its desire to resolve its asbestos liabilities by possibly filing a Chapter 11 prepackaged plan. Congoleum's insurance counsel, Dughi & Hewit P.C. ("D&H"), circulated the press release to all the Insurance Companies.

            The Insurance Companies expressed opposition to Congoleum's proposed plan to resolve its liability by filing a Chapter 11 prepackaged plan and requested meetings and on-going communications with Congoleum concerning, among other things, the negotiation and drafting of the Asbestos Settlement Documents. Congoleum met with representatives from several Insurance Companies four times during February and March of 2003 and also forwarded to them drafts of the Claimant Agreement (a copy of which is attached hereto as Exhibit "E").

            The Insurance Companies requested some changes to the Asbestos Settlement Documents, and also continued to object to Congoleum entering into or finalizing the Claimant Agreement and other Asbestos Settlement Documents. Some of the changes to the Asbestos Settlement Documents requested by the Insurance Companies were implemented, but no settlement was reached between Congoleum and the Insurance Companies, and the Insurance Companies continued to object to terms contained in the Asbestos Settlement Documents.

            On April 18, 2003, Congoleum forwarded executed copies of the Claimant Agreement to, among other parties, the Insurance Companies.

      (c)   Claimant Agreement

            Under the terms of the Claimant Agreement, the amounts due to Qualified Participating Claimants are fixed by the compensable disease matrix attached to the Claimant Agreement. Each Qualified Participating Claimant provided evidence of his or her bodily injury, sickness or disease and a verification that such Qualified Participating Claimant was exposed to asbestos or an asbestos-containing product for which Congoleum may have liability. In addition, each Qualified Participating Claimant submitted a release in a form acceptable to Congoleum. The Claims Reviewer reviewed such documentation submitted by each potential Qualified Participating Claimant in order to ensure its completeness and adequacy. If the documentation was incomplete or inadequate, the Claims Reviewer informed Claimants' Counsel and such potential Qualified Participating Claimant had the opportunity to remedy the deficiency within the timeframe provided in the Claimant Agreement. If the documentation was complete and adequate, the Claims Reviewer approved the Claim and forwarded such Claim for payment in accordance with the Claimant Agreement.

            The payment of the settlement amounts to the Qualified Participating Claimants is partially secured by a security interest granted to the Collateral Trustee in the Asbestos Insurance Collateral. See Section 3.2(f) -- "The Security Agreement" for a general description of the lien granted in the Asbestos Insurance Rights. The security interest secures an amount equal to seventy-five percent of the aggregate of all of the amounts for which Qualified Participating Claims are settled under the Claimant Agreement. As a result of negotiations between the Debtors and the Asbestos Claimants' Committee, the Futures Representative and the Claimants' Representative, the Claimant Agreement as well as the other Asbestos Settlement Documents and Pre-Petition Settlement Agreements are being compromised and settled pursuant to the Plan, which incorporates the Class 2 Settlement and the Class 3 and 11 Settlement. See
Section 6.2 -- "Class 2 Settlement and Class 3 and 11 Settlement" for a description of the Class 2 and Class 3 and 11 Settlement. See also Section 6.5 -- "Treatment of Classified Claims and Interests" for a description of the treatment afforded to the Qualified Participating Claimants and Section 5.10 -- "Asbestos Personal Injury Claims - Related Avoidance Actions" for a description of the Omnibus Avoidance Action.

            Pursuant to the Claimant Agreement, Congoleum advanced $1,000,000 to each Claimants' Representative to pay out-of-pocket expenses, reasonable professionals' fees and expenses, and other costs such counsel may have incurred or may incur in connection with (i) the negotiation and implementation of the Asbestos Settlement Documents; (ii) the negotiation of a prepackaged chapter 11 plan of reorganization for Congoleum; (iii) due diligence investigations related to a possible chapter 11 plan of reorganization; and (iv) defending the Claimant Agreement. The Debtors sought to recover these payments in the Omnibus Avoidance Action; however, under Sections 12.3 and 13.5 of the Plan, the counts of the Omnibus Avoidance Action pertaining to these advances will be released by the Debtors and their Estates and will not be assigned to the Plan Trust.

      (d)   Pre-Petition Settlement Agreements

            The Pre-Petition Settlement Agreements address the Claims of Pre-Petition Settlement Claimants with whom Congoleum entered into various settlement agreements. Pursuant to the Claimant Agreement, a UCC-1 financing statement was filed by the Collateral Trustee to perfect the lien securing the liabilities set forth in the Security Agreement. The Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants are secured to the full extent of their liquidated settlement amounts, as determined under the Collateral Trust Agreement and the respective Pre-Petition Settlement Agreement. As a result of negotiations between the Debtors and the Asbestos Claimants' Committee, the Futures Representative and the Claimants' Representative, the Claimant Agreement as well as the other Asbestos Settlement Documents and Pre-Petition Settlement Agreements are being compromised and settled pursuant to the Plan, which incorporates the Class 2 Settlement and the Class 3 and 11 Settlement. See
Section 6.2 -- "Class 2 Settlement and Class 3 and 11 Settlement" for a description of the Class 2 and Class 3 and 11 Settlement. See also Section 6.5 -- "Treatment of Classified Claims and Interests" for a description of the treatment afforded to the Qualified Pre-Petition Settlement Claimants and
Section 5.10 -- "Asbestos Personal Injury Claims - Related Avoidance Actions" for a description of the Omnibus Avoidance Action. On the Effective Date, the Plan Trust will automatically assume all liability for Secured Asbestos Claims and the Reorganized Debtors will have no liability for Secured Asbestos Claims. On the Effective Date, all of the Collateral Trust's right, title and interest in and to any assets or properties then held by the Collateral Trust will automatically be transferred and assigned to, and vest in, the Plan Trust free and clear of all Liens, Claims and encumbrances, and all rights with respect to such assets and properties will be enforceable by the Plan Trust.

      (e)   The Collateral Trust Agreement

            Congoleum established the Collateral Trust to hold the security interest in the Asbestos Insurance Collateral (as defined therein) and to act as a vehicle to transfer the proceeds thereof to Secured Asbestos Claimants with respect to their Secured Asbestos Claims. Under the terms of the Collateral Trust Agreement, the Collateral Trust is the direct recipient of the proceeds of the Asbestos Insurance Collateral. The Collateral Trust will transfer all of its assets and liabilities to the Plan Trust upon or as soon as practicable after the Plan Trust's establishment and the Plan Trust provides for the transfer of such assets and liabilities.

            The Collateral Trustee is Arthur J. Pergament, who will serve until the earlier of his resignation or removal or the termination of the Collateral Trust. The Collateral Trustee at all times acts as a fiduciary of the Collateral Trust and in accordance with the Collateral Trust Agreement. The Collateral Trustee earns $195 per hour for his time devoted to business of the Collateral Trust. The hourly rate may be adjusted over time as appropriate with the consent of the Claimants' Representative. In addition, the Collateral Trustee is reimbursed for any reasonable out-of-pocket costs and expenses from the assets of the Collateral Trust.

            Wilmington Trust Company serves as the Delaware trustee for the Collateral Trust. The Delaware trustee is a trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss.ss. 3801 et seq. The Delaware trustee receives compensation from the Collateral Trust for its service as Delaware trustee at the rates detailed in a mutually acceptable fee agreement. The Collateral Trust will reimburse the Delaware trustee for all reasonable out-of-pocket costs and expenses incurred by the Delaware trustee in connection with the performance of its duties, at the rates detailed in the fee agreement.

      (f)   The Security Agreement

            Congoleum granted to the Collateral Trustee a security interest in the Asbestos Insurance Collateral (as defined in the Collateral Trust Agreement), which consists generally of (i) all of Congoleum's claims, causes of action and rights to receive payment from its insurers for its benefit to satisfy claims against it, net of certain fees and expenses, and (ii) the proceeds of any of the above, net of certain fees and expenses. The Asbestos Insurance Collateral secures all of the Secured Asbestos Claims. Upon the creation of the Plan Trust, the Collateral Trustee will release the security interest in the Asbestos Insurance Collateral granted by the Security Agreement.

3.3.  Selection of the Futures Representative

            Congoleum considered candidates to serve as the Futures Representative to represent the interests of Asbestos Personal Injury Claimants who are presently unknown. After reviewing the qualifications and potential conflicts of certain candidates, and following careful deliberation, Congoleum asked R. Scott Williams to serve as the Futures Representative.

            Mr. Williams is a member of the Litigation Practice Group of Haskell Slaughter Young & Rediker, L.L.C. Mr. Williams holds degrees from the University of Illinois at Urbana-Champaign (B.A. 1985) and the University of Alabama School of Law (J.D. 1988). Prior to joining Haskell Slaughter Young & Rediker, L.L.C., Mr. Williams served United States Senator Howell Heflin as counsel to the United States Senate Judiciary Committee and as judicial clerk to the Honorable Sharon Lovelace Blackburn of the United States District Court for the Northern District of Alabama. Mr. Williams was admitted to the Alabama Bar in 1988 and his practice specializes in bankruptcy and commercial litigation. Mr. Williams is a frequent lecturer and author on bankruptcy and commercial litigation related topics and he currently serves as a contributing editor to Collier on Bankruptcy (15th Ed. Revised). Mr. Williams is a past president of the Birmingham Bar Bankruptcy and Commercial Law Section and is a former member of the Birmingham Bar Executive Committee. In addition, Mr. Williams is an active member of the American Bankruptcy Institute and has served in a variety of leadership roles for that organization.

            Mr. Williams served as the futures representative in the prepackaged Chapter 11 case of In re Shook & Fletcher Insulation Co., U.S.B.C. N.D. Al., Case No.: 02-02771-BGC-11. Mr. Williams has never represented a current plaintiff, defendant, or insurer in connection with asbestos litigation against Congoleum, and, other than being selected as the Futures Representative, has never had a relationship with, or connection to, Congoleum or any of its Affiliates.

            Mr. Williams' appointment has been approved by the Bankruptcy Court. See Section 5.4 - "Bankruptcy Court Appointment of Futures Representative."

3.4.  Formation of the Pre-Petition Asbestos Claimants' Committee

            During the course of the negotiations of the prepackaged plan documents, various representatives of the holders of Asbestos Personal Injury Claims engaged in discussions with the Claimants' Representative concerning the possible pre-packaged bankruptcy filing by the Company. Such discussions culminated in the formation of the Pre-Petition Asbestos Claimants' Committee which consisted of the following members: Perry Weitz, Esquire, Joe Rice, Esquire, Steve Kazan, Esquire, Russell Budd, Esquire, Bryan Blevins, Esquire, John Cooney, Esquire and Matt Bergmann, Esquire. The members of the Pre-Petition Asbestos Claimants' Committee represented a majority of the holders of Asbestos Personal Injury Claims and a diverse mix of the types of such Asbestos Claimants.

3.5.  Due Diligence Review

            The Claimants' Representative engaged L. Tersigni Consulting, P.C. ("LTC") to conduct a due diligence investigation of (a) the business affairs of Congoleum, (b) the equity value of Congoleum, and (c) the feasibility of a plan of reorganization. The Pre-Petition Asbestos Claimants' Committee was also apprised of the results of the due diligence investigation undertaken by LTC and considered such results in connection with its review and approval of the prepackaged plan of reorganization. LTC's due diligence review consisted of a thorough investigation of the past and present business activities of Congoleum and the relationship between Congoleum and its Affiliates. Congoleum cooperated with LTC in its investigation and produced numerous documents in response to the requests of LTC. The Futures Representative and his professionals (including CIBC World Markets Corp.) conducted their own due diligence review, including consulting with advisors to the Company and the Claimants' Representative.

3.6.  Pre-Petition Plan Negotiations

            In December 2002, Congoleum, the Claimants' Representative and ABI began preliminary negotiations regarding the terms of a prepackaged plan of reorganization. Congoleum, through its counsel, prepared a proposed draft plan of reorganization reflecting the tentative agreements reached among the parties. Counsel to Congoleum, the Claimants' Representative, the Futures Representative (subsequent to his appointment by the Debtors in June 2003), ABI and counsel to ABI reviewed the draft plan and related documents and engaged in extensive negotiations regarding many of the operative provisions of those documents. The goal of all parties to these negotiations, in addition to achieving the maximum benefit for their respective interests or clients, was to insure that the resulting plan documents were fair and equitable and satisfied the requirements of the Bankruptcy Code in general and section 524(g) of the Bankruptcy Code in particular. Prior to the final conclusion of such negotiations, the Pre-Petition Asbestos Claimants' Committee participated in the final negotiation, review and approval of the plan documents.

3.7.  Pre-Petition Solicitation

            On October 27, 2003, the Debtors commenced a pre-petition solicitation with respect to a plan of reorganization (the "Pre-Petition Solicitation"). The solicitation materials consisted of a disclosure statement with a plan of reorganization attached as an exhibit thereto, a copy of the Pre-petition Solicitation and Voting Procedures, an appropriate ballot or ballots with instructions (depending upon which Class or Classes in which holders of Claims were entitled to vote), a self-addressed return envelope, letters in support of such plan from the Company and the Futures Representative, and in certain instances, letters from counsel to holders of Asbestos Personal Injury Claims to their respective clients (collectively, the "Pre-Petition Solicitation Package").

            Votes were solicited from holders of Claims in Classes 2 and 3 and Classes 4, 9 and Class 10 and holders of Interests in former Class 12 (now Class
13). Class 4, which is now an Unimpaired Class, was designated as being an Impaired Class at the time of the Pre-Petition Solicitation. There were no known holders of Claims in former Class 11 (now Class 12) at the time of the Pre-Petition Solicitation and thus, votes could not be solicited from holders of Claims in that Class. Holders of Priority Tax Claims and holders of Claims in Classes 1, 5, 6 and 7 and holders of Interests in Classes 13 and 14 were sent Pre-Petition Solicitation Packages that included notices of non-voting status in lieu of ballots. Holders of Claims in Class 8 - Workers' Compensation Claims and holders of Claims in Class 7 who were employees of the Debtors were not sent Pre-Petition Solicitation Packages. Instead, such claimants were notified of such plan and their treatment under such plan separately by the Debtors.

            The initial deadline for voting for the Pre-Petition Solicitation, December 19, 2003, was extended by the Debtors to December 24, 2003. Based on the votes received for the Pre-Petition Solicitation, as well as other indications of support, such plan was overwhelmingly supported by a majority of the Debtors' creditors, including the holders of Asbestos Personal Injury Claims. The prepackaged plan has been withdrawn by the Debtors, and the Debtors have substituted the proposed Eleventh Modified Plan. As discussed below in
Section 5.12 - "Fourth Modified Plan and Subsequent Changes", the Eleventh Modified Plan is a significant departure from the prepackaged plan. Most significantly, the Eleventh Modified Plan provides for the compromise and settlement of the Class 2, 3 and 11 Asbestos Claims and provides that all other Asbestos Personal Injury Claims to be channeled to the Plan Trust will be determined, liquidated and treated without priority of payment and in all respects pari passu with each other.

                                   ARTICLE 4
                 THE COMPANY: CORPORATE STRUCTURE AND MANAGEMENT

4.1.  Boards of Directors of the Company

      (a)   Congoleum

            The following table sets forth the name and principal occupation of each of the directors of Congoleum.

                       Business Experience and
Name                   Other Directorships
----                   -------------------

Mark N. Kaplan         Of Counsel, Skadden, Arps, Slate, Meagher & Flom LLP,
                       attorneys, since 1999. Director of American Biltrite
                       Inc., DRS Technologies, Inc., REFAC Technology
                       Development Corporation, Volt Information Sciences, Inc.
                       and Autobytel Inc. Director of Congoleum since 1995.

Richard G. Marcus      Vice Chairman of Congoleum (since 1994) and a Director
                       (since 1993). Director (since 1982), President (since
                       1983) and Chief Operating Officer (since 1992) of
                       American Biltrite Inc. American Biltrite is the control shareholder of Congoleum and owns and operates other businesses selling tape and film, flooring and rubber products, and costume jewelry.

Mark S. Newman         Chairman of the Board since 1995, President and Chief
                       Executive Officer since 1994 of DRS Technologies, Inc., a high technology defense electronics systems company.
                       Director of Opticare Health Systems, Inc., SSG Precision
                       Optronics, Governor Aerospace Industries Association,
                       New Jersey Technology Council and REFAC Technology
                       Development Corporation. Past Chairman AEA. Director of
                       Congoleum since 2000.

                       Business Experience and
Name                   Other Directorships
----                   -------------------

Roger S. Marcus        Director, President and Chief Executive Officer of
                       Congoleum (since 1993) and Chairman (since 1994). Mr.
                       Marcus is also a Director (since 1981), Chairman of the Board (since 1992) and Chief Executive Officer (since
                       1983) of American Biltrite Inc. From 1983 to 1992, Mr.
                       Marcus served as Vice Chairman of the Board of American
                       Biltrite Inc.

Jeffrey H. Coats       Chief Executive Officer, President and Director of
                       Mikronite Technologies Group Inc., an industrial technology company. Mr. Coats is also a Director of Autobytel Inc. and a Managing Director of Maverick
                       Associates LLC, a financial consulting and investment company. Director of Congoleum since 2005.

Adam H. Slutsky        Chief Executive Officer of Mimeo.com, an online document
                       production company. Director of Congoleum since 2005.

William M. Marcus      Director, Executive Vice President and Treasurer of
                       American Biltrite Inc. since 1966. Director of
                       Congoleum since 1993.

C. Barnwell Straut     Managing Director of Hillside Capital Incorporated, an
                       investment firm, since 1976. Director of Congoleum since 1986.

            Roger S. Marcus and Richard G. Marcus are brothers, and William M. Marcus is their cousin. Roger S. Marcus and Richard G. Marcus were executive officers of Congoleum on December 31, 2003, when it filed its voluntary petition for relief under Chapter 11 of the Bankruptcy Code.

      (b)   CFI

            The directors of CFI are Roger S. Marcus, Richard G. Marcus and Howard N. Feist III. See Section 4.1(a) - "Congoleum" above for information regarding Mssrs. Roger and Richard Marcus and Section 4.2(a) - "Management of the Company - Congoleum" below for information regarding Mr. Feist.

      (c)   CSI

            The directors of CSI are Roger S. Marcus, Richard G. Marcus and Howard N. Feist III. See Section 4.1(a) - "Management of the Company - Congoleum" above for information regarding Mssrs. Roger and Richard Marcus and
Section 4.2(a) - "Congoleum" below for information regarding Mr. Feist.

4.2.  Management of the Company

      (a)   Congoleum

            The following is a list of the executive officers of Congoleum and a brief description of their positions and certain biographical data.

                Name                         Position with Congoleum
                ----                         -----------------------

      Roger S. Marcus                     Chairman of the Board, Chief
                                         Executive Officer and President

      Richard G. Marcus                           Vice Chairman

      Howard N. Feist III            Chief Financial Officer and Secretary

      Dennis P. Jarosz                   Senior Vice President - Sales &
                                                    Marketing

      Sidharth Nayar                     Senior Vice President - Finance

      John L. Russ III                 Senior Vice President - Operations

      Thomas A. Sciortino                    Senior Vice President -
                                                 Administration

Roger S. Marcus

            Roger S. Marcus has been a Director and President and Chief Executive Officer of Congoleum since 1993, and Chairman since 1994. Mr. Marcus is also a Director (since 1981), Chairman of the Board (since 1992) and Chief Executive Officer (since 1983) of ABI. From 1983 to 1992, Mr. Marcus served as Vice Chairman of ABI.

Richard G. Marcus

            Richard G. Marcus has been Vice Chairman of Congoleum since 1994 and a Director since 1993. Mr. Marcus is also a Director (since 1982) and President (since 1983) and Chief Operating Officer (since 1992) of ABI.

Howard N. Feist III

            Howard N. Feist III has been Chief Financial Officer and Secretary of Congoleum since 1988. Mr. Feist is also Vice President - Finance and Chief Financial Officer of ABI (since 2000).

Dennis P. Jarosz

            Dennis P. Jarosz has been Senior Vice President - Sales & Marketing since 2002. Previously, he was Senior Vice President - Marketing since 1995. Prior thereto, he had served as Vice President - Marketing since 1993 and Vice President - Sales & Marketing of the Tile Division of ABI (since 1986).

Sidharth Nayar

            Sidharth Nayar has been Senior Vice President - Finance of Congoleum since 1999. Prior thereto, he had served as Vice President - Controller since 1994 and prior to that he was Controller since 1990.

John L. Russ III

            John L. Russ III has been Senior Vice President - Operations since 2002. Prior thereto, he served as Executive Vice President for Borden Chemicals, Inc. (Forest Products Division), a supplier of resins and adhesives, since 1997. Prior to that he was Executive Vice President of Borden Chemicals and Plastics, a specialty resins manufacturer, since 1987.

Thomas A. Sciortino

            Thomas A. Sciortino has been Senior Vice President - Administration of Congoleum since 1993. Prior thereto, he was Vice President - Finance of the Tile Division of ABI (since 1982).

      (b)   CFI

            Roger S. Marcus is the President and Howard N. Feist III is the Vice-President, Treasurer and Secretary of CFI.

      (c)   CSI

            Roger S. Marcus is the President and Howard N. Feist III is the Vice-President, Treasurer and Secretary of CSI.

4.3.  Directors and Officers of the Reorganized Debtors

      (a)   Boards of Directors

            The respective boards of directors of the Debtors immediately prior to the Confirmation Date will serve as the initial respective boards of directors of the Reorganized Debtors on and after the Effective Date. Each of the members of such initial boards of directors will serve until the first annual meeting of shareholders of the Reorganized Debtors and until his or her successor has been elected and qualified, or his or her earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws. The Reorganized Debtors will, from the Effective Date and continuing until Reorganized Congoleum's obligations to the Plan Trust are fulfilled, continue to maintain independent directors in accordance with the listing requirements of the American Stock Exchange and applicable law, which directors will, from the Effective Date and continuing until Reorganized Congoleum's obligations to the Plan Trust are fulfilled, also have no financial interest, past or present, in ABI or its affiliates or any business owned and controlled by Richard, Roger or William Marcus. In addition, during such period any transaction between the Reorganized Debtors and any affiliate, insider or subsidiary of Reorganized Congoleum will, from the Effective Date and continuing until Reorganized Congoleum's obligations to the Plan Trust are fulfilled, be approved by a standing committee of such independent directors.

      (b)   Officers

            The respective officers of the Debtors immediately prior to the Confirmation Date will serve as the respective officers of the Reorganized Debtors on and after the Effective Date. Such officers will serve in accordance with any applicable employment agreement, by-laws and non-bankruptcy law.

4.4.  Employees and Union Contracts

            As of December 31, 2005, Congoleum employed a total of approximately 833 personnel. Congoleum has entered into collective bargaining agreements with hourly employees at three of its plants and with the drivers of the trucks that provide interplant transportation. These agreements cover approximately 500 of Congoleum's employees. The Marcus Hook plant has a five-year collective bargaining agreement which expires in November 2008 and a separate five-year collective bargaining agreement which expires in January 2009. The Trenton sheet plant has a five-year collective bargaining agreement which was renewed in February 2006 and expires in January 2011. The Trenton tile plant has a five-year collective bargaining agreement which expires in May 2008. The Finksburg plant does not currently have a collective bargaining agreement, but on April 5, 2006, hourly employees at that plant voted to be represented by the United Steelworkers. In the past five years, there have been no significant strikes by employees at Congoleum and Congoleum believes that its employee relations are satisfactory.

4.5.  Debt and Equity Structure

      (a)   Summary of Pre-Petition Date Indebtedness

            (1)   The Credit Facility

            On December 10, 2001, Congoleum entered into a revolving credit agreement (the "Credit Facility") with Wachovia which provides for revolving loans and a letter of credit facility in an aggregate principal amount of up to $30,000,000. Interest payable on revolving loans is equal to .25% above a designated prime rate or 2.75% over an adjusted Eurodollar rate, as applicable, depending on meeting the required covenants under the Credit Facility. The Credit Facility contains certain covenants which include a covenant requiring the maintenance of adjusted minimum tangible net worth and EBITDA (i.e., earnings before interest, taxes, depreciation and amortization) if borrowing availability falls below a certain level. It also includes restrictions on the incurrence of additional debt and limitations on capital expenditures. The covenants and conditions under the Credit Facility must be met in order for Congoleum to borrow under the Credit Facility. The repayment obligations of Congoleum are secured under the Credit Facility by a grant of a perfected security interest in certain of Congoleum's inventory and accounts receivable. In addition, Congoleum Financial Corporation and Congoleum Intellectual Properties, Inc., wholly owned subsidiaries of Congoleum as of the date of the Credit Facility, each granted a limited guarantee in favor of Wachovia with regard to the obligations of Congoleum under the Credit Facility.

            Pursuant to the terms of the Credit Facility, amounts received by Congoleum with regard to its accounts receivable and inventory which are subject to the security interest granted by Congoleum to Wachovia are to be deposited by Congoleum, and Congoleum is obligated to direct its customers to remit payments, into a lockbox or blocked account, which funds are controlled and used by Wachovia to offset outstanding amounts borrowed by Congoleum under the Credit Facility.

            In September 2002, Congoleum and Wachovia amended the Credit Facility to revise certain financial and other covenants. In February 2003, Congoleum and Wachovia further amended the Credit Facility to revise certain financial and other covenants on terms negotiated to reflect the transactions contemplated by Congoleum's intended global settlement of its asbestos claims liability. Pursuant to this amendment, CSI and CFI granted a limited guarantee in favor of Wachovia with regard to the obligations of Congoleum under the Credit Facility, which limited guarantee is substantially similar to the limited guarantee that was previously granted by Congoleum Financial Corporation and Congoleum Intellectual Properties, Inc., which entities are no longer in existence. As of the Petition Date, the principal amount of all pre-petition obligations owed by the Debtors to Wachovia, both absolute and contingent, pursuant to the Credit Facility existing as of December 31, 2003 consisted of the principal amount of not less than $14,325,937, plus all interest accrued and accruing thereon and fees, costs, expenses and other charges accrued, accruing or chargeable with respect thereto.

            Wachovia has provided debtor-in-possession financing during the pendency of the Reorganization Cases. See Section 5.2(b) - - "Administration of the Reorganization Cases - DIP Financing".

            (2)   The Senior Notes

            On August 3, 1998, Congoleum issued $100 million in aggregate principal amount of 8?% Senior Notes Due 2008 (the "Senior Notes") priced at
99.505 to yield 8.70%. Interest is payable on the Senior Notes semiannually on February 1 and August 1. The Senior Notes mature on August 1, 2008. The Senior Notes are redeemable at the option of Congoleum, in whole or in part, at any time on or after August 1, 2003 at predetermined redemption prices (ranging from 104% to 100%), plus accrued and unpaid interest to the date of redemption. The Indenture under which the notes were issued includes certain restrictions on additional indebtedness and uses of cash, including dividend payments.

            In March 2003, Congoleum and the trustee under the Indenture governing the Senior Notes (the "Indenture Trustee") amended the Indenture to expressly provide Congoleum, under the terms of that Indenture, with greater flexibility to pursue possible resolutions of its current and future asbestos claims liability, including negotiating a global settlement with current asbestos plaintiffs and the Futures Representative, and soliciting acceptances of and filing a prepackaged plan of reorganization under Chapter 11 of the Bankruptcy Code. Prior to the amendment, holders of a majority in aggregate principal amount of the Senior Notes outstanding as of the record date for determining the holders entitled to vote on the proposed amendment had consented to the amendment.

            In August 2003, Congoleum and the Indenture Trustee amended the Indenture to expressly provide Congoleum, under the terms of the Indenture, with greater flexibility to pursue approval of its pre-packaged plan of reorganization under Chapter 11 of the Bankruptcy Code. Prior to the amendment, holders of a majority in aggregate principal amount of the Senior Notes as of the record date for determining the holders entitled to vote on the proposed amendment had consented to the amendment. See Section 6.5(f) -- "Treatment of Classified Claims and Interests" for a description of the treatment of the Senior Notes under the Plan.

      (b)   Description of Capital Stock

            (1)   Congoleum

            Congoleum has 31,000,000 shares of capital stock authorized, of which 20,000,000 shares are designated as Class A Common Stock, 10,000,000 shares are designated as Class B Common Stock and 1,000,000 shares are designated as preferred stock (the "Preferred Stock").

            As of June 30, 2006, 3,663,390 shares of Class A Common Stock, 4,608,945 shares of Class B Common Stock and no shares of Preferred Stock were issued and outstanding. As of that date, ABI held 151,100 shares of Class A Common Stock and 4,395,605 shares of Class B Common Stock.

            Upon the filing of amended certificates of incorporation in connection with the Effective Date, the Debtors will be prohibited from issuing non-voting capital stock in accordance with section 1123(a)(5) of the Bankruptcy Code.

                  (A)   Class A Common Stock

            The Class A Common Stock is entitled to one vote per share and, generally, votes together with the Class B Common Stock as a single class. The Class A Common Stock and Class B Common Stock are on parity on a per share basis with respect to dividend and liquidation rights.

            On April 21, 2006, Congoleum received a letter from the American Stock Exchange (the "Amex") indicating that it does not meet the minimum income and stockholders' equity requirements for continued listing of the Class A Common Stock. The letter stated that Congoleum is not in compliance with Section 1003(a)(i) of the Amex Company Guide, with stockholders' equity of less than $2,000,000 and losses from continuing operations and/or net losses in two of its three most recent fiscal years; and Section 1003(a)(ii) of the Amex Company Guide, with stockholders' equity of less than $4,000,000 and losses from continuing operations and/or net losses in three of its four most recent fiscal years. The letter also stated that the Congoleum must submit a plan by May 22, 2006 advising the Amex of actions it has taken or will take to achieve compliance with the continued listing standards within eighteen months of receipt of the letter, and that this plan must be approved by the Amex, for Congoleum to maintain its listing. On June 5, 2006, Congoleum received notice that the Amex accepted Congoleum's plan to regain compliance with the continued listing requirements of the Amex and that the Amex will continue to list Congoleum shares. The continued listing is subject to Congoleum complying with the progress described in its plan to achieve compliance, which must be attained no later than October 13, 2007.

                  (B)   Class B Common Stock

            Generally, the Class B Common Stock is entitled to two votes per share and votes together with the Class A Common Stock as a single class. The Class B Common Stock is only entitled to one vote per share with regard to certain extraordinary transactions. The Class B Common Stock and Class A Common Stock are on parity on a per share basis with respect to dividend and liquidation rights.

            A holder of Class B Common Stock may convert any shares of such stock into an equal number of shares of Class A Common Stock at any time at the holder's option. The Class B Common Stock is subject to automatic conversion into Class A Common Stock on a one-for-one basis upon the adoption of a resolution authorizing such conversion approved by the holders of a majority of the outstanding shares of Class B Common Stock voting as a separate class. In addition, any shares of Class B Common Stock sold or otherwise transferred to a person or entity other than an affiliate of the transferor will be automatically converted into an equal number of shares of Class A Common Stock upon such sale or transfer. A pledge of shares of Class B Common Stock is not considered a transfer for this purpose unless and until the pledge is enforced. Also, with respect to shares of Class B Common Stock held by ABI, those shares will automatically be converted into an equal number of shares of Class A Common Stock upon the occurrence of a "change of control" of ABI (as defined under Congoleum's Certificate of Incorporation).

            (2)   CFI

            CFI has 1,000 shares of common stock, each share having a par value of $0.01, authorized, of which 100 shares are issued and outstanding and owned by Congoleum.

            (3)   CSI

            CSI has 1,000 shares of common stock, each share having a par value of $0.01, authorized, of which 100 shares are issued and outstanding and owned by Congoleum.

4.6.  Other Matters

      (a)   Environmental Proceedings

            Congoleum is named, together with a large number (in most cases, hundreds) of other companies, as a potentially responsible party ("PRP") in pending proceedings under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and similar state laws. In addition, in four other instances, although not named as a PRP, Congoleum has received a request for information. The pending proceedings relate to eight disposal sites in New Jersey, Pennsylvania and Maryland in which recovery from generators of hazardous substances is sought for the cost of cleaning up the contaminated waste sites. Congoleum's ultimate liability in connection with those sites depends on many factors, including the volume of material contributed to the site, the number of other PRPs and their financial viability, the remediation methods and technology to be used and the extent to which costs may be recoverable from insurance. However, under CERCLA, and certain other laws, Congoleum, as a PRP, can be held jointly and severally liable for all environmental costs associated with a site.

            The most significant exposure to which Congoleum has been named a PRP relates to a recycling facility site in Elkton, Maryland (the "Galaxy/Spectron Superfund Site"). The PRP group at this site is made up of 81 companies, substantially all of which are large financially solvent entities. Two removal actions were substantially complete as of December 31, 1998 and a groundwater treatment system was installed thereafter. The Environmental Protection Agency ("EPA") has selected a remedy for the soil and shallow groundwater ("Operational Unit 1" or "OU-1"); however, the remedial investigation/feasibility study related to the deep groundwater ("OU-2") has not been completed. The PRP group, of which Congoleum is a part, has entered into a Consent Decree to perform the remedy for OU-1 and resolve natural resource damage claims (the "Consent Decree"). The Consent Decree also requires the PRPs to perform the OU-2 remedy, assuming that the estimated cost of the remedy is not more than $10 million. If the estimated cost of the OU-2 remedy is more than $10 million, the PRPs may decline to perform it or they may elect to perform anyway. Cost estimates for the OU-1 and OU-2 work combined (including natural resource damages) range between $22 million and $34 million, with Congoleum's share ranging between approximately $1.0 million and $1.6 million. This assumes that all parties participate and that none cash-out and pay a premium; those two factors may account for some fluctuation in Congoleum's share. Fifty percent (50%) of Congoleum's share of the costs is presently being paid by one of its insurance carriers, Liberty Mutual Insurance Company, whose remaining policy limits for this claim will cover approximately $0.3 million in additional costs. Congoleum expects to fund the balance to the extent further insurance coverage is not available. The Debtors filed a motion before the Bankruptcy Court seeking authorization and approval of the Consent Decree and related settlement agreements for the Galaxy/Spectron Superfund Site, as well as authorization for Liberty Mutual Insurance Company and Congoleum to make certain payments that have been invoiced to Congoleum with respect to the Consent Decree and related settlement agreements. The Bankruptcy Court approved the motion by Order dated August 22, 2006.

            Congoleum also accrues remediation costs for certain of Congoleum's owned facilities on an undiscounted basis. Congoleum has entered into an administrative consent order with the New Jersey Department of Environmental Protection and has established a remediation trust fund of $100,000 as financial assurance for certain remediation funding obligations. Estimated total cleanup costs of $1.6 million, including capital outlays and future maintenance costs for soil and groundwater remediation, are primarily based on engineering studies.

            Congoleum anticipates that these matters will be resolved over a period of years and that after application of expected insurance recoveries, funding the costs will not have a material adverse impact on Congoleum's liquidity or financial position. However, unfavorable developments in these matters could result in significant expenses or judgments that could have a material adverse effect on the financial position of Congoleum.

      (b)   Other Matters Material to the Success of Reorganized Congoleum

            The success of Reorganized Congoleum is dependent upon several factors. One factor is the continuing contributions of key employees, both management and in the field. In addition, the relationships with its existing customer base and suppliers are important to Reorganized Congoleum's success.

Finally, the performance of Reorganized Congoleum depends in part on Reorganized Congoleum's ability to obtain financing, either from its relationship with Wachovia or from alternative sources during the Reorganization Cases and thereafter.

                                   ARTICLE 5
                     EVENTS DURING THE REORGANIZATION CASES

5.1.  Commencement of the Reorganization Cases

            On December 31, 2003 (the "Petition Date"), Congoleum, CSI and CFI each filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. Each Debtor was authorized to operate its business and manage its properties as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. On or about January 7, 2004, the Bankruptcy Court entered an order providing for the joint administration of the Reorganization Cases.

5.2.  Administration of the Reorganization Cases

      (a)   Payment of Pre-Petition Debt Incurred in the Ordinary Course of
            Business

            On January 7, 2004, the Bankruptcy Court entered orders that authorized the Company to pay, in its discretion, all undisputed, unsecured pre-petition indebtedness and obligations (other than the Asbestos Claims, Senior Note Claims and any other indebtedness or liabilities that are impaired and to be restructured under the Plan) which were incurred in the ordinary course of business as such indebtedness and obligations mature in accordance with their terms, and to pay salaries, wages, benefits and other amounts owed to employees and consultants as such obligations become due, including obligations that were, or may have been, incurred prior to the Petition Date.

      (b)   DIP Financing

            In order to fund ongoing business operations and to preserve the value of the Debtors' estates, the Debtors entered into a Ratification and Amendment Agreement (the "Ratification Agreement") with Wachovia to ratify and amend the Credit Facility in order to provide the Debtors with debtor-in-possession financing. The Debtors filed a Motion for Interim and Final Orders Pursuant to Sections 363(c) And 364(c) of the Bankruptcy Code and Bankruptcy Rule 4001 (1) Authorizing the Use of Cash Collateral, (2) Authorizing Debtors to Obtain Interim Post-Petition Financing, (3) Granting Senior Liens and Priority Administrative Expense Status, (4) Modifying the Automatic Stay, (5) Authorizing Debtors to Enter into Agreements with Congress Financial Corporation, and (6) Prescribing Form and Manner of Notice and Time for Final Hearing under Bankruptcy Rule 4001(C) (the "DIP Motion"). On March 8, 2004, the Bankruptcy Court entered a final order authorizing the Debtors to obtain debtor-in-possession financing on a final basis, effective as of February 2, 2004 (the "DIP Order").

            In summary, Wachovia agreed, subject to the terms of the Ratification Agreement, to make post-petition loans to Congoleum in an aggregate principal amount not to exceed $30 million, including a sublimit of $5 million for letters of credit, subject to certain borrowing base and minimum excess availability restrictions. To secure this indebtedness, Wachovia was granted security interests in all of the collateral subject to security interests in the Credit Facility, all present and future accounts, all present and future acquired Inventory and all documents of title. In addition, the DIP Order provides, inter alia, that the obligations of the Debtors under the Ratification Agreement will constitute, in accordance with section 364(c)(1) of the Bankruptcy Code, allowed administrative expense claims against the Debtors in the Reorganization Cases, with such claims having priority over all other administrative expense claims and all unsecured claims of the Debtors then existing or thereafter arising, of any kind or nature whatsoever including, without limitation, all administrative expenses of the kinds specified in sections 503(b) and 507(b) of the Bankruptcy Code. Reference should be made to the DIP Motion (including all exhibits thereto) and the Ratification Agreement, copies of which are on file with the Bankruptcy Court, for more details regarding the terms of the financing.

            On November 22, 2004, with the consent of Wachovia, the Debtors filed a motion pursuant to Section 364 of the Bankruptcy Code for an Order Approving Amendment to Post-Petition Financing Agreement, which was granted by the Bankruptcy Court by order dated December 14, 2004. This amendment (i) amended the budget; (ii) extended the term of the existing Credit Facility from December 31, 2004 to June 30, 2005; (iii) placed new limitations on capital expenditures; (iv) provided a new minimum EBITDA covenant and (v) eliminated the minimum tangible net worth requirement. A fee of $150,000 was paid to Wachovia upon approval of this amendment by the Bankruptcy Court.

            On May 12, 2005, with the consent of Wachovia, the Debtors filed a motion pursuant to Section 363 and 364 of the Bankruptcy Code for an Order Approving Third Amendment to Post-Petition Financing Agreement, which was granted by the Bankruptcy Court on June 6, 2005. This amendment (i) extends the existing Credit Facility from June 30, 2005 to December 31, 2005 and (ii) provides a new minimum EBITDA covenant. A fee of $125,000 was paid to Wachovia upon approval of this amendment by the Bankruptcy Court.

            On December 2, 2005, with the consent of Wachovia, the Debtors filed a motion pursuant to Section 363 and 364 of the Bankruptcy Code for an Order Approving Fourth Amendment to Post-Petition Financing Agreement, which was granted by the Bankruptcy Court on December 20, 2005. This amendment (i) extends the existing Credit Facility from December 31, 2005 to December 31, 2006 and
(ii) provides a new minimum EBITDA covenant. A fee of $250,000 was paid to Wachovia upon approval of this amendment by the Bankruptcy Court.

      (c)   Asbestos Property Damage Claim Bar Date

            At the time the Debtors commenced the Reorganization Cases, no Asbestos Property Damage Claims were being asserted against the Debtors. In order to bind holders of Asbestos Property Damage Claims to the Plan, the Debtors needed to ascertain whether any such claims existed, and if so, give such claimants notice and an opportunity to protect their interests. On January 13, 2004, the Debtors filed the Motion re: for Order (i) Establishing Asbestos Property Damage Claim Bar Date; (ii) Approving Property Damage Proof of Claim Form; and (iii) Approving Scope and Form of Notice (the "Asbestos Property Damage Claim Bar Date Motion"). The Bankruptcy Court, on February 2, 2004, entered an Order establishing May 3, 2004 as the deadline by which holders of Asbestos Property Damage Claims were required to assert such claims against the Debtors by the filing of an Asbestos Property Damage Proof of Claim Form or be forever barred from asserting any such claim against the Debtors, the Reorganized Debtors, the Plan Trust and other parties protected by the Bankruptcy Court's Orders or the Plan (the "Asbestos Property Damage Claim Bar Date Order").

            Because the Debtors were unaware of any holders of Asbestos Property Damage Claims, notice of the Asbestos Property Damage Claim Bar Date was provided by publication in certain national newspapers and newspaper inserts, such as The New York Times and Parade Magazine, as well as trade publications for certain industries. In response, thirty-six (36) Asbestos Property Damage Proofs of Claim were filed which asserted Asbestos Property Damage Claims of approximately $900,000 in the aggregate. After reviewing the Asbestos Property Damage Claims to ensure that such claims were based upon the existence of Congoleum manufactured asbestos-containing products in the buildings for which claims are asserted as well as to ensure that such claims complied in all other respects with the Asbestos Property Damage Claim Bar Date Order, the Debtors filed objections to certain of the claims. By Order dated January 18, 2005, several Asbestos Property Damage Claims were expunged. As a result, 19 Allowed Asbestos Property Damage Claims remain, which total approximately $133,000 in the aggregate.

5.3.  Asbestos Claimants' Committee and Bondholders' Committee

            Section 1102 of the Bankruptcy Code authorizes the appointment of a committee of holders of unsecured claims and such other committees as the United States Trustee or the Bankruptcy Court may determine to appoint. On March 23, 2004, a motion was filed requesting that the United States Trustee appoint an official committee of unsecured asbestos-related personal injury claimants. On April 19, 2004, the Bankruptcy Court entered an order requiring the appointment of the Asbestos Claimants' Committee. On April 21, 2004, the United States Trustee appointed the Asbestos Claimants' Committee, which currently consists of the following members: (i) Frank Cettina, c/o Weitz & Luxenberg, P.C.; (ii) Michael Edwards, c/o Baron & Budd, P.C.; (iii) Gerald and Mae Ferro, c/o Kazan, McClain, Abrams, Fernandez, Lyons & Farrise, a Professional Law Corporation;
(iv) Harvey Overman, c/o Motley Rice, LLC; and (v) Lois J. Amati, c/o Robert Taylor, II, PC & Assocs. The Asbestos Claimants' Committee requested and obtained authority to employ the following professionals: (i) Caplin & Drysdale, Chartered as counsel to the Asbestos Claimants' Committee; and (ii) Goldstein Lem & Isaacson, P.C. as co-counsel to the Asbestos Claimants' Committee.

            On January 27, 2006, the United States Trustee appointed the Bondholders' Committee consisting of Deutsche Asset Management, Wells Capital Management and HSBC Bank USA, N.A., as Successor Indenture Trustee, to represent the interests of the holders of Senior Note Claims. As described in Section 6.5,
- "Treatment of Classified Claims and Interests," the Senior Note Claims are impaired by the Plan.

5.4.  Bankruptcy Court Appointment of Futures Representative

            On February 18, 2004, the Bankruptcy Court entered an order approving the appointment of R. Scott Williams as the Futures Representative (the "Futures Representative Appointment Order"). Mr. Williams' qualifications to serve as Futures Representative, and the process by which he was selected, are set forth in Section 3.3 -- "Selection of the Futures Representative." Mr.


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

Williams requested and obtained the authority to employ the following professionals: (i) Swidler Berlin LLP (formerly Swidler Berlin Shereff Friedman
LLP) as co-counsel to Mr. Williams; (ii) Ravin Greenberg PC as co-counsel to Mr. Williams; and (iii) CIBC World Markets Corp. as financial advisor to Mr. Williams. In March 2006, Swidler Berlin LLP withdrew as co-counsel to Mr. Williams and Mr. Williams requested and obtained the authority to retain Orrick, Herrington & Sutcliffe LLP as co-counsel to Mr. Williams. In March 2006, Mr. Williams also requested and obtained the authority to employ Piper Jaffray & Co. as financial advisor to Mr. Williams.

            On February 27, 2004, certain insurers of the Debtors appealed the Futures Representative Appointment Order. On August 9, 2004, the District Court entered an order affirming the Futures Representative Appointment Order. On September 8, 2004, the appellants appealed the District Court's order to the United States Court of Appeals for the Third Circuit (the "Court of Appeals"). By order dated February 23, 2005, with the agreement of the parties, the Court of Appeals dismissed the appeal.

5.5.  Retention of Professionals

            The Debtors requested and obtained the authority to employ the following professionals: (i) Saul Ewing LLP ("Saul Ewing") as counsel to the Debtors; (ii) Gilbert Heintz & Randolph LLP ("GHR") as special insurance counsel to the Debtors; (iii) Dughi & Hewit PC (formerly, Dughi Hewit & Palatucci PC) as special insurance counsel to the Debtors; (iv) SSG Capital Advisors, L.P. as financial advisors to the Debtors; (v) Ernst & Young LLP as audit and tax advisors to the Debtors; (vi) Guiliani Capital Advisors LLC (formerly Ernst & Young Corporate Finance LLC) as restructuring advisor to the Debtors; (vii) Peterson Risk Consulting as insurance allocation consultant to the Debtors; and
(viii) Daley-Hodkin, LLC as appraiser.

            Certain of the Debtors' insurers appealed the Bankruptcy Court's Orders authorizing the retention of Saul Ewing and GHR. On August 26, 2004 the District Court vacated the Bankruptcy Court's order authorizing the retention of Saul Ewing and remanded the matter to the Bankruptcy Court for further fact finding. A stay of this Order was subsequently entered by the District Court pending an appeal by the Debtors. On September 24, 2004, the Debtors appealed the District Court's order to the Court of Appeals.

            While the Debtors and Saul Ewing denied all allegations raised by the insurers challenging Saul Ewing's retention, they decided that further contesting those allegations could entail enduring a costly and potentially distracting appellate process. The Debtors and Saul Ewing did not want to add the prospect of delay, additional cost and unnecessary disruption to the Debtors' bankruptcy cases. Saul Ewing, in consultation with and consent of the Debtors, concluded that it should withdraw as the Debtors' counsel in order to avoid any potential distraction to the Debtors' reorganization efforts and potential additional cost to the Debtors' estates. On October 18, 2004, the Bankruptcy Court approved Saul Ewing's withdrawal as counsel to the Debtors and established a transition period during which Saul Ewing would complete certain work for the Debtors. The Debtors requested and obtained the authority to employ Pillsbury Winthrop Shaw Pittman LLP (formerly Pillsbury Winthrop LLP) and Okin, Hollander & DeLuca, LLP as substitute co-counsel to the Debtors.

            On August 9, 2004, the District Court affirmed the Bankruptcy Court's Order authorizing the retention of GHR. On September 8, 2004, the appellants appealed the District Court's order to the Court of Appeals.

            On October 13, 2005, the Court of Appeals determined that GHR had not obtained effective waivers of certain conflicts of interest, issued a decision disqualifying GHR as counsel to the Debtors (the "Disqualification Decision") and remanded the matter to the District Court for further proceedings consistent with its opinion. On December 6, 2005, the Bankruptcy Court entered an Order authorizing the retention of Covington & Burling to represent the Debtors as co-counsel with Dughi & Hewit in the insurance coverage litigation and with respect to insurance settlement matters previously handled by GHR.

            As a result of the Disqualification Decision, by motion dated October 28, 2005, GHR sought an order authorizing the withdrawal of GHR as special counsel to the Debtors (the "Withdrawal Motion"). In response, certain insurers filed a Cross-Motion For Disgorgement of Fees (the "Cross-Motion"), which was contained in the certain insurers' objection to the Withdrawal Motion. The Cross-Motion was joined, in whole or in part, by several other insurers, the Bondholders' Committee and the Office of the United States Trustee. The Debtors sought mediation with respect to, inter alia, the Cross-Motion.

            The Bankruptcy Court held a hearing on the Cross-Motion on February 6, 2006 and issued an oral decision granting the Cross-Motion on February 7, 2006 (the "GHR Disgorgement Decision"). The Bankruptcy Court denied the Withdrawal Motion as moot at a hearing held on March 6, 2006. On February 27, 2006, the Bankruptcy Court stated that it would grant the Motion of United States Trustee for an Order Compelling Disgorgement of Funds Received by Gilbert Heintz & Randolph based on the identical reasoning contained in the GHR Disgorgement Decision. Accordingly, on March 27, 2006, the Bankruptcy Court entered an Order (the "Disgorgement Order") compelling GHR to disgorge all fees and expenses paid to it in connection with GHR's First through Sixth Fee Applications, such amounts totaling $9,662,486.71 and denying GHR's request for $3,312,151.53 in connection with its Seventh and Eighth Fee Applications. The Disgorgement Order provides for disgorgement within sixty (60) days of March 27, 2006, which was May 26, 2006. The Order further provides that GHR may reapply to the Bankruptcy Court for payment of third party litigation vendors it sought reimbursement for under its previously filed fee applications, provided that any approved amount be subject to setoff against the amount ordered to be disgorged. GHR has appealed the Disgorgement Order to the District Court. GHR's request for a stay of the Disgorgement Order pending appeal was denied by the Bankruptcy Court by Order, dated April 27, 2006. On April 28, 2006, GHR filed an Emergency Motion for a stay of the Disgorgement Order pending appeal with the District Court, which was denied by the District Court on May 15, 2006. On May 12, 2006, GHR filed an application with the Bankruptcy Court seeking reimbursement of $1,459,150.55 in expenses (the "GHR Expense Application") which, if the application is granted, will be setoff against the $9,662,486.71 ordered to be disgorged pursuant to the Disgorgement Order. On May 26, 2006, the Debtors filed a Cross-Motion to the GHR Expense Application seeking entry of judgment with respect to the Disgorgement Order and authorization to register the judgment in the districts where GHR maintains its assets. On July 27, 2006, the Debtors advised the Bankruptcy Court that the Debtors and the Bondholders' Committee had reached an agreement in principle with GHR, subject to documentation, settling

GHR's liability under the Disgorgement Order. The Debtors and GHR subsequently entered into and agreed to the certain Stipulation and Consent Order Resolving Dispute Regarding GHR Disgorgement Order (the "Stipulation and Consent Order"). The Stipulation and Consent Order is supported by the Bondholders' Committee and the Futures Representative. On October 12, 2006, the Debtors filed a motion for an order pursuant to 11 U.S.C. ss. 105 and Federal Rule of Bankruptcy Procedure 9019 approving the Stipulation and Consent Order. The motion for approval of the Stipulation and Consent Order, the GHR Expense Application and the Debtors' Cross-Motion will be heard by the Bankruptcy Court on November 6, 2006.

            On or about February 19, 2004, the Debtors filed an application to retain The Kenesis Group LLC to perform post-petition services. On April 5, 2004, the Bankruptcy Court denied Kenesis' retention application. On December 8, 2005, certain insurers filed a Motion Seeking Disgorgement of Fees by Kenesis and Authority to Commence an Avoidance Action against Kenesis (the "Kenesis Disgorgement Motion") with the Bankruptcy Court. On February 6, 2006, the United States Trustee filed a separate Motion For Disgorgement of Fees by Kenesis and on February 8, 2006, the Debtors filed a Cross-Motion with respect to the Kenesis Disgorgement Motion. The Debtors' Cross-Motion sought disgorgement of fees for services rendered by Kenesis after the Petition Date.

            A hearing on the Kenesis Disgorgement Motion and the Debtors' Cross-Motion was held on February 14, 2006 at which the Bankruptcy Court rendered its decision (the "Kenesis Decision"). By the Kenesis Decision, the Bankruptcy Court granted, in part, the Debtors' Cross-Motion and the Kenesis Disgorgement Motion by ordering Kenesis to disgorge all fees related to services performed after the Petition Date. Kenesis was specifically ordered to disgorge the sum of $181,000, and the Debtors were directed to investigate whether additional disgorgement or fee recovery is appropriate under various legal theories. The Bankruptcy Court denied the Kenesis Disgorgement Motion to the extent that it sought disgorgement of fees for services rendered pre-Petition Date and denied the certain insurers' derivative standing to commence an avoidance action against Kenesis. In February 2006, Kenesis paid the Debtors $181,000 on account of the Kenesis Decision.

            On March 9, 2006, certain insurers filed a cross-motion to appoint an independent examiner for the GHR matters (the "Examiner Cross-Motion"). On April 3, 2006, the Bondholders' Committee filed a Motion for Entry of an Order Granting Leave, Standing and Authority to Prosecute Certain Causes of Actions on Behalf of the Estates Against Gilbert Heintz & Randolph, LLP (the "Bondholders' Standing Motion"). In response to the Bondholders' Standing Motion, by Order, dated April 20, 2006, the Bankruptcy Court granted the Bondholders' Committee standing on behalf of the Debtors to investigate and prosecute malpractice claims against GHR and further granted the Bondholders' Committee standing on behalf of the Debtors to investigate and pursue claims against Kenesis. Accordingly, the Debtors are no longer investigating potential additional claims against Kenesis, but have cooperated with the Bondholders' Committee in its investigation and prosecution of claims on the Debtors' behalf. As part of the agreement with the Bondholders' Committee reflected by the Eleventh Modified Plan, the Bondholders' Committee agreed to immediately suspend all activities in connection with the GHR/Kenesis Actions and the Avoidance Actions, and have further agreed, where appropriate, to seek an order of the Bankruptcy Court approving such suspension nunc pro tunc to September 1, 2006. The Bondholders'


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

Committee may, however, complete pending negotiations and documentation of the settlement of the Disgorgement Order with GHR and also comply with its obligations to transition the GHR/Kenesis Actions to the GHR/Kenesis Litigation Trust under the Plan. The Bankruptcy Court denied the Examiner Motion and certain insurers have appealed the order (the "Examiner Appeal"). On July 13, 2006, the Debtors filed a motion to dismiss the Examiner Appeal, which is pending before the District Court. By Stipulation, dated September 27, 2006, the parties agreed to extend the time to respond to the motion to dismiss to no later than October 30, 2006.

5.6.  Motion for Relief from Stay

            On January 6, 2004, certain of Congoleum's insurers filed the Motion of Certain Insurers for Declaration that Section 362(a) of the Bankruptcy Code is not Applicable, or, in the Alternative, for Relief from the Automatic Stay (the "Stay Motion"). The Stay Motion sought a declaration from the Bankruptcy Court that the Coverage Litigation between Congoleum and certain of its insurers, described in Section 2.2(c) above, was not subject to the automatic stay provisions of section 362 of the Bankruptcy Code or, in the alternative, requesting that the Bankruptcy Court grant relief from the automatic stay so that the Coverage Litigation could proceed during the pendency of the Reorganization Cases. On March 22, 2004, the Bankruptcy Court entered an order that permitted the claims asserted in the Coverage Litigation (except for certain claims for rescission of insurance policies issued to Congoleum) to proceed without making a finding as to whether or not the automatic stay provisions of section 362 of the Bankruptcy Code applied to the Coverage Litigation. A motion by the Debtors to vacate this order was denied by the Bankruptcy Court at a hearing held on April 12, 2005.

5.7.  Developments with Regard to Certain Pre-Petition Claims

            On February 28, 2005, the Debtors filed the Objection to Asbestos Personal Injury Claims of Certain Pre-Petition Settlement Claimants (First Set) (the "Claims Objection") seeking the disallowance and expungement of the Asbestos Personal Injury Claims of certain of the Participating Claimants that participated in the Claimant Agreement. The Claims Objection asserted that certain of such claims were potentially invalid because they may have been barred by the statutes of limitations and therefore may not have been filed in good faith. Certain of the claims were withdrawn, and other claimants did not respond. By the Order Concerning Debtors' Objection to Asbestos Personal Injury Claims of Certain Pre-Petition Settlement Claimants (First Set), dated April 5, 2005 and the Consent Order Withdrawing Motion Without Prejudice, dated April 27, 2005, the Bankruptcy Court disallowed approximately 580 claims totaling approximately $4.3 million.

            On September 30, 2005, the Bankruptcy Court entered a Consent Order between the Debtor and Campbell Cherry in which Campbell Cherry agreed on behalf of certain of its clients to withdraw certain claims that had previously been approved under the Claimant Agreement and to forbear from exercising all rights under the Claimant Agreement with respect to such claims. The Consent Order related to claims with an approximate dollar value of $6.5 million.


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

5.8. Tolling Agreements With Respect to Asbestos Personal Injury Claims - Related Avoidance Actions

            On July 19, 2005, the Debtors filed a motion for the entry of an order authorizing and approving the form of tolling agreement ("Asbestos Personal Injury Claim Tolling Agreement") to be entered into between the Debtors and counsel (in their capacity as attorney-in-fact) for certain holders of Asbestos Personal Injury Claims pursuant to Bankruptcy Code ss.ss. 105(a) and 546(a). The Bankruptcy Court entered an order on August 11, 2005 granting the motion. The Debtors were authorized to request counsel for these claimants to enter into Asbestos Personal Injury Claim Tolling Agreements on behalf of their clients that extend and toll the time within which the Plan Trustee (or, if the Plan does not become effective and the Plan Trustee is not appointed, the Debtors) could commence any Plan Trust Bankruptcy Cause of Action with respect to the claimants' Asbestos Personal Injury Claims to and including December 31, 2006. The Asbestos Personal Injury Claim Tolling Agreements also extend and toll the time within which the Debtors may commence any other Bankruptcy Cause of Action with respect to the claimants' Asbestos Personal Injury Claims to and including December 31, 2006.

            As of December 31, 2005, of the 93 firms representing the approximately 79,000 holders of Secured Asbestos Claims, 56 firms signed tolling agreements, and 37 firms did not. The 37 non-signing firms represent approximately 41,800 creditors, or 53% of the total number of holders of Secured Asbestos Claims. The 56 signing firms represent approximately 37,200 creditors, or 47% of the total number of holders of Secured Asbestos Claims.

            To the extent that claimants or their counsel did not voluntarily execute an Asbestos Personal Injury Claim Tolling Agreement, the Debtors commenced avoidance actions against such non-consenting claimants to preserve the interests of the Debtors' estates. The Avoidance Actions are described, in detail, in Section 5.10 below.

            Because the Debtors believed that there were Asbestos Claimants named as defendants who were prepared to waive their rights in the Claimant Agreement and other pre-petition settlements voluntarily and opt out of the Omnibus Avoidance Action, and since the commencement of the Omnibus Avoidance Action, the Debtors have entered into additional tolling agreements ("Asbestos Personal Injury Claim Tolling and Dismissal Agreements") with 16 law firms representing Asbestos Claimants who were named as defendants in the Omnibus Avoidance Action. These 16 signing firms represent approximately 7,800 creditors, or 9% of the total number of holders of Secured Asbestos Claims. Pursuant to these Asbestos Personal Injury Claim Tolling and Dismissal Agreements, these Asbestos Claimants have agreed to be bound by any order, decree, finding or judgment entered in the Omnibus Avoidance Action (including any order, decree, finding or judgment entered with respect to any additional claim that has not already been asserted) to the same extent that any party to the Omnibus Avoidance Action is bound. The Asbestos Personal Injury Claim Tolling and Dismissal Agreements further provide that these Asbestos Claimants have been dismissed without prejudice from the Omnibus Avoidance Action as defendants, but also that these Asbestos Claimants are still bound to any order, decree, finding or judgment entered in the Omnibus Avoidance Action regardless of their dismissal without prejudice. These Asbestos Personal Injury Claim Tolling and Dismissal Agreements also toll through December 31, 2006 the expiration of the time established by Bankruptcy Code ss. 546(a) to bring Plan Trust Bankruptcy Causes of Action or Bankruptcy Causes of Action with respect to the claims of these Asbestos Claimants.

            Since the commencement of the Omnibus Avoidance Action, the Debtors have also entered into additional tolling agreements with 10 law firms representing Asbestos Claimants who signed tolling agreements with the Debtors prior to the filing of the first complaint in the Omnibus Avoidance Action and were not previously named as defendants ("Asbestos Personal Injury Claim Tolling and Binding Agreements"). These 10 signing firms represent approximately 1,300 creditors, or 1.5% of the total number of holders of Secured Asbestos Claims. Pursuant to these Asbestos Personal Injury Claim Tolling and Binding Agreements, these Asbestos Claimants have agreed to be bound by any order, decree, finding or judgment entered in the Omnibus Avoidance Action. These Asbestos Personal Injury Claim Tolling and Binding Agreements also toll through December 31, 2006 the expiration of the time established by Bankruptcy Code ss. 546(a) to bring Plan Trust Bankruptcy Causes of Action or Bankruptcy Causes of Action with respect to the claims of these Asbestos Claimants.

            Finally, since the filing of the Debtors' motion for summary judgment with respect to counts I and II of the first amended complaint in the Omnibus Avoidance Action, Debtors have entered into additional tolling agreements with 17 law firms representing Asbestos Claimants who signed tolling agreements with the Debtors prior to the filing of the original complaint in the Omnibus Avoidance Action and who were not previously named as defendants ("Modified Asbestos Personal Injury Claim Tolling and Binding Agreements"). These 17 signing firms represent approximately 10,000 creditors, or 12% of the total number of holders of Secured Asbestos Claims. Pursuant to these Modified Asbestos Personal Injury Claim Tolling and Binding Agreements, these Asbestos Claimants have agreed to be bound to the same extent that any party to the Omnibus Avoidance Action is bound, by (i) the ruling on any dispositive motion on the merits or (ii) any final judgment on the merits (except (A) any motion for entry of default or default judgment, or (B) any final judgment by default) entered in the Omnibus Avoidance Action as to counts I and II of the first amended complaint, regarding whether or not alleged pre-petition and post-petition transfers may be avoided under Bankruptcy Code ss.ss. 547 and 549. Unless these Asbestos Claimants signing the Modified Asbestos Personal Injury Claim Tolling and Binding Agreements have already been made a party to this proceeding, to the extent that any stipulation or settlement is offered to any party to the Omnibus Avoidance Action, the Debtors have also agreed to offer the same stipulation or settlement to the Asbestos Claimants signing Modified Asbestos Personal Injury Claim Tolling and Binding Agreements. These Modified Asbestos Personal Injury Claim Tolling and Binding Agreements also toll through December 31, 2006 the expiration of the time established by Bankruptcy Code ss. 546(a) to bring Plan Trust Bankruptcy Causes of Action or Bankruptcy Causes of Action with respect to the claims of these Asbestos Claimants.

            With respect to those Secured Asbestos Creditors who signed tolling agreements with the Debtors prior to the filing of the original complaint in the Omnibus Avoidance Action, but who have not signed either an Asbestos Personal Injury Claim Tolling and Binding Agreement or a Modified Asbestos Personal Injury Claim Tolling and Binding Agreement, the Debtors plan to add these claimants as defendants in the Omnibus Avoidance Action by amending the first amended complaint in that proceeding.


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

5.9.  Tolling Agreements With Respect to Other Avoidance Actions

            On August 10, 2005, the Debtors filed a motion for the entry of an order authorizing and approving the form of tolling agreement ("Vendor Tolling Agreement") to be entered into between the Debtors and (i) certain individual directors and officers of the Debtors; (ii) related companies to the Debtors;
(iii) professionals employed by the Debtors; and (iv) certain vendors, creditors and other parties that received transfers during the ninety days preceding the Petition Date with an aggregate value of $100,000.00 or greater, pursuant to Bankruptcy Code sections 105(a) and 546(a). The agreements toll the expiration of the time established by Bankruptcy Code ss. 546(a) to bring causes of action under Bankruptcy Code ss.ss. 544, 545, 547, 548, 549 or 553 until December 31, 2006. The Bankruptcy Court entered an order on September 8, 2005 granting the motion.

            Among others, the Debtors obtained signed tolling agreements from Congoleum Corporation, Congoleum Sales, Inc. and Congoleum Fiscal, Inc. in their corporate capacities (and not as debtors-in-possession); Richard and Roger Marcus; Howard N. Feist, III, Cyril C. Baldwin, Jr., John N. Irwin III, Mark N. Kaplan, Mark S. Newman, and C. Barnwell Straut; American Biltrite, Inc.; Skadden, Arps, Slate, Meagher & Flom; Gilbert, Heintz & Randolph; Dughi Hewit; and Kenesis Group LLC.

            The Debtors did not obtain signed tolling agreements from the following entities: Motley Rice, LLC; Weitz & Luxenberg P.C.; Ernst & Young LLP;; Liberty Mutual Insurance Group; Eastman Chemical Company; and Neville Chemical Company. The Debtors have named Motley Rice, LLC and Weitz & Luxenberg P.C. as defendants in the Omnibus Avoidance Action, which is discussed, in detail, in Section 5.10 below. Ernst & Young LLP was previously released from its avoidance action liability, and therefore, the Debtors did not seek a tolling agreement from this entity. The Debtors investigated their potential claims against Liberty Mutual Insurance Group, Eastman Chemical Company, and Neville Chemical Company before the expiration of the ss. 546(a) deadline and determined that the commencement of avoidance actions against these entities was not appropriate.

            On September 19, 2006, the Debtors filed a second motion for the entry of an order authorizing and approving a form of amended tolling agreement (the "Amended Tolling Agreement") to be entered into between the Debtors and those individuals, related companies, professionals employed by the Debtors, and vendors and creditors who previously executed Vendor Tolling Agreements. This motion was granted by the Bankruptcy Court by order dated October 17, 2006. The Amended Tolling Agreements, when executed, will further toll the expiration of the time established by Bankruptcy Code ss. 546(a) to bring causes of action under Bankruptcy Code ss.ss. 544, 545, 547, 548, 549 or 553 until December 31, 2007. To the extent these parties do not execute an Amended Tolling Agreement prior to December 31, 2006, the Debtors will commence those avoidance actions that they deem appropriate.

5.10. Asbestos Personal Injury Claims - Related Avoidance Actions

      (a) Congoleum Corporation v. Arthur J. Pergament, et al., Adv. Proc. No. 05-06245 (KCF)

            On December 3, 2005, the Debtors commenced the Omnibus Avoidance Action by filing in the Bankruptcy Court a Complaint to Avoid Pre-Petition Liens, to Avoid and Recover Preferential Transfers of Property and Fraudulent Transfers of Property Pursuant to 11 U.S.C. ss.ss. 544, 547, 548, 549 and 550, and to Disallow Claims Pursuant to 11 U.S.C. ss. 502(d) against (a) Arthur J. Pergament, in his capacity as Collateral Trustee; (b) Joseph F. Rice and the law firm of Motley Rice LLC; (c) Perry Weitz and the law firm of Weitz & Luxenberg, P.C.; and (d) those holders of Secured Asbestos Claims that did not voluntarily execute an Asbestos Personal Injury Claim Tolling Agreement.

            The Debtors commenced the Omnibus Avoidance Action for the purpose of (i) avoiding and recovering certain preferential transfers of property made to the Asbestos Claimants as defendants; (ii) avoiding and recovering certain fraudulent transfers of property made to the Asbestos Claimants named as defendants; (iii) avoiding and/or determining the validity, priority, or extent of certain pre-petition liens granted to secure the claims of the Asbestos Claimants named as defendants; and (iv) preserving, for the benefit of the Debtors' estates and the Plan Trustee, the claims alleged therein. The Omnibus Avoidance Action also seeks to avoid and recover certain preferential and/or fraudulent transfers of property made to Joseph Rice and/or Motley Rice, and to avoid and recover certain preferential and/or fraudulent transfers of property made to Perry Weitz and/or Weitz & Luxenberg.

            An amended complaint was filed on December 30, 2005, providing additional factual background, clarifying certain language, and including an additional prayer for relief relating to payments made to Asbestos Claimants named as defendants pursuant to Pre-Petition Settlement Agreements. The amended complaint also corrects an error listing certain Asbestos Claimants named therein under multiple law firms, and removes as defendants certain Asbestos Claimants that executed tolling agreements after the filing of the original complaint. The Debtors anticipate filing a second amended complaint to, inter alia, add as defendants those Asbestos Claimants who have not yet signed Asbestos Personal Injury Claim Tolling and Binding Agreements or Modified Asbestos Personal Injury Claim Tolling and Binding Agreements, as these are described above.

            On December 8, 2005, the Debtors filed a Notice of Plaintiff Congoleum Corporation's Motion Establishing Case Management Procedures and Establishing Briefing and Discovery Schedules, seeking an order with respect to organizing the phases of the action. At a hearing on December 28, 2005, the Bankruptcy Court approved, over certain objections, a case management order for the Omnibus Avoidance Action agreed upon by the Debtors and counsel for certain of the defendants. Pursuant to the case management order, the Omnibus Avoidance Action is divided into three stages. The first stage of the Omnibus Avoidance Action focused on the avoidance of certain of the rights under the Claimant Agreement and other pre-petition settlements as preferential pre-petition and/or unauthorized post-petition transfers of the Debtors in property pursuant to Bankruptcy Code ss.ss. 547 and 549. The second stage of the Omnibus Avoidance Action will focus on (i) the avoidance and recovery of certain fraudulent transfers of property made to the Asbestos Claimants named as defendants pursuant to Bankruptcy Code ss. 548 and applicable state law, and (ii) avoiding


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

and/or determining the validity, priority, or extent of the rights under the Claimant Agreement and other pre-petition settlements granted to secure the claims of all of the Asbestos Claimants named as defendants under Bankruptcy Code ss. 544. The third stage of the Omnibus Avoidance Action will focus on the avoidance and recovery of certain preferential and fraudulent transfers of property made to Joseph Rice and/or Motley Rice and Perry Weitz and/or Weitz & Luxenberg pursuant to Bankruptcy Code ss.ss. 547, 548, and 550 and applicable state law, and any additional claims that the Debtors may assert.

            In the first stage, each of the Asbestos Claimants named as defendants were required to answer only Counts I and II of the amended complaint pertaining to the preference and post-petition transfer issues. Such answer was due on January 30, 2006. On that date, counsel for the Collateral Trustee and certain of the Asbestos Claimants named as defendants filed a motion for more definite statement.

            On March 29, 2006, the Bondholders' Committee filed a motion to intervene in the Omnibus Avoidance Action, which the Bankruptcy Court granted pursuant to an order entered on April 25, 2006. On April 13, 2006, the Futures Representative filed a motion to intervene in the Omnibus Avoidance Action, which the Bankruptcy Court granted pursuant to an order entered on May 9, 2006.

            On March 16, 2006, the Debtors filed a motion for summary judgment with respect to the issues in Counts I and II of the amended complaint. On April 13, 2006, the Debtors filed an amended memorandum of law in support of the motion for summary judgment. The motion for summary judgment sought the avoidance of liens and security interests granted to the Asbestos Claimants named as defendants and the allowance of liquidated settlement amounts with respect to these claims during the ninety days before the Petition Date as voidable preferential transfers. The motion also sought the avoidance of liens and security interests granted to the Asbestos Claimants named as defendants and the allowance of liquidated settlement amounts with respect to these claims after the Petition Date, as voidable post-petition transfers.

            Specifically, the Debtors alleged in the amended memorandum of law that under the terms of the Claimant Agreement, the Collateral Trust Agreement, and the Security Agreement, the date that the Collateral Trustee was notified of a particular Asbestos Claimant's qualification as a Participating Claimant is the date the transfer of the lien and the liquidated settlement amount was made. As set forth in further detail in the amended memorandum of law, the Debtors alleged that this notification date was also the date the releases received from the Participating Claimants became effective, thereby completing the transfer of the liquidated settlement amount and the attachment of the lien. Since the first of these notices was not received by the Collateral Trustee until December 30, 2003, or during the period on or within ninety days before the Petition Date (the "Preference Period"), the Debtors alleged that the transfers with respect to the 61,283 Participating Claimants identified on this notice were made during the Preference Period, and for this and other reasons are subject to avoidance under Bankruptcy Code ss. 547. Because the second and third of these notices were not received by the Collateral Trustee until February 27, 2004 and April 1, 2004, the Debtors alleged that the transfers with respect to the 18,347 Participating Claimants identified on these notices were made after the Petition Date, and for this and other reasons are subject to avoidance under Bankruptcy Code ss. 549.


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

            On April 27, 2006, the defendants who filed the motion for more definite statement filed their opposition to the summary judgment motion, which argued, inter alia, that the transfer of interests granted to the Collateral Trustee occurred and were perfected far outside the Preference Period, and that the dates of the notices to the Collateral Trustee were not relevant, since no interests of the Debtors in property or of property of the estate were made at those times. These defendants also filed a motion to strike as hearsay certain evidence provided by the Debtors in support of their summary judgment motion. On May 3, 2006, the Debtors filed a reply brief, re-alleging their arguments made in the amended memorandum of law and responding to the arguments made in the defendants' opposition.

            On May 8, 2006, the Bankruptcy Court held a hearing and heard argument from the Debtors, the defendants, the Bondholders' Committee, and the Futures Representative on the defendants' motion for more definite statement and the Debtors' motion for summary judgment. The Bankruptcy Court denied the motion for more definite statement and reserved decision on the motion for summary judgment.

            On June 19, 2006, the Bankruptcy Court issued an opinion denying the Debtors' summary judgment motion, and granting summary judgment on Counts I and II in favor of all of the defendants in the Omnibus Adversary Proceeding. The Bankruptcy Court held that the Security Agreement granted a security interest to the Collateral Trustee, not to the individual claimants, but that nothing in the Security Agreement made the grant of the security interest contingent on compliance with the terms of the Claimant Agreement. The Bankruptcy Court further found that the claimants gave value to support the Collateral Trustee's security interest at the time the Claimant Agreement was signed on April 10, 2003, by agreeing to submit their claims for settlement and to enter into a 150-day litigation moratorium. As a result, the Bankruptcy Court held that for the purposes of Bankruptcy Code ss.ss. 547 and 549, the date of the transfer to the Collateral Trustee was June 11, 2003, when the parties signed the Security Agreement, which was before the commencement of the Preference Period and before the Petition Date. The Bankruptcy Court further refuted the Debtors' summary judgment theory by holding that when the claimants' documentation was approved, they did not receive a transfer of a security interest from the Debtors, but rather became beneficiaries of the security interest granted to the Collateral Trustee. An order denying the Debtors' summary judgment motion and granting summary judgment in favor of the defendants on Counts I and II of the amended complaint was entered by the Bankruptcy Court on July 31, 2006.

            The time in which defendants are required to file an answer to those counts of the Omnibus Avoidance Action pertaining to the issues in the second and third stages remains stayed until such time that the Bankruptcy Court enters a further order scheduling a proceeding on those issues. Similarly, all discovery and/or legal determinations relating to the second and third stages has been stayed until such time that the Bankruptcy Court enters a further scheduling order. The Plan, the Class 2 Settlement and the Class 3 and 11 Settlement are all premised, in part, on a dismissal of the Avoidance Actions against the Class 2, 3 and 11 Asbestos Claimants in exchange for the concessions granted by such Asbestos Claimants under the Class 2 Settlement and Class 3 and 11 Settlement and as reflected in the Eleventh Modified Plan. Because discussions under the auspices of the court-ordered mediation have been productive and the parties have reached consensus on the settlement of the Avoidance Actions under the terms of the Eleventh Modified Plan, the Debtors, in their discretion, have not moved forward and the Avoidance Actions have remained stayed. See Section 6.2 -- "Class 2 Settlement and Class 3 and 11 Settlement" for a description of the Class 2 and Class 3 and 11 Settlement.


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

      (b) Congoleum Corporation v. Arthur J. Pergament, et al., Adv. Proc. No. 05-06461 (KCF)

            On December 30, 2005, the Debtors commenced the Sealed Avoidance Action by filing under seal a Complaint to Avoid and Recover Fraudulent Transfers of Property Pursuant to 11 U.S.C. ss.ss. 544, 548, 550, the Uniform Fraudulent Transfer Act and Applicable State Law against (a) Arthur J. Pergament, in his capacity as Collateral Trustee; and (b) all holders of Secured Asbestos Claims, including those who voluntarily executed an Asbestos Personal Injury Claim Tolling Agreement. The Sealed Avoidance Action has been assigned Adversary Proceeding No. 05-06461 (KCF).

            The Debtors commenced the Sealed Avoidance Action for the purpose of
(i) avoiding and recovering pursuant to Bankruptcy Code ss.ss. 548(a)(i)(A) and 550(a) transfers of property made to the Asbestos Claimants and (ii) avoiding and recovering pursuant to Bankruptcy Code ss.ss. 544(b) and 550(a), the Uniform Fraudulent Transfer Act, and applicable state law transfers of property made to the Asbestos Claimants. The Sealed Avoidance Action was also commenced for the purpose of preserving, for the benefit of the Debtors' estates and the Plan Trustee, the claims alleged therein.

            The Sealed Avoidance Action was also commenced as a separate adversary proceeding in order to resolve a motion to intervene filed by Continental Casualty Company and Continental Insurance Company (and joined by Century Indemnity Company, ACE American Insurance, ACE Property and Casualty Insurance Company) in the Omnibus Avoidance Action. As set forth in the Bankruptcy Court's Stipulation and Order Relating to Preservation of Certain Claims of the Debtor-in-Possession and CNA's Motion to Intervene and Century's Joinder to Such Motion (entered in the Omnibus Avoidance Action on December 28,
2005), the Debtors have not sought issuance of any summonses in the Sealed Avoidance Action and the Bankruptcy Court will not require issuance of a summons in the Sealed Avoidance Action until further order of the Bankruptcy Court. The Sealed Avoidance Action also has been stayed and all deadlines tolled until further order of the Bankruptcy Court.

            On April 13, 2006, Continental Casualty Company and Continental Insurance Company filed a motion to unseal the Sealed Avoidance Action, to which the Debtors filed an objection on May 1, 2006. The Debtors resolved the motion with Continental Casualty Company and Continental Insurance Company without holding a hearing, and the motion was withdrawn on May 18, 2006.

            On July 21, 2006, the Bondholders' Committee filed a Motion to Intervene pursuant to 11 U.S.C. ss. 1109(b) and Bankruptcy Rule 7024(a) in the Sealed Avoidance Action (the "Bondholders' Intervention Motion"). On August 14, 2006, the Bankruptcy Court granted the Bondholders' Intervention Motion.


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

5.11. Settlements with Insurers and Brokers

      (a)   Liberty Mutual Settlement Agreement

            On June 24, 2004, the Debtors filed a motion for approval of a settlement agreement with Liberty Mutual Insurance Company ("Liberty"), which provided primary liability insurance coverage to Congoleum including coverage for asbestos-related claims (the "Liberty Settlement"). On July 29, 2004, the Bankruptcy Court entered an order approving the Liberty Settlement. In summary, the Liberty Settlement provides that Liberty will contribute $14,450,000 for the benefit of the Debtors' Estates. Upon the Confirmation Order becoming a Final Order, Liberty agreed to contribute an additional $950,000 for the benefit of the Plan Trust. In exchange, the Debtors agreed, among other things, to designate Liberty as a Settling Asbestos Insurance Company, thereby entitling Liberty to the benefit of certain injunctions under the Plan pursuant to sections 105(a) and 524(g) of the Bankruptcy Code. Reference should be made to the Liberty Settlement, which is attached as an exhibit to the motion seeking approval of the Liberty Settlement and which is on file with the Bankruptcy Court for more details regarding the terms of the Liberty Settlement.

      (b)   Marsh and Aon Settlements

            On September 28, 2004, the Debtors filed motions for the approval of settlement agreements with Marsh USA, Inc. et al. ("Marsh") and Aon Corporation et al. ("Aon"), both of which provided insurance brokerage services to Congoleum with respect to certain of the policies issued to Congoleum that provide coverage for Asbestos Personal Injury Claims (respectively, the "Marsh Settlement" and the "Aon Settlement"). On October 18, 2004, the Bankruptcy Court approved the Marsh and Aon Settlements. In summary, the Marsh and Aon Settlements provides that Marsh and Aon will contribute $40,000 and $75,000, respectively, for the benefit of the Debtors' Estates. Reference should be made to the Marsh Settlement and the Aon Settlement, which are attached as exhibits to the motions seeking approval of the Marsh and Aon Settlements and which are on file with the Bankruptcy Court for more details regarding the terms of those settlements.

      (c)   AIG Settlement

            On May 13, 2005, the Debtors filed a Motion Pursuant to Bankruptcy Rule 9019 and Bankruptcy Code Section 363 Approving Insurance Settlement Agreement with Certain AIG Companies ("AIG") (the "AIG Settlement"). On June 28, 2005, the Bankruptcy Court approved the AIG Settlement. AIG provided excess liability insurance coverage to Congoleum for asbestos-related claims. Under the terms of the settlement, AIG will pay $103 million over ten years to the Plan Trust. In exchange, the Debtors agreed, among other things, to designate AIG as a Settling Asbestos Insurance Company, thereby entitling AIG to the benefit of certain injunctions under the Plan pursuant to sections 105(a) and 524(g) of the Bankruptcy Code. The settlement resolves coverage obligations of policies with a total of $114 million in liability limits for asbestos bodily injury claims, and is subject to final Bankruptcy Court approval and effectiveness of a plan that contains a Bankruptcy Code ss. 524(g) injunction. Reference should be made to the AIG Settlement, which is attached as an exhibit to the motion seeking approval of the AIG Settlement and which is on file with the Bankruptcy Court for more details regarding the terms of the AIG Settlement. An insurer appealed


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

the approval order granted by the Bankruptcy Court to the District Court. The District Court, however, entered an Order on September 8, 2006 that administratively terminated the appeal. AIG has recently reserved the right to argue that the Plan, if confirmed, could lead to the possibility that the AIG Settlement may be declared void; for its part, Congoleum has reserved its rights to oppose any such argument. The AIG Settlement further provides that any party may declare that the agreement is null and void if the Confirmation Order fails to become a Final Order by May 10, 2007.

      (d)   Lloyd's and Equitas Settlement

            On June 27, 2005, the Debtors filed a Motion Pursuant to Bankruptcy Rule 9019 and Bankruptcy Code Section 363 Approving Insurance Settlement Agreement with Certain Underwriters at Lloyd's, London ("Lloyd's Underwriters") (the "Lloyd's Settlement"). On August 11, 2005, the Bankruptcy Court approved the Lloyd's Settlement. Lloyd's Underwriters severally subscribed to certain policies of insurance under which Congoleum is an insured (the "London Policies"). Under the terms of the settlement, Lloyd's Underwriters will pay a total of $19.95 million to the Plan Trust and Lloyd's Underwriters and Equitas Limited, Equitas Reinsurance Limited, Equitas Holdings Limited, Equitas Management Services Limited, and Equitas Policyholders Trust Limited (collectively, "Equitas"), solely in their capacity as Lloyd's Underwriters' reinsurer and run-off agent, will be designated as Settling Asbestos Insurance Companies, thereby entitling Lloyd's Underwriters and Equitas to certain injunctions under the Plan pursuant to sections 105(a) and 524(g) of the Bankruptcy Code. The settlement is subject to the effectiveness of a plan that contains the Section 524(g) injunction specified in the Lloyd's Settlement. Reference should be made to the Lloyd's Settlement, which is attached as an exhibit to the motion seeking approval of the Lloyd's Settlement and which is on file with the Bankruptcy Court for more details regarding the terms of the Lloyd's Settlement.

      (e)   Federal Settlement Agreement

            On August 4, 2005, the Debtors filed a Motion for Order Pursuant to Bankruptcy Rule 9019 Approving Insurance Settlement Agreement with Federal Insurance Company ("Federal") (the "Federal Settlement"). On October 11, 2005, the Bankruptcy Court approved the Federal Settlement. Federal provided certain liability insurance coverage to Congoleum for asbestos-related claims. Under the terms of the Federal Settlement, Federal will pay $4 million to the Plan Trust once a plan of reorganization with the Section 524(g) protection specified in the Federal Settlement agreement goes effective. In exchange, the Debtors agreed, among other things, to designate Federal as a Settling Asbestos Insurance Company, thereby entitling Federal to the benefit of certain injunctions under the Plan pursuant to sections 105(a) and 524(g) of the Bankruptcy Code. The Federal Settlement contains a downward adjustment mechanism which will permit Federal to pay a settlement amount less than $4 million if certain market conditions occur. The purpose of the downward adjustment mechanism is to equalize the settlement percentage of Federal's settlement amount to the settlement percentages of other high level excess insurers that are similarly situated to Federal in these bankruptcy cases. Reference should be made to the Federal Settlement, which is attached as an exhibit to the motion seeking approval of the Federal Settlement and which is on file with the Bankruptcy Court for more details regarding the terms of the Federal Settlement. The Futures Representative has appealed the approval order granted by the Bankruptcy Court to the District Court where it is pending. The Futures Representative, the Debtors and Federal have reach an agreement to resolve this appeal by amending the Federal Settlement to fix the settlement amount at $2.1 million and to eliminate the downward adjustment mechanism.


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

      (f)   The Mt. McKinley and Everest Settlement

            On October 6, 2005, the Debtors filed a Motion for Order Pursuant to Bankruptcy Rule 9019 Authorizing and Approving Insurance Settlement Agreement Among Debtors, Plan Trust, Mt. McKinley Insurance Company ("Mt. McKinley")and Everest Reinsurance Company ("Everest") (the "Mt. McKinley and Everest Settlement"). Under the terms of the Mt. McKinley and Everest Settlement, Mt. McKinley and Everest have paid $21.5 million into an escrow account. The escrow agent will transfer the funds to the Plan Trust once a plan containing the
Section 524(g) protection specified in the Mt. McKinley and Everest Settlement becomes effective. In exchange, the Debtors agreed, among other things, to designate Mt. McKinley and Everest as Settling Asbestos Insurance Companies, thereby entitling Mt. McKinley and Everest to the benefit of certain injunctions under the Plan pursuant to sections 105(a) and 524(g) of the Bankruptcy Code. The Bankruptcy Court approved the Mt. McKinley and Everest Settlement on November 18, 2005. The Mt. McKinley and Everest Settlement is subject to the effectiveness of a plan of reorganization that contains a Bankruptcy Code ss. 524(g) injunction. Reference should be made to the Mt. McKinley and Everest Settlement, which is attached as an exhibit to the motion seeking approval of the Mt. McKinley and Everest Settlement and which is on file with the Bankruptcy Court for more details regarding the terms of the Mt. McKinley and Everest Settlement. The Futures Representative has appealed the approval order granted by the Bankruptcy Court to the District Court where it is pending.

      (g)   The Harper Settlement

            On March 8, 2005, the Debtors filed a Motion for Order Pursuant to Bankruptcy Rule 9019 Authorizing and Approving Insurance Settlement Agreement With Harper Insurance Limited, Formerly Known as Turegum Insurance Company (the "Harper Settlement"). On April 4, 2006, the Bankruptcy Court approved the Harper Settlement. Under the terms of the Harper Settlement, Harper Insurance Limited ("Harper") has agreed to pay the total amount of $1,375,000 to the Plan Trust within three business days of the Debtors notifying Harper of the order approving the Harper Settlement becoming a Final Order, the Confirmation Order becoming a Final Order and a Plan containing a Bankruptcy Code ss. 524(g) injunction having become effective. In exchange, the Debtors agreed, among other things, to obtain, for the benefit of Harper, an injunction pursuant to section 524(g) of the Bankruptcy Code. Reference should be made to the Harper Settlement, which is attached as an exhibit to the motion seeking approval of the Harper Settlement and which is on file with the Bankruptcy Court for more details regarding the terms of the Harper Settlement.

      (h)   The St. Paul Travelers Settlement and Buyback Agreement

            On May 3, 2006, the Debtors filed a Motion For Order Authorizing and Approving the Settlement and Policy Buyback Agreement and Release Among the Congoleum Entities, the Plan Trust, the ABI Entities and the St. Paul Travelers Entities and Sale of Subject Policies Pursuant to Sections 105, 363, 1107 and 1108 of the Bankruptcy Code and Rules 2002, 6004, 9014 and 9019 of the Federal Rules of Bankruptcy Procedure (the "St. Paul Travelers Settlement and Buyback Agreement"). The St. Paul Travelers Entities allegedly issued certain policies of insurance under which Congoleum is an insured (the "Subject Policies"). Under the terms of the settlement, a total of $25 million will be paid in two installments to the Plan Trust, or as otherwise ordered by the Bankruptcy Court, within 13 months of the occurrence of certain events, including confirmation of a plan of reorganization for the Debtors containing a section 524(g) plan trust and channeling injunction for Asbestos Claims. In exchange, the Debtors agreed, among other things, to designate the St. Paul Travelers Entities as Settling Asbestos Insurance Companies, thereby entitling the St. Paul Travelers Entities to the benefit of certain injunctions under the Plan pursuant to sections 105(a) and 524(g) of the Bankruptcy Code. The St. Paul Travelers Settlement and Buyback Agreement resolves coverage obligations under the Subject Policies with respect to both Asbestos and non-Asbestos Claims. The St. Paul Travelers Settlement and Buyback Agreement is subject to final Bankruptcy Court approval and effectiveness of a plan that contains a Bankruptcy Code ss. 524(g) injunction. Reference should be made to the terms of the St. Paul Travelers Settlement and Buyback Agreement, which is attached as an exhibit to the motion seeking approval of the St. Paul Travelers Settlement and Buyback Agreement and which is on file with the Bankruptcy Court for more details regarding the terms of the St. Paul Travelers Settlement and Buyback Agreement. The Futures Representative sought, and was granted, limited discovery with respect to the St. Paul Travelers Settlement. A hearing to consider the St. Paul Travelers Settlement and Buyback Agreement has been adjourned until such time that such discovery can be reasonably completed.

      (i)   The Fireman's Fund Settlement

            On May 8, 2006, the Debtors filed their Motion for Order pursuant to Bankruptcy Rule 9019 and 11 U.S.C. ss. 363(f) Authorizing and Approving Settlement Agreement between Congoleum Corporation and Fireman's Fund Insurance Company (the "Fireman's Fund Settlement"). On September 25, 2006, the Bankruptcy Court approved the Fireman's Fund Settlement. Fireman's Fund Insurance Company ("Fireman's Fund") issued an insurance policy (the "Subject Policy") under which Congoleum is an insured. Under the terms of the settlement, Fireman's Fund will pay to Congoleum, or as otherwise directed by the Plan or the Confirmation Order, a total of $1 million within three (3) business days following the date that the Confirmation Order becomes a Final Order. In exchange, the Debtors will designate Fireman's Fund as Settling Asbestos Insurance Company thereby entitling Fireman's Fund to the benefit of certain injunctions under the Plan pursuant to sections 105(a) and 524(g) of the Bankruptcy Code. The settlement resolves coverage obligations under the Subject Policy of all Asbestos-Related Claims. The Fireman's Fund Settlement is subject to final Bankruptcy Court approval and effectiveness of a plan that contains a Bankruptcy Code ss. 524(g) injunction. Reference should be made to the Fireman's Fund Settlement, which is attached as an exhibit to the motion seeking approval of the Fireman's Fund Settlement and which is on file with the Bankruptcy Court for more details regarding the terms of the Fireman's Fund Settlement.

      (j)   The Century Settlement

            On September 20, 2006, the Bankruptcy Court entered an Order granting the Debtors' Motion for Order Pursuant to Sections 105, 363, 1107 and 1108 of the Bankruptcy Code and Rules 2002, 6004, 9014 and 9019 of the Federal Rules of Bankruptcy Procedure (i) Authorizing Debtor to Enter into a Settlement and Compromise of Certain Claims, (ii) Approving Sale of Certain Insurance Policies Free and Clear of Liens, Claims, Interests and Other Encumbrances, and
(iii) Approving the Settlement and Buyback Agreement and Releases by and between the Congoleum Entities and the Century Entities (the "Century Settlement and Buyback Agreement") following a hearing on September 11, 2006. Under the terms of the settlement, certain alleged claims against the Debtors (including any claim for substantial contribution) will be released by Century and a total of $16.95 million will be paid to the Plan Trust, or as otherwise ordered by the Bankruptcy Court, within three years of the occurrence of certain events, including confirmation of a plan of reorganization for the Debtors containing a section 524(g) plan trust and channeling injunction for Asbestos Claims. In exchange, the Debtors agreed, among other things, to designate Century Indemnity Company, individually and as successor to CCI Insurance Company, as successor to Insurance Company of North America and various affiliated described companies as more fully described in the Century Settlement and Buyback Agreement (the "Century Entities") as Settling Asbestos Insurance Companies, thereby entitling the Century Entities to the benefit of certain injunctions under the Plan pursuant to sections 105(a) and 524(g) of the Bankruptcy Code. The Debtors also agreed that the Reorganized Debtors will not in any way voluntarily assist any person or entity in the establishment of any right, action, cause of action or claim against the Century Entities in any way relating to any Asbestos Claim or other Claim released under the Century Settlement and Buyback Agreement.

            Certain insurers have appealed the approval order granted by the Bankruptcy Court to the District Court where it is pending. The statement of issues filed by the three appellants identify the basis for the appeal as a challenge to the scope of injunctions granted. Various sections of the Century Settlement and Buyback Agreement require challenged provisions of the Agreement to be enforced to the fullest extent permitted and grant the Century Entities the benefit of any other or additional release, injunction, injunctive protection, covenant not to sue, bar, or defense against and from any Claims of any Person that has been or may be granted to any other insurer that settles with the Debtors.

            The Century Settlement and Buyback Agreement resolves coverage obligations under certain policies of insurance under which Congoleum is an insured with respect to both Asbestos and non-Asbestos Claims. The Century Settlement and Buyback Agreement is subject to, among other conditions, final Bankruptcy Court approval and the effectiveness of a plan that contains a Bankruptcy Code ss. 524(g) injunction. Reference should be made to the terms of the Century Settlement and Buyback Agreement, which is attached as an exhibit to the motion seeking approval of the Century Settlement and Buyback Agreement and which is on file with the Bankruptcy Court for more details on the Century Settlement and Buyback Agreement.

5.12. Fourth Modified Plan and Subsequent Changes

            On November 12, 2004, the Debtors filed the Fourth Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al. (the "Fourth Modified Plan").

            In January 2005, the Debtors commenced a solicitation with respect to the Fourth Modified Plan. Votes were solicited from holders of Claims in Classes 2, 3, 9, 10 and 11 and holders of Interests in former Class 12 (now Class 13) (the "Post-Petition Solicitation"). Based on the votes received for the Post-Petition Solicitation, the Fourth Modified Plan was overwhelmingly supported by a majority of the Debtors' creditors, including the holders of Asbestos Personal Injury Claims.

            In April 2005, while the parties were preparing for a contested confirmation hearing on the Fourth Modified Plan, the Debtors met with the Asbestos Claimants' Committee, the Futures Representative and the Claimants' Representative to discuss further modifications to the Fourth Modified Plan to eliminate or minimize certain objections to the Plan. These discussions led to an agreement in principle that holders of Secured Asbestos Claims would permanently forbear from enforcing their lien and/or security interest claims in and to the Plan Trust Assets and such creditors would share pro rata with holders of Unsecured Asbestos Personal Injury Claims and Demands from a single, common fund to be held in the Plan Trust.

            In July 2005, Congoleum filed an amended plan of reorganization (the "Sixth Modified Plan") and related documents with the Bankruptcy Court which reflected the result of these negotiations, as well as other technical modifications. The Bankruptcy Court approved the disclosure statement and voting procedures and Congoleum commenced solicitation of acceptances of the Sixth Modified Plan in August 2005. In September 2005, the Debtors learned that certain Claimants holding Asbestos Secured Claims represented by the Weitz & Luxenburg firm no longer supported the Sixth Modified Plan. The Debtors' attempts to negotiate a consensual resolution of the Weitz Claimants' objections proved to be unsuccessful, and on December 13, 2005, the Debtors withdrew the Sixth Modified Plan. Thereafter, the Debtors continued to have contacts and discussions with representatives of the Asbestos Claimants' Committee, the Futures Representative, certain of the Insurers, and, recently, representatives of the new Bondholders' Committee concerning the elements of a Seventh and Eighth Modified Plan.

            On February 3, 2006, the Debtors filed the Seventh Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al. (the "Seventh Modified Plan"). As a result of subsequent negotiations with the Asbestos Claimants' Committee and the Bondholders' Committee, on March 17, 2006, the Debtors filed the Eighth Modified Plan. The modifications reflected in the Seventh and Eighth Modified Plans, inter alia, included a request for the Forbearance of security interests by the holders of Secured Asbestos Claims in former Class 15 (now Classes 2 and 3) and a request for the Forbearance of any right to payment under the Pre-Petition Settlement Agreements and the Claimant Agreement, as applicable, by holders of both Secured and Unsecured Asbestos Claims; impairment of the Senior Note Claims; the contribution of the New Class A Common Stock and the New Convertible Security to the Plan Trust; the addition of the Anti-Suit Injunction; "insurance neutrality" provisions; and the deletion of reimbursement for Coverage Costs, Claimants' Representative Fee Claims and indemnification of the Claimants' Representative and the Collateral Trustee.

5.13. Mediation and the Consensual Ninth, Tenth and Eleventh Modified Plans

            By the Bankruptcy Court's Order for Mediation, dated May 30, 2006, and with the agreement of the parties with an interest in the resolution of the Debtors' bankruptcy cases and/or the Coverage Litigation, including the non-settling insurance companies, the Asbestos Claimants' Committee, the Futures Representative, the Bondholders' Committee, the Claimants' Representative and the Debtors, the Bankruptcy Court ordered the mediation (the "Mediation") of all issues in the Debtors' bankruptcy cases before the honorable Mark B. Epstein and the honorable Judith H. Wizmur, Chief Judge of the United States Bankruptcy Court for the District of New Jersey. The Mediation commenced on June 8, 2006 and discussions under the auspices of the Mediation continue.


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            During the course of the Mediation, the Debtors, ABI, the Asbestos
Claimants' Committee, the Futures Representative, the Bondholders' Committee and the Claimants' Representative reached an agreement in principle on many of the issues presented in the Debtors' bankruptcy cases, which resolution is reflected in the Plan. The Asbestos Claimants' Committee, the Bondholders' Committee and the Claimants' Representative support the Plan. The Futures Representative approves of the basic economic terms of the Plan, including the Class 2 Settlement and the Class 3 and 11 Settlement; the treatment of the Senior Note Claims, the ABI Claims and the Congoleum Interests; however, the Futures Representative has not yet approved the final language of the Plan and the Plan Documents, including the TDP. The modifications reflected in the Plan are summarized as follows: (1)

            1. The Class 2 Settlement - Section 2.1 of the Plan. The Class 2 Settlement is incorporated in Section 2.1 of the Plan and provides for the compromise and settlement of the Asbestos Personal Injury Claims held by the Qualified Pre-Petition Settlement Claimants and the Causes of Action, including the Avoidance Actions, pending against such Claimants. In summary, effective as of the Effective Date, the Qualified Pre-Petition Settlement Claimants will release any and all security interests, liens or priorities of payment securing their pre-petition settlement amounts and Asbestos Claims and will reduce such Claims to 50% of their pre-petition settled amounts, which 50% reduced amount will be paid by the Plan Trust as soon as practicable after the Effective Date. Provided that the Class 2 Settlement is approved by the Bankruptcy Court pursuant to the Plan, all Causes of Action as against the Qualified Pre-Petition Settlement Claimants, including the Avoidance Actions, will be dismissed with prejudice, as against the Qualified Pre-Petition Settlement Claimants, except for Causes of Action against any Qualified Pre-Petition Settlement Claimant who asserts a right to a security interest, lien or payment priority under any Pre-Petition Settlement Agreement, the Collateral Trust Agreement or the Security Agreement.

            2. The Class 3 and 11 Settlement - Section 2.2 of the Plan. The Class 3 and 11 Settlement is incorporated in Section 2.2 of the Plan and provides for the compromise and settlement of the Asbestos Personal Injury Claims held by the Qualified Participating Claimants and the Causes of Action, including the Avoidance Actions, pending against such Claimants. In summary, effective as of the Effective Date, the Qualified Participating Claimants will release any and all security interests, liens or priorities of payment securing their pre-petition settlement amounts and right to payment under the Claimant Agreement, the Collateral Trust Agreement and the Security Agreement and such Claims will be deemed allowed in the maximum amount of $250, which amount will be paid by the

----------
(1) The following summary of the modifications reflected in the Eleventh Modified Plan is qualified in its entirety by reference to the more detailed and complete descriptions set forth in the Plan and elsewhere in the Disclosure Statement.


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

                  Plan Trust as soon as practicable after the Effective Date; provided, however, that each Qualified Participating Claimant may elect to forbear from exercising its right to such $250 amount and any and all rights under the Claimant Agreement, the Collateral Trust Agreement and the Security Agreement in which case such Claimant will receive the treatment afforded to Class 10 - Not Previously Determined Unsecured Asbestos Personal Injury Claims. Provided that the Class 3 and 11 Settlement is approved by the Bankruptcy Court pursuant to the Plan, all Causes of Action as against the Qualified Participating Claimants, including the Avoidance Actions, will be dismissed with prejudice, as against the Qualified Participating Claimants, except for Causes of Action against any Qualified Participating Claimant who asserts a right to a security interest, lien or payment priority under any Pre-Petition Settlement Agreement, the Collateral Trust Agreement or the Security Agreement.

            3. Treatment of Class 2 Claims of Qualified Pre-Petition Settlement Claimants - Section 5.1(b) of the Plan. Section 5.1(b) of the Plan sets forth the treatment afforded to the Class 2 Claims of the Qualified Pre-Petition Settlement Claimants, which treatment is consistent with, and subject to approval of, the Class 2 Settlement. In sum, each Qualified Pre-Petition Settlement Claimant will have or will be deemed to have irrevocably consented to (a) release his, her or its rights, if any, to hold, exercise or enforce any lien, security interest or payment priority under the respective Pre-Petition Settlement Agreement, the Collateral Trust Agreement and the Security Agreement; and (b) reduce the amount of its Secured Asbestos Claim to 50% of the amount agreed under the respective Pre-Petition Settlement Agreement, which reduced amount will be paid by the Plan Trust as soon after the Effective Date as practicable. In exchange, all Causes of Action pending against the Qualified Pre-Petition Settlement Claimants will be dismissed with prejudice, as against the Qualified Pre-Petition Settlement Claimants, except for Causes of Action against any Qualified Pre-Petition Settlement Claimant who asserts a right to hold, exercise or enforce any lien, security interest or payment priority under any Pre-Petition Settlement Agreement or any right to hold, exercise or enforce any lien, security interest or payment priority under the Collateral Trust Agreement and the Security Agreement in and to the Plan Trust Assets if it is determined that such Causes of Action have not been resolved by the Plan, the Class 2 Settlement, the Confirmation Order or otherwise (which excepted Causes of Action will continue and will be transferred to the Plan Trust). In the event that the Class 2 Settlement is not approved by a Final Order of the Bankruptcy Court, agreement by the Qualified Pre-Petition Settlement Claimants and the Debtors to the Class 2 Settlement will not be deemed an admission or used as evidence by any party, all Causes of Action pending against the Qualified Pre-Petition Settlement Claimants and all defenses thereto will be fully reserved and the Bankruptcy Court will determine and allow or disallow the amount and priority of each such Class 2 Secured Asbestos Claim after the Effective Date.


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

            4. Treatment of Class 3 and 11 Claims of Qualified Participating Claimants - Sections 5.1(c) and (k) of the Plan. Sections 5.1(c) and (k) of the Plan set forth the treatment afforded to the Class 3 and 11 Claims of the Qualified Participating Claimants, which treatment is consistent with, and subject to approval of, the Class 3 and 11 Settlement. In sum, each Qualified Participating Claimant will have or will be deemed to have irrevocably consented to (a) release his, her or its rights, if any, to hold, exercise or enforce any lien, security interest or payment priority under the Claimant Agreement, the Collateral Trust Agreement and the Security Agreement; and (b) reduce the amount of its entire Asbestos Claim to the total and maximum amount of $250, which amount will be paid by the Plan Trust pari passu with the "Other Asbestos Disease (Level 1 - Cash Discount Payment)" Asbestos Claims in accordance with the TDP as soon after the Effective Date as practicable; provided, however, that each such Qualified Participating Claimant may elect to irrevocably consent to forbear from exercising his, her or its right to such $250 amount and any and all rights under the Claimant Agreement, the Collateral Trust Agreement and the Security Agreement, in which case such forbearing Qualified Participating Claimant will receive the treatment afforded to Class 10 - Not Previously Determined Unsecured Asbestos Personal Injury Claims on account of its Class 3 and Class 11 Asbestos Personal Injury Claim. In exchange, all Causes of Action pending against the Qualified Participating Claimants will be dismissed with prejudice, as against the Qualified Participating Claimants, except for Causes of Action against any Qualified Participating Claimant who asserts a right to hold, exercise or enforce any lien, security interest or payment priority under the Claimant Agreement or any right to hold, exercise or enforce any lien, security interest or payment priority under the Collateral Trust Agreement and the Security Agreement in and to the Plan Trust Assets if it is determined that such Causes of Action have not been resolved by the Plan, the Class 3 and 11 Settlement, the Confirmation Order or otherwise (which excepted Causes of Action will continue and will be transferred to the Plan Trust). In the event that the Class 3 and 11 Settlement is not approved by a Final Order of the Bankruptcy Court, agreement by the Qualified Participating Claimants and the Debtors to the Class 3 and 11 Settlement will not be deemed an admission or used as evidence by any party, all Causes of Action pending against the Qualified Participating Claimants and all defenses thereto will be fully reserved and the Bankruptcy Court will determine and allow or disallow the amount and priority of each such Class 3 Secured Asbestos Claim after the Effective Date.

            5. Treatment of Class 10 - Not Previously Determined Unsecured Asbestos Personal Injury Claims - Section 5.1(j) of the Plan.
                  Section 5.1(j) of the Plan sets forth the treatment of Class


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

                  10 - Not Previously Determined Unsecured Asbestos Personal Injury Claims, including the Claims held by Qualified Participating Claimants that elect to receive the treatment afforded to Class 10 Claims. In sum, each Not Previously Determined Unsecured Asbestos Personal Injury Claim will be determined, liquidated and treated pursuant to the Plan Trust Agreement and the TDP.

            6. Treatment of Class 6 Senior Note Claims - Section 5.1(f) of the Plan. Section 5.1(f) of the Plan sets forth the treatment of Class 6 - Senior Note Claims. Provided that the holders of the Senior Note Claims (as a Class) vote to accept the Plan by the requisite number and amount required by the Bankruptcy Code, on the Effective Date, the Senior Notes will be cancelled and Reorganized Congoleum will issue the New Senior Notes. In the event that the AIG Contingencies and Conditions are satisfied, the Additional Bondholder Recovery will be immediately paid to holders of the Senior Note Claims once the Plan Trust has received or obtained the lesser of (i) $77.1 million in aggregate Cash and (ii) the aggregate amount in Cash of the sum of (x) $5 million and (y) the Plan Trust's liability (including the amounts, if any, held in reserve by the Plan Trust pursuant to Section 3.2 of the Plan Trust Agreement) on account of the Asbestos Personal Injury Claims of Qualified Claimants, Allowed Asbestos Property Damage Claims, the Plan Trust Note, Plan Trust Expenses and the initial contribution of $600,000 to the GHR/Kenesis Litigation Trust. The New Senior Notes will be secured by a lien on or security interest in all of the Reorganized Debtors' assets (subject to the limitations contained in the New Indenture, and excluding the GHR/Kenesis Actions and any Causes of Action against any Bankruptcy Professionals), which security will be subordinate in priority only to the security for the Amended Credit Agreement or any other working capital exit facility entered into by the Reorganized Debtors, provided that such Amended Credit Agreement or other working capital exit facility contains terms similar to the Existing Credit Agreement (except that the Amended Credit Agreement or other working capital exit facility may be modified to provide for a lien on or security interest in real estate and any other collateral securing the New Senior Notes). The liens securing the New Senior Notes will not be pari passu with any other liens or security interests. The New Senior Notes will be guaranteed by any Restricted Subsidiaries (as that term is defined in the New Indenture). The New Senior Notes will be contractually senior in priority and right of payment to amounts due under the New Convertible Security and the Plan Trust Note; provided, however, that in the absence of a default under the New Indenture, payments due under the Plan Trust Note and the New Convertible Security will be made in the ordinary course in accordance with their respective contractual terms. In the event that the holders of the Senior Note Claims (as a Class) do not vote to accept the Plan and the treatment afforded hereinabove by the requisite number and amount required by the Bankruptcy Code, then the Senior Notes will be cancelled and the Senior Note Claims will receive


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

                  their pro rata share of the common stock of Reorganized Congoleum with the Plan Trust, as determined by the Bankruptcy Court in the Confirmation Order (the "Allocation Proceeding"). The initial hearing on any Allocation Proceeding will not occur until at least 45 days after the balloting report of the Voting Agent is filed with the Bankruptcy Court. In no event will any distribution to the holders of the Senior Notes provided for herein be on account of any accrued and unpaid interest on account of the Senior Note Claims nor will the holders of the Senior Note Claims have any right to any Asbestos Insurance Rights, Asbestos Insurance Action Recoveries, the GHR/Kenesis Actions or any Causes of Action against any Bankruptcy Professional.

            7. Treatment of ABI Claims in Class 9 - Section 5.1(i) of the Plan. Section 5.1(i) of the Plan sets forth the treatment of Class 9 - ABI Claims. Under the Plan, the ABI Personal Injury Indemnity Claims, ABI Asbestos Claims and ABI Asbestos Property Damage Indemnity Claims will be deemed Disallowed and expunged and all other ABI Claims will be reinstated and payable by the Reorganized Debtors.

            8. Treatment of Congoleum Interests in Class 13 - Section 5.1(m) of the Plan. Section 5.1(m) of the Plan sets forth the treatment of Class 13 - Congoleum Interests, which treatment depends upon whether the holders of the Class 6 Senior Note Claims vote (as a Class) to accept the Plan. If the holders of the Senior Note Claims vote (as a Class) to accept the Plan by the requisite number and amount required by the Bankruptcy Code, the holders of the Congoleum Interests will retain such Interests subject to dilution by the issuance of New Class A Common Stock and the New Convertible Security to be contributed to the Plan Trust on the Effective Date. If the holders of the Senior Note Claims do not vote (as a Class) to accept the Plan by the requisite number and amount required by the Bankruptcy Code, the Congoleum Interests will be cancelled, the holders of the Congoleum Interests will retain nothing on account of such Interests and the common stock of Reorganized Congoleum will be allocated between the Plan Trust and the Senior Note Claims on a pro rata basis by the Bankruptcy Court in the Confirmation Order.

            9. The GHR/Kenesis Litigation Trust - Sections 6.1(o) and (p) of the Plan. Section 6.1(o) of the Plan provides for the establishment of the GHR/Kenesis Litigation Trust on the Effective Date for the benefit of Reorganized Congoleum. The purpose of the GHR/Kenesis Litigation Trust will be to, among other things, (i) pursue the collection of amounts owed to the Debtors' Estates on account of the GHR/Kenesis Actions for the benefit of Reorganized Congoleum; (ii) investigate, pursue, prosecute, settle, manage and resolve, as appropriate, the GHR/Kenesis Actions for the benefit of Reorganized Congoleum; and (iii) remit to the Plan Trust, on behalf of Reorganized Congoleum, all proceeds of the GHR/Kenesis Actions (after payment of fees and reimbursement for expenses of the


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                  GHR/Kenesis Litigation Trust) as security for Reorganized
                  Congoleum's obligations to the Plan Trust on account of the New Convertible Security and the Plan Trust Note. The form of the GHR/Kenesis Litigation Trust Agreement is attached to the Plan as Exhibit I.

            10. Indemnification of the Claimants' Representative and Collateral Trustee - Section 6.1(r) of the Plan and Section 4.6(c) of the Plan Trust Agreement. Under Sections 6.1(r) of the Plan and 4.6(c) of the Plan Trust Agreement, the Claimants' Representative and the Collateral Trustee will be entitled to be indemnified by the Plan Trust and Reorganized Congoleum for acts and omissions with respect to the negotiation and implementation of modifications to the Plan, the other Plan Documents and the Collateral Trust Agreement contemplated by the Ninth, Tenth or Eleventh Modified Plan and made on or after May 30, 2006. Reorganized Congoleum will be responsible for the first $1,000,000 and for 50% of the next $4,000,000 in indemnified liabilities, expenses, claims, damages or losses under the indemnity provision. The Plan Trust will be responsible for the remaining liabilities, expenses, claims, damages or losses indemnified under the indemnity provision.

            11.   Reimbursement of Coverage Costs - Section 6.1(s) of the Plan.
                  Section 6.1(s) of the Plan provides that Coverage Costs will be paid to Reorganized Congoleum in accordance with the terms of the Liberty Settlement. As of the date of this Disclosure Statement, approximately $3.7 million in reimbursable Coverage Costs remain due and owing to the Debtors under the terms of the Liberty Settlement.

            12. Plan Trust Note - Section 6.1(t) of the Plan. Section 6.1(t) of the Plan provides that on the Effective Date, the Plan Trust will provide a loan to Reorganized Congoleum in the principal amount of the Plan Trust Note, with the proceeds to be used only for Reorganized Congoleum's working capital and general corporate purposes, and in exchange therefor Reorganized Congoleum will issue the Plan Trust Note to the Plan Trust. The Plan Trust Note will be in all respects pari passu in priority and right of payment with the New Convertible Security; provided, however, that pursuant to the Pledge Agreement and the GHR/Kenesis Litigation Trust Agreement any proceeds of the GHR/Kenesis Actions will be pledged to the Plan Trust by Reorganized Congoleum to secure Reorganized Congoleum's obligations to the Plan Trust on account of the New Convertible Security and Plan Trust Note and will be used to reduce Reorganized Congoleum's obligations to the Plan Trust by (i) first, to pay principal and accrued interest under the Plan Trust Note until such time as the Plan Trust Note has been paid in full; (ii) second, to pay principal and accrued interest under the New Convertible Security until such time as the New Convertible Security has been paid in full or is no longer outstanding; provided, however, that the New Convertible Security will not be satisfied in full or retired before the Reset Date and any


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                  proceeds of the GHR/Kenesis Actions that are received by the
                  Plan Trust on account of the New Convertible Security prior to the Reset Date will be held by the Plan Trust in an interest bearing account and applied to amounts outstanding under the New Convertible Security immediately after the Reset Date; and
                  (iii) thereafter, the GHR/Litigation Trust will distribute any remaining or further proceeds to Reorganized Congoleum. The Plan Trust will not have liens on or security interests in any assets of the Reorganized Debtors other than the GHR/Kenesis Actions, the proceeds thereof and earnings thereon. The Plan Trust Note will be contractually subordinate in priority and right of payment to the New Senior Notes; provided, however, that in the absence of a default under the New Indenture, payments due under the Plan Trust Note will be made in the ordinary course in accordance with its terms.

            13.   Management of Reorganized Debtors - Section 6.4 of the Plan.
                  Section 6.4 of the Plan - "Management of Reorganized Debtors" has been revised to clarify that after the Effective Date, the Reorganized Debtors will continue to maintain independent directors in accordance with the listing requirements of the Amex and applicable law, which directors will, from the Effective Date and continuing until Reorganized Congoleum's obligations to the Plan Trust are fulfilled, also have no financial interest, past or present, in ABI or its affiliates or any business owned and controlled by Richard, Roger or William Marcus. In addition, during such period, any transaction between the Reorganized Debtors and any affiliate, insider or subsidiary of Reorganized Congoleum will be approved by a standing committee of such independent directors.

            14. Amended Credit Agreement--Section 6.5 of the Plan. Section 6.5 of the Plan--"Amended Credit Agreement" has been revised to clarify that on the Effective Date, the Amended Credit Agreement or such other working capital exit facility entered into by the Reorganized Debtors, which Amended Credit Agreement or other working capital exit facility will contain terms similar to the Existing Credit Agreement (except that the Amended Credit Agreement or other working capital exit facility may be modified to provide for a lien on or security interest in real estate and any other collateral securing the New Senior Notes), together with a new promissory note evidencing the obligation of Reorganized Congoleum thereunder, and all other documents, instruments and agreements to be entered into, delivered or confirmed thereunder on the Effective Date, will become effective. The new promissory note issued pursuant to the Amended Credit Agreement, if applicable, and all obligations under the Amended Credit Agreement, if applicable, and related documents will be repaid as set forth in the Amended Credit Agreement, if applicable.

            15. Escrowed $5 Million - Section 6.11 of the Plan. Section 6.11 has been added to the Plan to address the Additional Bondholder Recovery. Under that section, in order to satisfy


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                  the Additional Bondholder Recovery, the Reorganized Debtors
                  will receive or retain in escrow $5 million of Asbestos Insurance Action Recoveries on and following the Effective Date until the following conditions will have been satisfied:
                  (i) the AIG Contingencies and Conditions will have been satisfied; and (ii) the Plan Trust has received or obtained the lesser of (x) $77.1 million in aggregate Cash and (y) the aggregate amount in Cash of the sum of (a) $5 million and the
                  (b) Plan Trust's liability (including the amounts, if any, held in reserve by the Plan Trust pursuant to Section 3.2 of the Plan Trust Agreement) on account of the Asbestos Personal Injury Claims of Qualified Claimants, Allowed Asbestos Property Damage Claims, the Plan Trust Note, Plan Trust Expenses and the initial contribution of $600,000 to the GHR/Kenesis Litigation Trust. Upon satisfaction of the foregoing conditions, the Reorganized Debtors will pay the $5 million of escrowed Cash to the Indenture Trustee for distribution to holders of Senior Note Claims. If the AIG Contingencies and Conditions will not have been satisfied, then the Reorganized Debtors will pay the $5 million of escrowed Cash to the Plan Trust.

            16. Certain Mergers -- Section 6.12 of the Plan. Section 6.12 has been added to the Plan to provide that on the Effective Date, the Subsidiary Debtors will merge with and into Congoleum, with Reorganized Congoleum as the surviving corporation.

            17.   Conditions to Confirmation - Sections 11.1(a)(vi), (xxi);
                  (xxii) and (xxiii) of the Plan. Subsections 11.1(a)(vi),
                  (xxi), (xxii) and (xxiii) have been added to the Plan to incorporate additional conditions to Confirmation. First, subsection 11.1(a)(vi) of the Plan provides that, as a condition to confirmation and in the event that the holders of the Senior Note Claims (as a Class) do not vote to accept the Plan, the Bankruptcy Court will have allocated the common stock of Reorganized Congoleum between the Plan Trust and the Senior Note Claims on a pro rata basis. Second, subsection 11.1(a)(xxi) of the Plan provides that at least 95% in amount of the allowed and valid votes with respect to the Plan for each of Classes 2 and 3 will have accepted the Plan subject to waiver of this condition by the Claimants' Representative, the Asbestos Claimants' Committee and the Futures Representative, each in its sole discretion. Third, subsection 11.1(a)(xxii) of the Plan provides that the merger of the Subsidiary Debtors with and into Congoleum, with Reorganized Congoleum as the surviving corporation, will have been authorized by the Bankruptcy Court. Last, subsection 11.1(a)(xxiii) of the Plan provides that the Bankruptcy Court will have found, as a condition to confirmation, that the Plan Trust is a "qualified settlement fund" pursuant to Section 468(B) of the IRC and the regulations issued pursuant thereto.

            18. Insurance Settlement Protocol - Section 11.2(h) of the Plan. Subsection 11.2(h) has been added to the Plan to require that as a condition to the Effective Date, the Debtors will have obtained the consent of the Asbestos Claimants' Committee and


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                  the Futures Representative prior to reaching a compromise or settlement of any Asbestos Insurance Policy on or after August 4, 2006.

            19. Limited Exculpation and Release of Claimants' Representative - Sections 12.3 and 13.5 of the Plan. Section 12.3 and 13.5 of the Plan have been modified to reflect that the Claimants' Representative will not have or incur any liability in connection with the receipt of a $2 million advance from the Debtors prior to Petition Date on account of the Claimants' Representative's fees and expenses and that any Plan Trust Bankruptcy Cause of Action, including counts VII and XVI of the Omnibus Avoidance Action, arising from the receipt of such advance, will not be assigned to the Plan Trust and will be unconditionally released by the Debtors and their Estates.

            20.   Releases by Holders of Plan Trust Asbestos Claims - Section
                  12.4 of the Plan. Section 12.4 of the Plan - "Releases by Holders of Claims" has been revised to provide that any holder of a Plan Trust Asbestos Claim that accepts a payment from the Plan Trust will be deemed to have unconditionally released the Plan Trust and each Settling Insurance Company from any and all liability arising out of or relating to the manufacture, sale, distribution or use of any Congoleum product. These releases are limited, however, by the terms of the Century Settlement and Buyback Agreement. Specifically, the Century Settlement and Buyback Agreement provides that any person that files an objection to the Bankruptcy Codess.363 sale provisions of the order approving the Century Settlement and Buyback Agreement will be denied the benefits of the release with Century and the Debtors retaining the joint right to waive this requirement.

            21. Expansion and Clarification of Insurance Neutrality Provisions- Sections 12.12 and 14.21 of the Plan and definition of Asbestos Insurer Coverage Defenses. Section
                  12.12 of the Plan - "Insurance Neutrality" and the definition of Asbestos Insurer Coverage Defenses have been revised and expanded to remove any doubt that (a) the Plan is insurance neutral with respect to all issues related to confirmation of the Plan except for the issue of the Asbestos Insurance Assignment to the extent that it is finally determined by the Bankruptcy Court that the Bankruptcy Code authorizes the Asbestos Insurance Assignment by preempting any terms of any Asbestos Insurance Policy or provisions of applicable non-bankruptcy law that otherwise might prohibit the Asbestos Insurance Assignment; and (b) all Asbestos Insurer Coverage Defenses are preserved.

5.14. Standing of Insurers to be Heard

            The Debtors filed motions challenging the standing of certain of Congoleum's insurers to raise objections and be heard in the Reorganization Cases, specifically with regard to the Disclosure Statement, the Second Modified Plan and the Fourth Modified Plan. The Bankruptcy Court ruled that the insurers do not have standing to raise objections and be heard with respect to the Disclosure Statement. As to the Second Modified Plan and the Fourth Modified Plan, however, the Bankruptcy Court ruled that the insurers have standing to raise objections and be heard. Many of the insurers filed preliminary objections to the Second Modified Plan and objections to the Fourth Modified Plan (the "Plan Objections"). It is anticipated that insurers may file additional amended or supplemental objections in connection with the confirmation of the Eleventh Modified Plan in addition to those stated in their summary judgment motions and the Plan Proponents may assert that such insurers lack standing to do so.

5.15. Discovery Conducted by the Parties

      (a)   Fact Discovery

            In connection with the Plan Objections, the insurers and the Debtors engaged in extensive discovery in preparation for the Confirmation Hearing on the Fourth Modified Plan. The parties exchanged voluminous amounts of documents, as well as obtaining documents from representatives of the parties and certain other parties-in-interest in the Reorganization Cases, including many of the counsel to the holders of Asbestos Personal Injury Claims. Most of the Debtors' senior management, as well as certain professionals retained by the Debtors, have been deposed by the insurers. Likewise, the Debtors and insurers have agreed that discovery taken in the Coverage Action may be used in the Confirmation Hearing.

      (b)   Expert Witness Discovery

            Both the Debtors and the insurers identified certain expert witnesses that they expected to call to testify at the Confirmation Hearing on prior plans. Expert witness reports were exchanged during discovery on the previous plans. In addition, supplemental expert reports and expert reports on newly developed issues may be exchanged in connection with the Plan.

5.16. Expiration of Debtors' Exclusivity to File a Plan and Solicit Acceptances Thereof

            The Bankruptcy Court had approved several extensions of exclusivity for the Debtors to file a plan and solicit acceptances thereof. On November 9, 2005, the Bankruptcy Court denied the Debtors' motion to extend the periods during which the Debtors had the exclusive right to file a plan and solicit acceptances thereof under section 1121(d) of the Bankruptcy Code (the "Exclusive Periods"), thus terminating the Debtors' exclusive right to file a plan of reorganization. As a result of this ruling, on December 2, 2005, Continental Casualty Company and Continental Insurance Company ("CNA") filed a Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code for Congoleum Corporation, Congoleum Sales, Inc. and Congoleum Fiscal, Inc. (the "First CNA Plan").

            On February 3, 2006, the Bondholders' Committee filed a Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code for Congoleum Corporation, Congoleum Sales, Inc. and Congoleum Fiscal, Inc. (the "Bondholders' Plan"). The Bondholders' Committee subsequently withdrew the Bondholders' Plan.

            On August 18, 2006, CNA and the Bondholders' Committee jointly filed a Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code for


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Congoleum Corporation, Congoleum Sales, Inc. and Congoleum Fiscal, Inc. (the
"CNA/Bondholder Plan"), which was subsequently withdrawn when the Bondholders' Committee reached the agreement reflected in the Debtors' Plan.

            On September 11, 2006 the Bankruptcy Court entered an Amended Pre-Trial Order, pursuant to which the Debtors filed the Tenth Modified Plan and Disclosure Statement on September 15, 2006. Pursuant to the same order, CNA filed its Second Modified Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code for Congoleum Corporation, Congoleum Sales, Inc. and Congoleum Fiscal, Inc (the "Second CNA Plan"). The Amended Pre-Trial Order also established a briefing schedule for the filing and consideration of motions for summary judgment as to whether any of the pending plans are confirmable as a matter of law and objections to disclosure statements. On October 10, 2006, the Debtors and the Asbestos Claimants' Committee filed a joint summary judgment motion, including a supporting statement of material facts, regarding the confirmability of the Second CNA Plan. In addition to addressing the terms of the CNA Plan, the Debtors' and the Asbestos Claimants' Committee requested the reinstatement of the Debtors' exclusive rights to file and solicit a plan of reorganization. On October 10, 2006, each of (i) CNA and (ii) First State Insurance Company and Twin City Fire Insurance Company (collectively, "First State") filed motions for summary judgment requesting the denial of confirmation of the Tenth Modified Plan. On October 12, 2006, the Debtors and the Asbestos Claimants' Committee filed a joint objection to the Disclosure Statement with respect to the Second CNA Plan, and CNA (as joined by Employers Insurance of Wausau) filed an objection to the Disclosure Statement pending with respect to the Tenth Modified Plan. On October 15, 2006, the Debtors and the Asbestos Claimants' Committee filed a joint motion to strike CNA's objection to this Disclosure Statement on the basis of the Bankruptcy Court's prior rulings limiting insurer standing. On October 17, 2006, the Debtors filed a response to the summary judgment motions of CNA and First State, CNA filed a response to the joint summary judgment motion of the Debtors and the Asbestos Claimants' Committee, and the United States Trustee filed a response to each of the summary judgment motions regarding the Tenth Modified Plan and the CNA Plan. A hearing to consider the summary judgment motions and the adequacy of the disclosure statements filed with respect to the Tenth Modified Plan and the CNA Plan has been scheduled for October 26, 2006 before the Bankruptcy Court.

5.17. Confirmation Hearing

            [The Confirmation Hearing is currently scheduled to commence on [ , 2006].] Notice of the Confirmation Hearing will be published in one or more newspapers of general circulation in locations where the Company has substantial business operations, and will be mailed to all known holders of Claims, at least 25 days before the date of the Confirmation Hearing, unless the Bankruptcy Court specifies otherwise. See Section 7.2 -- "Confirmation Hearing" below. Section 524(g) of the Bankruptcy Code requires that any confirmation order containing a supplemental injunction must be issued or affirmed by the District Court. If the Confirmation Order is not issued by the District Court exercising its bankruptcy jurisdiction, the Debtors will seek to have the Confirmation Order affirmed promptly by the District Court. See Section 7.3(e) -- "Injunction Under Section 524(g) of the Bankruptcy Code".


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                                   ARTICLE 6
                               SUMMARY OF THE PLAN

6.1.  General

            The following is a summary intended as a brief overview of certain provisions of the Plan and the compromises and settlements incorporated in Plan and is qualified in its entirety by reference to the full text of the Plan, a copy of which is annexed hereto as Exhibit A. Other provisions of the Plan not summarized in this Article 6 may be summarized elsewhere in this Disclosure Statement. Holders of Claims and Interests are respectfully referred to the relevant provisions of the Bankruptcy Code and are encouraged to review the Plan and this Disclosure Statement with their counsel, or other advisors.

6.2.  The Class 2 Settlement and Class 3 and 11 Settlement

      (a) Proposed Settlement Between the Debtors and Qualified Pre-Petition Settlement Claimants

            Section 2.1 of the Plan will implement a compromise and settlement with respect to the Asbestos Claims of the Qualified Pre-Petition Settlement Claimants. Pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code and consistent with section 1129 of the Bankruptcy Code, the Plan will constitute a motion for approval of, and the Confirmation Order may authorize and constitute Bankruptcy Court approval of, the Class 2 Settlement.

            On the Effective Date, pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code, in full and final satisfaction of the Secured Asbestos Claims of the Qualified Pre-Petition Settlement Claimants, and for good and valuable consideration including the Qualified Pre-Petition Settlement Claimants' agreement to the treatment specified in the Plan for the Secured Asbestos Claims of the Qualified Pre-Petition Settlement Claimants and the Claims and Interests asserted by other parties in interest, the Class 2 Settlement will be effectuated in accordance with the following terms if the Class 2 Settlement is approved by the Bankruptcy Court:

                  (i) Each Secured Asbestos Claim of a Qualified Pre-Petition Settlement Claimant will be deemed allowed by the Confirmation Order (except to the extent that such Claim has been expunged) as undisputed, uncontingent and liquidated in the reduced settlement amount of fifty percent (50%) of the amount agreed under the respective Pre-Petition Settlement Agreement, which reduced amount, without interest, will be paid by the Plan Trust in accordance with the TDP as soon after the Effective Date as possible.

                  (ii) Each Qualified Pre-Petition Settlement Claimant will release his, her or its rights, if any, to hold, exercise or enforce any lien, security interest or payment priority under the respective Pre-Petition Settlement Agreements and his, her or its rights, if any, to hold, exercise or enforce any lien, security interest or payment priority under the Collateral Trust Agreement and the Security Agreement in and to the Plan Trust Assets.


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                  (iii) All Causes of Action pending against the Qualified
Pre-Petition Settlement Claimants, including the Avoidance Actions, will be dismissed with prejudice, as against the Qualified Pre-Petition Settlement Claimants, except for Causes of Action against any Qualified Pre-Petition Settlement Claimant who asserts a right to hold, exercise or enforce any lien, security interest or payment priority under any Pre-Petition Settlement Agreement or any right to hold, exercise or enforce any lien, security interest or payment priority under the Collateral Trust Agreement and the Security Agreement in and to the Plan Trust Assets if it is determined that such Causes of Action have not been resolved by the Plan, the Class 2 Settlement, the Confirmation Order or otherwise (which excepted Causes of Action will continue and will be transferred to the Plan Trust).

                  (iv) Other than rights to the treatment provided in Article V of the Plan or as otherwise provided in the Plan or the Plan Documents, on and after the Effective Date, each Qualified Pre-Petition Settlement Asbestos Claimant will be deemed to have unconditionally released the Reorganized Debtors, the Released Non-Debtor Parties, the Pre-Petition Asbestos Claimants' Committee, the Asbestos Claimants' Committee, the Collateral Trustee, the Claimants' Representative and their current and former Representatives from any and all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date by the Debtors or the Reorganized Debtors, the Reorganization Cases, or the negotiation, formulation, and preparation of the Plan, the Plan Documents or any related agreements, instruments or other documents. For the avoidance of doubt, in no event will any such party be released in the case of the gross negligence or willful misconduct of such party.

                  (v) In the event that the Class 2 Settlement is not approved by a Final Order of the Bankruptcy Court, agreement by the Qualified Pre-Petition Settlement Claimants and the Debtors to the Class 2 Settlement will not be deemed an admission or used as evidence by any party, all Causes of Action pending against the Qualified Pre-Petition Settlement Claimants and all defenses thereto will be fully reserved and transferred to the Plan Trust; and the Bankruptcy Court will determine the validity and priority of each such Class 2 Secured Asbestos Claim after the Effective Date.

      (b) Proposed Settlement Between the Debtors and the Qualified Participating Claimants

            Section 2.2 of the Plan will implement a compromise and settlement with respect to the Asbestos Claims of the Qualified Participating Claimants. Pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code and consistent with section 1129 of the Bankruptcy Code, the Plan will constitute a motion for approval of, and the Confirmation Order may authorize and constitute Bankruptcy Court approval of, the Class 3 and 11 Settlement.

            On the Effective Date, pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code, in full and final satisfaction of the Asbestos Claims of the Qualified Participating Claimants, and for good and valuable consideration including the Qualified Participating Claimants' agreement to the treatment specified in the Plan for the Asbestos Claims of the


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Qualified Participating Claimants and the Claims and Interests asserted by other parties in interest, the Class 3 and 11 Settlement will be effectuated in accordance with the following terms if the Class 3 and 11 Settlement is approved by the Bankruptcy Court:

                  (i) Each Asbestos Claim of a Qualified Participating Claimant will be deemed allowed by the Confirmation Order (except to the extent that such Claim has been expunged) as undisputed, uncontingent and liquidated in the total and maximum amount of $250, which amount will be paid by the Plan Trust pari passu with the "Other Asbestos Disease (Level 1 - Cash Discount Payment)" Asbestos Claims in accordance with the TDP as soon after the Effective Date as practicable; provided, however, that each Qualified Participating Claimant may elect to forbear from exercising its right to such $250 amount and any and all rights under the Claimant Agreement, the Collateral Trust Agreement and the Security Agreement, in which case such forbearing Qualified Participating Claimant will receive the treatment afforded to Class 10 - Not Previously Determined Unsecured Asbestos Personal Injury Claims.

                  (ii) Each Qualified Participating Claimant will release his, her or its rights, if any, to hold, exercise or enforce any lien, security interest or payment priority under the Claimant Agreement and his, her or its rights, if any, to hold, exercise or enforce any lien, security interest or payment priority under the Collateral Trust Agreement and the Security Agreement in and to the Plan Trust Assets.

                  (iii) All Causes of Action pending against the Qualified Participating Claimants, including the Avoidance Actions, will be dismissed with prejudice, as against the Qualified Participating Claimants, except for Causes of Action against any Qualified Participating Claimant who asserts a right to hold, exercise or enforce any lien, security interest or payment priority under the Claimant Agreement or any right to hold, exercise or enforce any lien, security interest or payment priority under the Collateral Trust Agreement and the Security Agreement in and to the Plan Trust Assets if it is determined that such Causes of Action have not been resolved by the Plan, the Class 3 and 11 Settlement, the Confirmation Order or otherwise (which excepted Causes of Action will continue and will be transferred to the Plan Trust).

                  (iv) Other than rights to the treatment provided in Article V of the Plan or as otherwise provided in the Plan or the Plan Documents, on and after the Effective Date, each Qualified Participating Claimant will be deemed to have unconditionally released the Reorganized Debtors, the Released Non-Debtor Parties, the Pre-Petition Asbestos Claimants' Committee, the Asbestos Claimants' Committee, the Collateral Trustee, the Claimants' Representative and their current and former Representatives from any and all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date by the Debtors or the Reorganized Debtors, the Reorganization Cases, or the negotiation, formulation, and preparation of the Plan, the Plan Documents or any related agreements, instruments or other documents. For the avoidance of doubt, in no event will any such party be released in the case of the gross negligence or willful misconduct of such party.


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

                  (v) In the event that the Class 3 and 11 Settlement is not approved by a Final Order of the Bankruptcy Court, agreement by the Qualified Participating Claimants and the Debtors to the Class 3 and 11 Settlement will not be deemed an admission or used as evidence by any party, all Causes of Action pending against the Qualified Participating Claimants and all defenses thereto will be fully reserved and transferred to the Plan Trust; and the Bankruptcy Court will determine the validity and priority of each such Class 3 Secured Asbestos Claim and Class 11 Previously Determined Unsecured Asbestos Personal Injury Claim after the Effective Date.

6.3.  Classification

      (a)   Generally

            Article III of the Plan sets forth an explanation of Claims that are not classified under the Plan and a designation of Classes of Claims and Interests.

      (b)   Unclassified Claims

            In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, including Substantial Contribution Claims, and Priority Tax Claims are not classified and are excluded from the Classes established in
Article III of the Plan. The treatment accorded Administrative Claims, Substantial Contribution Claims and Priority Tax Claims is set forth in Article IV of the Plan.

      (c)   Classes

            For purposes of the Plan, the Claims against and Interests in the Debtors are grouped in the following Classes in accordance with section 1122(a) of the Bankruptcy Code:

            Class 1 - Priority Claims

            Class 2 - Secured Asbestos Claims of Qualified Pre-Petition
                      Settlement Claimants

            Class 3 - Secured Asbestos Claims of Qualified Participating
                      Claimants

            Class 4 - Lender Secured Claims

            Class 5 - Other Secured Claims

            Class 6 - Senior Note Claims

            Class 7 - General Unsecured Claims

            Class 8 - Workers' Compensation Claims

            Class 9 - ABI Claims


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            Class 10 - Not Previously Determined Unsecured Asbestos Personal
                       Injury Claims

            Class 11 - Previously Determined Unsecured Asbestos Personal Injury
                       Claims

            Class 12 - Asbestos Property Damage Claims

            Class 13 - Congoleum Interests

            Class 14 - Subsidiary Interests

6.4.  Treatment of Administrative Claims and Priority Tax Claims

      (a)   Administrative Claims

            On the Distribution Date, each holder of an Allowed Administrative Claim will receive, except as otherwise provided in the Plan and subject to the requirements of Section 14.11 of the Plan, either Cash equal to the unpaid portion of such Allowed Administrative Claim, or such different treatment as agreed by the applicable Debtor and such holder in writing; provided, however, that Allowed Administrative Claims representing (i) post-petition liabilities incurred in the ordinary course of business by the Debtors and (ii) post-petition contractual liabilities arising under loans or advances to the Debtors (whether or not incurred in the ordinary course of business), will be paid by the Reorganized Debtors in accordance with the terms and conditions of the particular transactions relating to such liabilities and any related agreements.

      (b)   Priority Tax Claims

            On the Distribution Date, each holder of an Allowed Priority Tax Claim will receive (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (ii) such different treatment as agreed by the applicable Debtor and such holder in writing, or (iii) at the Reorganized Debtors' sole discretion, deferred Cash payments over a period not exceeding six years after the assessment date of such Allowed Priority Tax Claim, valued as of the Effective Date in an amount equal to such Allowed Priority Tax Claim.

6.5.  Treatment of Classified Claims and Interests

            Allowed Claims and Allowed Interests, as classified in Article III of the Plan, will be treated in the manner set forth in Article V of the Plan. The following constitutes a summary of such treatment:

      (a)   Class 1 - Priority Claims

            (1)   Impairment and Voting

            Class 1 is Unimpaired by the Plan. Each holder of an Allowed Priority Claim in Class 1 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.


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

            (2)   Treatment

            On the Distribution Date, each holder of an Allowed Priority Claim will receive either (i) the Allowed Amount of its Priority Claim in Cash, or
(ii) such different treatment as may be agreed to by such holder and the Reorganized Debtors. The Reorganized Debtors will be responsible for payment of Allowed Priority Claims.

      (b) Class 2 - Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants

            (1)   Impairment and Voting

            Class 2 is Impaired by the Plan. Class 2 consists of all Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants to the extent secured under the terms of the Collateral Trust Agreement. Each holder of a Class 2 Claim is entitled to vote to accept or reject the Plan under sections 524(g) and 1126 of the Bankruptcy Code.

            (2)   Treatment

            As of the Effective Date, all liability for all Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants will be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors will have no liability therefor. Each such Qualified Pre-Petition Settlement Claimant will, in respect of its Secured Asbestos Claim (except to the extent that such Claim has been expunged), be paid by the Plan Trust, in full satisfaction, settlement, release, and discharge of and in exchange for such Claim, in Cash in accordance with the provisions of the Plan Documents.

            Effective as of the Effective Date and subject to entry of a Final Order of the Bankruptcy Court approving the Class 2 Settlement, each Qualified Pre-Petition Settlement Claimant will have irrevocably consented or be deemed to have irrevocably consented to (i) release his, her or its rights, if any, to hold, exercise or enforce any lien, security interest or payment priority under the respective Pre-Petition Settlement Agreements and his, her or its rights, if any, to hold, exercise or enforce any lien, security interest or payment priority under the Collateral Trust Agreement and the Security Agreement in and to Plan Trust Assets; and (ii) reduce the amount of its Secured Asbestos Claim to 50% of the amount agreed under the respective Pre-Petition Settlement Agreement, which reduced amount will be paid by the Plan Trust in accordance with the TDP as soon after the Effective Date as practicable. In exchange therefor, all Causes of Action pending against the Qualified Pre-Petition Settlement Claimants will be dismissed with prejudice, as against the Qualified Pre-Petition Settlement Claimants, except for Causes of Action against any Qualified Pre-Petition Settlement Claimant who asserts a right to hold, exercise or enforce any lien, security interest or payment priority under any Pre-Petition Settlement Agreement or any right to hold, exercise or enforce any lien, security interest or payment priority under the Collateral Trust Agreement and the Security Agreement in and to the Plan Trust Assets if it is determined that such Causes of Action have not been resolved by the Plan, the Class 2 Settlement, the Confirmation Order or otherwise (which excepted Causes of Action will continue and will be transferred to the Plan Trust). In the event that the Class 2 Settlement is not approved by a Final Order of the Bankruptcy Court, agreement by the Qualified Pre-Petition Settlement Claimants and the Debtors to


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the Class 2 Settlement will not be deemed an admission or used as evidence by any party, all Causes of Action pending against the Qualified Pre-Petition Settlement Claimants and all defenses thereto will be fully reserved and the Bankruptcy Court will determine and allow or disallow the amount and priority of each such Class 2 Secured Asbestos Claim after the Effective Date.

      (c)   Class 3 - Secured Asbestos Claims of Qualified Participating
            Claimants

            (1)   Impairment and Voting

            Class 3 is Impaired by the Plan. Class 3 consists of all Secured Asbestos Claims of Qualified Participating Claimants to the extent secured under the terms of the Collateral Trust Agreement. Each holder of a Class 3 Claim is entitled to vote to accept or reject the Plan under sections 524(g) and 1126 of the Bankruptcy Code.

            (2)   Treatment

            As of the Effective Date, all liability for all Secured Asbestos Claims of Qualified Participating Claimants will be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors will have no liability therefor. Each such Qualified Participating Claimant will, in respect of its Secured Asbestos Claim (except to the extent that such Claim has been expunged), be paid by the Plan Trust, in full satisfaction, settlement, release, and discharge of and in exchange for such Claim, in Cash in accordance with the provisions of the Plan Documents.

            Effective as of the Effective Date and subject to entry of a Final Order of the Bankruptcy Court approving the Class 3 and 11 Settlement, each Qualified Participating Claimant will have irrevocably consented or be deemed to have irrevocably consented to (i) release his, her or its rights, if any, to hold, exercise or enforce any lien, security interest or payment priority under the Claimant Agreement and his, her or its rights, if any, to hold, exercise or enforce any lien, security interest or payment priority under the Collateral Trust Agreement and the Security Agreement in and to the Plan Trust Assets; and
(ii) reduce the amount of its entire Asbestos Claim to the total and maximum amount of $250, which amount will be paid by the Plan Trust pari passu with the "Other Asbestos Disease (Level 1 - Cash Discount Payment)" Asbestos Claims in accordance with the TDP as soon after the Effective Date as practicable; provided, however, that each such Qualified Participating Claimant may elect to irrevocably consent to the Forbearance of his, her or its right to (x) such $250 amount and (y) any and all rights under the Claimant Agreement, the Collateral Trust Agreement and the Security Agreement, in which case such forbearing Qualified Participating Claimant will receive the treatment afforded to Class 10
- Not Previously Determined Unsecured Asbestos Personal Injury Claims on account of its Class 3 and Class 11 Asbestos Personal Injury Claim. In exchange therefor, all Causes of Action pending against the Qualified Participating Claimants will be dismissed with prejudice, as against the Qualified Participating Claimants, except for Causes of Action against any Qualified Participating Claimant who asserts a right to hold, exercise or enforce any lien, security interest or payment priority under the Claimant Agreement or any right to hold, exercise or enforce any lien, security interest or payment priority under the Collateral Trust Agreement and the Security Agreement in and to the Plan Trust Assets if it is determined that such Causes of Action have not been resolved by the Plan, the Class 3 and 11 Settlement, the Confirmation Order or otherwise (which excepted Causes of Action will continue and will be


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transferred to the Plan Trust). In the event that the Class 3 and 11 Settlement is not approved by a Final Order of the Bankruptcy Court, agreement by the Qualified Participating Claimants and the Debtors to the Class 3 and 11 Settlement will not be deemed an admission or used as evidence by any party, all Causes of Action pending against the Qualified Participating Claimants and all defenses thereto will be fully reserved and the Bankruptcy Court will determine and allow or disallow the amount and priority of each such Class 3 Secured Asbestos Claim after the Effective Date.

      (d)   Class 4 - Lender Secured Claims

            (1)   Impairment and Voting

            Class 4 is Unimpaired by the Plan. Lender Secured Claims constitute any Claim arising under or relating to the Existing Credit Agreement, Existing Subsidiary Guaranty or any related documents. Each holder of a Lender Secured Claim in Class 4 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            On the Effective Date, the Existing Credit Agreement, as ratified, amended and approved in accordance with the Financing Order will be amended and restated in accordance with the terms of the Amended Credit Agreement and the holder of the Allowed Lender Secured Claim will be entitled to all the rights and benefits of a Lender under the Amended Credit Agreement and related documents, which will be on terms and conditions similar to the Existing Credit Agreement (except that the Amended Credit Agreement may be modified to provide for a lien on or security interest in real estate and any other collateral securing the New Senior Notes) and mutually acceptable to the Debtors and Wachovia. Alternatively, if, as of the Confirmation Hearing, the Debtors and the holder of the Lender Secured Claim have not agreed upon the terms of the Amended Credit Agreement, the Lender Secured Claim will be paid in full indefeasibly on the Effective Date or as soon thereafter as practicable and Wachovia will be released from any and all liabilities and causes of action in accordance with the Financing Order.

      (e)   Class 5 - Other Secured Claims

            (1)   Impairment and Voting

            Class 5 is Unimpaired by the Plan. Each sub-Class of Class 5 Other Secured Claims contains a single Other Secured Claim and is a separate Class for all purposes under the Bankruptcy Code and the Plan. If the Claim of a holder of an Other Secured Claim exceeds the value of the Collateral that secures it, such holder will have an Other Secured Claim equal to the Collateral's value and a General Unsecured Claim for the deficiency. Other Secured Claims include any pre-petition Secured Claim asserted against the Debtors, other than Lender Secured Claims and Secured Asbestos Claims. Each holder of an Other Secured Claim in Class 5 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.


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

            (2)   Treatment

            The legal, equitable and contractual rights of the holders of Allowed Other Secured Claims are Unimpaired by the Plan and all such Claims will be Reinstated on the Effective Date.

      (f)   Class 6 - Senior Note Claims

            (1)   Impairment and Voting

            Class 6 is Impaired by the Plan. Senior Note Claims constitute Claims based upon the Senior Notes. Each holder of a Senior Note Claim in Class 6 is entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            On the Effective Date, provided that the holders of the Senior Note Claims (as a Class) vote to accept the Plan by the requisite number and amount required by the Bankruptcy Code, the Senior Notes will be cancelled and Reorganized Congoleum will issue the New Senior Notes. In the event that the AIG Contingencies and Conditions are satisfied, the Additional Bondholder Recovery will be immediately paid to holders of the Senior Note Claims once the Plan Trust has received or obtained the lesser of (i) $77.1 million in aggregate Cash and (ii) the aggregate amount in Cash of the sum of (x) $5 million and (y) the Plan Trust's liability (including the amounts, if any, held in reserve by the Plan Trust pursuant to Section 3.2 of the Plan Trust Agreement) on account of the Asbestos Personal Injury Claims of Qualified Claimants, Allowed Asbestos Property Damage Claims, the Plan Trust Note, Plan Trust Expenses and the initial contribution of $600,000 to the GHR/Kenesis Litigation Trust. The New Senior Notes will be secured by a lien on or security interest in all of the Reorganized Debtors' assets (subject to the limitations contained in the New Indenture, and excluding the GHR/Kenesis Actions and any Causes of Action against any Bankruptcy Professionals), which security will be subordinate in priority only to the security for the Amended Credit Agreement or any other working capital exit facility entered into by the Reorganized Debtors, provided that such Amended Credit Agreement or other working capital exit facility contains terms similar to the Existing Credit Agreement (except that the Amended Credit Agreement or other working capital exit facility may be modified to provide for a lien on or security interest in real estate or any other collateral securing the New Senior Notes). The liens securing the New Senior Notes will not be pari passu with any other liens or security interests. The New Senior Notes will be guaranteed by any Restricted Subsidiaries (as that term is defined in the New Indenture). The New Senior Notes will be contractually senior in priority and right of payment to amounts due under the New Convertible Security and the Plan Trust Note; provided, however, that in the absence of a default under the New Indenture, payments due under the Plan Trust Note and the New Convertible Security will be made in the ordinary course in accordance with their respective contractual terms.

            In the event that the holders of the Senior Note Claims (as a Class) do not vote to accept the Plan and the treatment afforded hereinabove by the requisite number and amount required by the Bankruptcy Code, then the Senior Notes will be cancelled and the Senior Note Claims will receive their pro rata share of the common stock of Reorganized Congoleum with the Plan Trust, as determined by the Bankruptcy Court in the Confirmation Order (the "Allocation Proceeding"). The initial hearing on any Allocation Proceeding will not occur until at least 45 days after the balloting report of the Voting Agent is filed with the Bankruptcy Court.


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            In no event will any distribution to the holders of the Senior Note
Claims provided for herein be on account of any accrued and unpaid interest on account of the Senior Note Claims nor shall the holders of the Senior Note Claims have any right to any Asbestos Insurance Rights, Asbestos Insurance Action Recoveries, the GHR/Kenesis Actions or any Causes of Action against any Bankruptcy Professional.

      (g)   Class 7 - General Unsecured Claims

            (1)   Impairment and Voting

            Class 7 is Unimpaired by the Plan. General Unsecured Claims constitute Unsecured Claims against the Debtors other than Asbestos Claims, Senior Note Claims, ABI Claims and Workers' Compensation Claims, including without limitation Claims in respect of rent, trade payables and similar such Claims. Each holder of an Allowed General Unsecured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            The legal, equitable and contractual rights of the holders of Allowed General Unsecured Claims are Unimpaired by the Plan and all such Claims will be Reinstated on the Effective Date.

      (h)   Class 8 - Workers' Compensation Claims

            (1)   Impairment and Voting

            Class 8 is Unimpaired by the Plan. Each holder of an Allowed Workers' Compensation Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            The holders of Allowed Workers' Compensation Claims will be paid in the ordinary course pursuant to such rights that exist under any state workers' compensation system or laws that apply to such Claims.

      (i)   Class 9 - ABI Claims

            (1)   Impairment and Voting

            Class 9 is Impaired by the Plan. The holder of the Allowed ABI Claims is entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.


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

            (2)   Treatment

            ABI, as the holder of the ABI Claims, will receive the following treatment: (a) all ABI Claims (other than ABI Asbestos Personal Injury Indemnity Claims, ABI Asbestos Property Damage Indemnity Claims and ABI Asbestos Claims) will be Reinstated and will be payable by, and enforceable obligations of, the Reorganized Debtors; and (b) all ABI Asbestos Personal Injury Indemnity Claims, ABI Asbestos Property Damage Indemnity Claims and ABI Asbestos Claims will be deemed Disallowed and expunged.

      (j) Class 10 - Not Previously Determined Unsecured Asbestos Personal Injury Claims

            (1)   Impairment and Voting

            Class 10 is Impaired by the Plan. Class 10 consists of all Not Previously Determined Unsecured Asbestos Personal Injury Claims. Each holder of a Class 10 Claim is entitled to vote to accept or reject the Plan under sections 524(g) and 1126 of the Bankruptcy Code.

            (2)   Treatment

            As of the Effective Date, all liability for all Not Previously Determined Unsecured Asbestos Personal Injury Claims as well as liability for all future Demands and Unknown Asbestos Claims will be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors will have no liability therefor. Each Not Previously Determined Unsecured Asbestos Personal Injury Claim, future Demand and Unknown Asbestos Claim will be determined, liquidated and treated pursuant to the Plan Trust Agreement and the TDP. The TDP will apply to all holders of Not Previously Determined Unsecured Asbestos Personal Injury Claims, Unknown Asbestos Claims and Demands, including any such holder who elects to resort to the legal system and obtains a judgment for money damages.

      (k) Class 11 - Previously Determined Unsecured Asbestos Personal Injury Claims

            (1)   Impairment and Voting

            Class 11 is Impaired by the Plan. Class 11 consists of all Previously Determined Unsecured Asbestos Personal Injury Claims. Each holder of a Class 11 Claim is entitled to vote to accept or reject the Plan under sections 524(g) and 1126 of the Bankruptcy Code.

            (2)   Treatment

            As of the Effective Date, all liability for all Previously Determined Unsecured Asbestos Personal Injury Claims will be deemed satisfied in their entirety and will not receive any additional payment or consideration under the Plan other than as provided in Section 5.1(c) of the Plan and the Class 3 and 11 Settlement.


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      (l)   Class 12 - Asbestos Property Damage Claims

            (1)   Impairment and Voting

            Class 12 is Impaired by the Plan. Asbestos Property Damage Claims constitute all Asbestos Property Damage Claims for which Proofs of Claim have been filed prior to the Asbestos Property Damage Claim Bar Date. Each holder of an Allowed Asbestos Property Damage Claim had the opportunity to vote to accept or reject the Plan under the Fourth Modified Plan and will not be resolicited with respect to the Eleventh Modified Plan.

            (2)   Treatment

            As of the Effective Date, all liability for all Allowed Asbestos Property Damage Claims will be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors will have no liability therefor. Each Allowed Asbestos Property Damage Claim will be paid solely from the Asbestos Property Damage Claim Sub-Account on account of the unpaid Allowed Amount of such Claim pursuant to the Plan Trust Agreement. After the assets in the Asbestos Property Damage Claim Sub-Account have been exhausted, the Plan Trust will have no further liability or obligation for or in respect of any Asbestos Property Damage Claims. All Asbestos Property Damage Claims as to which a Proof of Claim was not filed prior to the expiration of the Asbestos Property Damage Claim Bar Date will be deemed Disallowed.

      (m)   Class 13 - Congoleum Interests

            (1)   Impairment and Voting

            Class 13 is Impaired by the Plan. Each holder of the Congoleum Interests is entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            On the Effective Date, in the event that the holders of the Senior Note Claims (Class 6) vote (as a Class) to accept the Plan by the requisite number and amount required by the Bankruptcy Code, the holders of the Congoleum Interests will retain such Interests; provided, however, on the Effective Date, the New Class A Common Stock and the New Convertible Security, which will be contributed to the Plan Trust, will be issued.

            In the event that the holders of the Senior Note Claims do not vote (as a Class) to accept the Plan by the requisite number and amount required by the Bankruptcy Code, the Congoleum Interests will be cancelled, the holders of the Congoleum Interests will retain nothing on account of such Interests and the common stock of Reorganized Congoleum will be allocated between the Plan Trust and the Senior Note Claims on a pro rata basis by the Bankruptcy Court in the Confirmation Order.


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

      (n)   Class 14 - Subsidiary Interests

            (1)   Impairment and Voting

            Class 14 is Unimpaired by the Plan. Each holder of a Subsidiary Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            On the Effective Date, the holders of the Subsidiary Interests will retain such Subsidiary Interests.

6.6.  Means for Execution of the Plan

      (a)   Establishment of the Plan Trust

            On any date between the Confirmation Date and the Effective Date, the Plan Trust will be established in accordance with the Plan Documents. See
Article 8 -- "Plan Trust and Asbestos Claims Resolution Matters" for a description of the Plan Trust. In addition, on the Effective Date, the Plan Trust established pursuant to the Plan Trust Agreement will become solely responsible for the payment of all Plan Trust Asbestos Claims. See Section 6.1 of the Plan for a further description of the Plan Trust.

      (b)   Plan Trust Funding

            (1)   The Collateral Trust

            On the Effective Date, pursuant to the terms of the Collateral Trust Agreement and the Plan, all of the Collateral Trust's right, title and interest in and to any assets or properties then held by the Collateral Trust will automatically be transferred and assigned to, and vest in, the Plan Trust, free and clear of all Claims, Liens and encumbrances.

            (2)   The New Class A Common Stock

            On the Effective Date, Congoleum will issue 3,800,000 shares of Congoleum Class A Common Stock to the Plan Trust (in the event that the Senior Note Claims (as a Class) vote to accept the Plan) or the Plan Trust Common Stock (in the event that the Senior Note Claims (as a Class) do not vote to accept the Plan).

            (3)   The New Convertible Security

            On the Effective Date, Congoleum will issue and contribute a convertible promissory note to the Plan Trust (in the event that the Senior Note Claims (as a Class) vote to accept the Plan) or the Plan Trust Common Stock (in the event that the Senior Note Claims (as a Class) do not vote to accept the
Plan) in satisfaction of section 524(g) of the Bankruptcy Code. The New Convertible Security will have the following terms: (i) an initial principal amount of $2,738,234.75, such principal amount being subject to increase on the Reset Date in the amount, if any, by which 36% of Reorganized Congoleum's market capitalization based on average trading prices for Reorganized Congoleum's Class


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

A common stock at the close of trading for the 90 consecutive trading days beginning on the one year anniversary of the Effective Date (if the Reset Date occurs on the First Indicated Date) or the two year anniversary of the Effective Date (if the Reset Date occurs on the Second Indicated Date), exceeds such initial principal amount; (ii) an initial interest rate equal to 9% of the principal amount per annum, payable semi-annually in arrears, with such interest rate to reset to the rate of 5% of the principal amount per annum on the tenth anniversary of the Effective Date and payable at such reset interest rate per annum until maturity; (iii) redeemable for the principal amount at the option of the Plan Trust or Reorganized Congoleum on or anytime after the tenth anniversary of the Effective Date; (iv) a maturity date of the fifteenth anniversary of the Effective Date if not redeemed or otherwise paid earlier; (v) convertible into the number of shares of Class A Common Stock (on a fully diluted basis with all Class B Common Stock converted to Class A Common Stock) which, when combined with the number of shares of New Class A Common Stock held by the Plan Trust immediately prior to the conversion date, will result in the Plan Trust owning 51% of the voting common shares outstanding on a fully diluted basis immediately after the conversion on the conversion date and 51% of the total economic equity value of Reorganized Congoleum outstanding on a fully diluted basis immediately after the conversion on the conversion date, such conversion to take place at the option of the Plan Trust upon the occurrence and at any time during the continuance of an event of default of the obligation to pay interest; (vi) secured only by a first priority lien and security interest, pari passu only with the security for the Plan Trust Note, on distributions from the GHR/Kenesis Litigation Trust (in accordance with the terms of the GHR/Kenesis Litigation Trust); (vii) no voting rights except upon conversion; and (viii) contractually subordinated in priority and payment to the New Senior Notes; provided, however, that in the absence of a default under the New Indenture, payments due under the New Convertible Security will be made in the ordinary course in accordance with its terms.

            (4)   The ABI Contribution

            On the Effective Date, ABI will make the ABI Contribution to the Plan Trust.

            (5)   The Liberty Payment

            Upon the Confirmation Order becoming a Final Order, Liberty will contribute $950,000 to the Plan Trust.

            (6)   The AIG Payment

            Conditioned upon the occurrence of the Effective Date, the Confirmation Order becoming a Final Order and AIG having been designated as Settling Asbestos Insurance Companies, AIG will contribute approximately $103 million to the Plan Trust in 40 quarterly installments over a ten year period.

            (7)   The Lloyd's Underwriters Payment

            Conditioned upon the occurrence of the Effective Date, the Confirmation Order becoming a Final Order and Lloyd's Underwriters and Equitas having been designated as Settling Asbestos Insurance Companies, Lloyd's Underwriters will contribute approximately $20 million to the Plan Trust.


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

            (8)   The Federal Payment

            Conditioned upon the Bankruptcy Court approval of the amendment of the Federal Settlement (as described in Section 5.11(e) hereinabove), the dismissal of the related appeal, the occurrence of the Effective Date, the Confirmation Order becoming a Final Order and Federal being designated as a Settling Asbestos Insurance Company, Federal will contribute $2.1 million to the Plan Trust.

            (9)   The Mt. McKinley and Everest Payment

            Conditioned upon the order approving the Mt. McKinley and Everest Settlement becoming a Final Order (an appeal of the Mt. McKinley and Everest Settlement is pending in District Court), the occurrence of the Effective Date, the Confirmation Order becoming a Final Order and Mt. McKinley and Everest having been designated as Settling Asbestos Insurance Companies, Mt. McKinley and Everest will contribute $21.5 million to the Plan Trust.

            (10)  The Harper Payment

            Conditioned upon the occurrence of the Effective Date, the Confirmation Order becoming a Final Order and Harper having obtained the benefit of an injunction pursuant to section 524(g) of the Bankruptcy Code, Harper will contribute $1,3750,000 to the Plan Trust.

            (11)  The St. Paul Travelers Payment

            Conditioned upon approval of the St. Paul Travelers Settlement and Buyback Agreement by the Bankruptcy Court, within 13 months of the occurrence of certain events, including order approving the St. Paul Travelers Settlement becoming a Final Order, the occurrence of the Effective Date, the Confirmation Order becoming a Final Order and St. Paul Travelers having obtained the benefit of injunctions pursuant to sections 524(g) and 105(a) of the Bankruptcy Code, St. Paul Travelers will contribute $25,000,000 in two installments to the Plan Trust.

            (12)  The Fireman's Fund Payment

            Conditioned upon the order approving the Fireman's Fund Settlement becoming a Final Order, the occurrence of the Effective Date, the Confirmation Order becoming a Final Order and Fireman's Fund having obtained the benefit of an injunction pursuant to section 524(g) of the Bankruptcy Code, Fireman's Fund will contribute $1,000,000 to the Plan Trust.

            (13)  The Century Payment

            Conditioned upon approval of the Century Settlement and Buyback Agreement by the Bankruptcy Court, the Century Settlement becoming a Final Order, the occurrence of the Effective Date, the Confirmation Order becoming a Final Order and the Century Entities having obtained the benefit of injunctions pursuant to sections 524(g) and 105(a) of the Bankruptcy Code, Century Indemnity Company will contribute $16,950,000 to the Plan Trust pursuant to the payment schedule set forth in the Century Settlement and Buyback Agreement.


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

            (14)  Proceeds of GHR/Kenesis Litigation Trust

            On the Effective Date, the GHR/Kenesis Litigation Trust will be established in accordance with the GHR/Kenesis Litigation Trust Agreement for the benefit of Reorganized Congoleum. Effective as of the Effective Date, the Reorganized Debtors will assign to the GHR/Kenesis Litigation Trust without further act or deed (i) the GHR/Kenesis Actions and (ii) proceeds realized from the prosecution of the GHR/Kenesis Actions in accordance with section 1123(b)(3)(B) of the Bankruptcy Code. Pursuant to Section 6.1(o) of the Plan, the Reorganized Debtors grant, assign, transfer, convey and deliver to the GHR/Kenesis Litigation Trustee, on behalf of and for the benefit of the Reorganized Debtors, control of all of the Debtors' right, title and interest in the GHR/Kenesis Actions and the proceeds of such Actions. The GHR/Kenesis Litigation Trust will be funded on the Effective Date with $600,000 from the proceeds of that certain Asbestos Insurance Settlement Agreement with Liberty Mutual Insurance Company to provide for payment of the fees and expenses of the GHR/Kenesis Litigation Trustee. As soon as practicable after the Effective Date, the Bondholders' Committee will provide to the GHR/Kenesis Litigation Trustee all discovery obtained by the Bondholders' Committee in connection with the GHR/Kenesis Actions and any relevant work product related thereto. The reasonable fees and expenses of the Bondholders' Committee incurred in connection with producing such information to the GHR/Kenesis Litigation Trustee will be paid by the GHR/Kenesis Litigation Trust within ten (10) days of the receipt of an invoice for such reasonable fees and expenses. The GHR/Kenesis Litigation Trustee will be nominated by the Debtors, with the consent of the Asbestos Claimants' Committee and the Futures Representative, no later than fifteen (15) days prior to the commencement of the Confirmation Hearing and the appointment of the GHR/Kenesis Litigation Trustee will be subject to approval by the Bankruptcy Court. The purpose of the GHR/Kenesis Litigation Trust will be to, among other things (i) pursue the collection of amounts owed to the Debtors' Estates on account of the GHR/Kenesis Actions for the benefit of Reorganized Congoleum; (ii) investigate, pursue, prosecute, settle, manage and resolve, as appropriate, the GHR/Kenesis Actions for the benefit of Reorganized Congoleum; and (iii) remit to the Plan Trust, on behalf of Reorganized Congoleum, all proceeds of the GHR/Kenesis Actions (after payment of fees and reimbursement for expenses of the GHR/Kenesis Litigation Trust) as security for Reorganized Congoleum's obligations to the Plan Trust on account of the New Convertible Security and the Plan Trust Note and will be used by Reorganized Congoleum as follows: (x) first, to pay principal and accrued interest under the Plan Trust Note until such time as the Plan Trust Note has been paid in full; (y) second, to pay principal and accrued interest under the New Convertible Security until such time as the new Convertible Security has been paid in full or is no longer outstanding; provided, however, that the New Convertible Security will not be satisfied in full or retired before the Reset Date and any proceeds of the GHR/Kenesis Actions that are received by the Plan Trust on account of the New Convertible Security prior to the Reset Date will be held by the Plan Trust in an interest bearing account and applied to amounts outstanding under the New Convertible Security immediately after the Reset Date; and (z) thereafter, the GHR/Litigation Trust will distribute any remaining or further proceeds to Reorganized Congoleum. Notwithstanding anything in the Plan or the Plan Documents to the contrary, in the event that the GHR/Kenesis Actions are finally resolved in their entirety as determined by the Debtors, the Asbestos Claimants' Committee, the Bondholder' Committee and the Futures Representative, each acting in its sole discretion, the GHR/Kenesis Litigation Trust will not be established; provided, however, that any proceeds of the GHR/Kenesis Actions will be distributed in accordance with the Pledge Agreement and Section 6.1(o) of the Plan by Reorganized Congoleum.


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

      (c)   Plan Distributions

            The Disbursing Agent will make all distributions required under the Plan (other than distributions to holders of Plan Trust Asbestos Claims and Senior Note Claims). Distributions will be made on the Distribution Date (unless otherwise provided by the Plan or ordered by the Bankruptcy Court) with respect to all Claims except for Plan Trust Asbestos Claims. Distributions to be made on the Distribution Date will be deemed actually made on the Distribution Date if made either (a) on the Distribution Date or (b) as soon as practicable thereafter. With respect to Plan Trust Asbestos Claims, distributions to holders of Plan Trust Asbestos Claims will be made in accordance with the Plan Trust Agreement and/or the TDP, as applicable. As provided in the TDP, notwithstanding any other provision contained in the TDP, the holder of the Claim for the Claims Handling Fee will be paid as provided in the Plan Trust Agreement; and distributions to Plan Trust Asbestos Claims will not be prior to payment of or reserve for Plan Trust Expenses in accordance with the terms of the Plan Trust Agreement. With respect to Senior Note Claims, distributions will be made by the Indenture Trustee, whose reasonable fees and expenses in connection with such distributions will be paid by Reorganized Congoleum.

      (d)   Procedures for the Treatment of Disputed Claims

            (1)   Disallowance of Improperly Filed Claims

            Subject to section 502(j) of the Bankruptcy Code and Bankruptcy Rules 3008 and 9006, any Administrative Claim, Asbestos Property Damage Claim or Claim (other than Asbestos Personal Injury Claims and ABI Claims) for which the filing of a Proof of Claim, application or motion with the Bankruptcy Court is required under the terms of the Bankruptcy Code, the Bankruptcy Rules, any order of the Bankruptcy Court (including one providing a Bar Date) or the Plan will be disallowed if and to the extent that such Proof of Claim (or other filing) is not timely and properly made.

            (2)   Prosecution of Objections to Claims

            Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, after the Effective Date the Reorganized Debtors will have the exclusive right to make and file objections to Proofs of Claims, other than Proofs of Claims in respect of Asbestos Personal Injury Claims, Unknown Asbestos Claims, Professional Fee Claims and ABI Asbestos Claims, at any time on or before ninety days after the later of (i) the Effective Date or (ii) the date on which such Claim was filed with the Bankruptcy Court unless no Proof of Claim is required to be filed pursuant to Bankruptcy Rule 3002, the Plan or any order of the Bankruptcy Court; provided, however, that (x) this deadline may be extended by the Bankruptcy Court on motion by the Debtors or the Reorganized Debtors, as applicable, and (y) neither the Debtors, the Reorganized Debtors nor any other Person may file an objection to any (1) Claim that was Allowed by a Final Order entered during the Reorganization Cases, or (2) Claim Allowed by the Plan. In addition, unless otherwise ordered by the Bankruptcy Court after notice and a hearing, after the Effective Date the Reorganized Debtors, subject to Sections
14.5 and 14.11 of the Plan, will have the exclusive right to make and file


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

objections to Administrative Claims and to amend the Schedules or to object to any Claim specified on the Schedules, at any time on or before sixty (60) days after the later of (i) the Effective Date or (ii) the date on which such Claim was filed with the Bankruptcy Court unless no Proof of Claim is required to be filed pursuant to Bankruptcy Rule 3002, the Plan or any order of the Bankruptcy Court; provided, however, that (x) this deadline may be extended by the Bankruptcy Court on motion by the Debtors or the Reorganized Debtors, as applicable, (y) neither the Debtors, the Reorganized Debtors nor any other Person may file an objection to any (1) Claim that was Allowed by a Final Order entered during the Reorganization Cases, or (2) Claim Allowed by the Plan, and
(z) with respect to any Administrative Claim referred to in sub-clause (a)(4) of the definition of Administrative Expense, no objection may be filed with respect to any such Administrative Expense other than with respect to the reasonableness of such Administrative Expense or whether such Administrative Expense was incurred in accordance with Section 6.6 of the Indenture. Without prejudice to the right of any Asbestos Insurance Company to assert any Asbestos Insurer Coverage Defenses, after the Effective Date, only the Plan Trustees will have the authority to contest Asbestos Personal Injury Claims, Unknown Asbestos Claims and Asbestos Property Damage Claims and litigate to judgment, settle or withdraw such objections and each Asbestos Personal Injury Claim, Unknown Asbestos Claim and Asbestos Property Damage Claim, whether or not a Proof of Claim was filed with the Bankruptcy Court, will be satisfied exclusively in accordance with the Plan Trust Documents.

            (3)   No Distributions Pending Allowance

            Notwithstanding any other provision hereof, if a Claim or any portion of a Claim is Disputed, no payment or distribution will be made on account of the Disputed portion of such Claims (or the entire Claim, if the entire Claim is Disputed), unless and until such Disputed Claim becomes an Allowed Claim.

      (e)   Escrow of Additional Bondholder Recovery

            In order to satisfy the Additional Bondholder Recovery, the Reorganized Debtors will receive or retain in escrow $5 million of Asbestos Insurance Action Recoveries on and following the Effective Date until the following conditions will have been satisfied: (i) the AIG Contingencies and Conditions will have been satisfied; and (ii) the Plan Trust has received or obtained the lesser of (x) $77.1 million in aggregate Cash and (y) the aggregate amount in Cash of the sum of (a) $5 million and (b) the Plan Trust's liability (including the amounts, if any, held in reserve by the Plan Trust pursuant to Section 3.2 of the Plan Trust Agreement) on account of the Asbestos Personal Injury Claims of Qualified Claimants, Allowed Asbestos Property Damage Claims, the Plan Trust Note, Plan Trust Expenses and the initial contribution of $600,000 to the GHR/Kenesis Litigation Trust. Upon satisfaction of the foregoing conditions, the Reorganized Debtors will pay the $5 million of escrowed Cash to the Indenture Trustee for distribution to holders of Senior Note Claims. If the AIG Contingencies and Conditions will not have been satisfied, then the Reorganized Debtors will pay the $5 million of escrowed Cash to the Plan Trust.


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

      (f)   Certain Mergers

            On the Effective Date, the Subsidiary Debtors will merge with and into Congoleum, with Reorganized Congoleum as the surviving corporation.

6.7.  Executory Contracts and Unexpired Leases

      (a)   Assumption or Rejection of Executory Contracts and Unexpired Leases

            Except for any unexpired lease or executory contract that the Debtors reject or designate as being subject to rejection on or before the Effective Date, and except for the Joint Venture Agreement, as of the Effective Date, all executory contracts and unexpired leases not previously assumed by the Debtors pursuant to section 365 of the Bankruptcy Code will be deemed to have been assumed by the Debtors, subject to Section 6.2 of the Plan, and the Plan will constitute a motion to assume such executory contracts and unexpired leases. Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court will constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interests of the Debtors, the Estates and all parties in interest in the Reorganization Cases.

            On the Effective Date, the Joint Venture Agreement and the Intercompany Agreements will be assumed by Reorganized Congoleum, the obligations of Reorganized Congoleum to ABI thereunder will be subject to the provisions set forth in the Plan and Reorganized Congoleum shall have no ongoing indemnification obligations under the Joint Venture Agreement in respect of any future ABI Asbestos Indemnity Claims.

      (b)   Damages Upon Rejection

            The Bankruptcy Court will determine the dollar amount, if any, of the Claim of any Entity seeking damages by reason of the rejection of any executory contract or unexpired lease; provided, however, that such Entity must file a Proof of Claim with the Bankruptcy Court on or before thirty (30) calendar days following the later of the Confirmation Date or the date of rejection of the executory contract or unexpired lease. To the extent that any such Claim is Allowed by the Bankruptcy Court by Final Order, such Claim will become, and will be treated for all purposes under the Plan as, a Class 7 General Unsecured Claim, and the holder thereof will receive distributions as a holder of an Allowed Claim in such Class pursuant to the Plan. The Debtors will notify those Entities that may assert a Claim for damages from the rejection of an executory contract or unexpired lease of this bar date for filing a Proof of Claim in connection therewith.

      (c)   Cure of Defaults

            Any defaults of the Debtors with respect to assumed executory contracts or leases existing as of the Effective Date will be cured in the ordinary course of the Reorganized Debtors' business promptly after any such default becomes known to the Debtors, unless otherwise determined by the Bankruptcy Court pursuant to a Final Order, or agreed to by the parties to such contract or lease on or before the Effective Date. The Bankruptcy Court will


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

resolve any disputes over cure amounts according to applicable law, and the assumed executory contracts or leases will be binding upon and enforceable upon the parties thereto, subject to any rights and defenses existing thereunder. Subject to the occurrence of the Effective Date, upon payment of such cure amounts, all of the Debtors' defaults existing as of the Confirmation Date with respect to any executory contract or unexpired lease to be assumed will be deemed cured.

6.8.  Compensation and Benefits Programs

            Unless otherwise agreed to by the affected parties or modified by order of the Bankruptcy Court, all of the Debtors' obligations under employment and severance policies, and all compensation and benefit plans, policies, and programs will be treated as though they are executory contracts that are deemed assumed under the Plan.

            As of the Effective Date, the Pension Plans will be deemed to have been assumed by Reorganized Congoleum. Reorganized Congoleum will continue the Pension Plans, satisfy the minimum funding standards pursuant to 26 U.S.C. ss. 412 and 29 U.S.C. ss. 1082, and administer the Pension Plans in accordance with their terms and the provisions of ERISA. Furthermore, nothing in the Plan will be construed as discharging, releasing or relieving the Debtors or any Reorganized Debtor, or any party, in any capacity, from any liability imposed under any law or regulatory provision with respect to the Pension Plans or the Pension Benefit Guaranty Corporation ("PBGC"). The PBGC and the Pension Plans will not be enjoined or precluded from enforcing such liability as a result of any provision of the Plan or the Confirmation Order. Notwithstanding anything in this Section, the Plan Trust will not assume any of the liabilities, obligations, or responsibilities of the Debtors or the Reorganized Debtors with respect to the Pension Plans or the PBGC.

6.9.  Injunctions, Releases and Discharge

      (a)   Term of Certain Injunctions and Automatic Stay

            (A) All of the injunctions and/or automatic stays provided for in or in connection with the Reorganization Cases, whether pursuant to section 105, section 362, section 524(g), or any other provision of the Bankruptcy Code or other applicable law, in existence immediately prior to Confirmation will remain in full force and effect until the Injunctions become effective, and thereafter if so provided by the Plan, the Confirmation Order, or by their own terms. In addition, on and after Confirmation, the Debtors may seek such further orders as they may deem necessary to preserve the status quo during the time between Confirmation and the Effective Date.

            (B) Each of the Injunctions will become effective on the Effective Date and will continue in effect at all times thereafter. Notwithstanding anything to the contrary contained in the Plan, all actions in the nature of those to be enjoined by the Injunctions will be enjoined during the period between the Confirmation Date and the Effective Date.

      (b)   Setoffs

            Subject to the limitations provided in section 553 of the Bankruptcy Code, the Debtors or the Plan Trust, as applicable, may, but will not be required to, setoff against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature


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

whatsoever the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan will constitute a waiver or release by the Debtors of any such claim that the Debtors may have against such holder; provided that Reorganized Congoleum may not offset any obligations under the New Convertible Security, the Plan Trust Note or the New Class A Common Stock (including any shares of New Class A Common Stock required to be issued by Reorganized Congoleum in accordance with Exhibit E to the Plan) against any claim that Reorganized Congoleum may have against the Plan Trust.

      (c)   Discharge

            (i) Except as specifically provided in the Plan, the Plan Documents or in the Confirmation Order, as of the Effective Date, Confirmation will discharge the Debtors and the Reorganized Debtors pursuant to section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims of any nature whatsoever and Demands including, without limitation, any Claims, demands and liabilities that arose before Confirmation, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a Proof of Claim based on such Claim was filed or deemed filed under section 501 of the Bankruptcy Code, or such Claim was listed on the Schedules of the Debtors, (ii) such Claim is or was Allowed under section 502 of the Bankruptcy Code, or (iii) the holder of such Claim has voted on or accepted the Plan. Except as specifically provided in the Plan or Plan Documents, the rights that are provided in the Plan as of the Effective Date will be in exchange for and in complete satisfaction, settlement and discharge of all Claims (including without limitation Asbestos Claims) or Demands against, Liens on, and interests in the Debtors or the Reorganized Debtors or any of their assets or properties. Notwithstanding anything herein to the contrary, nothing in Section 12.1 of the Plan will affect the right of any Asbestos Insurance Company to assert any Asbestos Insurer Coverage Defenses.

            (ii) Notwithstanding any other provision of the Plan to the contrary, Confirmation will not discharge any pre-Petition Date or post-Petition Date, pre-Confirmation Date liability that may be due from any of the Debtors to the Internal Revenue Service as currently set forth in that certain Proof of Claim filed by the Internal Revenue Service in the alleged amounts of $6,608,626.01 and $8,760,686.95 and that certain Administrative Expense Claim in the alleged amount of $4,002,431.97. Should any pre-Petition Date or post-Petition Date, pre-Confirmation Date tax liabilities be determined by the Internal Revenue Service to be due from any of the Debtors for any of the tax periods reflected by such Proof of Claim or Administrative Expense Claim, such liabilities will be determined administratively or in a judicial forum in the manner in which such liabilities would have been resolved had the Reorganization Cases not been commenced. Any resulting liabilities determined pursuant to a Final Order or other final determination will be paid as if the Reorganization Cases had not been commenced.

      (d)   Release of Representatives of the Debtors

            To the extent permitted by law applicable to cases under the Bankruptcy Code in the judicial district in which the Bankruptcy Court is located, except as otherwise specifically provided in the Plan and the Plan Documents, for good and valuable consideration, the receipt and sufficiency of which is acknowledged in the Plan, all current and former Representatives of the


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Debtors, on and after the Effective Date, are released from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any Entity would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, based in whole or in part, upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, for claims or liabilities resulting from their services as officers or directors of the Debtors or to the extent such claims or liabilities relate to the business, operations or management of the Debtors prior to the Effective Date or to their conduct as professionals or advisors to any of the Debtors. For the avoidance of doubt, in no event will any such Representative be released in the case of the gross negligence or willful misconduct of such Representative.

      (e)   Exculpation

            To the extent permitted by law applicable to cases under the Bankruptcy Code in the judicial district in which the Bankruptcy Court is located, as of the Effective Date, (i) each of the Reorganized Debtors, the Debtors, the Futures Representative, the Pre-Petition Asbestos Claimants' Committee, the Asbestos Claimants' Committee, the Bondholders' Committee, the Claimants' Representative, the Collateral Trustee, the Plan Trustees, ABI or any of their respective Representatives (x) will not have or incur any liability to any Entity for any act or omission in connection with or arising out of the negotiation of the Plan or any Plan Document, negotiation of the settlement provided in the Collateral Trust, negotiation of the settlement provided in the Claimant Agreement, the pursuit of confirmation of the Plan, the consummation of the Plan, the Collateral Trust Agreement, the Claimant Agreement, the Security Agreement, the administration of the Plan or the property to be distributed under the Plan or the Class 2 and Class 3 and 11 Settlements; provided, however, that the exculpation provision will not apply to Asbestos Insurer Coverage Defenses; and (y) in all respects will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and the other Plan Documents, provided, however, that in no event will the Pre-Petition Asbestos Claimants' Committee be exculpated from liability for any relief granted or any costs or expenses incurred in connection with the Avoidance Actions and in no event will any party be exculpated from liability for any claim asserted in the Avoidance Actions; and (ii) the Claimants' Representative will not have or incur any liability to any Entity in connection with or arising out of the receipt of a two million dollars ($2,000,000) advance from the Debtors prior to the Petition Date on account of the Claimants' Representatives' fees and expenses. For the avoidance of doubt, in no event will any such party be exculpated from liability under this Section in the case of the gross negligence or willful misconduct of such party.

      (f)   Releases by Holders of Claims

            To the extent permitted by law applicable to cases under the Bankruptcy Code in the judicial district in which the Bankruptcy Court is located, other than rights to the treatment provided in Article V of the Plan or as otherwise provided in the Plan or the Plan Documents, on and after the Effective Date, each holder of a Claim who has accepted the Plan will be deemed to have unconditionally released the Released Non-Debtor Parties, the Pre-Petition Asbestos Claimants' Committee, the Claimants' Representative, the Collateral Trustee, the Asbestos Claimants' Committee, the Bondholders' Committee and their current and former Representatives from any and all Claims,


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obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date by the Debtors or the Reorganized Debtors, the Reorganization Cases, or the negotiation, formulation, and preparation of the Plan, the Plan Documents or any related agreements, instruments or other documents, provided, however, that in no event will the Pre-Petition Asbestos Claimants' Committee be released from liability for any relief granted or any costs or expenses incurred in connection with the Avoidance Actions and in no event will any party be released from liability for any claim asserted in the Avoidance Actions.

            In addition, pursuant to Section 12.4 of the Plan and the Confirmation Order, which may include release(s) for the benefit of any Settling Asbestos Insurance Company consistent with the terms of Section 12.4 of the Plan and the terms of the relevant Asbestos Insurance Settlement Agreement, any holder of a Plan Trust Asbestos Claim that receives a payment from the Plan Trust will be deemed to have unconditionally released the Plan Trust and each Settling Insurance Company from any and all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, arising from, relating to, or involving the manufacture, sale, distribution, installation, formulation, marketing, transport, handling or any other activity involving any asbestos containing products of Congoleum and any of Congoleum entities identified in the Confirmation Order, which may incorporate the terms of one or more Asbestos Insurance Settlement Agreement, or their premises to the extent such Claim arises from, relates to or involves exposure to asbestos, including without limitation, any operation, claims, contribution claims, direct action claims, and insurance coverage claims. Such releases are limited, however, by the terms of the Century Settlement and Buyback Agreement. Specifically, the Century Settlement and Buyback Agreement provides that any person that files an objection to the Bankruptcy Code ss. 363 sale provisions of the order approving the Century Settlement and Buyback Agreement will be denied the benefits of the release; Century and the Debtors retain the joint right to waive this requirement. For the avoidance of doubt, in no event will any such party be released under this Section in the case of the gross negligence or willful misconduct of such party.

      (g)   Discharge Injunction

            Except as specifically provided in the Plan Documents to the contrary, the satisfaction, release, and discharge set forth in Section 12.1 of the Plan will also operate as an injunction, pursuant to sections 105, 524(g) and 1141 of the Bankruptcy Code, prohibiting and enjoining the commencement or continuation of any action, the employment of process or any act to collect, recover from, or offset (i) any Claim or Demand against or Interest in the Debtors, the Reorganized Debtors, the Collateral Trust, or the Plan Trust by any Entity and (ii) any cause of action, whether known or unknown, against the Released Parties based on such Claim or Interest described in subpart (i) of this Section (g).


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

      (h)   Asbestos Channeling Injunction

            The sole recourse of the holder of a Plan Trust Asbestos Claim or Demand on account of such Claim or Demand or of a Person that had or could have asserted an Asbestos Claim or Demand will be to the Plan Trust pursuant to the provisions of the Asbestos Channeling Injunction, the Plan, the Plan Trust Agreement and the TDP, and such holder will have no right whatsoever at any time to assert its Plan Trust Asbestos Claim or Demand against the Debtors, Reorganized Debtors, any other Protected Party, or any property or interest in property of the Debtors, the Reorganized Debtors, or any other Protected Party. Without limiting the foregoing, from and after the Effective Date, the Asbestos Channeling Injunction will apply to all present and future holders of Plan Trust Asbestos Claims and Demands, and all such holders will be permanently and forever stayed, restrained, and enjoined from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Plan Trust Asbestos Claims and Demands, other than from the Plan Trust in accordance with the Asbestos Channeling Injunction and pursuant to the Plan, the Plan Trust Agreement and the
TDP:

                  (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding) in any forum against or affecting any Protected Party or any property or interests in property of any Protected Party;

                  (ii) enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Protected Party or any property or interests in property of any Protected Party;

                  (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance against any Protected Party, or any property or interests in property of any Protected Party;

                  (iv) setting off, seeking reimbursement of, contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Protected Party or any property or interests in property of any Protected Party; and

                  (v) proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Plan Trust, except in conformity and compliance with the Plan, the Plan Trust Agreement and the TDP.

            Any right, claim or cause of action that an Asbestos Insurance Company may have been entitled to assert against a Settling Asbestos Insurance Company based on or relating to Asbestos Claims will be channeled to and become a right, claim or cause of action as an offset claim against the Plan Trust and not against the Settling Asbestos Insurance Company in question and all persons, including any Asbestos Insurance Company, will be enjoined from asserting any such right, claim or cause of action against a Settling Asbestos Insurance Company.


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

            Except as otherwise expressly provided in the Plan, nothing contained in the Plan will constitute or be deemed a waiver of any claim, right or cause of action that the Debtors, the Reorganized Debtors, or the Plan Trust may have against any Entity in connection with or arising out of or related to an Asbestos Claim; provided, however, none of the Debtors, the Reorganized Debtors, the Plan Trust or any of their respective successors or assigns may assert against ABI or any ABI Entity any claim, right or cause of action arising out of or related to any Asbestos Claim. Notwithstanding any other provision in the Plan to the contrary, nothing in the Plan will be understood to channel, prevent, impair or limit in any way enforcement against the Debtors, the Reorganized Debtors, or any other Protected Party of any rights provided in connection with any Workers' Compensation Claim.

      (i)   Reservation of Rights

            Notwithstanding any other provision of the Plan to the contrary, the satisfaction, release and discharge, and the Injunctions set forth in Article XII of the Plan, will not serve to satisfy, discharge, release, or enjoin (i) claims by the Plan Trust, the Reorganized Debtors, ABI, and their Affiliates, or any other Entity, as the case may be, against (A) the Plan Trust for payment of Plan Trust Asbestos Claims in accordance with the Plan, the Plan Trust Agreement and the TDP, as applicable, (B) the Plan Trust for the payment of Plan Trust Expenses, or (C) the Reorganized Debtors, the Plan Trust, or any other Entity, to enforce the provisions of the Plan or another Plan Document, or (ii) the rights of any Asbestos Insurance Company to assert any claim, debt, obligation, cause of action or liability for payment against any other Asbestos Insurance Company that is not a Settling Asbestos Insurance Company.

      (j)   Rights Against Non-Debtors under Securities Laws

            Notwithstanding any language to the contrary contained in the Disclosure Statement, the Plan, and/or the Confirmation Order, no provision will release any non-Debtor, including any current and/or former officer and/or director of the Debtors and/or any non-Debtor included in the Released Non-Debtor Parties, from liability to the United States Securities and Exchange Commission, in connection with any legal action or claim brought by such governmental unit against such Person(s).

      (k)   Rights Against Debtors under Environmental Laws

            Environmental rights and Claims of Governmental Units under applicable Environmental Laws will survive the Reorganization Cases, will not be discharged, impaired or adversely affected by the Plan and the Reorganization Cases and will be determined in the manner and by the administrative or judicial tribunals in which such rights or Claims would have been resolved or adjudicated if the Reorganization Cases had not been commenced. Governmental Units need not file any Proofs of Claim under Environmental Laws in the Reorganization Cases in order to preserve Claims under Environmental Laws. Nothing in the Confirmation Order or Plan will be construed as releasing or relieving any Entity of any liability under any Environmental Law.


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      (l)   Disallowed Claims and Disallowed Interests

            On and after the Effective Date, the Debtors will be fully and finally discharged from any liability or obligation on a Disallowed Claim or a Disallowed Interest, and any order creating a Disallowed Claim or a Disallowed Interest that is not a Final Order as of the Effective Date solely because of an Entity's right to move for reconsideration of such order pursuant to section 502 of the Bankruptcy Code or Bankruptcy Rule 3008 will nevertheless become and be deemed to be a Final Order on the Effective Date. The Confirmation Order, except as otherwise provided in the Plan or ordered by the Bankruptcy Court, will constitute an order: (i) disallowing all Claims (other than Plan Trust Asbestos Claims that have not been previously expunged by Final Order of the Bankruptcy Court or withdrawn) and Interests to the extent such Claims and Interests are not allowable under any provision of section 502 of the Bankruptcy Code, including, but not limited to, time-barred Claims, and Claims for unmatured interest, and (ii) disallowing or subordinating, as the case may be, any Claims, or portions of Claims, for penalties or Non-Compensatory Damages.

      (m)   Anti-Suit Injunction

            With respect to any Settling Asbestos Insurance Company, Section
12.11 of the Plan and the Confirmation Order, which may include anti-suit injunction(s) for the benefit of any Settling Asbestos Insurance Company consistent with the terms of Section 12.11 of the Plan and the terms of the relevant Asbestos Insurance Settlement Agreement, will operate as an injunction, pursuant to section 105(a) of the Bankruptcy Code, permanently and forever prohibiting and enjoining the commencement, conduct or continuation of any action or cause of action, whether known or unknown, the employment of process or any act to collect, recover from or offset any non-asbestos claim, Claim or demand against any Settling Asbestos Insurance Company arising out of, relating to, or in connection with an Asbestos Insurance Policy or any other insurance policy or rights under such other insurance policy issued to or insuring the relationship of the relevant Settling Asbestos Insurance Companies with, the relevant Congoleum entities that are insureds under such policies, but such injunction pursuant to section 105(a) of the Bankruptcy Code will not affect or modify the rights of Persons insured under policies of insurance except to the extent released in an Asbestos Insurance Settlement Agreement.

      (n)   Insurance Neutrality

                  (i) Nothing in the Plan, the Plan Documents, the Confirmation Order, or any finding of fact and/or conclusion of law with respect to the Confirmation of the Plan or any order or opinion entered on appeal of the Confirmation Order, will limit the right of any Asbestos Insurance Company to assert any Asbestos Insurer Coverage Defense.

                  (ii) The Plan, the Plan Documents and the Confirmation Order will be binding on the Debtors, the Reorganized Debtors, the Plan Trust and the beneficiaries of the Plan Trust. The obligations, if any, of the Plant Trust to pay holders of Asbestos Personal Injury Claims and Demands will be determined pursuant to the Plan and the Plan Documents. None of (a) the Bankruptcy Court's approval of the Plan or the Plan documents, (b) the Confirmation Order or any finding and conclusions entered with respect to Confirmation, nor (c) any estimation or valuation of Asbestos Personal Injury Claims, either individually or in the aggregate (including, without limitation, any agreement as to the valuation of Asbestos Personal Injury Claims) in the Bankruptcy Case will, with


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respect to any Asbestos Insurance Company (including on the basis of the decisions in UNR Industries, Inc. v. Continental Casualty Co., 942 F.2d 1101 (7th Cir. 1991) or Fuller-Austin Insulation Co. v. Fireman's Fund Inc., et al., Case No. BC 116 835, 2002 WL 31005090 (Cal. Superior Ct. August 6, 2002)),
constitute a trial or hearing on the merits or an adjudication or judgment; or accelerate the obligations, if any, of any Asbestos Insurance Company under its Asbestos Insurance Policies; or be used as evidence in any forum to prove:

            (x) that any of the Debtors, the Plan Trust, or any Asbestos Insurance Company is liable for, or otherwise obligated to pay with respect to, any individual Asbestos Personal Injury Claim or Demand;

            (y) that the procedures established by the Plan, including the Trust Distribution Procedures, for evaluating and paying Asbestos Personal Injury Claims and Demands are reasonable;

            (z) that the procedures established by the Plan, including the Trust Distribution Procedures, for evaluating and paying Asbestos Personal Injury Claims and Demands are consistent with any procedures that were used to evaluate or settle Asbestos Personal Injury Claims against the Debtors before the Petition Date;

            (aa) that the settlement of, or the value assigned to, any individual Asbestos Personal Injury Claim pursuant to the Asbestos Personal Injury Trust Distribution Procedures was reasonable and/or otherwise appropriate;

            (bb) that any of the Asbestos Insurance Companies participated in and/or consented to the negotiation of the Plan or any of the Plan Documents;

            (cc) that any of the Debtors or the Plan Trust has suffered an insured loss with respect to any Asbestos Personal Injury Claim or Demand; or

            (dd) as to (i) the liability of the Debtors or the Plan Trust for Asbestos Personal Injury Claims or Demands, whether such Claims or Demands are considered individually or on an aggregate basis; or (ii) the value of such Asbestos Personal Injury Claims or Demands, individually or in the aggregate.

                  (iii) Nothing in the Plan or the Plan Documents will affect or limit, or be construed as affecting or limiting, the protection afforded to any Settling Asbestos Insurance Company by the Injunctions under the Plan.

                  (iv) Nothing in Section 12.12 of the Plan is intended or will be construed to preclude otherwise applicable principles of res judicata or collateral estoppel from being applied against any Asbestos Insurance Company with respect to any issue that is actually litigated by such Asbestos Insurance Company as part of its objections, if any, to Confirmation of the Plan or as part of any contested matter or adversary proceeding filed by such Asbestos Insurance Company in conjunction with or related to Confirmation of the Plan.


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                  (v) Nothing in the Plan, the Plan Documents, the Confirmation
Order, or any finding of fact and/or conclusion of law with respect to the Confirmation or consummation of the Plan will limit the right, if any, of (i) any Asbestos Insurance Company, in any Asbestos Insurance Action, to assert any Asbestos Insurance Coverage Defense, including by presenting evidence and/or argument with respect to any of the matters specified in clauses (x) through
(dd) of Section (ii) above or (ii) any other party in any such Asbestos Insurance Action to assert any appropriate position. Except as provided in Section (iv) above, none of the matters specified in clauses (x) through (dd) of Section (ii) above will have any res judicata or collateral estoppel effect against any Asbestos Insurance Company.

      (o)   No Liability for Solicitation or Participation

            Pursuant to section 1125(e) of the Bankruptcy Code, the Confirmation Order will provide that all of the Persons who have solicited acceptances or rejections of the Plan (including the Debtors and all of their respective officers, directors, shareholders, attorneys, agents, advisers and employees, all of the other Released Parties and the Voting Agent) have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code, and are not liable on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale or purchase of securities.

6.10. Matters Incident to Plan Confirmation

      (a)   No Successor Liability

            Except as otherwise expressly provided in the Plan, the Debtors, the Reorganized Debtors, ABI, their Affiliates, the Asbestos Claimants' Committee, the Bondholders' Committee, the Pre-Petition Asbestos Claimants' Committee, the Plan Trust and the Futures Representative do not, pursuant to the Plan or otherwise, assume, agree to perform, pay, or indemnify creditors or otherwise have any responsibilities for any liabilities or obligations of the Debtors relating to or arising out of the operations of or assets of the Debtors, whether arising prior to, on, or after the Confirmation Date. Neither the Debtors, the Reorganized Debtors, ABI, their Affiliates, nor the Plan Trust is, or will be, a successor to the Debtors by reason of any theory of law or equity, and none will have any successor or transferee liability of any kind or character, except that the Reorganized Debtors and the Plan Trust will assume the obligations specified in the Plan and the Confirmation Order.

      (b)   Revesting of Assets

            Except as otherwise expressly provided in the Plan, on the Effective Date, each Reorganized Debtor will be vested with all of the assets and property of its former Estate, free and clear of all Claims, Liens, charges and other interests of holders of Claims or Interests, and may operate its business free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court.


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      (c)   Vesting and Enforcement of Causes of Action

            Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, except as otherwise provided in the Plan, the Reorganized Debtors will be vested with and have the right to enforce against any Entity any and all of the Debtors' Causes of Action other than Causes of Action related to Plan Trust Asbestos Claims and Plan Trust Assets (including the right to pursue such claims, if any, in the name of any Debtor if necessary), with the proceeds of the recovery of any such actions to be property of the Reorganized Debtors; provided, however, that nothing herein will alter, amend, or modify the injunctions (including the Injunctions), releases, or discharges provided in the Plan. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, except as otherwise provided in the Plan, the Plan Trust will be vested with and have the right to enforce against any Entity any and all of the Debtors' Causes of Action relating to any Plan Trust Asbestos Claims or any Plan Trust Assets, including, without limitation, the right to void any Asbestos Claim of a Qualified Pre-Petition Settlement Claimant or of a Qualified Participating Claimant whether because of failure to comply with the requirements of any applicable settlement agreement (including the Claimant Agreement) or because such Claim was not submitted in good faith or otherwise and including the right to pursue such claims, if any, in the name of any Debtor, if necessary; and for this purpose the Plan Trust will be designated as a representative of the Estates, with the proceeds of the recovery of any such actions to be property of the Plan Trust; provided, however, that nothing herein will alter, amend, or modify the injunctions (including the Injunctions), releases, or discharges provided in the Plan.

      (d)   Bankruptcy Causes of Action

            On the Effective Date, the Debtors will assign to the Plan Trust all Plan Trust Bankruptcy Causes of Action; provided, however, that any Plan Trust Bankruptcy Cause of Action, including counts VII and XVI of the Omnibus Avoidance Action, arising from the advance of two million dollars ($2,000,000) to the Claimants' Representative prior to the Petition Date on account of the Claimants' Representatives' fees and expenses, will not be assigned to the Plan Trust and will be unconditionally released by the Debtors and their Estates in accordance with Section 12.3 of the Plan.. All such Plan Trust Bankruptcy Causes of Action will constitute part of the Plan Trust Assets, and will be transferred to and vested in the Plan Trust as of the Effective Date, free and clear of all Claims, Liens and encumbrances of every nature. The Plan Trust will be deemed the appointed representative of the Debtors' estates to, and may, enforce, pursue, litigate, abandon, compromise and settle any such Plan Trust Bankruptcy Cause of Action, as it deems appropriate. All Bankruptcy Causes of Action will be preserved for enforcement solely by the Reorganized Debtors; provided, however, that the Reorganized Debtors will not retain any such Bankruptcy Causes of Action against any parties indemnified by the Plan Trust pursuant to Section
4.6 of the Plan Trust Agreement.

      (e)   Preservation of Insurance Claims

            The discharge and release of the Debtors and the Released Non-Debtor Parties from all Claims as provided in the Plan and the injunctive protection provided to the Debtors, Reorganized Debtors, Released Non-Debtor Parties and Released Parties with respect to Demands, as provided in the Plan, will neither diminish nor impair the enforceability of any of the Asbestos Insurance Policies by any Entity except (i) to the extent that any such Asbestos Insurance Company is also a Settling Asbestos Insurance Company or (ii) that all Asbestos Insurer Coverage Defenses are preserved.


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6.11. Retention of Jurisdiction

      (a)   Jurisdiction

            Until the Reorganization Cases are closed, the Bankruptcy Court will retain the fullest and most extensive jurisdiction permissible, including that necessary to ensure that the purposes and intent of the Plan are carried out. Except as otherwise provided in the Plan, the Bankruptcy Court will retain jurisdiction to hear and determine all Claims against and Interests in the Debtors, and to adjudicate and enforce all other causes of action which may exist on behalf of the Debtors. Nothing contained in the Plan will prevent the Debtors, the Reorganized Debtors, the Collateral Trust or the Plan Trust from taking such action as may be necessary in the enforcement of any cause of action which any Debtor has or may have and which may not have been enforced or prosecuted by such Debtor, which cause of action will survive Confirmation of the Plan and will not be affected thereby except as specifically provided in the Plan. Nothing contained in the Plan concerning the retention of jurisdiction by the Bankruptcy Court will be deemed to be a retention of exclusive jurisdiction with respect to any Asbestos Insurance Action; rather any court other than the Bankruptcy Court which has jurisdiction over an Asbestos Insurance Action will have the continuing right to exercise such jurisdiction.

      (b)   General Retention

            Following the Confirmation of the Plan, the administration of the Reorganization Cases will continue at least until the completion of the transfers contemplated to be accomplished on the Effective Date. Moreover, the Plan Trust will be subject to the continuing jurisdiction of the Bankruptcy Court in accordance with the requirements of section 468B of the IRC and the regulations issued pursuant thereto. The Bankruptcy Court will also retain jurisdiction for the purpose of classification of any Claim and the re-examination of Claims that have been Allowed for purposes of voting, and the determination of such objections as may be filed with the Bankruptcy Court with respect to any Claim. The failure by the Debtors to object to, or examine, any Claim for the purposes of voting, will not be deemed a waiver of the right of the Debtors, the Reorganized Debtors, or the Plan Trust, as the case may be, to object to or re-examine such Claim in whole or in part.

      (c)   Specific Purposes

            In addition to the foregoing, the Bankruptcy Court will retain exclusive jurisdiction for the following specific purposes after the Confirmation Date:

o to modify the Plan after Confirmation, pursuant to the provisions of the Bankruptcy Code and the Bankruptcy Rules;

o to correct any defect, cure any omission, reconcile any inconsistency, or make any other necessary changes or modifications in or to the Plan, the Plan Documents or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan, including the adjustment of the date(s) of performance under the Plan Documents in the event that the


                                      106
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      Effective Date does not occur as provided in the Plan so that the intended effect of the Plan may be substantially realized thereby;

o to assure the performance by the Disbursing Agent, the Indenture Trustee and the Plan Trustees of their respective obligations to make distributions under the Plan;

o     to enforce and interpret the terms and conditions of the Plan Documents;

o to enter such orders or judgments, including, but not limited to, injunctions (i) as are necessary to enforce the title, rights, and powers of the Debtors, the Reorganized Debtors, the Plan Trust, ABI, the Futures Representative and the Trust Advisory Committee, or (ii) as are necessary to enable holders of Claims to pursue their rights against any Entity that may be liable therefor pursuant to applicable law or otherwise, including, but not limited to, Bankruptcy Court orders;

o to hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes, tax benefits, tax proceedings and similar or related matters with respect to the Debtors, the Reorganized Debtors, or the Plan Trust relating to tax periods or portions thereof ending on or before the Effective Date, arising on account of transactions contemplated by the Plan Documents, or relating to the period of administration of the Reorganization Cases;

o to hear and determine all applications for compensation of professionals and reimbursement of expenses under sections 330, 331, or 503(b) of the Bankruptcy Code;

o to hear and determine any causes of action arising during the period from the Petition Date through the Effective Date;

o to hear and determine any claim, cause of action, dispute or other matter in any way related to the Plan Documents or the transactions contemplated thereby, against the Debtors, the Reorganized Debtors, ABI, the ABI Parties, the Trust Advisory Committee, the Plan Trust, the Collateral Trust, the Plan Trustees, the Collateral Trustee or the Futures Representative and each of their respective Representatives;

o to hear and determine any and all motions pending as of Confirmation for the rejection, assumption, or assignment of executory contracts or unexpired leases and the allowance of any Claim resulting therefrom;

o to hear and determine such other matters and for such other purposes as may be provided in the Confirmation Order;

o to consider and act on the compromise and settlement of any Claim against or Interest in the Debtors or their Estates;

o to hear and determine all questions and disputes regarding title to the assets of the Debtors, their Estates, the Reorganized Debtors or the Plan Trust;

o to hear and determine any other matters related to the Plan, including the implementation and enforcement of all orders entered by the Bankruptcy Court in the Reorganization Cases;


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o     to retain continuing jurisdiction with regard to the Plan Trust sufficient to satisfy the requirements of the Treasury Regulations promulgated under section 468B of the IRC (including Treas. Reg. Section 1.468B-1(c)(1));

o to hear and determine any and all applications brought by the Plan Trustees to amend, modify, alter, waive, or repeal any provision of the Plan Trust Agreement or the TDP;

o to enter such orders as are necessary to implement and enforce the Injunctions and the other injunctions described in the Plan, including, without limitation, orders extending the protections afforded by section 524(g)(4) of the Bankruptcy Code to the Protected Parties, including without limitation, ABI, the ABI Parties and the Settling Asbestos Insurance Companies; and

o to hear and determine any motions or contested matters involving or related to the GHR/Kenesis Actions or the GHR/Kenesis Litigation Trust.

            Notwithstanding anything to the contrary in this Section, (i) the allowance of Plan Trust Asbestos Claims (other than Asbestos Property Damage Claims) and the forum in which such allowance will be determined, will be governed by and made in accordance with the Plan Trust Agreement and the Trust Distribution Procedures and (ii) the Bankruptcy Court will have concurrent rather than exclusive jurisdiction with respect to disputes relating to rights under insurance policies included in the Plan Trust Assets.

6.12. Miscellaneous Provisions

      (a)   Substantial Contribution Claims

            Any Entity who requests compensation or expense reimbursement for making a substantial contribution in the Reorganization Cases pursuant to sections 503(b)(3), (4) and (5) of the Bankruptcy Code ("Substantial Contribution Claim") must file an application with the clerk of the Bankruptcy Court on or before a date that is sixty (60) days subsequent to the Effective Date and serve such application on counsel for the Debtors, counsel for the Bondholders' Committee, counsel for the Futures Representative and counsel for the Asbestos Claimants' Committee and on all other parties as otherwise required by the Bankruptcy Court and the Bankruptcy Code, or be forever barred from seeking such compensation or expense reimbursement. All Allowed Substantial Contribution Claims will be paid by the Reorganized Debtors within sixty (60) days of allowance by the Bankruptcy Court. Pursuant to the Century Settlement and Buyback Agreement and subject to the conditions therein, the Century Entities have agreed to release any Substantial Contribution Claim.

      (b)   Exemption From Transfer Taxes

            The issuance, transfer, or exchange of any of the securities issued under, or the transfer of any other assets or property pursuant to or in connection with the Plan or the making or delivery of an instrument of transfer under or in connection with the Plan will not, pursuant to section 1146 of the Bankruptcy Code, be taxed under any law imposing a stamp tax, transfer tax or other similar tax.


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      (c)   Effectuating Documents and Further Transactions

            The Chief Executive Officer, President, Chief Financial Officer or any Vice President of any Debtor will be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures, and other agreements or documents and take or direct such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or any Assistant Secretary of any Debtor will be authorized to certify or attest to any of the foregoing actions.

      (d) The Asbestos Claimants' Committee, the Futures Representative and the Bondholders' Committee

            The Asbestos Claimants' Committee will continue in existence until the Effective Date, with the Debtors to pay the reasonable fees and expenses of the Asbestos Claimants' Committee and the Futures Representative through that date as well, in accordance with any fee and expense procedures promulgated during the Reorganization Cases. After the Effective Date, the Futures Representative will (i) continue in existence and the rights, duties and responsibilities of the Futures Representative will be as set forth in the Plan Trust Documents and (ii) have the right to prosecute and/or object to applications for Professional Fee Claims. The Representatives retained by the Futures Representative during the Reorganization Cases will, as of the Effective Date, be released and discharged of and from all further authority, duties, responsibilities, and obligations related to or arising from, the Reorganization Cases. On the Effective Date, the Bondholders' Committee will be dissolved except for the purposes of: (i) prosecuting any appeal or request for reconsideration or stay pending appeal of the Confirmation Order; (ii) pending adversary proceedings; (iii) enforcing the Additional Bondholder Recovery, if applicable; and (iv) prosecuting and/or objecting to Professional Fee Claims, and the members, attorneys, accountants, and other professionals thereof will be released and discharged of and from all further authority, duties, responsibilities, liabilities, and obligations related to, or arising from, the Reorganization Cases. On the Effective Date, the Trust Advisory Committee will assume those powers, duties, and responsibilities as provided in the Plan Trust Agreement.

      (e)   Modification of the Plan

            The Debtors, with the written consent of ABI, may propose amendments to or modifications of any of the Plan Documents under section 1127 of the Bankruptcy Code at any time prior to the Confirmation Date. After Confirmation, the Debtors, with the written consent of the Futures Representative, the Plan Trustees, the Bondholders' Committee and ABI, may remedy any defects or omissions or reconcile any inconsistencies in the Plan or the Confirmation Order or any other order entered for the purpose of implementing the Plan in such manner as may be necessary to carry out the purposes and intent of the Plan, provided, however, that none of the Debtors, ABI, the Futures Representative, the Plan Trustees, the Asbestos Claimants' Committee, the Bondholders' Committee and the Claimants' Representative will seek to terminate, reduce or limit the scope of the Asbestos Channeling Injunction or any other injunction contained in the Plan that inures to the benefit of any Settling Asbestos Insurance Company. Anything in the Plan or in any Plan Document to the contrary notwithstanding, following Confirmation, but prior to the Effective Date, the Plan Documents will not be modified, supplemented, changed or amended in any material respect except with the consent of ABI (to the extent that any such modification, supplement, change, or amendment impairs or affects the rights of ABI or the Affiliates under the Plan), the Futures Representative, the Bondholders' Committee (to the extent that any such modification, supplement, change or amendment impairs or


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affects the rights of holders of Senior Note Claims) and the Debtors. Unless otherwise provided in the Confirmation Order or other order of a court of competent jurisdiction in the event of a conflict between the terms or provisions of the Plan and the Plan Trust Documents, the terms of the Plan will control; provided, however, the New Indenture will control any conflict involving the New Senior Notes.

      (f)   Revocation and Withdrawal of the Plan

            The Debtors reserve the right to revoke and withdraw the Plan before the entry of the Confirmation Order. If the Debtors revoke or withdraw the Plan, or if Confirmation does not occur, then, with respect to all parties in interest, the Plan will be deemed null and void and nothing contained therein will be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Entity or to prejudice in any manner the rights of the Debtors or such Entity in any further proceedings involving the Debtors.

      (g)   No Admission

            Nothing contained in the Plan or in this Disclosure Statement will be deemed as an admission by the Debtors, with respect to any matter set forth therein or herein, including, without limitation, liability on any Claim or the propriety of any Claims classification.

      (h)   Governing Law

            Except to the extent that federal law (including, but not limited to, the Bankruptcy Code and the Bankruptcy Rules) is applicable or where the Plan provides otherwise, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof which would require the application of any other law.

      (i)   Modification of Payment Terms

            The Reorganized Debtors reserve the right to modify the treatment of any Allowed Claim (other than a Plan Trust Asbestos Claim), as provided in section 1123(a)(4) of the Bankruptcy Code, at any time after the Effective Date upon the consent of the holder of such Allowed Claim, and solely with respect to any Allowed ABI Claim, with the additional consent of the Futures Representative and the Plan Trustees.

      (j)   Duty to Cooperate

            Notwithstanding anything therein to the contrary, nothing in the Plan, the Plan Documents or the Confirmation Order will relieve (by way of injunction or otherwise) any of the Debtors or Reorganized Debtors or any other Entity which is or claims to be an insured or entitled to indemnity under an Asbestos Insurance Policy from any duty to cooperate that may be required by any such insurance policy under applicable law with respect to the defense and/or settlement of any Claim for which coverage is sought under such Asbestos Insurance Policy. To the extent that any entity incurs costs in satisfying such duty to cooperate with respect to Asbestos Personal Injury Claims, the Plan Trust will reimburse such entity for all such reasonable out-of-pocket expenses.


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      (k)   Transfer Limitations under Section 382(1)(5) of the IRC

            If Reorganized Congoleum is eligible for and avails itself of the exception described in Section 382(1)(5) of the IRC, Reorganized Congoleum's equity interests, from and after the Effective Date, will be subject to such restrictions that, in the determination of Reorganized Congoleum, are necessary to ensure that Reorganized Congoleum will not experience another "ownership change" as defined in Section 382(g) of the IRC within the period described in
Section 382(1)(5)(D) of the IRC; provided, however, that no such restrictions will restrict or otherwise affect the rights of the Plan Trust under the New Convertible Security.

                                   ARTICLE 7
                            CONFIRMATION OF THE PLAN

7.1.  Acceptance or Rejection of the Plan

      (a)   Persons Entitled to Vote on the Plan

            Pursuant to section 1126 of the Bankruptcy Code, only Classes of Claims and Interests that are impaired under the terms and provisions of the Plan are entitled to vote to accept or reject the Plan. Generally speaking, under section 1124 of the Bankruptcy Code, a class of claims or interests is "impaired" under a plan of reorganization unless, with respect to each claim or interest in such class, the plan in question (1) leaves unaltered the legal, equitable and contractual rights to which such claim or interest entitles the holder of such claim or interest; or (2) notwithstanding any contractual provision or applicable law that entitles the holder of such claim or interest to demand or receive accelerated payment of such claim or interest after the occurrence of a default (A) cures any such default that occurred before or after the commencement of the case under the Bankruptcy Code, other than a default of the kind specified in section 365(b)(2) thereof; (B) reinstates the maturity of such claim or interest as such maturity existed before such default; (C) compensates the holder of such claim or interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (D) does not otherwise alter the legal, equitable, or contractual rights to which such claim or interest entitles the holder of such claim or interest. Only those claimants whose claims are Allowed or have been temporarily allowed for voting purposes will be entitled to vote on the Plan.

            Under the Plan, Classes 1, 4, 5, 7, 8 and 14 are Unimpaired; therefore, the holders of Claims and Interests in such Classes are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. The Company will not solicit acceptances of the Plan from holders of Claims and Interests in these Classes.

            Classes 2, 3, 6, 9, 10, 11, 12 and 13 are Impaired; therefore, the holders of Claims and Interests in Classes 2, 3, 6, 9, 10, 11, 12 and 13 are entitled to vote to accept or reject the Plan. Since the Plan's treatment of Asbestos Property Damage Claims is identical to the treatment set forth in the Fourth Modified Plan, holders of Asbestos Property Damage Claims are not being resolicited with respect to the Plan. Section 524(g) of the Bankruptcy Code permits supplementary injunctions to be issued which channel all Asbestos Claims


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to a trust if, among other things, 75% of those claimants voting in the Class or
Classes of claimants whose Claims are to be addressed by the trust vote for the plan. Because the Claims in Classes 2, 3, 10 and 11 are to be channeled into the Plan Trust, the Company is soliciting acceptances of the Plan for purposes of section 524(g) from these Classes.

      (b)   [Voting Instructions - To be conformed to Voting Procedures]

            (1)   Ballots

            Holders of Claims in Classes 6, 9 and 13 will be sent individual ballots only. With respect to the Asbestos Claimants in Classes 2, 3, 10 and 11, whose Claims are temporarily allowed for voting purposes, the Company will provide either individual ballots or master ballots; provided, however, master ballots will only be sent to counsel who (i) represent one or more Asbestos Claimants, (ii) have the requisite authority to vote on behalf of such Asbestos Claimants, (iii) have obtained an order from the Bankruptcy Court approving their 2019 statement by [__________, 2006], and (iv) have notified the Voting Agent of counsel's intent to use master ballots.

            If your counsel is not voting on your behalf, you must follow the procedures outlined below and on your individual ballot in order to properly complete your ballot.

                  (i) Class 2, 3, 10 and 11 Ballots

            A separate form of ballot will be provided to Holders whose Claims are temporarily allowed for voting purposes in Class 2 (Secured Asbestos Claims of Qualified Pre-Petition Asbestos Claimants), Class 3 (Secured Asbestos Claims of Qualified Participating Claimants), Class 10 (Not Previously Determined Unsecured Asbestos Personal Injury Claims) and Class 11 (Previously Determined Unsecured Asbestos Personal Injury Claims), or their counsel, respectively.

                        (A) Indicate on the ballot, by checking the appropriate box, whether you are voting to accept or reject the Plan. If your ballot does not indicate either an acceptance or a rejection of the Plan or if it indicates both an acceptance and a rejection, it will not be counted.

                        (B) For the holders of claims in Classes 2, 3 and 11, indicate on the ballot, by filling in the appropriate blank, the dollar amount of your claim. This dollar amount should be the amount you have agreed to in the Claimant Agreement or Pre-Petition Settlement Agreement, as applicable.

                        (C) For the holders of Claims in Class 10, you must indicate your disease level by marking an "X" in the box that corresponds to your choice. The amount of your claim will be based on your disease level, and this amount will be for voting purposes only and will not be binding for any other purpose.


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

                        (D) Sign and date your ballot, and return it to the Voting Agent so that it is actually received by the Voting Agent by 5:00 p.m.,
Prevailing Eastern Time, on [            ] , 2006, unless otherwise extended by
the Bankruptcy Court.

                        (E) By signing and dating your ballot, you will be certifying under penalty of perjury pursuant to 28 U.S.C. ss.1746 that:

                              (1)   You have been provided with a copy of
                                    the Disclosure Statement, Plan and the
                                    accompanying exhibits;

                              (2) All of the information you have provided on your ballot or master ballot is true and correct; and

                              (3)   You have the full power and authority
                                    under applicable non-bankruptcy or
                                    bankruptcy law to vote to accept or
                                    reject the Plan as an Asbestos Claimant
                                    or counsel.

If you are a holder of a Class 10 Claim, you must additionally certify under penalty of perjury that:

                              (4)   You have been exposed to an
                                    asbestos-containing product manufactured or distributed by Congoleum Corporation or with respect to which Congoleum has legal liability and that you have the disease level indicated on the ballot.

                        (F) If you vote to accept the Plan, you consent to the release and exculpation provisions set forth in Sections 2.1, 2,2, 12.2, 12.3 and 12.4 of the Plan.

                  (ii) Class 6, 9 and 13 Ballots

            Holders of Class 6, 9 and 13 Claims, if any, will receive a ballot for their respective class.

                        (A) Indicate on the ballot, by checking the appropriate box, whether you are voting to accept or reject the Plan. If your ballot does not indicate either an acceptance or a rejection of the Plan or if it indicates both an acceptance and a rejection, it will not be counted.

                        (B) Indicate on the ballot, by filling in the appropriate blank, the amount of Claim or the number of shares you hold, as applicable. With respect to Class 6, 9 and 13 Claims, this amount should be the amount of your claim or the number of shares that you hold, as applicable. The information you enter relating to the amount and basis of your Claim or Interest will be used solely for the purposes of identifying your Claim or Interest and may be used for calculating votes to accept or reject the Plan. Such information does not establish the amount of your Claim or Interest.


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

                        (C) Sign and date your ballot, and return it to the Voting Agent so that it is actually received by the Voting Agent prior to 5:00
p.m., Prevailing Eastern Time, on [          ], 2006, unless otherwise extended
by theBankruptcy Court.

                        (D) By signing and dating your ballot, you will be certifying under penalty of perjury pursuant to 28 U.S.C. ss.1746 that:

                              (1)   You have been provided with a copy of
                                    the Disclosure Statement, Plan and the
                                    accompanying exhibits;

                              (2) All of the information you have provided on your ballot is true and correct; and

                              (3)   You have the full power and authority
                                    under applicable non-bankruptcy or
                                    bankruptcy law to vote to accept or
                                    reject the Plan on behalf of the
                                    Claimant listed on your ballot.

                        (E) If you vote to accept the Plan, you consent to the release and exculpation provisions set forth in Sections 12.2, 12.3 and 12.4 of the Plan.

            (2)   Returning Ballots

            UNLESS YOU HAVE MADE ARRANGEMENTS WITH YOUR COUNSEL TO AUTHORIZE
SUCH COUNSEL TO VOTE DIRECTLY ON YOUR BEHALF, PLEASE USE THE BALLOT SENT TO YOU WITH THIS DISCLOSURE STATEMENT IN VOTING FOR OR AGAINST THE PLAN. YOU SHOULD COMPLETE AND SIGN THE BALLOT AND RETURN IT TO THE VOTING AGENT, AT THE APPROPRIATE ADDRESS SET FORTH IN THE VOTING INSTRUCTIONS WHICH ACCOMPANY THE ENCLOSED BALLOT, ON OR BEFORE 5:00 P.M., PREVAILING EASTERN TIME, ON
[           ], 2006, UNLESS OTHERWISE EXTENDED BY THE BANKRUPTCY COURT. ALL
BALLOTS WILL BE TABULATED BY THE VOTING AGENT.

            IN ORDER TO BE COUNTED, BALLOTS MUST BE ACTUALLY RECEIVED BY THE
VOTING AGENT ON OR BEFORE 5:00 P.M., PREVAILING EASTERN TIME, ON [           ],
2006, UNLESS OTHERWISE ORDERED BY THE BANKRUPTCY COURT, AT THE APPROPRIATE ADDRESS SET FORTH IN THE VOTING INSTRUCTIONS WHICH ACCOMPANY THE ENCLOSED BALLOT.

            (3)   Incomplete or Irregular Ballots

            Ballots or master ballots that are not signed in accordance with the voting instructions will not be counted.

            Ballots or master ballots that are signed, but not expressly voted either for acceptance or rejection of the Plan, will not be counted.

            Ballots or master ballots that do not supply the information requested on the ballot or master ballot, as applicable, will not be counted.

            Ballots or master ballots that are not actually received by the
Voting Agent by the Voting Deadline on [           ], 2006 at 5:00 p.m.,
Prevailing Eastern Time, will not be counted.

            Ballots or master ballots that are illegible or contain insufficient information (such as incomplete or missing social security numbers for Asbestos Claimants) to permit the identification of the Claimant will not be counted.

            Ballots or master ballots transmitted to the Voting Agent by facsimile or other electronic means will not be counted.

            Ballots or master ballots that are incomplete, including without limitation with respect to an Asbestos Claimant for whom counsel fails to make the required certifications, will not be counted.

            (4)   Extension of the Solicitation Period

            The solicitation period for ballots with respect to the Plan will
expire at 5:00 p.m., Prevailing Eastern Time, on [           ], 2006 unless
otherwise ordered by the Bankruptcy Court. Except to the extent allowed by the Bankruptcy Court, ballots that are received after the Voting Deadline may not be accepted or used by the Company in connection with its request for Confirmation of the Plan or any modification thereof.

            (5)   Ballot Retention

            The original ballots or master ballots will be maintained by the Voting Agent for a period of one year following the Effective Date, unless otherwise instructed by the Reorganized Debtors, in writing, or otherwise ordered by the Bankruptcy Court.

      (c)   Class Acceptance Requirement

            Chapter 11 of the Bankruptcy Code does not require that each holder of a Claim vote in favor of the Plan for it to be confirmed by the Bankruptcy Court. Instead, the Bankruptcy Code defines acceptance of the Plan by a Class of Claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that Class that have voted on the Plan, excluding any holders of Claims designated pursuant to section 1126(e) of the Bankruptcy Code. Acceptance by a Class of Interests is defined as acceptance by holders of at least two-thirds in amount of the Allowed Interests of that Class held by holders of such Interests that have voted on the Plan, excluding any holders of Interests designated pursuant to section 1126(e) of the Bankruptcy Code. Section 1126(e) provides that a vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that an Entity's acceptance or rejection of the plan was not in good faith, or was not solicited or procured in good faith, or in accordance with the provisions of the Bankruptcy Code.

      (d)   Acceptance Pursuant to Section 524(g) of the Bankruptcy Code

            In accordance with section 524(g)(2)(B)(ii)(IV)(bb) of the Bankruptcy Code, a supplementary injunction may be issued if, among other things, 75% of those voting in the Class or Classes of claimants addressed by the Plan Trust vote in favor of the Plan.

7.2.  Confirmation Hearing

            Section 1128(a) of the Bankruptcy Code requires the court, after notice, to hold a hearing on confirmation of a plan. Notice of the Confirmation Hearing will be provided to all creditors and equity holders or their representatives. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any subsequent adjourned Confirmation Hearing.

            Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan. Any objection to confirmation of the Plan must be in writing, must conform to the Bankruptcy Rules, must set forth the name of the objecting party, the nature and amount of Claims or Interests held or asserted by the objectant against the Debtor or property, the basis for the objection and the specific grounds therefor, and must be filed with the Bankruptcy Court by the date and time set forth in the notice of the Confirmation Hearing, and served upon the parties and their counsel, so as to be received no later than the date and time for service of the objections, all as designated in the notice of the Confirmation Hearing.

7.3.  Requirements for Confirmation

      (a)   Consensual Confirmation Under Section 1129(a) of the Bankruptcy Code

            At the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements of section 1129(a) of the Bankruptcy Code have been satisfied, in which event the Bankruptcy Court will enter the Confirmation Order. Such requirements include, among others:

                  (i) That the Plan complies with applicable provisions of the Bankruptcy Code.

                  (ii) That the Debtors have complied with the applicable provisions of the Bankruptcy Code.

                  (iii) That the Plan has been proposed in good faith and not by any means forbidden by law.

                  (iv) That any payment made or promised by the Debtors to any Entity for services, costs or expenses in or in connection with the Reorganization Cases or the Plan has been approved by or is subject to approval by the Bankruptcy Court as reasonable.

                  (v) That the Debtors have disclosed the identity and affiliations of any individual proposed to serve as a director or an officer of the Reorganized Debtors after confirmation of the Plan and that the appointment to, or continuance in, such office by such individual is consistent with the interests of holders of Claims and Interests and with public policy.

                  (vi) That the Plan is in the best interests of the holders of Claims and Interests; that is, each holder of an Allowed Claim or Allowed Interest either has accepted the Plan or will receive or retain on account of its Claim or Equity Interest property with a value, as of the Effective Date, that is not less than the amount that the holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on the Effective Date.

                  (vii) Each Class of Claims or Interests has either accepted the Plan or is not impaired under the Plan; provided, however, that if such requirement is not met, the Plan may be confirmed pursuant to section 1129(b) of the Bankruptcy Code.

                  (viii) Except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that Allowed Administrative Expense Claims and Allowed Priority Claims will be paid in full on the Effective Date and that Allowed Priority Tax Claims will be either paid in full on the Effective Date or will receive on account of such Claims deferred cash payments, over a period not exceeding six years after the date of assessment of such Claims, of a value, as of the Effective Date, equal to the Allowed Amount of such Claims.

                  (ix) At least one impaired Class of Claims has accepted the Plan, without regard to the votes of any insiders.

                  (x) That the Plan is feasible; that is, confirmation is not likely to be followed by the need for liquidation or further reorganization of the Reorganized Debtors.

                  (xi) All fees comparable to the fees payable under section 1930 of title 28 of the U.S. Code, if and to the extent due, have been paid on or prior to the Effective Date.

                  (xii) The Plan provides for the continuation after the Effective Date of payment of all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, without modification by the Plan, thereby complying with section 1114 of the Bankruptcy Code.

            The Plan is the product of extensive arms-length negotiations and has been proposed in good faith. The Company believes that the Plan satisfies all applicable requirements of section 1129(a) of the Bankruptcy Code. A discussion of the reasons the Company believes the Plan satisfies certain of such requirements is set forth below and the satisfaction of the remaining requirements of section 1129(a) of the Bankruptcy Code is, in the Company's belief, self-explanatory:

      (1)   Best Interests Test

            Under the best interests test, the Plan may be confirmed if, with respect to each Impaired Class of Claims or Interests, each holder of an Allowed Claim or Allowed Interest in such Class either (A) has accepted the Plan or (B) will receive or retain under the Plan, on account of its Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Company were to be liquidated under Chapter 7 of the Bankruptcy Code.

            To determine what the holders in each Class of Claims or Interests would receive if the Company were to be liquidated, the Bankruptcy Court must estimate the dollar amount that would be generated from the liquidation of the Company's assets and properties in the context of a Chapter 7 liquidation case. The cash amount that would be available for satisfaction of the Allowed Claims and Allowed Interests of the Company would consist of the proceeds resulting from the disposition of the assets of the Company, augmented by the cash held by the Company at the time of the commencement of a Chapter 7 case. Such cash amount would be reduced by the costs and expenses of the liquidation and by any additional Administrative Claims and Priority Claims that would result from the termination of the Company's business and the use of a Chapter 7 proceeding for the purposes of liquidation. See Exhibit B (Liquidation Analysis).(2)

            The Company believes that the timing of distributions under a Chapter 7 case would be delayed and the amount of distributions that would be made in a Chapter 7 case would be materially less than the distributions contemplated by the Plan. In addition, the ability of the trustee in a Chapter 7 case to negotiate settlements with insurance companies without the benefit of the section 524(g) injunctions is likely to be impaired, with the result that fewer settlements are likely to be achieved, and the terms of any such settlements are likely to be less favorable to Claimants than settlements achievable in the Reorganization Cases. Furthermore, unlike the Plan Trust in the Reorganization Cases, a Chapter 7 trustee would not receive the benefits of the New Class A Common Stock, the New Convertible Security, the Plan Trust Note and the ABI Contribution.

            The Company therefore believes that the Plan is in the best interests of all holders of Claims and Interests.

            (2)   Feasibility of the Plan

            In order for the Plan to be confirmed, the Bankruptcy Court also must determine that the Plan is feasible -- that is, that the need for further reorganization or a subsequent liquidation of the Company is not likely to result following confirmation of the Plan. In determining whether a plan of reorganization is feasible, a court will consider (A) the adequacy of the proposed capital structure of the reorganized entity, (B) its earning power, (C) the overall economic conditions in which it will operate, (D) the capability of its management, (E) the continuity of its management and (F) any other factors the court deems relevant to the successful operation of the reorganized entity to perform the provisions of the plan of reorganization.

            The Reorganized Debtors will be discharged from Asbestos Claims and otherwise in general will be free of prepetition debt, other than indebtedness in respect of or under (1) the Lender Secured Claims, (2) Other Secured Claims and (3) Senior Note Claims, as well as ongoing business expenses and reorganization costs. Congoleum anticipates that the cash flow generated by its business and assets will be sufficient to pay its ongoing obligations under the New Convertible Security, its other long-term debt and its business expenses.

----------
(2) The attached Liquidation Analysis is without giving effect to rights under insurance policies.


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

            The Company, therefore, believes that the Plan is feasible.

            (3)   Acceptance by an Impaired Class

            Because the Plan impairs several Classes of Claims (Classes 2, 3, 6, 9, 10, 11, 12 and 13), section 1129(a)(10) of the Bankruptcy Code requires that for the Plan to be confirmed, at least one Impaired Class of Claims must accept the Plan by the requisite vote. As more fully described in Section 7.1(c) - "Acceptance or Rejection of the Plan -- Class Acceptance Requirement," an Impaired Class of Claims will have accepted the Plan if and only if at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class that vote have voted to accept the Plan.

            (4)   Unfair Discrimination and Fair and Equitable Tests

            To obtain confirmation of the Plan, it must be demonstrated that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, non-accepting Class. The Bankruptcy Code provides the following non-exclusive definition of the phrase "fair and equitable," as it applies to secured creditors, unsecured creditors, and equity holders:

                  (i)   Secured Creditors

                  With respect to any holder of a secured claim that rejects a plan, the Bankruptcy Code requires that either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claims, or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds is provided in clause (i) or (ii) of this subparagraph. This test is applicable if Class 2 (Secured Asbestos Claims of Qualified Pre-Petition Claimants) or Class 3 (Secured Asbestos Claims of Qualified Participating Claimants) reject the Plan.

                  (ii)  Unsecured Creditors

                  With respect to any class of unsecured claims that rejects a plan, the Bankruptcy Code requires that either (i) each impaired unsecured creditor receives or retains under the plan property of a value equal to the amount of its allowed claim, or (ii) the holders of claims and interests that are junior to the claims of the rejecting class of unsecured creditors will not receive or retain any property under the plan. This test will be applicable if any of Class 6 (Senior Note Claims), Class 9 (ABI Claims), Class 10 (Not Previously Determined Unsecured Asbestos Personal Injury Claims), Class 11 (Previously Determined Unsecured Asbestos Personal Injury Claims), or Class 12 (Asbestos Property Damage Claims) rejects the Plan.

                  (iii) Equity Holders

                  With respect to any class of equity interests that rejects a plan, the Bankruptcy Code requires that either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the


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greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled, or the value of the interest, or (ii) the holder of an interest that is junior to the non-accepting class will not receive or retain any property under the plan. This test will be applicable if Class 13 (Congoleum Interests) rejects the Plan.

      (b)   Conditions to Confirmation

            Confirmation of the Plan will not occur unless each of the following conditions has been satisfied or waived in accordance with Section 11.3 of the Plan. These conditions to Confirmation, which are designed, among other things, to ensure that the Injunctions, releases, and discharges set forth in Article XII of the Plan will be effective, binding and enforceable, are as follows:

            (i) The Bankruptcy Court will have made specific findings and determinations, among others, in substantially the following form:

                  (A) The Discharge Injunction and the Asbestos Channeling Injunction are to be implemented in connection with the Plan and the Plan Trust;

                  (B) As of the Petition Date, Congoleum has been named as a defendant in personal injury, wrongful death or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products;

                  (C) The Plan Trust, upon the Effective Date, will assume the liabilities of the Debtors with respect to Plan Trust Asbestos Claims and Demands;

                  (D) The Plan Trust is to be funded in part by securities of Reorganized Congoleum in the form of the New Class A Common Stock and the New Convertible Security and constitutes an obligation of Reorganized Congoleum to make future payments to the Plan Trust;

                  (E) In the event that the holders of the Senior Note Claims (Class 6) vote (as a Class) to accept the Plan, the Plan Trust, on the Effective Date, will hold the New Class A Common Stock and the New Convertible Security and if certain contingencies occur, the Plan Trust will be entitled to redeem or convert the New Convertible Security, and, in accordance with the terms of the New Convertible Security, own a majority of the voting shares of the common stock of Reorganized Congoleum;

                  (F) In the event that the holders of the Senior Note Claims (as a Class) do not vote to accept the Plan, then the common stock of Reorganized Congoleum will be allocated between the Plan Trust and the Senior Note Claims on a pro rata basis, as provided in the Confirmation Order;

                  (G) The Plan Trust is to use its assets and income to pay Plan Trust Asbestos Claims and Plan Trust Expenses;


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                  (H) Congoleum is likely to be subject to substantial future
Demands for payment arising out of the same or similar conduct or events that gave rise to the Plan Trust Asbestos Claims, which are addressed by the Asbestos Channeling Injunction;

                  (I) The actual amounts, numbers and timing of future Demands cannot be determined;

                  (J) Pursuit of Demands outside the procedures prescribed by the Plan and the TDP is likely to threaten the Plan's purpose to deal equitably with Plan Trust Asbestos Claims and future Demands;

                  (K) The Plan establishes separate Classes of Asbestos Personal Injury Claims that are to be addressed by the Plan Trust and at least seventy-five percent (75%) of the Asbestos Claimants voting in such Classes have accepted the Plan;

                  (L) Pursuant to court orders or otherwise, the Plan Trust will operate through mechanisms such as structured, periodic or supplemental payments, Pro Rata distributions, matrices or periodic review of estimates of the numbers and values of Asbestos Personal Injury Claims or other comparable mechanisms, that provide reasonable assurance that the Plan Trust will value, and be in a financial position to pay, Asbestos Personal Injury Claims and Demands therefor in substantially the same manner;

                  (M) The Futures Representative was appointed by the Bankruptcy Court as part of the proceedings leading to the issuance of the Discharge Injunction and the Asbestos Channeling Injunction for the purpose of, among other things, protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in the Discharge Injunction and the Asbestos Channeling Injunction and transferred to the Plan Trust;

                  (N) In light of the benefits provided, or to be provided, to the Plan Trust on behalf of each Protected Party, the Asbestos Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Demands against any Protected Party;

                  (O) The Plan otherwise complies with section 524(g) of the Bankruptcy Code;

                  (P) Congoleum's contributions to the Plan Trust and ABI's contribution of the ABI Contribution to the Plan Trust provided for in the Plan, together with the Asbestos Insurance Assignment, constitute substantial assets of the Plan Trust and the reorganization;

                  (Q) The duties and obligations of the insurers that issued policies and their successors and assigns, or, with respect to any insolvent insurers, their liquidators and/or the state insurance guaranty funds that bear responsibility with respect to such rights under such policies which constitute the Asbestos Insurance Rights and Asbestos Property Damage Insurance Rights are not eliminated or diminished by the transfer pursuant to the Plan of the Debtors' rights in the Asbestos Insurance Rights and Asbestos Property Damage Insurance Rights pursuant to the Insurance Assignment Agreement;


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

                  (R) The Settling Asbestos Insurance Companies are entitled to the benefits of the Asbestos Channeling Injunction with respect to Plan Trust Asbestos Claims;

                  (S) After Confirmation, each Asbestos Insurance Settlement Agreement of a Settling Asbestos Insurance Company and each Final Order of the Bankruptcy Court approving such Settlement Agreements will be binding upon and inure to the benefit of the Plan Trust and the Plan Trustees, and each of the foregoing will become fully bound by all of the terms and conditions of each such Asbestos Insurance Settlement Agreement without need for further act or documentation of any kind;

                  (T) After Confirmation, none of the Debtors, ABI, the Futures Representative, the Plan Trustees, the Asbestos Claimants' Committee, and the Claimants' Representative will seek to terminate, reduce or limit the scope of the Asbestos Channeling Injunction or any other injunction contained in the Plan that inures to the benefit of any Settling Asbestos Insurance Company or ABI;

                  (U) At least 95% in amount of the allowed and valid votes with respect to the Plan for each of Classes 2 and 3 will have accepted the Plan subject to waiver of this condition by the Claimants' Representative, the Asbestos Claimants' Committee and the Futures Representative, each in its sole discretion;

                  (V) The merger of the Subsidiary Debtors with and into Congoleum, with Reorganized Congoleum as the surviving corporation, is authorized; and

                  (W) The Plan Trust is a "qualified settlement fund" pursuant to Section 468(B) of the IRC and the regulations issued pursuant thereto.

            (ii) The Bankruptcy Court will have made such findings and determinations regarding the Plan as will enable the entry of the Confirmation Order and any other order entered in conjunction therewith, each of which will be in form and substance acceptable to the Debtors, the Asbestos Claimants' Committee, the Futures Representative, the Bondholders' Committee and ABI and, insofar as such findings and determinations affect the Financing Order or the rights of Wachovia thereunder, Wachovia.

      (c)   Conditions for Effective Date

            Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date of the Plan will not occur unless and until each of the following conditions has been satisfied or, if applicable, waived:

            (1)   Confirmation Order

            The Confirmation Order will have been entered by the Bankruptcy Court and affirmed by the District Court or entered by the District Court, and the Confirmation Order and any order of the District Court will be in form and substance acceptable to the Debtors, the Asbestos Claimants' Committee, the Futures Representative, the Bondholders' Committee and ABI and the Confirmation Order (and the affirming order of the District Court) will have become a Final Order; provided, however, that the Effective Date may occur at a point in time


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

when the Confirmation Order is not a Final Order at the option of the Debtors, with the written consent of ABI, unless the effectiveness of the Confirmation Order has been stayed, reversed or vacated. The Effective Date may occur, again at the option of the Debtors, with the written consent of ABI, on the first Business Day immediately following the expiration or other termination of any stay of effectiveness of the Confirmation Order.

            (2)   Injunctions

            The Discharge Injunction, the Asbestos Channeling Injunction and the Anti-Suit Injunction will be in full force and effect.

            (3)   Amended Credit Agreement

            The Amended Credit Agreement or such other working capital exit facility entered into by the Reorganized Debtors which Amended Credit Agreement or other working capital exit facility will contain terms similar to the Existing Credit Agreement (except that the Amended Credit Agreement or other working capital exit facility may be modified to provide for a lien on or a security interest in real estate and any other collateral securing the New Senior Notes), and all documents to be executed in connection with the Amended Credit Agreement or such other exit facility, in form and substance reasonably satisfactory to the Debtors, will not restrict Reorganized Congoleum's obligations to make scheduled interest payments on the New Senior Notes, the Plan Trust Note and the New Convertible Security except as may be provided in the New Indenture, the Plan Trust Note or the New Convertible Security, and will have been executed and delivered and all conditions precedent to effectiveness thereof will have been satisfied or waived by the parties thereto.

            (4)   Plan Documents

            The Plan Documents necessary or appropriate to implement the Plan (which will include without limitation, the New Convertible Security, the Plan Trust Note, the New Senior Notes, the Pledge Agreement, the Amended Credit Agreement or any other working capital exit facility, the Plan Trust Documents and the Insurance Assignment Agreement) will have been executed, delivered and, where applicable, filed with the appropriate governmental authorities; all conditions precedent to the effectiveness of each of such Plan Documents will have been satisfied or waived by the respective parties thereto; and the Plan Documents will be in full force and effect. The Plan Documents will be acceptable to the Bondholders' Committee, the Asbestos Claimants' Committee, the Futures Representative and the Debtors.

            (5)   New Senior Notes

            The New Indenture will have been executed and authorized and the New Senior Notes will have been delivered in accordance with the New Indenture and will constitute valid senior secured indebtedness of the Reorganized Debtors.

            (6)   Other Assurances

            The Debtors will have obtained either (i) a private letter ruling from the Internal Revenue Service establishing that the Plan Trust is a "qualified settlement fund" pursuant to Section 468(B) of the IRC and the


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regulations issued pursuant thereto, or (ii) other decisions, opinions or assurances regarding certain tax consequences of the Plan, satisfactory to the Debtors, the Reorganized Debtors, the Futures Representative and the Asbestos Claimants' Committee.

            (7)   Other Approvals, Documents and Actions

            All authorizations, consents and regulatory approvals required, if any, in connection with the consummation of the Plan will have been obtained, and all actions, documents, and agreements necessary to implement the Plan will have been effected or executed.

            (8)   Judicial Fees

            All fees payable pursuant to 28 U.S.C. ss. 1930 if and to the extent assessed against the Bankruptcy Estates of the Debtors will have been paid in full.

            (9)   Insurance Settlement Protocol

            The Debtors will have obtained the consent of the Asbestos Claimants' Committee and the Futures Representative prior to reaching a compromise or settlement of any Asbestos Insurance Policy on or after August 4, 2006.

      (d)   Nonconsensual Confirmation Under Section 1129(b) of the Bankruptcy
            Code

            Although section 1129(a)(8) of the Bankruptcy Code requires that a plan be accepted by each class that is impaired by such plan, section 1129(b) of the Bankruptcy Code provides that the Bankruptcy Court may still confirm the Plan at the request of the Debtors if all requirements of section 1129(a) other than section 1129(a)(8) are met and if, with respect to each Class of Claims or Interests that is impaired under the Plan and has not voted to accept the Plan, the Plan "does not discriminate unfairly" and is "fair and equitable." A plan confirmed on the basis of this provision is commonly referred to as a "cramdown" plan. A cramdown plan is only available pursuant to section 1129(a)(10) of the Bankruptcy Code if at least one impaired class of claims accepts the plan. In the event there is no impaired accepting Class, the Debtors could not seek cramdown confirmation of the Plan because the Plan would not comply with the requirements of section 1129(a)(10) of the Bankruptcy Code. For a more detailed description of Bankruptcy Code Section 1129(b)'s "unfair discrimination" and "fair and equitable" tests, see Section 7.3 - "Requirements for Confirmation" above.

      (e)   Injunction Under Section 524(g) of the Bankruptcy Code

            Section 524(g) of the Bankruptcy Code authorizes the Bankruptcy Court to enjoin Entities from taking action to collect, recover or receive payment or recovery with respect to any Claim or Demand that is to be paid in whole or in part by a trust created by a plan of reorganization that satisfies the requirements of the Bankruptcy Code. The injunction may also bar any action based on such Claims or Demands against Congoleum that are directed at third parties.


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

            To obtain the injunction, a trust must be established that (1) assumes Congoleum's Plan Trust Asbestos Claims; (2) is funded in whole or in part by securities of Congoleum and with an obligation by Congoleum to make future payments; (3) owns or is entitled to own if specified contingencies occur, a majority of the voting shares of Congoleum; and (4) uses its assets or income to satisfy claims and demands.

            As a requirement before issuing an injunction under section 524(g) of the Bankruptcy Code, the Bankruptcy Court must determine that (1) Congoleum is likely to be subject to substantial Demands for payment arising out of the same or similar conduct or events that give rise to the Claims that are addressed by the injunction; (2) the actual amounts, numbers and timing of such Demands cannot be determined; (3) pursuit of such Demands outside the procedures prescribed by the Plan is likely to threaten the Plan's purpose to deal equitably with Claims and Demands; and (4) the Plan Trust will operate through mechanisms such as structured, periodic, or supplemental payments, pro rata distributions, matrices, or periodic review of estimates of the numbers and values of Claims and Demands, or other comparable mechanisms that provide reasonable assurance that the Plan Trust will value, and be in a financial position to pay, Claims and Demands that involve similar Claims in substantially the same manner.

            The Bankruptcy Court must also ensure that the terms of any proposed section 524(g) injunction are set forth in the plan and disclosure statement and that a separate Class or Classes of claimants whose Claims are to be addressed by the trust be established and vote, by at least seventy-five percent (75%) of those voting in such Class or Classes, in favor of the Plan. Moreover, the injunction will be valid and enforceable as to future claimants only if a legal representative is appointed to protect their rights in the proceedings and if the court determines that applying the injunction to future claimants in favor of the beneficiaries of the injunction is fair and equitable with respect to the Persons that might subsequently assert such Demands, in light of the benefits provided, or to be provided, to the Plan Trust on behalf of Congoleum or a beneficiary of the third party injunction.

            The order confirming the Plan must be issued or affirmed by the District Court that has jurisdiction over the Reorganization Cases.

            The Company believes that it will be able to satisfy the requirements of section 524(g) of the Bankruptcy Code, to the extent that the requisite number of Asbestos Claimants in Classes 2, 3, 10, 11 and 12 vote in favor of the Plan.

            Under the jurisdictional scheme applicable to bankruptcy courts, jurisdiction over bankruptcy cases and proceedings arising under the Bankruptcy Code or arising in or related to bankruptcy cases is vested in the district courts. However, the district courts may refer them to the bankruptcy judges of the district. In most districts, the district court has entered a standing order referring all such matters to the bankruptcy judges.

            The Company filed the Reorganization Cases with the Bankruptcy Court of the District of New Jersey. Because section 524(g) requires, however, that any confirmation order containing a supplemental injunction must be issued or affirmed by the District Court, the reference may be withdrawn and the Reorganization Cases might proceed before a district judge. In this instance, the Debtors' Chapter 11 cases have been assigned to the Hon. Katherine Ferguson,


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

a United States Bankruptcy Judge, and it is anticipated that the Bankruptcy Judge will conduct the Confirmation Hearing and enter the Confirmation Order. In that instance, the section 524(g) injunctions will not be enforceable until the Confirmation Order is affirmed by a district judge.

7.4.  Effect of Confirmation

            Upon the Bankruptcy Court's entry of the Confirmation Order (and, if the District Court is not the issuing court of the Confirmation Order, the Confirmation Order being affirmed thereof by the District Court as required by section 524(g) of the Bankruptcy Code), and subject to the occurrence of the Effective Date, the Plan will be binding upon the Company, all holders of Claims and Interests and all other parties in interest, regardless of whether they have accepted the Plan.

                                   ARTICLE 8
                PLAN TRUST AND ASBESTOS CLAIMS RESOLUTION MATTERS

            THE FOLLOWING IS A SUMMARY OF CERTAIN SIGNIFICANT FEATURES OF THE PLAN TRUST. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE PLAN TRUST DOCUMENTS AND THE PLAN.

8.1.  Establishment and Purpose of the Plan Trust

            On any date between the Confirmation Date and the Effective Date, the Plan Trust will be established in accordance with the Plan Documents. The Plan Trust is intended to be a "qualified settlement fund" within the meaning of section 468B of the IRC and Treasury Regulations promulgated thereunder. All Plan Trust Asbestos Claims (other than Asbestos Property Damage Claims) will be determined, liquidated and treated in accordance with the Plan Trust Agreement and the TDP. The purpose of the Plan Trust will be to, among other things, (a) pay all Plan Trust Asbestos Claims in accordance with the Plan, the TDP, the Plan Trust Agreement and the Confirmation Order; (b) preserve, hold, manage, and maximize the Plan Trust Assets for use in paying and satisfying Plan Trust Asbestos Claims; (c) prosecute, settle, and manage the disposition of the Asbestos In-Place Insurance Coverage; and (d) prosecute, settle, and manage Asbestos Insurance Actions and Direct Actions. All Plan Trust Asbestos Claims, including the future Asbestos Claims and Demands of Plan Trust Asbestos Claimants that are presently unknown, will be determined and liquidated, if Allowed, pursuant to the Plan, the Plan Trust Agreement and the TDP.

            On the Effective Date, all liabilities, obligations and responsibilities relating to all Plan Trust Asbestos Claims and Asbestos Expenses will be transferred to the Plan Trust and the Plan Trustees, on behalf of the Plan Trust, will expressly assume all liability for all Plan Trust Asbestos Claims, Demands and Asbestos Expenses. As provided in the TDP, notwithstanding any other provision contained in the TDP, the holder of the Claim for the Claims Handling Fee will be paid as provided in Section 1.4(d) of the Plan Trust Agreement; and distributions to Plan Trust Asbestos Claims will not be prior to payment of or reserve for Plan Trust Expenses in accordance with the terms of the Plan Trust Agreement.


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

            During the bankruptcy proceedings, the Debtors have objected to the Asbestos Personal Injury Claims of certain Participating Claimants, and the Bankruptcy Court entered an order providing for the expungement and withdrawal of certain claims as described in Section 5.7 hereof. In addition, the Debtors have commenced the Avoidance Actions described in Section 5.10 - "Asbestos Personal Injury Claims -- Related Avoidance Actions" above. Section 13.4 of the Plan specifically provides that the Plan Trust will be vested with the right, among others, to void any Asbestos Claim of a Qualified Pre-Petition Settlement Claimant or of a Qualified Participating Claimant because of the failure to comply with the Claimant Agreement or other applicable settlement agreement or because such claims were not in good faith or otherwise. Section 2.1(c)(xviii) of the Plan Trust Agreement further provides that the Plan Trustees will have the power to object to and compromise Plan Trust Asbestos Claims and other Claims as provided in the Plan. However, as a result of negotiations between the Debtors and the Asbestos Claimants' Committee, the Futures Representative and the Claimants' Representative, the Claimant Agreement as well as the other Asbestos Settlement Documents and Pre-Petition Settlement Agreements are being compromised and settled pursuant to the Plan, which incorporates the Class 2 Settlement and the Class 3 and 11 Settlement. See Section 6.2 -- "Class 2 Settlement and Class 3 and 11 Settlement" for a description of the Class 2 and Class 3 and 11 Settlement.

8.2.  Funding and Receipt of Plan Trust Assets

            On the Effective Date, Reorganized Congoleum will issue the New Class A Common Stock (including any shares of New Class A Common Stock required to be issued by Reorganized Congoleum in accordance with Exhibit E to the Plan), the Plan Trust Note and the New Convertible Security (in the event that the Senior Note Claims (as a Class) vote to accept the Plan) or the Plan Trust Common Stock (in the event that the Senior Note Claims (as a Class) do not vote to accept the Plan) to be issued to the Plan Trust in accordance with the Plan. Reorganized Congoleum will issue any additional shares of New Class A Common Stock required to be issued in accordance with Exhibit E to the Plan (but only, in the event that the Senior Note Claims (as a Class) vote to accept the Plan) and will otherwise comply with Exhibit E to the Plan for so long as Exhibit E is applicable. Reorganized Congoleum's obligations to the Plan Trust on account of the Plan Trust Note and the New Convertible Security will be secured only by a pledge of Reorganized Congoleum's interest in all proceeds of the GHR/Kenesis Actions (after payment of fees and reimbursement of expenses of the GHR/Kenesis Litigation Trust) and all such proceeds will be used by Reorganized Congoleum as follows: (i) first, to pay principal and accrued interest under the Plan Trust Note until such time as the Plan Trust Note has been paid in full; (ii) second, to pay principal and accrued interest under the New Convertible Security until such time as the New Convertible Security has been paid in full or is no longer outstanding; provided, however, that the New Convertible Security will not be satisfied in full or retired before the Reset Date and any proceeds of the GHR/Kenesis Actions that are received by the Plan Trust on account of the New Convertible Security prior to the Reset Date will be held by the Plan Trust in an interest-bearing account and applied to amounts outstanding under the New Convertible Security immediately after the Reset Date; and (iii) thereafter, the GHR/Kenesis Litigation Trust will distribute any remaining or further proceeds to Reorganized Congoleum. All Plan Trust Assets will be transferred to, vested in, and assumed by the Plan Trust free and clear of all Claims, Liens and encumbrances; provided, however, that to the extent that certain Plan Trust Assets, because of their nature or because they will accrue subsequent to the

Effective Date, cannot be transferred to, vested in, and assumed by the Plan Trust on the Effective Date, such Plan Trust Assets will be transferred to, vested in, and assumed by the Plan Trust free and clear of Claims, Liens and encumbrances, as soon as practicable after the Effective Date. On the Effective Date, ABI will deliver the ABI Contribution to the Plan Trust by wire transfer of immediately available funds. On the Effective Date, the Debtors will also deliver the Insurance Assignment Agreement attached to the Plan as Exhibit "C" thereto, and such agreement will be valid, binding and enforceable. The Insurance Assignment Agreement will transfer claims and rights set forth therein as Debtors may have, subject to any and all Asbestos Insurer Coverage Defenses.

            On the Effective Date, pursuant to the terms of the Collateral Trust Agreement, all of the Collateral Trust's right, title and interest in and to any assets or properties then held by the Collateral Trust will automatically be transferred and assigned to, and vest in, the Plan Trust free and clear of all Claims, Liens and encumbrances, and all rights with respect to such assets and properties will be enforceable by the Plan Trust.

            The Debtors have settled with Liberty, Marsh and Aon, AIG, Lloyd's Underwriters and Equitas, Federal, Mt. McKinley and Everest, Harper, St. Paul Travelers, Fireman's Fund and the Century Entities. See Section 5.11 - "Settlements with Insurers and Brokers" above for a description of the Liberty, Marsh and Aon, AIG, Lloyd's Underwriters and Equitas, Federal, Mt. McKinley and Everest, Harper, St. Paul Travelers, Fireman's Fund and Century Settlements. Congoleum is in discussions with a number of its other insurers regarding cash buy-back, coverage-in-place or other settlements of its existing insurance policies. Given the sensitivity of the settlement process and the status and nature of such discussions, Congoleum is not yet in a position to describe any further settlements that it might present to the Bankruptcy Court for approval.

            It is possible that the Coverage Litigation will be resolved in whole or in part against Congoleum. Several insurers have threatened an appeal if the Coverage Litigation is resolved in favor of Congoleum. It is impossible to predict the outcome of the Coverage Litigation or when any resolution will be final. Such a resolution could have a substantial adverse impact on Congoleum and/or asbestos claimants and could reduce the amount of funds available in the Plan Trust.

8.3.  Discharge of Liabilities to Holders of Asbestos Claims

            Except as provided in the Plan and the Confirmation Order, the transfer to, vesting in and assumption by the Plan Trust of the Plan Trust Assets as contemplated by the Plan, among other things, will discharge the Debtors and the Reorganized Debtors from and in respect of all Plan Trust Asbestos Claims.

8.4.  Excess Plan Trust Assets

            To the extent there are any Plan Trust Assets remaining after the payment in full of all Plan Trust Asbestos Claims and all Plan Trust Expenses (or provision has been made therefor) in accordance with the Plan Trust Agreement and the TDP, such excess Plan Trust Assets will be transferred to a tax-exempt organization qualified under section 501(c)(3) of the IRC, which is to be determined by the Plan Trustees; provided, however, that such charitable purpose, if practicable, will be related to the treatment of, research on or the relief of suffering of individuals suffering from asbestos-related lung disorders.


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

8.5.  Plan Trust Expenses

            The Plan Trust will pay all Plan Trust Expenses from the Plan Trust Assets. Neither the Debtors, the Reorganized Debtors, ABI nor their Affiliates will have any obligation to pay any Plan Trust Expenses. Notwithstanding any provision in the Plan to the contrary, on the Effective Date, (i) the Collateral Trustee will provide the Plan Trust with a certification setting forth the amount of Asbestos Expenses incurred by or on behalf of, or imposed on, the Collateral Trust, or otherwise payable by the Collateral Trust, in each case prior to the Effective Date and all appropriate invoices and other backup regarding such Asbestos Expenses, including without limitation, amounts which may be due to the Claims Reviewer (or to Congoleum to reimburse it for amounts it paid to the Claims Reviewer) for services performed prior to the Effective Date and (ii) the Plan Trust will only assume Asbestos Expenses from periods prior to the Effective Date if and to the extent set forth on such certification. The Plan Trustees, each member of the TAC, the Futures Representative and the Representatives of each of the foregoing will have a lien upon the Plan Trust Assets which will be prior to any lien thereon, and the Plan Trust will grant a security interest in the Plan Trust Assets, all proceeds thereof and all accounts into which such proceeds or the Plan Trust Assets are deposited or maintained to secure payment of amounts payable to them as compensation or indemnification.

8.6.  Appointment of the Initial Plan Trustees

            Prior to the Confirmation Hearing, the Debtors, with the approval of the Futures Representative and the Asbestos Claimants' Committee, will nominate the three initial Plan Trustees. Effective as of the effective date of the Plan Trust Agreement, the Bankruptcy Court will appoint the initial Plan Trustees to serve as Plan Trustees in accordance with the Plan Trust Agreement. For purposes of performing his or her duties and fulfilling his or her obligations under the Plan Trust Agreement, the TDP and the Plan, the Plan Trustees will each be deemed to be a party in interest within the meaning of section 1109(b) of the Bankruptcy Code. The Plan Trustees will be the "administrator" of the Plan Trust as that term is used in Treasury Regulation Section 1.468B-2(k)(3).

8.7.  The Futures Representative

            On and after the Effective Date, the Futures Representative will continue to serve as the Futures Representative pursuant to the terms of the Plan Trust Agreement and will have the functions and rights provided in the Plan Trust Documents.

8.8.  Appointment of Members of the Trust Advisory Committee

            The Asbestos Claimants' Committee will designate the initial members of the TAC. Effective as of the effective date of the Plan Trust Agreement, the Bankruptcy Court will appoint the initial members of the TAC (and thereupon the TAC will be formed) to serve as members of the TAC in accordance with the Plan Trust Agreement.


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8.9.  Assumption of Liabilities

            On the Effective Date, all liabilities, obligations and responsibilities relating to all Plan Trust Asbestos Claims and Asbestos Expenses will be transferred to the Plan Trust and the Plan Trustees, on behalf of the Plan Trust, will expressly assume all liability for all Plan Trust Asbestos Claims, Demands and Asbestos Expenses, subject to the provisions of the Plan Trust Agreement. With the exception of the liabilities identified above, in no event will the Plan Trust assume any of the liabilities, obligations or responsibilities of the Debtors or the Reorganized Debtors.

8.10. Indemnification by the Plan Trust

            As and to the extent provided in the Plan Trust Agreement, the Plan Trust (and to the extent specified in Section 4.6(c) of the Plan Trust Agreement, the Reorganized Debtors) will indemnify and hold harmless each of the Plan Trustees, the Plan Trust officers and employees, the Futures Representative, the Pre-Petition Asbestos Claimants' Committee, the Asbestos Claimants' Committee, the Claimants' Representative, the Collateral Trustee, each member of the TAC, the Debtors, the Reorganized Debtors and their respective past, present and future Representatives.

8.11. Establishment of the TDP

            Following the Effective Date, the Plan Trustees will promptly implement the TDP. The TDP sets forth the procedures for resolving Plan Trust Asbestos Claims. The TDP also provides mechanisms such as structured, periodic or supplemental payments, pro rata distributions, or periodic review of estimates of the numbers and values of present Unsecured Asbestos Personal Injury Claims and future Demands, or other comparable mechanisms, that provide reasonable assurance that the Plan Trust will value and be in a financial position to pay similar Unsecured Asbestos Personal Injury Claims in substantially the same manner. The TDP may be modified prior to the Effective Date and after the Effective Date from time to time in accordance with the terms of the TDP and the Trust Agreement.

8.12. Establishment and Purpose of the GHR/Kenesis Litigation Trust

            On the Effective Date, the GHR/Kenesis Litigation Trust will be established in accordance with the GHR/Kenesis Litigation Trust Agreement for the benefit of Reorganized Congoleum. Effective as of the Effective Date, the Reorganized Debtors will assign to the GHR/Kenesis Litigation Trust without further act or deed (i) the GHR/Kenesis Actions and (ii) proceeds realized from the prosecution of the GHR/Kenesis Actions in accordance with section 1123(b)(3)(B) of the Bankruptcy Code. Pursuant to Section 6.1(o) of the Plan, the Reorganized Debtors will grant, assign, transfer, convey and deliver to the GHR/Kenesis Litigation Trustee, on behalf of and for the benefit of the Reorganized Debtors, control of all of the Debtors' right, title and interest in the GHR/Kenesis Actions and the proceeds of such Actions. The GHR/Kenesis Litigation Trust will be funded on the Effective Date with $600,000 from the proceeds of that certain Asbestos Insurance Settlement Agreement with Liberty Mutual Insurance Company to provide for payment of the fees and expenses of the GHR/Kenesis Litigation Trustee. As soon as practicable after the Effective Date, the Bondholders' Committee will provide to the GHR/Kenesis Litigation Trustee all discovery obtained by the Bondholders' Committee in connection with the


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GHR/Kenesis Actions and any relevant work product related thereto. The reasonable fees and expenses of the Bondholders' Committee incurred in connection with producing such information to the GHR/Kenesis Litigation Trustee will be paid by the GHR/Kenesis Litigation Trust within ten (10) days of the receipt of an invoice for such reasonable fees and expenses. The GHR/Kenesis Litigation Trustee will be nominated by the Debtors, with the consent of the Asbestos Claimants' Committee and the Futures Representative, no later than fifteen (15) days prior to the commencement of the Confirmation Hearing and the appointment of the GHR/Kenesis Litigation Trustee will be subject to approval by the Bankruptcy Court. The purpose of the GHR/Kenesis Litigation Trust will be to, among other things (i) pursue the collection of amounts owed to the Debtors' Estates on account of the GHR/Kenesis Actions for the benefit of Reorganized Congoleum; (ii) investigate, pursue, prosecute, settle, manage and resolve, as appropriate, the GHR/Kenesis Actions for the benefit of Reorganized Congoleum; and (iii) remit to the Plan Trust, on behalf of Reorganized Congoleum, all proceeds of the GHR/Kenesis Actions (after payment of fees and reimbursement for expenses of the GHR/Kenesis Litigation Trust) as security for Reorganized Congoleum's obligations to the Plan Trust on account of the New Convertible Security and the Plan Trust Note and will be used by Reorganized Congoleum as follows: (x) first, to pay principal and accrued interest under the Plan Trust Note until such time as the Plan Trust Note has been paid in full; (y) second, to pay principal and accrued interest under the New Convertible Security until such time as the New Convertible Security has been paid in full or is no longer outstanding; provided, however, that the New Convertible Security will not be satisfied in full or retired before the Reset Date and any proceeds of the GHR/Kenesis Actions that are received by the Plan Trust on account of the New Convertible Security prior to the Reset Date will be held by the Plan Trust in an interest bearing account and applied to amounts outstanding under the New Convertible Security immediately after the Reset Date; and (z) thereafter, the GHR/Litigation Trust will distribute any remaining or further proceeds to Reorganized Congoleum.

8.13. The Plan Trust Note

            On the Effective Date, the Plan Trust will provide a loan to Reorganized Congoleum in the principal amount of the Plan Trust Note, with the proceeds to be used only for Reorganized Congoleum's working capital and general corporate purposes, and Reorganized Congoleum will issue the Plan Trust Note to the Plan Trust. The Plan Trust Note will be in all respects pari passu in priority and right of payment with the New Convertible Security; provided, however, that pursuant to the Pledge Agreement and the GHR/Kenesis Litigation Trust Agreement any proceeds of the GHR/Kenesis Actions will be pledged to the Plan Trust by Reorganized Congoleum to secure Reorganized Congoleum's obligations to the Plan Trust on account of the New Convertible Security and Plan Trust Note and will be used to reduce Reorganized Congoleum's obligations to the Plan Trust by (i) first, to pay principal and accrued interest under the Plan Trust Note until such time as the Plan Trust Note has been paid in full;
(ii) second, to pay principal and accrued interest under the New Convertible Security until such time as the New Convertible Security has been paid in full or is no longer outstanding; provided, however, that the New Convertible Security will not be satisfied in full or retired before the Reset Date and any proceeds of the GHR/Kenesis Actions that are received by the Plan Trust on account of the New Convertible Security prior to the Reset Date will be held by the Plan Trust in an interest bearing account and applied to amounts outstanding under the New Convertible Security immediately after the Reset Date; and (iii) thereafter, the GHR/Litigation Trust will distribute any remaining or further


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proceeds to Reorganized Congoleum. The Plan Trust will not have liens on or security interests in any assets of the Reorganized Debtors other than the GHR/Kenesis Actions, the proceeds thereof and earnings thereon. The Plan Trust Note will be contractually subordinate in priority and right of payment to the New Senior Notes; provided, however, that in the absence of a default under the New Indenture, payments due under the Plan Trust Note will be made in the ordinary course in accordance with its terms.

                                   ARTICLE 9
                            ESTIMATED CLAIMS BY CLASS

            The Company and its professionals have attempted to determine the number and amount of Asbestos Claims likely to be asserted in the case. There are such inherent difficulties in doing so that no representation can be made as to the precise accuracy of such information. Claims against the Company are as follows:

9.1.  Claims other than Asbestos Claims

      (a)   Administrative Expense Claims

            The Company estimates that the costs and expenses of the Reorganization Cases will likely total approximately $[XX] million (before any reimbursement of Coverage Costs), including the costs of professionals retained during the Reorganization Cases.

      (b)   Priority Tax Claims

            The Company believes it is likely that there will be few, if any, Priority Tax Claims.

      (c)   Priority Claims (Class 1)

            The Company obtained approval of the Bankruptcy Court to pay Priority Claims in the ordinary course of business, including wages due to employees and contributions on its employees' behalf to employee benefit plans. The Company believes that there will be few, if any, Priority Claims remaining unpaid at the Effective Date.

      (d)   Lender Secured Claims (Class 4)

            The Company estimates that the Lender Secured Claims (Class 4) total approximately $11.8 million.

      (e)   Senior Note Claims (Class 6)

            The Company expects that the Senior Note Claims (Class 6) total approximately $100 million, plus accrued interest through the Effective Date.

      (f)   General Unsecured Claims (Class 7)

            The Company obtained authority from the Bankruptcy Court at the beginning of the Reorganization Cases to pay such claims in the ordinary course of business, when such Claims become due. The Company believes that there will be few, if any, General Unsecured Claims remaining unpaid at the Effective Date.


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      (g)   Workers' Compensation Claims (Class 8)

            As of December 31, 2003, the current incurred liability was estimated to be approximately $3.2 million.

      (h)   ABI Claims (Class 9)

            The Company estimates such Claims total approximately $1.8 million.

9.2.  Asbestos Claims

      (a) Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants (Class 2)

            The Company estimates that the maximum amount of the aggregate Claims of Qualified Pre-Petition Settlement Claimants total approximately $26 million. The Class 2 Settlement, however, will reduce this amount to approximately $13 million.

      (b)   Secured Asbestos Claims of Qualified Participating Claimants (Class
            3)

            The Company estimates that the maximum amount of the aggregate Claims of Qualified Participating Claimants total approximately $375 million. The Class 3 and 11 Settlement, however, will reduce this amount to approximately $20 million if all of the Qualified Participating Claimants accept the $250 maximum payment provided for under the terms of the Class 3 and 11 Settlement.

      (c)   Unsecured Asbestos Personal Injury Claims (Classes 10 and 11)

            In light of the information presently available to the Company, and the uncertainties and difficulties inherent in determining the number and amount of Asbestos Claims, the Company believes that the classification and treatment provided by the Plan complies with applicable law and is fair and equitable.

      (d)   Asbestos Property Damage Claims (Class 12)

            The aggregate amount of Allowed Asbestos Property Damage Claims is approximately $133,000 and does not exceed the amount of proceeds from insurance coverage available for such Claims.

                                   ARTICLE 10
                                RISKS OF THE PLAN

10.1. General

            The following is intended as a summary of certain risks associated with the Plan, but is not exhaustive and must be supplemented by the analysis and evaluation of the Plan and this Disclosure Statement as a whole by each holder of a Claim with such holder's own counsel and other advisors.


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10.2. Confirmation Risks

            For the Plan to be confirmed, each Impaired Class is given the opportunity to vote to accept or reject the Plan. With regard to the Impaired Classes which vote on the Plan, the Plan will be deemed accepted by a Class of Impaired Claims if the Plan is accepted by holders of Claims of such Class who hold at least two-thirds in dollar amount and more than one-half in number of the total Allowed Claims of such Class actually voting on the Plan. Only those members of a Class who vote to accept or reject the Plan will be counted for voting purposes. The Plan must also comply with the requirements of section 524(g) of the Bankruptcy Code. Thus, if votes of holders of Claims in Classes 2, 3, 6, 10, 11 and 12 are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan and issue a supplemental injunction under section 524(g) of the Bankruptcy Code, the Company intends to seek, as promptly as practicable, confirmation of the Plan.

            Any objection to the Plan by a party in interest could either prevent, or delay for a significant period of time, confirmation of the Plan.

            Moreover, although the Company believes that the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

10.3. Insurance Coverage for Plan Trust Asbestos Claims

            As described in Section 2.2 above, Congoleum has been in discussions with its insurers about insurance coverage for Asbestos Claims for some time. Furthermore, as specifically discussed in Section 2.2(c) above, there is insurance coverage litigation currently pending between Congoleum and its excess insurers, and the guaranty funds and associations for the State of New Jersey.

            In the Coverage Litigation, Congoleum's insurers have asserted that Congoleum did not have the right to enter into the Claimant Agreement or other pre-petition settlements over their objections and/or without their consent, that Congoleum breached the terms of its insurance policies when it entered into the Claimant Agreement and other pre-petition settlements and that, for these reasons as well as others, the insurers do not owe coverage for the claims settled under the Claimant Agreement or other pre-petition settlements. According to Congoleum's insurers, Congoleum has violated numerous provisions in its insurance policies by agreeing to the Claimant Agreement and other pre-petition settlements, including consent-to-settlement clauses, cooperation clauses, consent-to-assignment clauses, and other clauses. In addition, the insurers have asserted that the Claimant Agreement and other pre-petition settlements are unfair and unreasonable and were not negotiated in good faith and are the result of improper "collusion" among counsel representing Asbestos Claimants and Congoleum and that, for these reasons as well as others, the insurers do not owe coverage for the claims settled under the Claimant Agreement.


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

            Most of Congoleum's insurers assert that they have no coverage obligations for claims resolved pursuant to the Claimant Agreement and other pre-petition settlements. Most of Congoleum's insurers also have asserted coverage defenses unrelated to the terms of particular settlement agreements entered into by Congoleum. Some of Congoleum's insurers also assert that, as a result of Congoleum's alleged breaches of its insurance policies, the policies are now void, relieving the insurers of all coverage obligations for all time under the policies.

            The recoveries of Asbestos Claimants under the Plan could be affected by an adverse ruling in the Coverage Litigation. Some insurers contend that, if there is a ruling adverse to Congoleum in the Coverage Litigation, then the insurers will not owe coverage for claims resolved under the Claimant Agreement and/or under other pre-petition settlements. Insurers further contend that such result would also deprive individual claimants who were parties to the Claimant Agreement and other pre-petition settlements of the right to seek payment from the insurers under their insurance policies or from negotiating settlements with some or all of the insurers. Insurers also contend that such result would preclude Congoleum and claimants from agreeing to forbear under or amending the Claimant Agreement and other pre-petition settlements and would preclude claimants from seeking recovery under other claims payment standards, including bankruptcy TDPs, or under any amended agreements. Insurers contend that even if there is no insurance for the Claimant Agreement and/or other pre-petition settlements, the releases signed by the claimants are valid and binding and preclude recovery of insurance for these claimants under any claims resolution process. Congoleum intends to contest any attempt by the insurers to enlarge or expand upon a Phase I ruling that is adverse to Congoleum. However, there can be no assurances of the outcome of these matters.

            Congoleum's insurers have also asserted that Congoleum does not have the right to negotiate or agree to claims resolution criteria and bankruptcy TDPs as part of its plan of reorganization over their objections and/or without their consent and/or without their participation and that Congoleum has breached and continues to breach the terms of its insurance policies when it negotiates claims resolution criteria as part of its plan of reorganization and bankruptcy TDPs without their participation or consent. According to Congoleum's insurers, Congoleum has violated numerous provisions in its insurance policies by negotiating claims resolution criteria as part of its plan of reorganization and bankruptcy TDPs without insurers' participation or consent, including consent-to-settlement clauses, cooperation clauses, consent-to-assignment clauses, and other clauses. In addition, the insurers have asserted that the claims resolution criteria in the plan of reorganization and bankruptcy TDPs are unfair and unreasonable and were not and are not being negotiated in good faith and are the result of improper "collusion" among counsel representing Asbestos Claimants and Congoleum and that, for these reasons as well as others, the insurers do not and will not owe coverage for any claims resolved and/or paid under the bankruptcy TDPs. Various insurers have written letters objecting to the Plan and TDPs and stating various reasons for contending that Congoleum was and is in breach of insurance policies and various reasons for contending that the insurers will not owe coverage for claims resolved or paid under terms of the Plan.

            Because of the risks involved with respect to the effects of various potential rulings by the Bankruptcy Court or an appeal thereof, as well as the uncertainty in the resolution of any present or future Asbestos Insurance Action, including the Coverage Litigation, the ultimate value of the insurance proceeds that will be available to the Plan Trust is uncertain. The Company has


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addressed the potential impact of this uncertainty on the Plan Trust by authorizing the Plan Trustees, with the consent of the TAC and the Futures Representative, to amend the TDP and/or the Plan Trust Agreement under certain circumstances. Moreover, the possibility that one or more of the Insurance Companies may become insolvent in the future may impact the value of Congoleum's insurance coverage, and thus the value of the Plan Trust Assets.

10.4. Distributions under the TDP

            Payments that will be made on Plan Trust Asbestos Claims will be determined under the TDP, the Plan and the Plan Trust Agreement and will be based on one hand, upon estimates of the number, types and amount of present and expected future Plan Trust Asbestos Claims and, on the other hand, on the value of the Plan Trust Assets, the liquidity of the Plan Trust Assets, the Plan Trust's expected future expenses and income, as well as other material matters that are reasonable and likely to affect the sufficiency of funds to pay all holders of Plan Trust Asbestos Claims. There can be no certainty as to the precise amounts that will be distributed by the Plan Trust in any particular time period or when Plan Trust Asbestos Claims will be paid by the Plan Trust.

10.5. Risk of Post-Confirmation Default

            Although no guarantees can be given, the Company believes that the cash flow generated by its business and assets will be sufficient to meet Reorganized Congoleum's ongoing business obligations and operating requirements and that such cash flow will be sufficient to make the payments required under the Plan. The Company further believes that Congoleum's net cash flow will be sufficient to make interest payments on the New Convertible Security, the Plan Trust Note and the New Senior Notes to the Plan Trust. At the Confirmation Hearing, the Bankruptcy Court will be required to make a judicial determination that the Plan is feasible in order to confirm the Plan.

                                   ARTICLE 11
            ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

            If the Plan is not confirmed and consummated, the alternatives to the Plan include (a) liquidation of the Company under Chapter 7 of the Bankruptcy Code; and (b) an alternative plan of reorganization.

11.1. Liquidation under Chapter 7

            If no plan can be confirmed, the Reorganization Cases may be converted to proceedings under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed to liquidate the assets of the Company for distribution in accordance with the priorities established by the Bankruptcy Code. A discussion of the effects that a Chapter 7 liquidation would have on the recovery of holders of Claims and Interests and the Company's liquidation analysis are set forth in Section 7.3(a)(1) -- "Best Interests Test" above. The Company believes that the timing of the distributions under a Chapter 7 case would be delayed and the amount of distributions that would be made in a Chapter 7 case would be materially less than the distributions contemplated by the Plan, because, among other things, (a) the ability of the trustee in a Chapter 7 case to negotiate settlements with Asbestos Insurance Companies without the benefit


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of the section 524(g) injunctions is likely to be impaired, and (b) a Chapter 7 trustee would not receive the benefits of the New Class A Common Stock, the New Convertible Security the Plan Trust Note or the ABI Contribution.

            Attached hereto as Exhibit B is a Liquidation Analysis for the Company, which assumes that a bankruptcy case under Chapter 7 is commenced immediately and that the Company's assets are liquidated by a Chapter 7 trustee in an orderly liquidation. The Liquidation Analysis is based upon a number of estimates and assumptions which, while considered reasonable, are inherently beyond the control of the Company or any Chapter 7 trustee. Accordingly, there can be no assurances that the values reflected in the Liquidation Analysis would be realized if the Company were to undergo such a Chapter 7 liquidation; actual results could vary materially from those shown in that exhibit. In addition, any liquidation would necessarily take place in the future under circumstances which presently cannot be predicted. Accordingly, if the Estates were liquidated, the actual liquidation proceeds could be materially lower or higher than the amounts set forth in Exhibit B, and no representation or warranty can be made with respect to the actual proceeds that could be received in a Chapter 7 liquidation.

11.2. Alternative Plan of Reorganization

            If the Plan is not confirmed, the Company or any other party in interest could attempt to confirm a different plan of reorganization. In fact, as described in Section 5.16 - "Expiration of Debtors' Exclusivity to File a Plan and Solicit Acceptances Thereof," CNA has filed a proposed plan of reorganization. However, the Plan is the product of extensive negotiations among Congoleum, the Asbestos Claimants' Committee, the Futures Representative, the Claimants' Representative, the Bondholders' Committee and ABI, and is a delicate balance of the competing and conflicting interests held by those parties. Any attempt to confirm an alternative plan containing different terms for any of these parties would threaten to disrupt the balance established by the Plan. This, in turn, could lead to years of costly litigation for all parties.

            THE COMPANY BELIEVES THAT THE CONFIRMATION AND IMPLEMENTATION OF THE PLAN IS PREFERABLE TO ANY OF THE ALTERNATIVES BECAUSE IT SHOULD PROVIDE GREATER RECOVERIES THAN THOSE AVAILABLE IN LIQUIDATION OR UNDER ANY ALTERNATIVE PLAN.

                                   ARTICLE 12
               CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

TO ENSURE COMPLIANCE WITH U.S. TREASURY DEPARTMENT CIRCULAR 230, HOLDERS OF CLAIMS AND INTERESTS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF UNITED STATES FEDERAL TAX ISSUES IN THIS DISCLOSURE STATEMENT (INCLUDING ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS OF CLAIMS AND INTERESTS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS OF CLAIMS AND INTERESTS UNDER THE IRC; (B) SUCH DISCUSSION IS INCLUDED HEREIN IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF U.S. TREASURY DEPARTMENT CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF CLAIMS AND INTERESTS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISER.


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            A summary description of certain United States federal income tax consequences of the Plan is provided below. This summary is for informational purposes only and should not be relied upon for purposes of determining the specific tax consequences of the Plan to a particular holder of a Claim or Interest. Only the principal United States federal income tax consequences of the Plan to Congoleum, the Plan Trust and certain impaired holders of Claims or Interests are described below. No opinion of counsel has been sought or obtained with respect to any tax consequences of the Plan. No rulings or determinations of the Internal Revenue Service or any other taxing authority have been sought or obtained with respect to any tax consequences of the Plan, and the discussion below is not binding upon the Internal Revenue Service or any other taxing authority. No assurance can be given that the Internal Revenue Service or any other taxing authority would not assert, or that a court would not sustain, a different position from any discussed herein.

            This summary is based upon existing United States federal income tax law, which is subject to change, possibly with retroactive effect. This summary does not address all aspects of United States federal income taxation that may be important to a particular holder of a Claim or Interest in light of such holder's individual investment circumstances or to certain types of holders of Claims or Interests subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons), all of whom may be subject to tax rules that differ significantly from those summarized below. This summary does not discuss any foreign, state, or local tax considerations.

            In addition, this summary does not address the possible application of IRC provisions and United States Treasury regulations concerning reportable transactions, which include transactions with respect to which, under certain circumstances, taxpayers claim losses.

            This summary is not intended to constitute a complete analysis of all tax considerations relevant to a particular holder of a Claim or Interest. Each holder of a Claim or Interest should seek advice from its own independent tax advisors concerning the United States federal, state, local, foreign income and other tax consequences of the Plan to them in light of their particular circumstances.

12.1. Tax Consequences to Reorganized Congoleum

      (a)   Discharge of Indebtedness

            In general, a taxpayer must include in gross income the amount of any indebtedness that is cancelled ("COD Income") during the taxable year. However, Section 108(a)(1)(A) of the IRC provides an exception to this rule where a taxpayer is subject to the jurisdiction of a bankruptcy court and the cancellation of indebtedness is granted by, or effected pursuant to, a plan approved by such court, as would be the case upon the confirmation of the Plan. In this event, rather than being included in gross income, the COD Income is


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applied to reduce the following tax attributes of the taxpayer in the following order: net operating losses, business and minimum tax credit carry forwards, capital loss carry forwards, the basis of the taxpayer's assets, and foreign tax credit carry forwards (collectively, the "Tax Attributes"). Under Section 108(b)(5) of the IRC, a taxpayer may elect to first apply the reduction to the basis of the taxpayer's depreciable assets, with any remaining balance applied to the other Tax Attributes in the order stated above. Additionally, Section 108(e)(2) of the IRC provides that no COD Income is realized to the extent that the taxpayer's satisfaction of the cancelled debt would have given rise to a tax deduction for United States federal income tax purposes. The effect of Section 108(e)(2) of the IRC, where applicable, is to allow the taxpayer's debt to be cancelled without the recognition of income by the taxpayer and without reduction of its Tax Attributes.

            Pursuant to the Plan, although an amount of Asbestos Claims will be paid, holders of Asbestos Claims may receive less than 100% of the face value of their Claims and thus an amount of Asbestos Claims also may be cancelled. However, such cancellation of Asbestos Claims generally will not result in COD Income to Reorganized Congoleum because payment of the Asbestos Claims would have given rise to tax deductions for Reorganized Congoleum.

            The Plan provides for an exchange for United States federal income tax purposes of Senior Notes held by holders of Senior Note Claims for (i) in the event that the holders of the Senior Note Claims (as a Class) vote to accept the Plan by the requisite number and amount (the "Senior Note Claim Acceptance"), New Senior Notes and the Additional Bondholder Recovery, if any, or (ii) in the event that the holders of the Senior Note Claims do not vote to accept the Plan by the requisite number and amount ("the Senior Note Claim Non-Acceptance"),a pro rata share of the common stock of Reorganized Congoleum as allocated by the Bankruptcy Court in the Confirmation Order.

            The forgiveness of accrued and unpaid interest on the Senior Notes will result in COD Income to Reorganized Congoleum to the extent that such accrued and unpaid interest has been previously deducted for United States federal income tax purposes. The Plan provides that the holders of Senior Note Claims will receive no amount in respect of accrued and unpaid interest on the Senior Notes. The following summary assumes that the Internal Revenue Service will respect that allocation, but there can be no assurance that the Internal Revenue Service will not successfully challenge that position.

            In the event of the Senior Note Claim Acceptance, the exchange of Senior Notes for New Senior Notes will result in COD Income if, among other things, the "issue price" of the New Senior Notes is less than the adjusted issue price of the Senior Notes. The issue price of the New Senior Notes will be their fair market value at the time of the exchange if a substantial amount of Senior Notes or the New Senior Notes are "traded on an established market" within the meaning of applicable Treasury regulations. If neither are so traded, the issue price of the New Senior Notes will be their principal amount (so long as the interest rate on the New Senior Notes at the time of the exchange exceeds a certain threshold). Reorganized Congoleum anticipates that the issue price of the New Senior Notes will be their principal amount and, therefore, Reorganized Congoleum will not recognize COD Income as a result of a difference between the


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issue price of the New Senior Notes and the adjusted issue price of the Senior
Notes. There can be no assurance that the Internal Revenue Service will not challenge that position and assert that the issue price of the New Senior Notes is less than their principal amount. If the Internal Revenue Service's challenge is successful, Reorganized Congoleum may recognize COD Income from the exchange to the extent the issue price of the New Senior Notes is less than the adjusted issue price of the Senior Notes. In addition, although the United States federal income tax treatment of the payment of any Additional Bondholder Recovery is not entirely clear, Reorganized Congoleum anticipates that any such payment should not give rise to additional COD Income.

            In the event of the Senior Note Claim Non-Acceptance, the exchange of Senior Notes for a pro rata share of common stock of Reorganized Congoleum will result in COD Income to the extent that the fair market value on the Effective Date of the pro rata share of the common stock of Reorganized Congoleum issued to the holders of Senior Note Claims is less than the adjusted issue price of the Senior Notes. That fair market value cannot be known until after the Effective Date, so Reorganized Congoleum cannot predict the amount of COD Income that would result from such an exchange.

            In addition, although the terms of the Amended Credit Agreement have not yet been determined, it is anticipated that an amendment of the Existing Credit Agreement will not result in COD Income to Reorganized Congoleum. Although adoption of the Amended Credit Agreement may be viewed, for United States federal income tax purposes, as an exchange of one debt instrument for another, such deemed exchange will result in COD Income only if, among other things, the principal amount of the debt under the Amended Credit Agreement is less than the principal amount of the debt under the Existing Credit Agreement or if the interest rate on the debt under the Amended Credit Agreement is less than a certain threshold, neither of which is expected to occur.

            Although it is anticipated that Reorganized Congoleum will recognize COD Income as a result of the Plan, it has not yet been determined whether Reorganized Congoleum would make the election under Section 108(b)(5) of the IRC to apply any required Tax Attribute reduction first to depreciable property, with any excess next applied to reduce other Tax Attributes. In this regard, as of December 31, 2005, Congoleum had net operating losses ("NOLs") of approximately $12.7 million.

      (b)   Net Operating Losses

            As a result of potential existing NOLs and additional deductions that will be generated by the resolution of certain asbestos-related claims, Reorganized Congoleum expects to have an NOL after emerging from bankruptcy. The amount of the NOL may be reduced by any COD Income realized upon emerging from bankruptcy.

            The extent to which Reorganized Congoleum will be able to utilize its NOLs after emerging from bankruptcy will depend on Section 382 of the IRC, which generally imposes an annual limitation (the "Section 382 Limitation") on a corporation's use of its NOLs (and may limit a corporation's use of certain built-in losses recognized within a five-year period following an ownership change) if a corporation undergoes an "ownership change." The annual Section 382 Limitation on the use of pre-change losses (the NOLs and built-in losses recognized within the five year post-ownership change period) in any "post-change year" is generally equal to the product of the fair market value of the loss corporation's outstanding stock immediately before the ownership change multiplied by the long-term tax-exempt rate in effect for the month in which the ownership change occurs. The long-term tax-exempt rate is published monthly by the Internal Revenue Service and is intended to reflect current interest rates on long-term tax-exempt debt obligations. It is presently approximately 4.2%.
Section 383 of the IRC applies a similar limitation to capital loss carryforwards and tax credits. As discussed below, however, a special exception from these rules may apply in the case of a corporation that experiences an ownership change as the result of a bankruptcy proceeding.

            In general, an "ownership change" occurs when the percentage of the corporation's stock owned by certain "5 percent shareholders" increases by more than 50 percentage points in the aggregate over the lowest percentage owned by them at any time during the applicable "testing period" (generally, the shorter of (a) the 36-month period preceding the testing date or (b) the period of time since the most recent ownership change of the corporation).

            In the event of the Senior Note Claim Acceptance, Reorganized Congoleum will issue Class A Common Stock and the New Convertible Security to the Plan Trust. It is not certain whether the issuance of such Class A Common Stock and the New Convertible Security, when combined with other transfers of shares of Congoleum stock, will result in an ownership change under Section 382 of the IRC. Consequently, it is not known whether, in the event of the Senior Note Claim Acceptance, Reorganized Congoleum's ability to utilize its NOL following emergence from bankruptcy will be affected by such an ownership change.

            In the event of the Senior Note Claim Non-Acceptance, cancellation of the Congoleum Interests and issuance of a pro rata share of the common stock of Reorganized Congoleum, as determined by the Confirmation Order, to the holders of the Senior Note Claims and the Plan Trust, is expected to result in an ownership change under Section 382 of the IRC. Consequently, in the event of the Senior Note Claim Non-Acceptance, Reorganized Congoleum's ability to utilize its NOL following emergence from bankruptcy will be affected by such an ownership change.

            Even if such an ownership change were to occur, Section 382(1)(5) of the IRC provides a special rule applicable in the case of a bankruptcy reorganization (the "Section 382(1)(5) Exception"). If a corporation qualifies for the Section 382(1)(5) Exception, the annual Section 382 Limitation will not apply to the corporation's NOLs. The Section 382(1)(5) Exception does, however, require that the corporation's NOL carryovers be computed without taking into account the aggregate amount of all interest deductions in respect of debt exchanged for the corporation's stock during the three prior taxable years and the portion of the current taxable year ending on the date of the ownership change.

            A corporation that is reorganized in bankruptcy will qualify for the
Section 382(1)(5) Exception if the corporation's pre-bankruptcy shareholders and holders of certain debt ("Qualifying Debt") own at least 50% of the stock of the corporation after the reorganization, and the corporation does not "elect out" of the Section 382(1)(5) Exception. Qualifying Debt is a claim which (i) was held by the same creditor for at least 18 months prior to the bankruptcy filing or (ii) arose in the ordinary course of a corporation's trade or business and has been owned, at all times, by the same creditor. Indebtedness will be treated as arising in the ordinary course of a corporation's trade or business if such indebtedness is incurred by the corporation in connection with the normal, usual or customary conduct of the corporation's business. While not free from doubt, Congoleum expects that certain Senior Note Claims and certain asbestos-related claims may qualify as Qualifying Debt within the meaning of the Section 382(1)(5) Exception.

            If an ownership change occurs and Reorganized Congoleum does not qualify for the Section 382(1)(5) Exception (or if it elects out of application of the Section 382(1)(5) Exception), Reorganized Congoleum would be subject to an annual Section 382 Limitation. Under Section 382(1)(6) of the IRC, if a corporation is otherwise not eligible for the Section 382(1)(5) Exception (or if it elects out of application of the Section 382(1)(5) Limitation), then the annual Section 382 Limitation is calculated by taking into account the increase in equity value resulting from the issuance of equity upon emergence in exchange for debt claims.

            Assuming that Reorganized Congoleum qualifies for the Section 382(1)(5) Exception, Section 382(l)(5) of the IRC provides that if a company that utilizes the Section 382(1)(5) Exception undergoes another ownership change within two years, that company's NOL is reduced to zero. For that reason, if Reorganized Congoleum is eligible for and avails itself of the Section 382(1)(5) Exception, Reorganized Congoleum's equity, upon emergence, will be subject to certain restrictions in order to ensure that another ownership change will not occur within two years after emergence. These transfer restrictions, should they apply, will generally not impose any limitations on a holder of a claim or other person or entity that holds less than approximately 5% of the equity of Reorganized Congoleum after emergence to either buy or sell stock on the open market, so long as such purchase or sale does not cause the holder of a claim or other person or entity to then hold more than approximately 5% of the equity of Reorganized Congoleum.

      (c)   Transfers to the Plan Trust

            The Treasury regulations promulgated under Section 468B of the IRC provide that a fund, account, or trust will constitute a qualified settlement fund ("QSF") if it satisfies three conditions. First, the fund, account, or trust must be established pursuant to an order of or be approved by a government authority, including a court, and must be subject to the continuing jurisdiction of that government authority. Second, the fund, account, or trust must be established to resolve or satisfy one or more contested or uncontested claims that have resulted or may result from an event or related series of events that has occurred and that has given rise to at least one claim asserting liability arising from, among other things, a tort. Third, the fund, account, or trust must be a trust under applicable state law or have its assets physically segregated from the other assets of the transferor and persons related to the transferor.

            A payment to a QSF generally is deductible when made, assuming that such payment otherwise constitutes an ordinary and necessary business expense. A transferor is generally entitled to a deduction in an amount equal to the fair market value of its equity transferred to a QSF. However, to the extent that debt issued by the transferor is transferred to a QSF, the transferor is generally entitled to a deduction only as the transferor makes principal payments. The issuance of a transferor's debt or equity generally does not result in gain or loss to the transferor. Additionally, no deduction is allowed with respect to the transfer of insurance proceeds to a QSF to the extent the transferred amounts are excludable from gross income of the transferor. If the settlement of an insurance claim occurs after the transfer of such claim to the QSF and a deduction has been taken with respect to such transfer, then the transferor must include in income the amounts received from the settlement of the insurance claim to the extent of the deduction.

            Assuming confirmation of the Plan, the Plan Trust will be established to satisfy Plan Trust Asbestos Claims alleged to arise out of a tort or torts, will be a trust under state law, and will be approved by the Bankruptcy Court or District Court and subject to its continuing jurisdiction. Accordingly, based on those assumptions and on the completion of certain filings, the Plan Trust should constitute a QSF after confirmation of the Plan.

            Certain insurance proceeds and certain rights under insurance coverage will be transferred to the Plan Trust. Although amounts transferred to a QSF generally are deductible, no deduction will be allowed to Reorganized Congoleum with respect to the transfer of insurance proceeds to the extent the transferred amounts are excludable from gross income of Reorganized Congoleum. If the settlement of an insurance claim occurs after the transfer of such claim to the QSF and Reorganized Congoleum has taken a deduction with respect to such transfer, then Reorganized Congoleum will be required to include in income the amounts received from the settlement of the insurance claim to the extent of the deduction.

            In addition, Reorganized Congoleum will transfer to the Plan Trust either the New Class A Common Stock and the New Convertible Security or the Plan Trust Common Stock. Reorganized Congoleum will generally be entitled to tax deductions as it makes principal payments on the New Convertible Security. If necessary to support a deduction for the fair market value of the New Class A Common Stock or the Plan Trust Common Stock transferred to the Plan Trust, Reorganized Congoleum plans to obtain a qualified appraisal of such securities within the meaning of Treasury Regulation Section 1.468B-3(b).

      (d)   The GHR/Kenesis Litigation Trust

            It is anticipated that the GHR/Kenesis Litigation Trust will be treated as a "grantor trust" for United States federal income tax purposes. Thus, Reorganized Congoleum will be treated, for United States income tax purposes, as the owner of the GHR/Kenesis Actions and will recognize all income, gain, expenses and losses relating thereto. Distribution of the proceeds of the funds held by the GHR/Kenesis Litigation Trust on behalf of Reorganized Congoleum will be deemed to be made by Reorganized Congoleum for United States federal income tax purposes.

12.2. Tax Consequences to the Plan Trust

            Assuming that, as expected, the Plan Trust qualifies as a QSF, the Plan Trust will be required to pay federal income tax on its modified gross income, as defined in the Treasury regulations promulgated under Section 468B of the IRC, at the highest rate applicable to estates and trusts. The Plan Trust generally will not be required to include in income amounts transferred to it pursuant to the Plan. Any sale, exchange or distribution of Plan Trust property generally will result in gain or loss equal to the difference between the consideration received (or the fair market value of the property) on the date of such sale, exchange or distribution and the adjusted tax basis of such property. For this purpose, the tax basis of property received by the Plan Trust will be its fair market value at the time of receipt. The Plan Trust will not be entitled to deduct amounts that it pays with respect to Plan Trust Asbestos Claims, but will be entitled to deduct amounts paid for administrative costs and other incidental costs of the Plan Trust. Dividends on the Class A Common Stock or on the Plan Trust Common Stock and original issue discount on the New Convertible Security, as the case may be, will be includible in gross income by the Plan Trust. The New Convertible Security is likely to constitute a "contingent payment debt instrument" for United States federal income tax purposes, which generally result in the yield on the note (including any conversion) being treated as original issue discount under special United States federal income tax rules.

12.3. Tax Consequences to Certain Impaired Holders of Claims

            The United States federal income tax consequences to a holder of a Claim that is impaired and the character and amount of income, gain or loss recognized as a consequence of the Plan and the distributions provided for thereby will be determined by reference to the Claim in respect of which the distribution is made and as if the distribution were made directly by Reorganized Congoleum and accordingly will depend upon, among other things: (1) the nature of the Claim, (2) the manner in which a holder acquired the Claim,
(3) the length of time the Claim has been held, (4) whether the Claim was acquired at a discount, (5) whether the holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years, (6) whether the holder has previously included in income accrued but unpaid interest with respect to the Claim, (7) the method of tax accounting of the holder, and (8) whether the Claim constitutes a security for United States federal income tax purposes. Accordingly, each holder of a Claim is urged to consult its tax advisor regarding the tax consequences of the Plan to it.

      (a)   Holders of Asbestos Claims

            Under Section 104 of the IRC, to the extent that a payment from the Plan Trust to a holder of an Asbestos Personal Injury Claim constitutes damages on account of personal physical injuries or physical sickness of such holder, such payment will not constitute gross income to such holder, except to the extent that the payment is attributable to medical expense deductions taken under Section 213 of the IRC for a prior taxable year. A payment from the Plan Trust to a holder of an Asbestos Personal Injury Claim other than on account of personal physical injuries or physical sickness generally will be includible in gross income of such holder.

            A payment to a holder of an Allowed Asbestos Property Damage Claim generally will result in a non-taxable return of capital, and a corresponding decrease in the holder's tax basis in the damaged property, and will generate income or gain, if any, to the holder in an amount equal to the excess of the payment received and such holder's tax basis in the damaged property.

      (b)   Holders of Senior Note Claims

            The Plan provides for an exchange for United States federal income tax purposes of Senior Notes held by holders of Senior Note Claims for (i) in the event of the Senior Note Claim Acceptance, New Senior Notes and the Additional Bondholder Recovery, if any, or (ii) in the event of the Senior Note Claim Non-Acceptance, a pro rata share of the common stock of Reorganized Congoleum, as determined by the Bankruptcy Court in the Confirmation Order.

            To the extent that any amount received by a holder of a Senior Note Claim under the Plan is attributable to accrued interest that was not previously included in the holder's gross income, such amount should be taxable to the holder as interest income. Conversely, a holder of a Senior Note Claim may be able to recognize a deductible loss (or possibly a write-off against a reserve for worthless debts) to the extent that any accrued interest on the Senior Notes was previously included in the holder's gross income but was not paid in full under the Plan. The Plan provides that the holders of Senior Note Claims will receive no amount in respect of accrued and unpaid interest on the Senior Notes. The following summary assumes that the Internal Revenue Service will respect that allocation, but there can be no assurance that the Internal Revenue Service will not successfully challenge that position. In addition, the following summary does not address the United States federal income tax treatment of the payment of any Additional Bondholder Recovery, and Holders of Senior Note Claims should consult their tax advisors regarding the United States federal income tax treatment of any such payment.

            The United States federal income tax consequences of the exchange of Senior Notes for New Senior Notes in the event of the Senior Note Claim Acceptance will depend on whether or not the Senior Notes and the New Senior Notes are treated as "securities" for United States federal income tax purposes. The term "security" is not defined in the IRC or applicable Treasury regulations and has not been clearly defined in court decisions. Although several factors are relevant in determining whether a debt instrument is a security, one important factor is the debt instrument's original term to maturity. As a general rule, a debt instrument with an original term to maturity of ten years or more is likely to be considered a security, while a debt instrument with an original term to maturity of five years or less may not be considered a security (although a recent Internal Revenue Service ruling suggests that, in certain circumstances, a debt instrument with a term of five years or less may be considered a security). Reorganized Congoleum intends to take the position, and the following summary assumes, that the Senior Notes are securities for United States federal income tax purposes, but there can be no assurance that the Internal Revenue Service will not successfully challenge that position. The term of the New Senior Notes will be less than five years. Holders of Senior Notes should consult their own tax advisors regarding whether or not the Senior Notes and the New Senior Notes will be treated as securities for United States federal income tax purposes.

            If the New Senior Notes are treated as securities, a holder of a Senior Note Claim should not recognize gain or loss upon the exchange. The holder will have an initial tax basis in the New Senior Notes equal to the holder's aggregate adjusted tax basis in the Senior Notes immediately before the exchange, and the holder's holding period for the New Senior Notes will include the holder's holding period for the Senior Notes.

            If the New Senior Notes are not treated as securities, a holder of a Senior Note Claim will recognize gain or loss in an amount equal to the difference between the amount realized on the deemed exchange and the holder's adjusted tax basis in the Senior Notes. The amount realized will equal the issue price of the New Senior Notes, as described above. Except to the extent of any accrued market discount not previously included in income, as described below, such gain or loss will be long-term capital gain or loss if the Senior Notes have been held as capital assets for more than one year. Net long-term capital gains of individuals are eligible for preferential rates of United States federal income taxation. The deductibility of capital losses is subject to limitations. The holder will have an initial tax basis in the New Senior Notes equal to their issue price, as described above, and the holder's holding period for the New Senior Notes will generally begin on the day following the date of the exchange.

            A holder of a Senior Note Claim should not recognize gain or loss upon the exchange of Senior Notes for a pro rata share of the common stock of Reorganized Congoleum, as determined by the Confirmation Order, in the event of the Senior Note Claim Non-Acceptance. The holder will have an initial tax basis in such common stock of Reorganized Congoleum equal to the holder's aggregate adjusted tax basis in the Senior Notes immediately before the exchange, and the holder's holding period for such common stock of Reorganized Congoleum will include the holder's holding period for the Senior Notes.

            If a holder purchased a Senior Note at a price less than its principal amount, the difference generally would constitute "market discount" for United States federal income tax purposes. If a holder holds a Senior Note with market discount, any gain recognized on the exchange of the Senior Note for a New Senior Note pursuant to the Plan will be treated as ordinary income to the extent of any accrued market discount not previously included in income. In addition, if the New Senior Notes are treated as securities for United States federal income tax purposes or if a holder of a Senior Note Claim receives its pro rata share of the common stock of Reorganized Congoleum, as determined by the Confirmation Order, and a Senior Note has unrecognized market discount in the hands of a holder, the New Senior Note or such common stock of Reorganized Congoleum received in exchange for the Senior Note may be treated as having market discount (which may result in the recognition of ordinary income upon a disposition of the New Senior Note or such common stock of Reorganized Congoleum. The market discount rules are complex. Holders of Senior Notes with market discount should consult their own tax advisors regarding the application of the market discount rules to them in light of their particular circumstances.

      (c)   Holder of Lender Secured Claim

            As discussed above, an amendment of the Existing Credit Agreement may result in a deemed exchange, for United States federal income tax purposes, of the Existing Credit Agreement for the Amended Credit Agreement. Notwithstanding this, it is not expected that the holder of the Lender Secured Claim will realize income, gain or loss for United States federal income tax purposes as a result of this deemed exchange, assuming that the principal amount of the debt under the Amended Credit Agreement is the same as the principal amount of the debt under the Existing Credit Agreement and the interest rate on the Amended Credit Agreement exceeds a minimum threshold.

      (d)   Holder of Congoleum Interests

            Holders of the Congoleum Interests should not have a taxable event for United States federal income tax purposes in the event of the Senior Note Claim Acceptance. All of the Congoleum Interests will be cancelled in the event of the Senior Note Claim Non-Acceptance, and the holders of Congoleum Interests may be entitled to a worthless security deduction under Section 165(g) of the IRC no later than the Effective Date.

      (e)   Information Reporting and Backup Withholding

            Payments of Allowed Claims under the Plan (including payments and distributions to the Plan Trust) may be subject to applicable information reporting and backup withholding (at the applicable rate). Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder's United States federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the Internal Revenue Service (generally, a United States federal income tax return).

                                   ARTICLE 13
                              FINANCIAL INFORMATION

13.1. General

            An analysis of the Company's financial condition appears in the Financial Statements attached hereto as Exhibit "C" and Exhibit "D". This information is provided to permit Claimants to better understand the Company's financial condition.

            The Company is required to file monthly operating reports with the Bankruptcy Court. Such financial information is on file with the Bankruptcy Court and publicly available for review. In addition, Congoleum continues to make the filings required by the Securities Exchange Act of 1934, as amended.

                                   ARTICLE 14
                       SOURCES OF INFORMATION PROVIDED AND
                           THE ACCOUNTING METHOD USED

14.1. Sources of Information

            The information set forth in this Disclosure Statement was provided by and/or prepared in consultation with the Company.

14.2. Accounting Method

            The Company maintains its books and records on an accrual basis, in accordance with generally accepted accounting principles. The financial statements of the Company have been audited by the accounting firm of Ernst & Young LLP through December 31, 2005.

                          RECOMMENDATION AND CONCLUSION

            The Plan Proponents recommend that all holders of Claims in Classes 2, 3, 6, 9, 10, and 11 and holders of Interests in Class 13 vote to accept the Plan, and urges each of them to evidence such acceptance and approval, by instructing the holder of any proxy for them to vote to accept the Plan on their behalf, or by returning their ballots so that they will be received on or before the Voting Deadline.

            In the view of the Plan Proponents, the Plan provides the best available alternative for maximizing the distributions that holders of Asbestos Claims will receive from the Estates.

         (THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK)

            The undersigned has executed this Disclosure Statement as of the 23rd day of October 2006.

                              Respectfully submitted,

                              CONGOLEUM CORPORATION

                              By: /s/ HOWARD N. FEIST III
                                  ---------------------------------------------
                                  Name: Howard N. Feist III
                                  Title: Chief Financial Officer and Secretary


                              CONGOLEUM FISCAL, INC.

                              By: /s/ HOWARD N. FEIST III
                                  ---------------------------------------------
                                  Name: Howard N. Feist III
                                  Title: Vice-President, Treasurer and Secretary


                              CONGOLEUM SALES, INC.

                              By: /s HOWARD N. FEIST III
                                  ---------------------------------------------
                                  Name: Howard N. Feist III
                                  Title: Vice-President, Treasurer and Secretary

PILLSBURY WINTHROP SHAW PITTMAN LLP
1540 Broadway
New York, NY 10036-4039

Richard L. Epling
Robin L. Spear
Kerry A. Brennan

            And

OKIN, HOLLANDER & DELUCA, LLP
Parker Plaza
400 Kelby Street
Fort Lee, New Jersey 07024

Paul S. Hollander
James J. DeLuca

ATTORNEYS FOR CONGOLEUM CORPORATION,
CONGOLEUM FISCAL, INC. and CONGOLEUM SALES, INC.

                                           EXHIBIT B TO THE DISCLOSURE STATEMENT



                        Exhibit B to Disclosure Statement

                             "Liquidation Analysis"

                                           EXHIBIT B TO THE DISCLOSURE STATEMENT


                              Congoleum Corporation
                    Liquidation Valuation as of June 30, 2006

Cash as of June 30, 2006 (1)
------------------------------------------------------------------------------------------------
                                               Realization Rate          Liquidation Value
                                  Book     -----------------------  ----------------------------
                                  Value         Low        High         Low           High
                               ----------  ----------  -----------  -----------   --------------
Cash and Cash Equivalents      $17,863,408   100.0%      100.0%     $17,863,408    $17,863,408

Accounts Receivable as of June 30, 2006 (2)
------------------------------------------------------------------------------------------------
                                               Realization Rate         Liquidation Value
                                  Book     -----------------------  ----------------------------
                                  Value       Low          High        Low           High
                               ----------  ----------  -----------  -----------   --------------

Current                        $24,968,462    25.0%       35.0%      $6,242,116    $8,738,962
1-30 Days                          381,654    20.0%       30.0%          76,331       114,496
31-60 Days                         22,542     15.0%       25.0%           3,381         5,636
61-90 Days                          54,596    10.0%       20.0%           5,460        10,919
91 and Over                         31,040     0.0%        5.0%               0         1,552
                              ------------                          -----------   -----------
   Total                       $25,458,295                           $6,327,287    $8,871,565

Inventory as of June 30, 2006 (3)
------------------------------------------------------------------------------------------------
                                               Realization Rate         Liquidation Value
                                  Book     -----------------------  ----------------------------
                                  Value       Low          High        Low           High
                               ----------  ----------  -----------  -----------   --------------
Raw Material                  $ 5,526,481     30.0%       40.0%    $ 1,657,944    $ 2,210,592
Work-In-Process                 2,537,896     30.0%       40.0%        761,369      1,015,158
Finished Goods                 35,358,487     45.0%       65.0%     15,911,319     22,983,017
                             ------------                          -----------   ------------
   Total Inventory            $43,422,863                          $18,330,632    $26,208,767

Fixed Assets as of June 30, 2006 (4)
------------------------------------------------------------------------------------------------
                                                                        Liquidation Value
                                  Book                             -----------------------------
                                  Value                                 Low           High
                              ------------                         ------------  ---------------
Total Fixed Assets             $69,051,092                          $18,425,000   $45,575,000

Other Assets as of June 30, 2006
------------------------------------------------------------------------------------------------
                                               Realization Rate          Liquidation Value
                                  Book     -----------------------  ----------------------------
                                  Value        Low         High         Low          High
                               ----------  ----------  -----------  -----------   --------------
Other Current Assets (5)       $40,021,031     3.0%        5.0%     $1,200,631     $2,001,052
Other Noncurrent Assets (6)      9,954,582     0.0%        0.0%              0              0
                              ------------                         -----------    -----------
   Total Other Assets          $49,975,613                          $1,200,631     $2,001,052

------------------------------------------------------------------------------------------------
Total Gross Liquidation Value (7)                                  $62,146,958 - $100,519,791
------------------------------------------------------------------------------------------------

Fees and Expenses                                                   $6,000,000    $10,000,000

------------------------------------------------------------------------------------------------
Total Net Liquidation Value                                        $56,146,958 -  $90,519,791
------------------------------------------------------------------------------------------------

                                           EXHIBIT B TO THE DISCLOSURE STATEMENT


                              Congoleum Corporation
                    Liquidation Valuation as of June 30, 2006
                                      Notes

(1) Excludes $9.5 million of cash received from an insurance company that is payable to the Plan Trust or, under a liquidation scenario whereby the Plan of Reorganization is not confirmed, to asbestos claimants.

(2) The Company's accounts receivable history is characterized by typically prompt payment by customers and negligible write-offs. However, the realization of receivables under a liquidation scenario would be adversely affected by the selling reserve balance, which was $16.6 million as of June 30, or 65.1% of the gross accounts receivable balance. The selling reserve consists of pricing discount credits, warranty claims and incentive rebates that are owed to customers. Under a liquidation scenario, it is likely that customers would offset these selling reserve balances against the accounts receivable balance, thereby substantially diminishing the collection of outstanding receivables.

(3) The Company's raw material is characterized by certain commodity products, such as resins, as well as certain items that are specific to the Company's production process, such as urethanes. The Company's work-in-process consists mostly of product that is finished but not yet inspected, and, to a lesser extent, product that is on the production line.

(4) As per an appraisal performed by Daley-Hodkin, LLC dated August 17, 2004. The machinery and equipment auction sale value (removal) was $7.25 million and the machinery and equipment forced liquidation value (in-place) was $34.4 million. The real estate as-is liquidation value was $11.175 million.

(5) Other current assets primarily consist of deferred taxes, deposits, prepaid insurance, prepaid marketing expenses and an asbestos insurance receivable from the Plan Trust.

(6) Other noncurrent assets primarily consist of deferred financing costs and a casualty insurance receivable that has a corresponding liability, rendering its liquidation as negligible.

(7) Due to the uncertainty regarding the timing and amount of the GHR fee disgorgement, this asset is not incorporated in the liquidation valuation. Any net cash recovery would augment the total net liquidation value of the Company.

                                           EXHIBIT B TO THE DISCLOSURE STATEMENT


                              Congoleum Corporation
                    Liquidation Valuation as of June 30, 2006
                                   Disclosure

The preceding pages contain material provided in the context of a liquidation valuation of Congoleum Corporation ("Congoleum" or the "Company"). Certain information contained in this report were obtained from the Company's management; however, SSG Capital Advisors, L.P. (the "Advisor") assumes no liability for such data. Information supplied by the Company's management has been accepted without further verification as correctly reflecting the Company's past results and current condition in accordance with general accepted accounting principles, unless otherwise noted. We have not attempted to independently verify any such information.

Possession of this report, or a copy thereof, does not carry with it the right of publication of all or part or it, nor may it be used for any purpose by anyone but the client without the previous written consent of the Advisor and, in any event, only with proper attribution.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


             "Audited Financial Statements of Congoleum Corporation
                      for the Year Ended December 31, 2005"

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


             Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Congoleum Corporation

We have audited the accompanying consolidated balance sheets of Congoleum Corporation (the Company) as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 2005. Our audits also included the financial statement schedule listed in the Index at
Item 15(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Congoleum Corporation at December 31, 2005 and 2004, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

The accompanying financial statements have been prepared assuming that Congoleum Corporation will continue as a going concern. As more fully described in Note 1, "Basis of Presentation," to the consolidated financial statements, the Company has been and continues to be named in a significant number of lawsuits stemming primarily from the Company's manufacture of asbestos-containing products. The Company has recorded significant charges to earnings to reflect its estimate of costs associated with this litigation. On December 31, 2003, Congoleum filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (Case No. 03-51524) seeking relief under Chapter 11 of the United States Bankruptcy Code, as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1, "Basis of Presentation," to the consolidated financial statements. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                                   /s/ Ernst & Young LLP
Boston, Massachusetts
February 24, 2006, except Note 17, as to which the date is March 17, 2006

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


Consolidated Balance Sheets
(dollars in thousands, except per share amounts)

                                                                                   December 31,  December 31,
                                                                                       2005          2004
-------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents .....................................................   $  24,511    $  29,710
  Restricted cash ...............................................................      11,644       15,682
  Accounts receivable, less allowances
    of $1,142 and $1,174 as of December 31, 2005 and 2004, respectively .........      17,092       17,621
  Inventories ...................................................................      34,607       39,623
  Prepaid expenses and other current assets .....................................      20,139        5,124
  Deferred income taxes .........................................................      16,735       10,678
-----------------------------------------------------------------------------------------------------------
      Total current assets ......................................................     124,728      118,438
Property, plant, and equipment, net .............................................      73,207       79,550
Other assets, net ...............................................................       9,412       14,894
-----------------------------------------------------------------------------------------------------------
      Total assets ..............................................................   $ 207,347    $ 212,882
-----------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable ..............................................................   $  11,769    $  10,296
  Accrued liabilities ...........................................................      23,072       26,395
  Asbestos-related liabilities ..................................................      28,369       21,079
  Revolving credit loan .........................................................       9,404        9,500
  Accrued taxes .................................................................         107        1,670
Liabilities subject to compromise - current .....................................      23,990       14,225
-----------------------------------------------------------------------------------------------------------
     Total current liabilities ..................................................      96,711       83,165
Asbestos-related liabilities ....................................................          --        2,738
Deferred income taxes ...........................................................      16,735       10,678
Liabilities subject to compromise - long term ...................................     138,861      137,290
-----------------------------------------------------------------------------------------------------------
    Total liabilities ...........................................................     252,307      233,871
-----------------------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY (DEFICIT)
Class A common stock, par value $0.01; 20,000,000 shares authorized;
    4,736,950 shares issued and 3,662,790 shares outstanding as of
    December 31, 2005 and 4,736,950 shares issued and 3,651,590 shares
    outstanding at December 31, 2004 ............................................          47           47
Class B common stock, par value $0.01; 4,608,945 shares authorized,
    issued and outstanding at December 31, 2005 and 2004, respectively ..........          46           46
Additional paid-in capital ......................................................      49,126       49,106
Retained deficit ................................................................     (65,405)     (43,830)
Accumulated other comprehensive loss ............................................     (20,961)     (18,545)
                                                                                     --------     --------
                                                                                      (37,147)     (13,176)
Less Class A common stock held in treasury, at cost; 1,074,560 shares at
   December 31, 2005 and 1,085,760 shares at December 31, 2004 ..................       7,813        7,813
-----------------------------------------------------------------------------------------------------------
     Total stockholders' equity (deficit) .......................................     (44,960)     (20,989)
-----------------------------------------------------------------------------------------------------------
     Total liabilities and stockholders' equity (deficit) .......................   $ 207,347    $ 212,882
-----------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


Consolidated Statements of Operations
(in thousands, except per share amounts)

                                                                           For the years ended
                                                                               December 31,
                                                                      2005         2004         2003
                                                                      ----         ----         ----
-------------------------------------------------------------------------------------------------------

Net sales ......................................................   $ 237,626    $ 229,493    $ 220,706
Cost of sales ..................................................     183,734      167,844      166,864
Selling, general and administrative expenses ...................      43,503       47,925       53,206
Asbestos-related reorganization charges ........................      25,326        5,000        3,705
-------------------------------------------------------------------------------------------------------

         Income (loss) from operations .........................     (14,937)       8,724       (3,069)
Other income (expense):
     Interest income ...........................................         438          114           63
     Interest expense ..........................................     (10,411)      (9,446)      (8,906)
     Other income ..............................................       1,064        1,285        1,343
     Other expense .............................................        (304)        (274)         (67)
-------------------------------------------------------------------------------------------------------

         Income (loss) before income taxes .....................     (24,150)         403      (10,636)
         Benefit for income taxes ..............................      (2,575)      (2,545)      (3,874)
-------------------------------------------------------------------------------------------------------

         Net income (loss) .....................................   $ (21,575)   $   2,948    $  (6,762)
-------------------------------------------------------------------------------------------------------

         Net income (loss) per common share
               Basic ...........................................   $   (2.61)   $    0.36    $   (0.82)
               Diluted .........................................       (2.61)        0.35        (0.82)
-------------------------------------------------------------------------------------------------------
         Weighted average number of common shares outstanding
               Basic ...........................................       8,262        8,260        8,260
               Diluted .........................................       8,262        8,498        8,260

The accompanying notes are an integral part of the financial statements.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


Consolidated Statements of Changes in Stockholders' Equity (Deficit) (dollars in thousands)

                                                                        Accumulated                  Total
                               Common Stock    Additional                  Other                 Stockholders'
                               Class  Class     Paid-in    Retained   Comprehensive   Treasury       Equity       Comprehensive
                                 A      B       Capital     Deficit        Loss        Stock       (Deficit)      Income (Loss)
-------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2002 ..   $47    $46      $49,105   $(40,016)     $(17,447)     $(7,813)     $(16,078)
Minimum pension liability
  adjustment ................    --     --           --         --        (2,937)          --        (2,937)       $ (2,937)
Net loss ....................    --     --           --     (6,762)           --           --        (6,762)         (6,762)
                                                                                                                    -------
Net comprehensive loss ......                                                                                      $ (9,699)
                                                                                                                   ========
-------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2003 ..    47     46       49,105    (46,778)      (20,384)      (7,813)      (25,777)
Exercise of option ..........    --     --            1         --            --           --             1
Minimum pension liability
  adjustment ................    --     --           --         --         1,839           --         1,839        $  1,839
Net income ..................    --     --           --      2,948            --           --         2,948           2,948
                                                                                                                   --------
Net comprehensive income ....                                                                                      $  4,787
                                                                                                                   ========
-------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2004 ..    47     46       49,106    (43,830)      (18,545)      (7,813)      (20,989)
Exercise of option ..........    --     --           20         --            --           --            20
Minimum pension liability
  adjustment ................    --     --           --         --        (2,416)          --        (2,416)       $ (2,416)
Net loss ....................    --     --           --    (21,575)           --           --       (21,575)        (21,575)
                                                                                                                   --------
Net comprehensive loss ......                                                                                      $(23,991)
                                                                                                                   ========
-------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2005 ..   $47    $46      $49,126   $(65,405)     $(20,961)     $(7,813)     $(44,960)

The accompanying notes are an integral part of the financial statements.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


Consolidated Statements of Cash Flows
(dollars in thousands)

                                                                              For the years ended
                                                                                   December 31,
---------------------------------------------------------------------------------------------------------
                                                                          2005        2004        2003
---------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
     Net income (loss) ..............................................   $(21,575)   $  2,948    $ (6,762)
     Adjustments to reconcile net income (loss) to net
        cash provided by (used in) operating  activities:
              Depreciation ..........................................     10,617      10,883      11,149
              Amortization ..........................................        385         545         612
              Asbestos-related charge ...............................     25,326       5,000       3,705
              Deferred income taxes .................................         --          --        (882)
              Changes in certain assets and liabilities:
                 Accounts and notes receivable ......................        529      (4,061)      3,473
                 Inventories ........................................      5,016       5,372       5,730
                 Prepaid expenses and other current assets ..........     (3,160)      2,340       1,920
                 Accounts payable ...................................      1,473       5,752     (10,103)
                 Accrued liabilities ................................      6,393      16,142      (8,366)
                 Asbestos-related liabilities .......................    (27,220)    (10,754)    (21,233)
                 Asbestos-related expense reimbursements from
                   insurance settlement .............................      6,091          --       2,466
                 Other liabilities ..................................     (2,315)     (3,102)     (1,664)
---------------------------------------------------------------------------------------------------------
              Net cash provided by (used in)
                 operating activities ...............................      1,560      31,065     (19,955)
---------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
            Capital expenditures, net ...............................     (4,274)     (3,428)     (4,628)
            Proceeds from sale of retired assets ....................         --          30          --
---------------------------------------------------------------------------------------------------------
              Net cash used in investing activities .................     (4,274)     (3,398)     (4,628)
---------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
            Net short-term borrowings ...............................        (97)       (732)     10,232
            Net change in restricted cash ...........................     (2,408)        605      (1,757)
            Proceeds from exercise of options .......................         20           1          --
---------------------------------------------------------------------------------------------------------
              Net cash (used in) provided by financing activities ...     (2,485)       (126)      8,475
---------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents ................     (5,199)     27,541     (16,108)
Cash and cash equivalents:
            Beginning of year .......................................     29,710       2,169      18,277
---------------------------------------------------------------------------------------------------------
            End of year .............................................   $ 24,511    $ 29,710    $  2,169
---------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


Notes to Consolidated Financial Statements

1. Basis of Presentation:

      The Consolidated Financial Statements of Congoleum Corporation (the "Company" or "Congoleum") have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. As described more fully below, there is substantial doubt about the Company's ability to continue as a going concern unless it obtains relief from its substantial asbestos liabilities through a successful reorganization under Chapter 11 of the Bankruptcy Code.

      On December 31, 2003, Congoleum filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court") (Case No. 03-51524) seeking relief under Chapter 11 of the Bankruptcy Code as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago. During 2003, Congoleum obtained the requisite votes of asbestos personal injury claimants necessary to seek approval of a proposed, pre-packaged Chapter 11 plan of reorganization. In January 2004, the Company filed its proposed plan of reorganization and disclosure statement with the Bankruptcy Court. In November 2004, Congoleum filed a modified plan of reorganization and related documents (the "Fourth Plan") with the Bankruptcy Court reflecting the result of further negotiations with representatives of the Asbestos Claimants' Committee, the Future Claimants' Representative and other asbestos claimant representatives. The Bankruptcy Court approved the disclosure statement and plan voting procedures in December 2004 and Congoleum obtained the requisite votes of asbestos personal injury claimants necessary to seek approval of the Fourth Plan. In April 2005, Congoleum announced that it had reached an agreement in principle with representatives of the Asbestos Claimants' Committee and the Future Claimants' Representative to make certain modifications to its proposed plan of reorganization and related documents governing the settlement and payment of asbestos-related claims against Congoleum. Under the agreed-upon modifications, asbestos claimants with claims settled under Congoleum's pre-petition settlement agreements would agree to forbear from exercising the security interest they were granted and share on a pari passu basis with all other present and future asbestos claimants in insurance proceeds and other assets of the trust to be formed upon confirmation of the plan under Section 524(g) of the Bankruptcy Code (the "Plan Trust") to pay asbestos claims against Congoleum. In July 2005, Congoleum filed an amended plan of reorganization (the "Sixth Plan") and related documents with the Bankruptcy Court which reflected the result of these negotiations, as well as other technical modifications. The Bankruptcy Court approved the disclosure statement and voting procedures and Congoleum commenced solicitation of acceptances of the Sixth Plan in August 2005. In September 2005, Congoleum learned that certain asbestos claimants were unwilling to agree to forbear from exercising their security interest as contemplated by the Sixth Plan and the Sixth Plan was subsequently withdrawn. In November 2005, the Bankruptcy Court denied a request to extend Congoleum's exclusive right to file a plan of reorganization and solicit acceptances thereof. In February 2006, Congoleum filed a new amended plan of reorganization (the "Seventh Plan"). On February 27, 2006, the Company announced its intention to make additional changes to its plan of reorganization, and on March 17, 2006 it filed the Eighth Plan. In addition, an insurance company has filed a plan of reorganization (the "CNA Plan") and the Official Committee of Bondholders has also filed a plan (the "Bondholder Plan"). The Bankruptcy Court has scheduled a hearing to consider the adequacy of the disclosure statements of these plans for April 27, 2006.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      There can be no assurance that the Company will obtain approval to solicit acceptances for the Eighth Plan, that the Company will receive the acceptances necessary for confirmation of the Eighth Plan, that the Eighth Plan will not be modified further, that the Eighth Plan will receive necessary court approvals from the Bankruptcy Court or the Federal District Court, or that such approvals will be received in a timely fashion, that the Eighth Plan will be confirmed, or that the Eighth Plan, if confirmed, will become effective. It is unclear whether the Bankruptcy Court will approve the CNA Plan or the Bondholder Plan or whether either of such plans, if confirmed, would be feasible. Moreover, it is unclear whether any other person will attempt to propose a plan or what any such plan would provide or propose, and whether the Bankruptcy Court would approve a plan other than Congoleum's proposed plan.

      Congoleum is presently involved in litigation with certain insurance carriers related to disputed insurance coverage for asbestos related liabilities, and certain insurance carriers filed various objections to Congoleum's previously proposed plans of reorganization and related matters and are expected to file objections to the Eighth Plan. Certain other parties have also filed various objections to Congoleum's previously proposed plans of reorganization and may file objections to the Eighth Plan.

      The Eighth Plan would resolve all pending and future asbestos claims against the Company. The Eighth Plan provides, among other things, for an assignment of certain rights in, and proceeds of, Congoleum's applicable insurance to the Plan Trust that would fund the settlement of all pending and future asbestos claims and protect the Company from future asbestos-related litigation by channeling all asbestos claims to the Plan Trust under Section 524(g) of the Bankruptcy Code. The Eighth Plan would require Congoleum to contribute approximately $7.7 million in cash, 3.8 million newly issued shares of Class A Common stock, and a New Convertible Security to the Plan Trust. In February 2006, the Bankruptcy Court ordered a law firm formerly representing Congoleum to disgorge all fees and certain expenses it was paid by Congoleum. The law firm is expected to appeal from this ruling once an order embodying the ruling has been entered by the Bankruptcy Court. It is expected that the amount of the disgorgement will range from approximately $8.2 million to $9.8 million. Pursuant to the terms of the Eighth Plan, holders of the Company's 8-5/8% Senior Notes due 2008 (the "Senior Notes") would forego $10 million in interest accrued during the post-petition period and would receive the right to any funds (net of related expenses) from the fee disgorgement and other causes of action against the law firm and one of its service providers, subject to a maximum of $10 million plus interest at 8.625% from the effective date of the plan until the time such payment is made (the "Maximum Additional Bondholder Recovery"). Any net recoveries in excess of the Maximum Additional Bondholder Recovery would be paid to the Plan Trust. The terms of the Eighth Plan also would extend the maturity of the Senior Notes for three years from August 2008 to August 2011. The Bankruptcy Court has authorized the Company to pay its trade creditors in the ordinary course of business. The Company expects that it will take until some time in the fourth quarter of 2006 at the earliest to obtain confirmation of the Eighth Plan.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      Based on the Eighth Plan, the Company has made provision in its financial statements for the minimum amount of the range of estimates for its contribution to effect its plan to settle asbestos liabilities through the Plan Trust. The Company recorded charges aggregating approximately $26 million in prior years and a further approximately $25.3 million in 2005, to provide for the estimated minimum costs of completing its reorganization. Actual amounts that will be contributed to the Plan Trust and costs for pursuing and implementing the Eighth Plan or any plan of reorganization could be materially higher than currently recorded. Delays in proposing, filing or obtaining approval of the Eighth Plan or any new amended plan of reorganization, or the continued pursuit of the CNA Plan or the Bondholder Plan by the proponents of such plans, or the proposal of additional plans by other parties could result in a proceeding that takes longer and is more costly than the Company has estimated. The Company may record significant additional charges should the minimum estimated cost increase.

      For more information regarding the Company's asbestos liability and plan for resolving that liability, please refer to Note 17 of the Notes to Consolidated Financial Statements.

      AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7") provides financial reporting guidance for entities that are reorganizing under the Bankruptcy Code. The Company implemented this guidance in consolidated financial statements for periods after December 31, 2003.

      Pursuant to SOP 90-7, companies are required to segregate pre-petition liabilities that are subject to compromise and report them separately on the balance sheet. Liabilities that may be affected by a plan of reorganization are recorded at the amount of the expected allowed claims, even if they may be settled for lesser amounts. Substantially all of the Company's liabilities at December 31, 2003 have been reclassified as liabilities subject to compromise. Obligations arising post-petition, and pre-petition obligations that are secured, are not classified as liabilities subject to compromise.

      Additional pre-petition claims (liabilities subject to compromise) may arise due to the rejection of executory contracts or unexpired leases, or as a result of the allowance of contingent or disputed claims.

2. Summary of Significant Accounting Policies:

Nature of Business - Congoleum manufactures resilient sheet and tile flooring products. These products, together with a limited quantity of related products purchased for resale, are sold primarily to wholesale distributors and major retailers in the United States and Canada. Based upon the nature of the Company's operations, facilities and management structure, the Company considers its business to constitute a single segment for financial reporting purposes.

Basis of Consolidation - The accompanying consolidated financial statements reflect the operations, financial position and cash flows of the Company and include the accounts of the Company and its subsidiaries after elimination of all significant intercompany transactions in consolidation.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


Use of Estimates and Critical Accounting Policies - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Critical accounting policies are defined as those that entail significant judgments and estimates, and could potentially result in materially different results under different assumptions and conditions. The Company believes that the most critical accounting policies upon which its financial condition depends, and which involve the most complex or subjective decisions or assessments, concern asbestos liabilities, environmental contingencies, valuation of deferred tax assets, and pension plan and post-retirement benefits.

      Although the Company believes it employs reasonable and appropriate estimates and assumptions in the preparation of its financial statements and in the application of accounting policies, if business conditions are different than the Company has assumed they will be, or if the Company used different estimates and assumptions, it is possible that materially different amounts could be reported in the Company's financial statements.

Revenue Recognition - Revenue is recognized when products are shipped and title has passed to the customer. Net sales are comprised of the total sales billed during the period less the sales value of estimated returns and sales incentives, which consist primarily of trade discounts and customers' allowances. The Company defers recognition of revenue for its estimate of potential sales returns under right-of-return agreements with its customers until the right-of-return period lapses.

Selling, General and Administrative Expenses - Selling, general and administrative expenses are charged to income as incurred. Expenses promoting and selling products are classified as selling expenses and include such items as advertising, sales commissions and travel. Advertising expense amounted to $1.6 million, $1.8 million and $3.3 million for 2005, 2004 and 2003, respectively. General and administrative expenses include such items as officers' salaries, office supplies, insurance and office rental. In addition, general and administrative expenses include other operating items such as provision for doubtful accounts, professional (accounting and legal) fees, purchasing and environmental remediation costs.

Cash and Cash Equivalents - All highly liquid debt instruments with a maturity of three months or less at the time of purchase are considered to be cash equivalents.

Restricted Cash - Under the terms of its revolving credit agreement, payments on the Company's accounts receivable are deposited in an account assigned by the Company to its lender and the funds in that account are used by the lender to pay down any loan balance. Restricted cash represents funds deposited in this account but not immediately applied to the loan balance. At December 31, 2005 and 2004, cash of approximately $2.7 and $1.2 million was restricted under this financing agreement. Additionally, $8.9 million remaining from a $14.5 million settlement received in August 2004 from an insurance carrier, which is subject to the lien of the Collateral Trust, is included as restricted cash at December 31, 2005.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


Short-Term Investments - The Company invests in highly liquid debt instruments with strong credit ratings. Commercial paper investments with a maturity greater than three months, but less than one year at the time of purchase, are considered to be short-term investments. The Company maintains cash and cash equivalents and short-term investments with certain financial institutions. The Company performs periodic evaluations of the relative credit standing of those financial institutions that are considered in the Company's investment strategy.

Inventories - Inventories are stated at the lower of LIFO cost or market. The LIFO (last-in, first-out) method of determining cost is used for substantially all inventories. The Company records as a charge to cost of goods sold any amount required to reduce the carrying value of inventories to the net realizable sales value.

Property, Plant, and Equipment - Property, plant, and equipment are recorded at cost and are depreciated over their estimated useful lives (30 years for buildings, 15 years for building improvements, production equipment and heavy-duty vehicles, 3 to 10 years for light-duty vehicles and office furnishings and equipment) on the straight-line method for financial reporting and accelerated methods for income tax purposes. Costs of major additions and betterments are capitalized; maintenance and repairs which do not improve or extend the life of the respective assets are charged to operations as incurred. When an asset is sold, retired or otherwise disposed of, the cost of the asset and the related accumulated depreciation are removed from the respective accounts and any resulting gain or loss is reflected in operations.

Debt Issue Costs - Costs incurred in connection with the issuance of debt have been capitalized and are being amortized over the life of the related debt. Such costs at December 31, 2005 and 2004 amounted to $0.8 million and $1.2 million, respectively, net of accumulated amortization of $2.5 million and $2.6 million, respectively, and are included in other non-current assets.

Environmental Remediation - The Company is subject to federal, state and local environmental laws and regulations. The Company records a liability for environmental remediation claims when a cleanup program or claim payment becomes probable and the costs can be reasonably estimated. The recorded liabilities are not discounted for delays in future payments (see Note 16).

Asbestos Liabilities and Plan of Reorganization - The Company is a defendant in a large number of asbestos-related lawsuits and has filed a proposed plan of reorganization under Chapter 11 of the United States Bankruptcy Code to resolve this liability (see Note 17). Accounting for asbestos-related and reorganization costs includes significant assumptions and estimates, and actual results could differ materially from those estimates.

Income Taxes - The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, deferred tax assets and liabilities are recognized based on temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. SFAS No. 109 requires current recognition of net deferred tax assets to the extent that it is more likely than not that such net assets will be realized. To the extent that the Company believes that its net deferred tax assets will not be realized, a valuation allowance must be recorded against those assets.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


Allowance for Doubtful Accounts and Cash Discounts - The Company provides an allowance for doubtful accounts and cash discounts based on estimates of historical collection experience and a review of the current status of trade accounts receivable, revising its estimates when circumstances dictate.

Product Warranties - The Company provides product warranties for specific product lines and accrues for estimated future warranty cost in the period in which the revenue is recognized. The following table sets forth activity in the Company's warranty reserves (in millions):

                                                         December 31,
                                                 2005        2004        2003
                                                 ----        ----        ----

Beginning balance                                $2.7       $3.1         $2.7

Accruals                                          3.7        5.0          6.8

Charges                                          (4.3)      (5.4)        (6.4)
                                                 -----      -----        -----

Ending balance                                   $2.1       $2.7         $3.1
                                                 ====       ====         ====

Shipping and Handling Costs - Shipping costs for the years ended December 31, 2005, 2004 and 2003 were $0.9 million, $1.9 million, and $1.6 million, respectively, and are included in selling, general and administrative expenses.

Earnings Per Share - SFAS No. 128, "Earnings Per Share", requires the computation of basic and diluted earnings per share. The calculation of basic earnings per share is based on the average number of common shares outstanding during the period. Diluted earnings per share reflect the effect of all potentially diluted securities which consist of outstanding common stock options.

Long-lived Assets - The Company periodically considers whether there has been a permanent impairment in the value of its long-lived assets, primarily property and equipment, in accordance with Financial Accounting Standards Board ("FASB") Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The Company evaluates various factors, including current and projected future operating results and the undiscounted cash flows for the under-performing long-lived assets. The Company then compares the carrying amount of the asset to the estimated future undiscounted cash flows expected to result from the use of the asset. To the extent that the estimated future undiscounted cash flows are less than the carrying amount of the asset, the asset is written down to its estimated fair market value and an impairment loss is recognized. The value of impaired long-lived assets is adjusted periodically based on changes in these factors. At December 31, 2005, the Company determined, based on its evaluation, that the carrying value of its long-lived assets was appropriate. No adjustments to the carrying costs were made.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      Accounting for Stock-based Compensation - The Company discloses stock-based compensation information in accordance with FASB Statement No. 148 ("SFAS 148"), "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" and FASB issued Statement No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation." SFAS 148 provides additional transition guidance for companies that elect to voluntarily adopt the provisions of SFAS 123. SFAS 148 does not change the provisions of SFAS 123 that permit entities to continue to apply the intrinsic value method of Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." The Company has elected to continue to account for its stock-based plans under APB 25, as well as to provide disclosure of stock-based compensation as outlined in SFAS 123 as amended by SFAS 148.

      A reconciliation of consolidated net income (loss), as reported, to pro forma consolidated net income (loss) including compensation expense for the Company's stock-based plans as calculated based on the fair value at the grant dates for awards made under these plans in accordance with the provisions of SFAS 123, as amended by SFAS 148, as well as a comparison of as reported and pro forma basic and diluted earnings per share, follows:

                                                   For Year Ended December 31,
                                                   ---------------------------
(in thousands, except per share data)              2005       2004        2003
                                                   ----       ----        ----

Net income (loss):
     As reported                                 $(21,575)   $ 2,948    $(6,762)
     Deduct: Total stock-based employee
     compensation expense determined under
     fair value based method for all awards,
     net of related tax effects, pro forma            232        203        208
                                                 --------    -------    -------
     As adjusted                                 $(21,807)   $ 2,745    $(6,970)
                                                 ========    =======    =======

Net income (loss) per share:
     As reported-basic                           $  (2.61)   $  0.36    $ (0.82)
     Pro forma compensation expense                 (0.03)     (0.02)     (0.03)
                                                 --------    -------    -------
     As adjusted-basic                           $  (2.64)   $  0.34    $ (0.85)
                                                 ========    =======    =======

Net income (loss) per share:
     As reported-diluted                         $  (2.61)   $  0.35    $ (0.82)
     Pro forma compensation expense                 (0.03)     (0.02)     (0.03)
                                                 --------    -------    -------
     As adjusted-diluted                         $  (2.64)   $  0.33    $ (0.85)
                                                 ========    =======    =======

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      The fair value for these options granted was estimated at the date of grant using a Black-Scholes option pricing model. A summary of the assumptions used for stock option grants are as follows:

                                                  For Year Ended December 31,
                                           -------------------------------------
                                                2005         2004          2003
                                                ----         ----          ----
                                           -------------------------------------
1995 Stock Option Plan:
      Dividend yield                            0.0%          0.0%          0.0%
      Expected volatility                      92.0%         92.0%         92.0%
      Option forfeiture rate                   10.0%         10.0%         10.0%
      Risk free interest rate                  4.86%         5.02%         3.37%
      Expected lives                       7.0 years     7.0 years     7.0 years

                                                  For Year Ended December 31,
                                           -------------------------------------
                                                2005         2004          2003
                                                ----         ----          ----
                                           -------------------------------------
1999 Stock Option Plan:
      Dividend yield                            0.0%          0.0%          0.0%
      Expected volatility                      92.0%         92.0%         92.0%
      Option forfeiture rate                   10.0%         10.0%         10.0%
      Risk free interest rate                  5.88%         2.38%         2.28%
      Expected lives                       3.0 years     3.0 years     3.0 years

A summary of the weighted average fair value of option grants are as follows:

                                                     For Year Ended December 31,
                                                    ----------------------------
                                                     2005       2004       2003
                                                     ----       ----       ----
                                                    ----------------------------

Fair value of option grants under the 1995 Plan     $5.74      $1.94      $0.36
Fair value of option grants under the 1999 Plan     $4.14      $2.60      $0.75

New Accounting Standards

      In December 2004, the FASB issued Statement No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123R supersedes Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and amends FASB Statement No. 95, "Statement of Cash Flows". The approach to quantifying stock-based compensation expense in SFAS 123R is similar to SFAS 123. However, the revised statement requires all shared-based payments to employees, including grants of employee stock options, to be recognized as an expense in the Consolidated Statements of Operations based on their fair values as they are earned by the employees under the vesting terms. Pro forma disclosure of stock option expense, as is the Company's practice under SFAS 123, will not be permitted after 2005. The Company plans to follow the "modified prospective" method of adoptions of SFAS 123R whereby earnings for prior periods will not be restated as though stock based compensation had been expensed, rather than the "modified retrospective" method which would entail restatement of previously published earnings. The Company will adopt SFAS 123R as required on January 1, 2006.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      As permitted by SFAS 123, the Company currently accounts for share-based compensation to employees under the APB 25 intrinsic value method and generally recognizes no compensation cost for employee stock options. Accordingly, the adoption of the SFAS 123R fair value method will impact the Company's results of operations, although it will have no impact on overall financial position. The impact of adoption of SFAS 123R will depend on levels of share-based compensation, particularly stock options, granted in the future and the fair value assigned thereto. The future impact of SFAS 123R is likely to approximate the pro forma compensation expense reported under SFAS 123 as described in the disclosure in the pro forma net earnings and earnings per share above.

      In November 2004, the FASB issued SAS No. 151 "Inventory Costs, an amendment of ARB No. 43, Chapter 4" ("SFAS 151"). SFAS 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and spoilage. In addition, SFAS 151 requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The provisions of SFAS 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS 151 will not have a material impact on the Company's results of operations and financial position.

Reclassifications - Certain amounts appearing in the prior years' financial statements have been reclassified to conform to the current year's presentation.

3. Inventories:

      A summary of the major components of inventories is as follows (in thousands):

                                               December 31,       December 31,
                                                   2005               2004
--------------------------------------------------------------------------------

Finished goods                                    $25,548            $32,811
Work-in-process                                     1,497              1,415
Raw materials and supplies                          7,562              5,397
--------------------------------------------------------------------------------
Total inventories                                 $34,607            $39,623
--------------------------------------------------------------------------------

      If the FIFO (first in, first out) inventory method, which approximates replacement cost, had been used to value these inventories, they would have been $1,672 higher at December 31, 2005 and $591 lower at December 31, 2004. During 2005 and 2004 certain inventory quantities were reduced, which resulted in liquidations of LIFO inventory layers. The effect of the liquidations was to increase cost of sales by $445 in 2005 and decrease cost of sales by $108 in 2004.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


4. Property, Plant, and Equipment:

      A summary of the major components of property, plant, and equipment is as follows (in thousands):

                                                  December 31,      December 31,
                                                      2005              2004
--------------------------------------------------------------------------------

Land                                                $   2,931        $   2,930
Buildings and improvements                             46,522           46,257
Machinery and equipment                               183,595          182,162
Construction-in-progress                                4,072            1,430
--------------------------------------------------------------------------------
                                                      237,120          232,779

Less accumulated depreciation                         163,913          153,229
--------------------------------------------------------------------------------
Total property, plant,
     and equipment, net                             $  73,207        $  79,550
--------------------------------------------------------------------------------

      Interest is capitalized in connection with the construction of major facilities and equipment. The capitalized interest is recorded as part of the asset to which it relates and is amortized over the asset's estimated useful life. Capitalized interest costs were $0.1 million in 2005, $0.2 million in 2004 and $0.3 million in 2003.

      The amount of approved but unexpended capital appropriations at December 31, 2005 was $1.1 million, substantially all of which is planned to be expended during 2006.

5. Liabilities Subject to Compromise:

      As a result of the Company's Chapter 11 filing (see Notes 1 and 17), pursuant to SOP 90-7, the Company is required to segregate pre-petition liabilities that are subject to compromise and report them separately on the consolidated balance sheet. Liabilities that may be affected by a plan of reorganization are recorded at the amount of the expected allowed claims, even if they may be settled for lesser amounts. Substantially all of the Company's pre-petition debt is recorded at face value and is classified within liabilities subject to compromise. In addition, the Company's accrued interest expense on its Senior Notes is also recorded in liabilities subject to compromise.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


Liabilities subject to compromise are as follows (in thousands):

                                                     December 31,   December 31,
                                                         2005           2004
--------------------------------------------------------------------------------
Current
-------
Pre-petition other payables and accrued interest        $ 23,990    $ 14,225

Non-current
-----------
Debt (at face value)                                     100,000     100,000
Pension liability                                         16,871      16,936
Other post-retirement benefit obligation                   8,407       8,303
Pre-petition other liabilities                            13,583      12,051
--------------------------------------------------------------------------------
Total liabilities subject to compromise                 $162,851    $151,515
--------------------------------------------------------------------------------

      Additional pre-petition claims (liabilities subject to compromise) may arise due to the rejection of executory contracts or unexpired leases, or as a result of the allowance of contingent or disputed claims.

6. Accrued Liabilities:

      A summary of the significant components of accrued liabilities consists of the following (in thousands):

                                              December 31,          December 31,
                                                  2005                  2004
--------------------------------------------------------------------------------

Accrued warranty, marketing and
      sales promotion                           $19,129               $18,487
Employee compensation and
      related benefits                            3,674                 4,735
Other                                               269                 3,173
--------------------------------------------------------------------------------
Total accrued liabilities                       $23,072               $26,395
--------------------------------------------------------------------------------

      As a result of the Company's Chapter 11 bankruptcy filing and in accordance with SOP 90-7, certain liabilities are included in liabilities subject to compromise on the balance sheet as of December 31, 2005 (see Note 5).

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


7. Debt:

      In January 2004, the Bankruptcy Court authorized entry of a final order approving Congoleum's debtor-in-possession financing, which replaced its pre-petition credit facility on substantially similar terms. The debtor-in-possession financing (as amended and approved by the Bankruptcy Court to date) provides a revolving credit facility expiring on December 31, 2006 with borrowings up to $30 million. Interest is based on .75% above the prime rate. This financing agreement contains certain covenants, which include the maintenance of a minimum EBITDA. It also includes restrictions on the incurrence of additional debt and limitations on capital expenditures. The covenants and conditions under this financing agreement must be met in order for the Company to borrow from the facility. The Company was in compliance with these covenants at December 31, 2005. Borrowings under this facility are collateralized by inventory and receivables. At December 31, 2005, based on the level of receivables and inventory, $16.8 million was available under the facility, of which $4.4 million was utilized for outstanding letters of credit and $9.4 million was utilized by the revolving loan. The Company anticipates that its debtor-in-possession financing facility will be replaced with a revolving credit facility on substantially similar terms upon confirmation of its plan of reorganization. While the Company expects the facilities discussed above will provide it with sufficient liquidity, there can be no assurances that it will continue to be in compliance with the required covenants, that the Company will be able to obtain a similar or sufficient facility upon exit from bankruptcy or that the debtor-in-possession facility (as extended) will be renewed prior to its expiration if the Company's plan of reorganization is not confirmed before that time.

      On August 3, 1998, the Company issued $100 million of the Senior Notes priced at 99.505% to yield 8.70%. The Senior Notes are redeemable at the option of the Company, in whole or in part, at any time on or after August 1, 2003 at predetermined redemption prices (ranging from 104% to 100%), plus accrued and unpaid interest to the date of redemption. The indenture governing the Senior Notes includes certain restrictions on additional indebtedness and uses of cash, including dividend payments. The commencement of the Chapter 11 proceedings constituted an event of default under the indenture governing the Senior Notes. During 2003, the Company and the trustee under the indenture governing the Senior Notes amended the indenture, and sufficient note holders consented, to explicitly permit the Company to take steps in connection with preparing and filing its prepackaged plan of reorganization under Chapter 11 of the Bankruptcy Code. In addition, due to the Chapter 11 proceedings, the Company was precluded from making the interest payments due February 1, 2004, August 1, 2004, February 1, 2005, August 1, 2005 and February 1, 2006, on the Senior Notes. The amount of accrued interest that was not paid on the Senior Notes as of December 31, 2005 is approximately $17.3 million. As of December 31, 2005, the principal amount of the Senior Notes, net of unamortized original issue discount, was $99.9 million. These amounts, plus $1.7 million of accrued interest on the interest due but not paid from February 1, 2004, August 1, 2004, February 1, 2005 and August 1, 2005, are included in "Liabilities Subject to Compromise."

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


8. Other Liabilities:

      As a result of the Company's Chapter 11 bankruptcy filing and in accordance with SOP 90-7, certain liabilities are included in liabilities subject to compromise on the balance sheet as of December 31, 2005 (see Note 5).

9. Research and Development Costs:

      Total research and development costs charged to operations amounted to $4.3 million, $4.3 million and $3.1 million for the years ended December 31, 2005, 2004, and 2003, respectively.

10. Operating Lease Commitments and Rent Expense:

      The Company leases certain office facilities and equipment under leases with varying terms. Certain leases contain rent escalation clauses. These rent expenses are recognized on a straight-line basis over the respective term of the lease.

      Future minimum lease payments of non-cancelable operating leases having initial or remaining lease terms in excess of one year as of December 31, 2005 are as follows (in thousands):

Years Ending:
--------------------------------------------------------------------------------

2006                                                                $  2,637
2007                                                                   2,625
2008                                                                   2,428
2009                                                                   2,229
2010                                                                   1,839
Thereafter                                                                --
--------------------------------------------------------------------------------
Total minimum lease payments                                         $11,758
--------------------------------------------------------------------------------

      Rent expense was $3.8 million, $4.0 million and $3.7 million for the years ended December 31, 2005, 2004 and 2003, respectively.

11. Pensions and Other Postretirement Plans:

      The Company sponsors several non-contributory defined benefit pension plans covering most of the Company's employees. Benefits under the plans are based on years of service and employee compensation. Amounts funded annually by the Company are actuarially determined using the projected unit credit and unit credit methods and are equal to or exceed the minimum required by government regulations. The Company also maintains health and life insurance programs for retirees (reflected in the table below in "Other Benefits").

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


       The following summarizes the change in the benefit obligation, the change in plan assets, the funded status, and reconciliation to the amounts recognized in the balance sheets for the pension benefits and other benefit plans. The measurement date for all items set forth below is the last day of the fiscal year presented.

Obligations and Funded Status:                                     At December 31,

                                                      Pension Benefits        Other Benefits
                                                      ----------------        --------------
(in thousands)                                        2005        2004       2005       2004
---------------------------------------------------------------------------------------------

Change in Benefit Obligation:

  Benefit obligation at beginning of year          $ 71,598    $ 73,243    $ 8,542    $ 9,177
  Service cost                                        1,280       1,293        183        170
  Interest cost                                       4,373       4,263        520        484
  Actuarial (gain) loss                               2,609      (2,736)       212       (760)
  Medicare Rx Subsidy                                    --          --         --        (74)
  Benefits paid                                      (4,615)     (4,465)      (469)      (455)
                                                   ------------------------------------------
Benefit obligation at end of year                  $ 75,245    $ 71,598    $ 8,988    $ 8,542
                                                   ------------------------------------------

Change in Plan Assets:

  Fair value of plan assets at beginning of year   $ 52,708    $ 47,404         --         --
  Actual return on plan assets                        2,791       4,015         --         --
  Employer contribution                               5,086       5,754         --         --
  Benefits paid                                      (4,615)     (4,465)        --         --
                                                   ------------------------------------------
Fair value of plan assets at end of year           $ 55,970    $ 52,708         --         --
                                                   ------------------------------------------

Funded (unfunded) status                           $(19,275)   $(18,891)   $(8,988)   $(8,542)
Unrecognized transition amount                           --         (54)        --         --
Unrecognized net actuarial loss                      23,413      21,209        118        (35)
Unrecognized prior service cost                        (140)       (427)        47       (141)
                                                   ------------------------------------------
Net amount recognized                              $  3,998    $  1,837    $(8,823)   $(8,718)
                                                   ==========================================

Amounts recognized in the balance sheets consist of:

                                                      Pension Benefits        Other Benefits
                                                      ----------------        --------------
(in thousands)                                        2005        2004       2005       2004
---------------------------------------------------------------------------------------------
Accrued benefit cost                               $(17,097)   $(16,936)   $(8,823)   $(8,718)
Intangible asset                                        134         228         --         --
Deferred tax asset                                       --          --         --         --
Accumulated other comprehensive income               20,961      18,545         --         --
                                                   ------------------------------------------
Net amount recognized                              $  3,998    $  1,837    $(8,823)  $(8,718)
                                                   ==========================================

The accumulated benefit obligation for all defined benefit pension plans was $72,841 and $69,416 at December 31, 2005 and 2004, respectively.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


Information for pension plans with an accumulated benefit obligation in excess of plan assets:

                                                              December 31,
(in thousands)                                            2005           2004
--------------------------------------------------------------------------------
Projected benefit obligation                             $75,245       $71,598
Accumulated benefit obligation                           $72,841       $69,416
Fair value of plan assets                                $55,970       $52,708

Components of Net Periodic Benefit Cost:

                                                Pension Benefits              Other Benefits
                                        -----------------------------    -----------------------
(in thousands)                            2005       2004       2003      2005     2004     2003
------------------------------------------------------------------------------------------------
Service cost                            $ 1,280    $ 1,293    $ 1,174    $ 183    $ 170    $ 189
Interest cost                             4,373      4,263      4,223      520      484      546
Expected return on plan assets           (3,713)    (3,380)    (2,769)      --       --       --
Recognized net actuarial loss (gain)      1,328      1,447      1,595       59       49       34
Amortization of transition obligation       (54)       (72)       (72)      --       --       --
Amortization of prior service cost         (288)      (285)      (283)    (188)    (462)    (462)
                                        --------------------------------------------------------
Net periodic benefit cost               $ 2,926    $ 3,266    $ 3,868    $ 574    $ 241    $ 307
                                        ========================================================

Additional Information:

                                                         Pension Benefits    Other Benefits
                                                         ----------------    --------------
(in thousands)                                            2005      2004      2005     2004
------------------------------------------------------------------------------------------
Increase in minimum liability included in other
comprehensive income, net of tax benefit                 $2,416   $(1,839)     N/A     N/A

The weighted-average assumptions used to determine benefit obligation as of year-end were as follows:
                                            Pension Benefits      Other Benefits
                                            ----------------      --------------
                                             2005      2004       2005     2004
--------------------------------------------------------------------------------
Discount rate                                6.00%     6.25%      6.00%    6.25%
Rate of compensation increase                5.00%     5.50%       --       --

The weighted-average assumptions used to determine net periodic benefit cost were as follows:

                                                       Pension Benefits                   Other Benefits
                                                ----------------------------        ----------------------------
                                                2005        2004        2003        2005        2004        2003
-----------------------------------------------------------------------------------------------------------------
Discount rate                                   6.25%       6.25%       6.25%       6.25%       6.25%       6.75%
Expected long-term return on plan Assets        7.00%       7.00%       7.00%         --          --          --
Rate of compensation increase                   5.00%       5.50%       5.00%         --          --          --

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      In developing the overall expected long-term return on plan assets assumption, a building block approach was used in which rates of return in excess of inflation were considered separately for equity securities, debt securities, and other assets. The excess returns were weighted by the representative target allocation and added along with an appropriate rate of inflation to develop the overall expected long-term return on plan assets assumption. The Company believes this determination is consistent with SFAS 87.

Assumed healthcare cost trend rates as of year-end were as follows:

                                                             December 31,
                                                        -------------------
                                                            2005     2004
                                                        -------------------

Healthcare cost trend rate assumed for next year            10.0%     9.0%
Ultimate healthcare cost trend rate                          5.0%     5.0%
Year that the assumed rate reaches ultimate rate            2011     2010

      Assumed healthcare cost trend rates have a significant effect on the amounts reported for healthcare benefits. A one-percentage point change in assumed healthcare cost trend rates would have the following effects:

                                                          1 Percentage     1 Percentage
 (in thousands)                                          Point Increase   Point Decrease
 --------------                                          --------------   --------------

Effect on total of service and interest cost components       $ 61             $ 55
Effect on post-retirement benefit obligation                  $647             $591

Plan Assets:

      For the pension plans, the weighted-average asset allocation at December 31, 2005 and 2004, by asset category, are as follows:

                                                         Plan Assets at
                                                          December 31,
                                                     ----------------------
Asset Category:                                       2005            2004
                                                     ----------------------
     Equity securities                                 60%             60%
     Debt securities                                   39%             39%
     Other                                              1%              1%
                                                     ----------------------
Total                                                 100%            100%
                                                     ======================

      The Company has developed an investment strategy for the pension plans. The investment strategy is to emphasize total return; that is, the aggregate return from capital appreciation and dividend and interest income. The primary objective of the investment management for the plans' assets is the emphasis on consistent growth; specifically, growth in a manner that protects the plans' assets from excessive volatility in market value from year to year. The investment policy takes into consideration the benefit obligations, including timing of distributions.

      The primary objective for the plans is to provide long-term capital appreciation through investment in equity and debt securities. The Company's target asset allocation is consistent with the weighted - average allocation at December 31, 2005.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      The Company selects professional money managers whose investment policies are consistent with the Company's investment strategy and monitors their performance against appropriate benchmarks.

Contributions:

      The Company expects to contribute $ 4.9 million to its pension plan and $
0.5 million to its other postretirement plan in 2006.

Estimated Future Benefit Payments:

      The following benefit payments, which reflect future service as appropriate, are expected to be paid. The benefit payments are based on the same assumptions used to measure the Company's benefit obligation at the end of 2005.

                                                           Other Benefits
                                                             Projected
                                         Pension            Net Benefit
                   (in thousands)        Benefits            Payments
                   --------------        --------            --------

                        2006             $ 4,848             $  481
                        2007               4,923                539
                        2008               4,993                594
                        2009               5,132                605
                        2010               5,285                661
                      2011-2015           28,410              4,010

Defined Contribution Plan:

      The Company also has two 401(k) defined contribution retirement plans that cover substantially all employees. Eligible employees may contribute up to 20% of compensation, with partially matching Company contributions. The charge to income relating to the Company match was $0.3 million, $0.7 million and $0.4 million for the years ended December 31, 2005, 2004 and 2003, respectively.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


12. Income Taxes:

      Income taxes are comprised of the following (in thousands):

                                              For the years ended December 31,
                                            ------------------------------------
                                                2005       2004         2003
--------------------------------------------------------------------------------
Current:
     Federal                                   $(2,680)   $    39    $(3,201)
     State                                         105        183         72
Deferred:
     Federal                                       417     (3,843)      (745)
     State                                        (526)    (1,180)      (437)
     Valuation allowance                           109      2,256        437
--------------------------------------------------------------------------------
Benefit for
     income taxes                              $(2,575)   $(2,545)   $(3,874)
--------------------------------------------------------------------------------

      The following is a reconciliation of the statutory federal income tax rate to the Company's effective tax rate expressed as a percentage of income before income taxes:

                                                For the years ended December 31,
                                              ----------------------------------
                                                  2005       2004         2003
------------------------------------------------------------------------------

Statutory federal income tax rate                 34.0%      34.0%       34.0%
State income taxes,
     net of federal benefit                       (0.2)      30.0        (0.4)
Change in valuation allowance                       --      267.5          --
Reorganization costs                             (14.3)        --          --
Benefit of net operating loss                     (9.7)    (991.2)        3.6
Non-deductible, meal and
     entertainment expense                          --       26.1        (1.2)
Other                                              0.9        1.4         0.4
------------------------------------------------------------------------------
Effective tax rate                                10.7%    (632.2)%      36.4%
------------------------------------------------------------------------------

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      Deferred taxes are recorded using enacted tax rates based upon differences between financial statement and tax bases of assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The components of the deferred tax asset and liability relate to the following temporary differences (in thousands):

                                                   December 31,     December 31,
                                                       2005             2004
                                                  ------------------------------
Deferred tax assets:
     Accounts receivable                              $    121         $    140
Environmental remediation and
     product-related reserves                           12,716           13,943
Postretirement benefit obligations                       3,592            3,693
Tax credit and other carryovers                          9,129            7,221
Other accruals                                           1,251              721

--------------------------------------------------------------------------------
Deferred tax asset                                      26,809           25,718
Valuation allowance                                     (4,688)          (4,577)
--------------------------------------------------------------------------------
Net deferred tax asset                                  22,121           21,141
--------------------------------------------------------------------------------
Deferred tax liability:
     Depreciation and amortization                      (9,971)         (11,876)
     Inventory                                          (1,626)          (2,521)
     Other                                             (10,524)          (6,744)
--------------------------------------------------------------------------------
Total deferred tax liability                           (22,121)        $(21,141)
--------------------------------------------------------------------------------
Net deferred tax asset                                $     --         $     --
--------------------------------------------------------------------------------

      At December 31, 2005 and 2004, the Company had available federal net operating loss carry forwards of approximately $12.7 million and $6.6 million, respectively, to offset future taxable income. The federal loss carry forwards will begin to expire in 2025.

13. Supplemental Cash Flow Information:

      Cash payments for interest were $0.6 million, $0.6 million and $9.2 million for the years ended December 31, 2005, 2004 and 2003, respectively. Net cash refunds for income taxes were $0.0 million, $1.6 million and $3.0 million for the years ended December 31, 2005, 2004 and 2003, respectively.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


14. Related Party Transactions:

      The Company and its controlling shareholder, American Biltrite Inc. ("ABI"), provide certain goods and services to each other pursuant to negotiated agreements. The Company had the following transactions with ABI (in thousands):

                                                For the years ended December 31,
                                               ---------------------------------
                                                   2005       2004       2003
--------------------------------------------------------------------------------

Sales made to ABI                                 $   13     $   54     $   57
Sales commissions earned by ABI                      246        215         68
Raw material
     transfers to ABI                                866      1,521      1,996
Computer service
     income earned from ABI                           52         54         75
Material purchases
     from ABI                                      5,628      6,718      7,342
Indemnification
      payments made to ABI                            --         --      2,163
Management fees paid
     to ABI                                          651      1,527        608
--------------------------------------------------------------------------------

      There was nothing due from ABI on December 31, 2005, as compared to $114 thousand on December 31, 2004. Amounts as of December 31, 2005 and 2004 due to ABI totaled $0.6 million and $1.2 million, respectively, and are included in accounts payable and accrued expenses.

15. Major Customers:

      Substantially all the Company's sales are to select flooring distributors and retailers located in the United States and Canada. Economic and market conditions, as well as the individual financial condition of each customer, are considered when establishing allowances for losses from doubtful accounts.

      Two customers, LaSalle-Bristol Corporation and Mohawk Industries, Inc., accounted for 28% and 39%, respectively, of the Company's net sales for the year ended December 31, 2005, 26% and 44%, respectively, for the year ended December 31, 2004, and 24% and 41%, respectively, for the year ended December 31, 2003. Mohawk Industries accounted for 31% and 44% of accounts receivable at December 31, 2005 and 2004, respectively, while LaSalle - Bristol Corporation accounted for 24% and 11%, respectively, of accounts receivable at December 31, 2005 and 2004.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


16. Environmental and Other Liabilities

      The Company records a liability for environmental remediation claims when a cleanup program or claim payment becomes probable and the costs can be reasonably estimated. As assessments and cleanup programs progress, these liabilities are adjusted based upon the progress in determining the timing and extent of remedial actions and the related costs and damages. The recorded liabilities, totaling $4.3 million at December 31, 2005 and $4.6 million at December 31, 2004, are not reduced by the amount of insurance recoveries. Such estimated insurance recoveries approximated $1.9 million at December 31, 2005 and $2.1 million at December 31, 2004, and are reflected in other non-current assets. Receivables for expected insurance recoveries are recorded if the related carriers are solvent and paying claims under a reservation of rights or under an obligation pursuant to coverage in place or a settlement agreement. Substantially all of Congoleum's recorded insurance asset for environmental matters is collectible from a single carrier.

      The Company is named, together with a large number (in most cases, hundreds) of other companies, as a potentially responsible party ("PRP") in pending proceedings under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and similar state laws. In addition, in four other instances, although not named as a PRP, the Company has received a request for information. The pending proceedings relate to eight disposal sites in New Jersey, Pennsylvania, and Maryland in which recovery from generators of hazardous substances is sought for the cost of cleaning up the contaminated waste sites. The Company's ultimate liability and funding obligations in connection with those sites depends on many factors, including the volume of material contributed to the site, the number of other PRPs and their financial viability, the remediation methods and technology to be used and the extent to which costs may be recoverable from insurance. However, under CERCLA and certain other laws, the Company, as a PRP, can be held jointly and severally liable for all environmental costs associated with a site.

      The most significant exposure for which the Company has been named a PRP relates to a recycling facility site in Elkton, Maryland. The PRP group at this site is made up of 81 companies, substantially all of which are large financially solvent entities. Two removal actions were substantially complete as of December 31, 1998 and a groundwater treatment system was installed thereafter. The Environmental Protection Agency ("EPA") recently selected a remedy for the soil and shallow groundwater; however, the remedial investigation/feasibility study related to the deep groundwater has not been completed. The PRP group estimates that future costs of the remedy recently selected by EPA based on engineering estimates would be approximately $11 million. Congoleum's proportionate share, based on waste disposed at the site, is estimated to be approximately 5.7%, or $0.7 million. The majority of Congoleum's share of costs is presently being paid by one of its insurance carriers, whose remaining policy limits for this claim will cover approximately half this amount. Congoleum expects the balance to be funded by other insurance carriers and the Company.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      The Company also accrues remediation costs for certain of the Company's owned facilities on an undiscounted basis. The Company has entered into an administrative consent order with the New Jersey Department of Environmental Protection and has established a remediation trust fund of $100 thousand as financial assurance for certain remediation funding obligations. Estimated total cleanup costs of $1.6 million, including capital outlays and future maintenance costs for soil and groundwater remediation, are primarily based on engineering studies. Of this amount, $0.3 million is included in current liabilities subject to compromise and $1.3 million is included in non-current liabilities subject to compromise.

      The Company anticipates that these matters will be resolved over a period of years and that after application of expected insurance recoveries, funding the costs will not have a material adverse impact on the Company's liquidity or financial position. However, unfavorable developments in these matters could result in significant expenses or judgments that could have a material adverse effect on the financial position of the Company.

17. Asbestos Liabilities:

      Claims Settlement and Chapter 11 Reorganization

      In early 2003, the Company announced a strategy for resolving current and future asbestos claims liability through confirmation of a pre-packaged plan of reorganization under Chapter 11 of the Bankruptcy Code. Later in 2003, the Company entered into a settlement agreement with various asbestos personal injury claimants (the "Claimant Agreement"). As contemplated by the Claimant Agreement, the Company also entered into agreements establishing a pre-petition trust (the "Collateral Trust") to distribute funds in accordance with the terms of the Claimant Agreement and granting the Collateral Trust a security interest in the Company's rights under its applicable insurance coverage and payments from the Company's insurers for asbestos claims.

      The Claimant Agreement established a compensable disease valuation matrix (the "Matrix") and allowed claimants who qualified to participate in the Claimant Agreement (the "Qualifying Claimants") to settle their claims for the Matrix value, secured in part (75%) by a security interest in the collateral granted to the Collateral Trust. The Collateral Trust provides for distribution of trust assets according to various requirements that give priority (subject to aggregate distribution limits) to participating claimants who had pre-existing unfunded settlement agreements ("Pre-Existing Settlement Agreements") with the Company and participating claimants who qualified for payment under unfunded settlement agreements entered into by the Company with plaintiffs that had asbestos claims pending against the Company and which claims were scheduled for trial after the effective date of the Claimant Agreement but prior to the commencement of the Company's anticipated Chapter 11 reorganization case ("Trial-Listed Settlement Agreements").

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      The Claimant Agreement incorporated Pre-Existing Settlement Agreements and the settlement of certain Trial-Listed Settlement Agreement claims for a fully secured claim against the Collateral Trust, and it settled all other claims for a secured claim against the Collateral Trust equal to 75% of the claim value and an unsecured claim for the remaining 25%. In December 2005, the Company commenced the Avoidance Actions seeking to void the security interest granted to the Collateral Trust and such settlements.

      Under the terms of the Eighth Plan, asbestos personal injury claimants voting to accept the plan would irrevocably consent or would be deemed to have irrevocably consented to the forbearance of any claim and lien rights under to the Claimant Agreement and related agreements.

      Under the terms of the Eighth Plan, after the establishment of the Plan Trust, the assets in the Collateral Trust would be transferred to the Plan Trust and any claims subject to the Claimant Agreement would be channeled to the Plan Trust and paid in accordance with the terms of the Eighth Plan.

      In October 2003, the Company began soliciting acceptances for its proposed pre-packaged plan of reorganization and the Company received the votes necessary for acceptance of the plan in late December 2003. On December 31, 2003, Congoleum filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (Case No. 03-51524) seeking relief under Chapter 11 of the Bankruptcy Code. In January 2004, the Company filed its proposed plan of reorganization and disclosure statement with the Bankruptcy Court.

      In November 2004, Congoleum filed a modified plan of reorganization and related documents (the "Fourth Plan") with the Bankruptcy Court reflecting the result of further negotiations with representatives of the Asbestos Claimants' Committee, the Future Claimants' Representative and other asbestos claimant representatives. The Bankruptcy Court approved the disclosure statement and plan voting procedures in December 2004 and Congoleum obtained the requisite votes of asbestos personal injury claimants necessary to seek approval of the Fourth Plan.

      In April 2005, Congoleum announced that it had reached an agreement in principle with representatives of the Asbestos Claimants' Committee and the Future Claimants' Representative to make certain modifications to its proposed plan of reorganization and related documents governing the settlement and payment of asbestos-related claims against Congoleum. Under the agreed-upon modifications, asbestos claimants with claims settled under Congoleum's pre-petition settlement agreements would agree to forbear from exercising the security interest they were granted and share on a pari passu basis with all other present and future asbestos claimants in insurance proceeds and other assets of the Plan Trust.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      In July 2005, Congoleum filed the Sixth Plan and related documents with the Bankruptcy Court which reflected the result of these negotiations, as well as other technical modifications. The Bankruptcy Court approved the disclosure statement and voting procedures and Congoleum commenced solicitation of acceptances of the Sixth Plan in August 2005. In September 2005, Congoleum learned that certain asbestos claimants were unwilling to agree to forbear from exercising their security interest as contemplated by the Sixth Plan and subsequently withdrew the Sixth Plan.

      In November 2005, the Bankruptcy Court denied a request to extend Congoleum's exclusive right to file a plan of reorganization and solicit acceptances thereof. In February 2006, Congoleum filed the Seventh Plan. On February 27, 2006, the Company announced its intention to make additional changes to its plan of reorganization, and on March 17, 2006 it filed the Eighth Plan. In addition, an insurance company has filed the CNA Plan and the Official Committee of Bondholders has filed the Bondholder Plan. The Bankruptcy Court has scheduled a hearing to consider the adequacy of the disclosure statements of these plans for April 27, 2006.

      There can be no assurance that the Company will obtain approval to solicit acceptances for the Eighth Plan, that the Company will receive the acceptances necessary for confirmation of the Eighth Plan, that the Eighth Plan will not be modified further, that the Eighth Plan will receive necessary court approvals from the Bankruptcy Court or the Federal District Court, or that such approvals will be received in a timely fashion, that the Eighth Plan will be confirmed, or that the Eighth Plan, if confirmed, will become effective. It is unclear whether the Bankruptcy Court will approve the CNA Plan or the Bondholder Plan or whether either of such plans, if confirmed, would be feasible. Moreover, it is unclear whether any other person will attempt to propose a plan or what any such plan would provide or propose, and whether the Bankruptcy Court would approve a plan other than Congoleum's proposed plan.

      Congoleum is presently involved in litigation with certain insurance carriers related to disputed insurance coverage for asbestos related liabilities, and certain insurance carriers filed various objections to Congoleum's previously proposed plans of reorganization and related matters and are expected to file objections to the Eighth Plan. Certain other parties have also filed various objections to Congoleum's previously proposed plans of reorganization and may file objections to the Eighth Plan.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      During 2005, the Company entered into a number of settlement agreements with excess insurance carriers over coverage for asbestos-related claims. In May 2005, certain AIG companies agreed to pay approximately $103 million over ten years to the Plan Trust. This settlement resolves coverage obligations of policies with a total of $114 million in liability limits for asbestos bodily injury claims. Payment is subject to various conditions, including without limitation, the effectiveness of a plan of reorganization that provides AIG with certain specified relief including a channeling injunction pursuant to Section 524(g) of the Bankruptcy Code. An insurer has appealed the approval order granted by the Bankruptcy Court to the U.S. District Court, where it is pending. In June 2005, the Company entered into a settlement agreement with certain underwriters at Lloyd's, London, pursuant to which the certain underwriters paid approximately $20 million into an escrow account in exchange for a release of insurance coverage obligations. The escrow agent will transfer the funds to the Plan Trust once a plan of reorganization with the Section 524(g) protection specified in the settlement agreement goes effective and the Bankruptcy Court approves the transfer of the funds. In August 2005, the Company entered into a settlement agreement with Federal Insurance Company pursuant to which Federal will pay $4 million to the Plan Trust once a plan of reorganization with the
Section 524(g) protection specified in the settlement agreement goes effective and the Bankruptcy Court approves the transfer of the funds. The Future Claimants' Representative has appealed the approval order granted by the Bankruptcy Court to the U.S. District Court, where it is pending. In October 2005, Congoleum entered into a settlement agreement with Mt. McKinley Insurance Company and Everest Reinsurance Company pursuant to which Mt. McKinley and Everest have paid $21.5 million into an escrow account. The escrow agent will transfer the funds to the Plan Trust once a plan goes effective and the Bankruptcy Court approves the transfer of the funds. An insurer and the Future Claimants' Representative have appealed the approval order granted by the Bankruptcy Court to the U.S. District Court, where it is pending. It also is possible that a settling insurer may argue that the Eighth Plan is not substantially similar to the Sixth Plan and therefore is relieved of its settlement obligation. In March 2006, Congoleum entered into a settlement agreement with Harper Insurance Limited. Under the terms of this settlement, Harper will pay $1.4 million to Congoleum or the Plan Trust once certain conditions are satisfied, including the effectiveness of a plan of reorganization containing the Section 524(g) protection specified in the settlement agreement. A motion for Bankruptcy Court approval of this settlement is pending.

      The Company expects that it will take until some time in the fourth quarter of 2006 at the earliest to obtain confirmation of the Eighth Plan.

      Under the Eighth Plan, Congoleum's assignment of insurance recoveries to the Plan Trust is net of costs incurred by Congoleum in connection with insurance coverage litigation. Congoleum is entitled to withhold from recoveries, or seek reimbursement from the Plan Trust, for coverage litigation costs incurred after January 1, 2003. Congoleum also paid $1.3 million in claims processing fees in connection with claims settled under the Claimant Agreement. Under the Eighth Plan, Congoleum is entitled to withhold from recoveries, or seek reimbursement from the Plan Trust, for the $1.3 million claims processing fee. There can be no assurance that any future plan will provide for Congoleum to recover any coverage litigation costs or claims processing fees.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      The Eighth Plan provides for the channeling of asbestos property damage claims in addition to asbestos personal injury claims to the Plan Trust. There were no asbestos related property damage claims asserted against the Company at the time of its bankruptcy filing. The Bankruptcy Court approved an order establishing a bar date of May 3, 2004 for the filing of asbestos property damage claims. The claims agent appointed in the Company's bankruptcy proceeding advised the Company that, as of the bar date, it received 35 timely filed asbestos property damage claims asserting liquidated damages in the amount of approximately $0.8 million plus additional unspecified amounts. The Company objected to certain claims on various grounds, and the Bankruptcy Court ultimately allowed 19 claims valued at $133 thousand. The Eighth Plan will pay those claims in full from certain insurance proceeds.

      The Eighth Plan provides that on the effective date of the Eighth Plan, Congoleum will issue a new security (the "New Convertible Security") in the form of either shares of preferred stock or convertible promissory notes and contribute it to the Plan Trust on the effective date of its plan of reorganization in satisfaction of section 524(g) of the Bankruptcy Code. If the New Convertible Security is to be shares of preferred stock of reorganized Congoleum, it will have the following terms: (i) an initial liquidation preference equal to $2,738,234.75 in the aggregate, such amount being subject to increase in the amount (the "Market Reset Obligation"), if any, by which 36% of reorganized Congoleum's market capitalization based on average trading prices for reorganized Congoleum's Class A common stock at the close of trading for the 90 consecutive trading days beginning on the one year anniversary of the effective date of its plan of reorganization, exceeds such initial liquidation preference; (ii) an initial dividend rate equal to 9% of the liquidation preference per annum, payable semi-annually in arrears, with such dividend rate to reset at the rate of 5% of the liquidation preference per annum on the tenth anniversary of such effective date and payable at such reset dividend rate per annum unless and until redeemed; (iii) redeemable for the liquidation preference at the option of the Plan Trust or reorganized Congoleum following the tenth anniversary of such effective date; (iv) a mandatory redemption on the fifteenth anniversary of such effective date if not redeemed earlier; (v) convertible into 5,700,000 shares of Class A Common Stock (or the equivalent thereof on a fully diluted basis) upon a specified default of the obligation to pay dividends and a failure to cure such default within any cure period, which, when combined with the 3.8 million newly issued shares of Class A Common Stock to be contributed to the Plan Trust, will result in the Plan Trust owning 51% of the voting common shares of reorganized Congoleum on a fully diluted basis; and (vi) no voting rights. If the New Convertible Security is convertible promissory notes, such notes will be on economic terms substantially equivalent to provisions (i) and
(v) of the preferred stock described herein, with other terms substantially the same as the Promissory Note described in the Sixth Plan.

      Under the Eighth Plan and related documents, ABI has agreed to make a cash contribution in the amount of $250 thousand to the Plan Trust upon the formation of the Plan Trust. Under the Eighth Plan, ABI would receive certain relief as may be afforded under Section 524(g)(4) of the Bankruptcy Code from asbestos claims that derive from claims made against the Company, which claims are expected to be channeled to the Plan Trust. However, the Eighth Plan does not provide that any other asbestos claims that may be asserted against ABI would be channeled to the Plan Trust.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      There are sufficient risks and uncertainties related to Congoleum's efforts to confirm a plan of reorganization such that no assurances of the outcome can be given. In addition, the remaining costs to effect the reorganization process, consisting principally of legal and advisory fees and contributions to the Plan Trust, are expected to be approximately $19.5 million at a minimum, not including any Market Reset Obligation arising from revaluation of the New Convertible Security, and could be materially higher.

      Based on the Eighth Plan, the Company has made provision in its financial statements for the minimum amount of the range of estimates for its contribution to effect its plan to settle asbestos liabilities through the Plan Trust. The Company recorded charges aggregating approximately $26 million in prior years and a further approximately $25.3 million in 2005, to provide for the estimated minimum costs of completing its reorganization as based on the Eighth Plan. The Company is not yet able to determine the additional costs that may be required to effect the Eighth Plan or any other plan, and actual amounts that will be contributed to the Plan Trust and costs for pursuing and implementing any plan of reorganization could be materially higher than currently recorded. Delays in proposing, filing or obtaining approval of the Eighth Plan or any new amended plan of reorganization, or the continued pursuit of the CNA Plan or the Bondholder Plan by the proponents of such plans, or the proposal of additional plans by other parties could result in a proceeding that takes longer and is more costly than the Company has estimated. The Company may record significant additional charges should the minimum estimated cost increase.

      Pending Asbestos Claims

      In 2003, the Company was one of many defendants in approximately 22 thousand pending lawsuits (including workers' compensation cases) involving approximately 106 thousand individuals, alleging personal injury or death from exposure to asbestos or asbestos-containing products. Claims involving approximately 80 thousand individuals have been settled pursuant to the Claimant Agreement and litigation related to unsettled or new claims is presently stayed by the Bankruptcy Code. The Company expects unsettled and future claims to be handled in accordance with the terms of a plan of reorganization and the Plan Trust. In December 2005, the Company commenced the Avoidance Actions seeking to void the security interest granted to the Collateral Trust and such settlements.

      Nearly all asbestos-related claims that have been brought against the Company to date allege that various diseases were caused by exposure to asbestos-containing products, including resilient sheet vinyl and tile manufactured by the Company (or, in the workers' compensation cases, exposure to asbestos in the course of employment with the Company). The Company discontinued the manufacture of asbestos-containing sheet products in 1983 and asbestos-containing tile products in 1974. In general, governmental authorities have determined that asbestos-containing sheet and tile products are non-friable (i.e., cannot be crumbled by hand pressure) because the asbestos was encapsulated in the products during the manufacturing process. Thus, governmental authorities have concluded that these products do not pose a health risk when they are properly maintained in place or properly removed so that they remain non-friable. The Company has issued warnings not to remove asbestos-containing flooring by sanding or other methods that may cause the product to become friable.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      Status of Insurance Coverage

      During the period that Congoleum produced asbestos-containing products, the Company purchased primary and excess insurance policies providing in excess of $1 billion of coverage for general and product liability claims. Through August 2002, substantially all asbestos-related claims and defense costs were paid through primary insurance coverage. In August 2002, the Company received notice that its primary insurance limits had been paid in full. The payment of limits in full by one of the primary insurance companies was based on its contention that limits in successive policies were not cumulative for asbestos claims and that Congoleum was limited to only one policy limit for multiple years of coverage. Certain excess insurance carriers claimed that the non-cumulation provisions of the primary policies were not binding on them and that there remained an additional $13 million in primary insurance limits plus related defense costs before their policies were implicated. There is insurance coverage litigation currently pending between Congoleum and its excess insurance carriers, and the guaranty funds and associations for the State of New Jersey. The litigation was initiated in September 2001, by one of Congoleum's excess insurers (the "Coverage Action"). In April 2003, the New Jersey Supreme Court ruled in another case involving the same non-cumulation provisions as in the Congoleum primary policies (the "Spaulding Case") that the non-cumulation provisions are invalid under New Jersey law and that the primary policies provide coverage for the full amount of their annual limits for all successive policies. Congoleum has reached a settlement agreement ("Insurance Settlement") with the insurance carrier whose policies contained the non-cumulation provisions, pursuant to which the insurance carrier will pay Congoleum $15.4 million in full satisfaction of the applicable policy limits, of which $14.5 million has been paid to date. Pursuant to the terms of the Security Agreement, the Company is obligated to pay any insurance proceeds it receives under the Insurance Settlement, net of any fees and expenses it may be entitled to deduct, to the Collateral Trust. Payment of such fees and expenses are subject to Bankruptcy Court order or approval. The Company does not expect the Insurance Settlement to have a material effect on its financial condition or results of operations. As of December 31, 2002, the Company had entered into additional settlement agreements with asbestos claimants exceeding the amount of previously disputed coverage. The excess carriers have objected to the reasonableness of several of these settlements, and Congoleum believes that they will continue to dispute the reasonableness of the settlements and contend that their policies still are not implicated and will dispute their coverage for that and other various reasons in ongoing coverage litigation. The excess insurance carriers have also raised various objections to the Company's previously proposed plans of reorganization and may raise objections to any new amended plan that is proposed.

      The excess insurance carriers have objected to the global settlement of the asbestos claims currently pending against Congoleum as contemplated by the Claimant Agreement on the grounds that, among other things, the negotiations leading to the settlement and the Claimant Agreement violate provisions in their insurance policies, including but not limited to the carriers' right to associate in the defense of the asbestos cases, the duty of Congoleum to cooperate with the carriers and the right of the carriers to consent to any settlement. The excess insurance carriers also contend the Claimant Agreement is not fair, reasonable or in good faith. Additionally, certain insurers have argued that Congoleum's entering into the Claimant Agreement voids the insurance for the underlying claims in their entirety. Certain insurers also have claimed that the Claimant Agreement voids their entire policy obligations. Congoleum has disputed the allegations and contentions of the excess insurance carriers. In November 2003, the Court denied a motion for summary judgment by the excess

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


insurance carriers that the Claimant Agreement was not fair, reasonable or in good faith, ruling that material facts concerning these issues were in dispute. In April 2004, the Court denied motions for summary judgment by the excess carriers that the Claimant Agreement was not binding on them because Congoleum had breached the consent and cooperation clauses of their insurance policies by, among other things, entering into the Claimant Agreement without their consent. Congoleum has argued, among other things, that it was entitled to enter into the Claimant Agreement and/or the Claimant Agreement was binding on the excess insurance carriers because they were in breach of their policies and/or had denied coverage and/or had created a conflict with Congoleum by reserving rights to deny coverage and/or the Claimant Agreement was fair, reasonable and in good faith and/or there was and is no prejudice to the excess insurance carriers from the Claimant Agreement and/or the excess insurance carriers had breached their duties of good faith and fair dealing.

      In August 2004, the Court entered a case management order that divided the trial into three phases. A new judge was assigned to the case effective February 23, 2005 and the schedule was modified as a result.

      In February 2005, the Court ruled on a series of summary judgment motions filed by various insurers. The Court denied a motion for summary judgment filed by certain insurers, holding that there were disputed issues of fact regarding whether the Claimant Agreement and other settlement agreements between Congoleum and the claimants had released Congoleum and the insurers from any liability for the asbestos bodily injury claims of the claimants who signed the Claimant Agreement and the other settlement agreements.

      The Court also denied another motion for summary judgment filed by various insurers who argued that they did not have to cover the liability arising from the Claimant Agreement because they had not consented to it.

      The Court granted summary judgment regarding Congoleum's bad faith claims against excess insurers (other than first-layer excess insurers), holding that the refusal of these excess insurers to cover the Claimant Agreement was at least fairly debatable and therefore not in bad faith.

      The first phase of the trial began on August 2, 2005 and will address all issues and claims relating to whether the insurers are obligated to provide coverage under the policies at issue in this litigation for the global Claimant Agreement entered into by Congoleum, including but not limited to all issues and claims relating to both Congoleum's decision and conduct in entering into the Claimant Agreement and filing a pre-packaged bankruptcy and the insurance company defendants' decisions and conduct in opposing the Claimant Agreement and Congoleum's pre-packaged bankruptcy, the reasonableness and good faith of the Claimant Agreement, whether the Claimant Agreement breached any insurance policies and, if so, whether the insurance companies suffered any prejudice, and whether the insurance companies' opposition to the Claimant Agreement and

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


bankruptcy and various other conduct by the insurers has breached their duties of good faith and fair dealing such that they are precluded from asserting that Congoleum's decision to enter into the Claimant Agreement constitutes any breach(es) on the part of Congoleum. The Company believes, however, that even if the insurers were to succeed in the first phase of the Coverage Action, such result would not deprive individual claimants of the right to seek payment from the insurers who issued the affected insurance policies. Additionally, Congoleum could negotiate settlements with some or all of the signatories to the Claimant Agreement and seek payment from its insurers for such settlements. Such result would not preclude the Company from attempting to amend the Claimant Agreement and thereafter seek recovery under the Claimant Agreement as amended; moreover, the Company does not believe that it would be deprived of coverage-in-place insurance for future obligations of or demands upon the insurers under the applicable insurance policies. However, there can be no assurances of the outcome of these matters or their potential effect on the Company's ability to obtain approval of its plan of reorganization.

      The second phase of the trial will address all coverage issues, including but not limited to trigger and allocation. The final phase of the trial will address bad faith punitive damages, if appropriate.

      In March 2005, the Company filed a motion in the Bankruptcy Court asking the Bankruptcy Court to vacate its prior order lifting the automatic stay in bankruptcy to permit the Coverage Action to proceed. The Company requested that the Coverage Action proceedings be stayed until the Company has completed its plan confirmation process in the Bankruptcy Court. A hearing on the Company's motion was held in April 2005 and the motion was denied.

      In October 2005, a federal appeals court ruled that the law firm of Gilbert Heintz & Randolph, which had been acting as the Company's insurance co-counsel in the Coverage Action, had other representations which were in conflict with its representation of Congoleum. As a result of this ruling, Gilbert Heintz & Randolph has filed a motion to withdraw as coverage counsel and, with Bankruptcy Court approval, Congoleum retained the firm of Covington & Burling to represent it as co-counsel with Dughi & Hewit in the insurance coverage litigation and insurance settlement matters previously handled by Gilbert Heintz & Randolph.

      In or about mid-November 2005, and in early December 2005, certain insurers filed motions for summary judgment on the ground, inter alia, that the decision of the United States Court of Appeals for the Third Circuit reversing the Bankruptcy Court's order approving the retention of the Gilbert Heinz & Randolph firm in In re Congoleum, 426 F.3d 675 (3d Cir. 2005), and/or Congoleum's filing of the Avoidance Actions in the Bankruptcy Court, entitled them to judgment as a matter of law on the Phase I issues. Congoleum opposed the motions. The motions were argued on January 10, 2006, and on March 16, 2006 the Court denied the motion for summary judgment.

      In the meantime, the trial has proceeded with additional witnesses appearing on behalf of Congoleum. It is anticipated that Congoleum will complete the presentation of its case in March 2006. At that point, some or all of the insurers have indicated that they will move for a directed verdict in their favor.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      Some insurers contend that, if there is a ruling adverse to Congoleum in the Coverage Litigation, then the insurers will not owe coverage for claims resolved under the Claimant Agreement and/or under other pre-petition settlements. Insurers further contend that such result would also deprive individual claimants who were parties to the Claimant Agreement and other pre-petition settlements of the right to seek payment from the insurers under their insurance policies or from negotiating settlements with some or all of the insurers. Insurers also contend that such result would preclude Congoleum and claimants from agreeing to forbear under or amending the Claimant Agreement and other pre-petition settlements and would preclude claimants from seeking recovery under other claims payment standards, including bankruptcy Trust Distribution Plans (TDPs), or under any amended agreements. Congoleum intends to contest any attempt by the insurers to enlarge or expand upon a Phase 1 ruling that is adverse to Congoleum. However, there can be no assurances of the outcome of these matters.

      The Phase 2 trial will address all remaining coverage issues, including but not limited to trigger and allocation. Discovery is permitted on all issues, except for punitive damages. Pre-trial motions and trial dates for the Phase 2 and Phase 3 trials and discovery for the Phase 3 trial will be addressed by the court after the Phase 1 trial decision.

      Given the actions of its excess insurance carriers, the Company believes it likely that it would currently have to fund any asbestos-related expenses for defense expense and indemnity itself. However, litigation by asbestos claimants against the Company is stayed pursuant to the Company's bankruptcy proceedings, and the Company does not anticipate its future expenditures for defense and indemnity of asbestos-related claims, other than expenditures pursuant to a plan of reorganization, will be significant.

      The Company believes that the Eighth Plan renders moot the issue of whether the Claimant Agreement is insured, and therefore Congoleum has sought a stay of the Coverage Action in order to facilitate a vote on the Eighth Plan and to permit plaintiff groups with pre-petition settlements an opportunity to forbear.

      Payments Related to Asbestos Claims

      The following table sets forth amounts paid to defend and settle claims:

                                                Year Ended        Year Ended
(in millions)                                  December 31,      December 31,
                                                   2005              2004
                                                   ----              ----

Indemnity costs paid by the Company's
      insurance carriers                        $    --           $     --

Indemnity costs paid by the Company             $    --           $     --

Defense costs paid by the Company               $    --           $    0.4

      The amounts shown in the above table do not include non-cash settlements using assignments of insurance proceeds, which amounted to $477 million in 2003. There were no non-cash settlements with assignment of insurance proceeds in the years ended December 31, 2005 and 2004.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      At December 31, 2005, there were no additional settlements outstanding that the Company had agreed to fund other than settlements pursuant to the Claimant Agreement.

      The Company is seeking recovery from its insurance carriers of the amounts it has paid for defense and indemnity, and intends to seek recovery for any future payments of defense and indemnity. In light of the assignment of the rights to its applicable insurance proceeds to the Collateral Trust and the planned reorganization, the Company does not anticipate recovering these costs.

      Accounting for Asbestos-Related Claims

      Under the terms of the Claimant Agreement, the Company's claims processing agent processed 79,630 claims meeting the requirements of the Claimant Agreement with a settlement value in excess of $466 million. In addition, Pre-Existing Settlement Agreements and Trial-Listed Settlement Agreements with claims secured by the Collateral Trust total approximately $25 million. As a result of tabulating ballots on its Fourth Plan, the Company is also aware of claims by claimants whose claims were not determined under the Claimant Agreement but who have submitted claims with a value of approximately $512 million based on the settlement values applicable in the Sixth Plan.

      The Company's gross liability in excess of approximately $491 million for these settlements and contingent liability for the additional approximately $512 million in unsettled claims is substantially in excess of the total assets of the Company. The Company believes that it does not have the necessary financial resources to litigate and/or fund judgments and/or settlements of the asbestos claims in the ordinary course of business. Therefore, the Company believes the most meaningful measure of its probable loss due to asbestos litigation is the amount it will have to contribute to the Plan Trust plus the costs to effect its reorganization under Chapter 11. At December 31, 2005, the Company estimates it will spend a further $19.5 million at a minimum in fees, expenses, and trust contributions in connection with obtaining confirmation of its plan of reorganization, which amount is recorded in its reserve for asbestos-related liabilities (in addition to the $8.9 million insurance settlement being held as restricted cash). It also expects to spend a further $11.5 million at a minimum in connection with insurance coverage litigation costs, for which it expects to be reimbursed as discussed above. Required expenditures could be materially higher than these estimates. The Company currently holds $3.7 million in restricted cash that may be available to offset future costs incurred pursuing insurance coverage, subject to approval by the Bankruptcy Court. Pursuant to the terms of the Eighth Plan, holders of the Company's 8 5/8% Senior Notes would forego $10 million in interest accrued during the post-petition period and would receive the right to any funds (net of related expenses) from the fee disgorgement and other causes of action against the law firm and one of its service providers, subject to a maximum of $10 million plus interest at 8.625% from the effective date of the plan until the time such payment is made (the "Maximum Additional Bondholder Recovery"). In February 2006, the Bankruptcy Court ordered a law firm formerly representing Congoleum to disgorge all fees and certain expenses it was paid by Congoleum. The law firm is expected to appeal from this ruling once an order embodying the rule has been entered by the Bankruptcy Court. It is expected that the amount of the disgorgement will range from approximately $8.2 million to $9.8 million.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      The Company recorded charges aggregating approximately $26 million in prior years and a further approximately $25.3 million in 2005, to provide for the estimated minimum costs of completing its reorganization. Additional charges may be required in the future should the minimum estimated cost increase. The maximum amount of the range of possible asbestos-related losses is limited to the going concern or liquidation value of the Company, an amount which the Company believes is substantially less than the minimum gross liability for the known claims against it.

      The Company has not attempted to make an estimate of its probable insurance recoveries for financial statement purposes given the accounting for its estimate of future asbestos-related costs. Substantially all future insurance recoveries have been assigned to the Collateral Trust or Plan Trust.

      Amounts Recorded in Financial Statements

      The table below provides an analysis of changes in the Company's asbestos reserves and related receivables from December 31, 2004 to December 31, 2005:

                                                                                      Spending        Recoveries
                                      Balance at                       Additions       Against           From       Balance at
(in thousands)                         12/31/04   Reclassifications   (Deletions)      Reserve        Insurance      12/31/05
                                  --------------------------------------------------------------------------------------------

Reserves
   Current                             $  6,550         $ 2,738         $22,964        $(12,783)            --        $ 19,469
   Long-Term                              2,738          (2,738)             --              --             --              --

Receivables
   Current                               (1,509)         (7,300)          2,362         (14,437)        $6,091         (14,793)
   Long-Term                             (7,300)          7,300              --              --             --              --

                                  --------------------------------------------------------------------------------------------
Net Asbestos
Liability                              $    479         $    --         $25,326        $(27,220)        $6,091        $  4,676
                                       ========         =======         =======        ========         ======        ========

Restricted Cash
   Insurance Proceeds                  $ 14,530         $    --         $   462        $ (6,091)        $   --        $  8,901
                                       ========         =======         =======        ========         ======        ========

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      The table below provides an analysis of changes in the Company's asbestos reserves and insurance receivables from December 31, 2003 to December 31, 2004:

                                                                                       Spending     Recoveries
                                   Balance at                        Additions          Against        From         Balance at
(in thousands)                      12/31/03    Reclassifications   (Deletions)         Reserve     Insurance        12/31/04
                                  --------------------------------------------------------------------------------------------

Reserves
    Current                          $ 9,820         $(2,738)        $ 10,222         $(10,754)        $ --        $  6,550
    Long-Term                             --           2,738               --               --           --           2,738

Receivables
    Current                           (3,587)          7,300           (5,222)              --           --          (1,509)
    Long-Term                             --          (7,300)              --               --           --          (7,300)

                                  --------------------------------------------------------------------------------------------
Net Asbestos
Liability                            $ 6,233         $    --         $  5,000         $(10,754)        $ --        $    479

Restricted Cash
   Insurance Proceeds                $    --         $    --         $ 14,530         $     --         $ --        $ 14,530
                                     =======         =======         ========         ========         ====        ========

18. Stock Option Plans:

      Under the Company's 1995 Stock Option Plan, as amended (the "1995 Plan"), options to purchase up to 800,000 shares of the Company's Class A common stock may be issued to officers and key employees. Such options may be either incentive stock options or nonqualified stock options, and the options' exercise price must be at least equal to the fair value of the Company's Class A common stock on the date of grant. All options granted under the 1995 Plan have ten-year terms and vest over five years at the rate of 20% per year beginning on the first anniversary of the date of grant.

      On July 1, 1999, the Company established its 1999 Stock Option Plan for Non-Employee Directors, as amended (the "1999 Plan"), under which non-employee directors may be granted options to purchase up to 50,000 shares of the Company's Class A common stock. Options granted under the 1999 Plan have ten-year terms and vest six months from the grant date.

      In December 2001, the Company offered its eligible option holders an exchange of all options then outstanding and granted to them under the 1995 Plan or the 1999 Plan for new stock options to be granted under those plans not earlier than six months and one day after the date the Company canceled any options tendered to and accepted by it pursuant to the offer to exchange. On January 4, 2002, the Company accepted and canceled 667,500 options that had been previously granted under the 1995 Plan and 9,500 options that had been previously granted under the 1999 Plan that were tendered to and accepted by the Company pursuant to the offer to exchange.

      On July 11, 2002, the Company issued 665,500 options under the 1995 Plan and 9,500 options under the 1999 Plan at an exercise price of $2.05 per share pursuant to the exchange. The new options granted under the 1995 Plan will generally vest annually in equal installments over a five-year period beginning on the first anniversary of the date of grant, and the new options granted under the 1999 Plan will generally vest fully six months from the date of grant.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      On May 10, 2004, the Company issued 38,500 options under the 1995 Plan at an exercise price of $1.94 per share. The new options granted under the 1995 Plan will generally vest annually in equal installments over a five-year period beginning on the first anniversary of the date of the grant.

      On March 10, 2005, the Company issued 5,000 options under the 1995 Plan at an exercise price of $5.74 per share. The new options granted under the 1995 Plan will generally vest annually in equal installments over a five-year period beginning on the first anniversary of the date of the grant.

      On July 1, 2004, the Company issued 2,500 options under the 1999 Plan at an exercise price of $2.60 per share. The new options granted under the 1999 Plan will generally vest fully six months from the date of grant.

      On July 1, 2005, the Company issued 2,500 options under the 1999 Plan at an exercise price of $3.91 per share. The new options granted under the 1999 Plan will generally vest fully six months from the date of grant.

      On December 16, 2005, the Company issued 2,000 options under the 1999 Plan at an exercise price of $4.42 per share. The new options granted under the 1999 Plan will generally vest fully six months from the date of grant.

A summary of the Company's 1995 Plan activity, and related information, is as follows:

December 31, 2005:
--------------------------------------------------------------------------------
                                                               Weighted average
                                                      Shares    exercise price
--------------------------------------------------------------------------------
Options outstanding
     beginning of year                                 686,500      $1.99
Options granted                                          5,000       5.74
Options exercised                                      (11,200)      1.81
Options forfeited                                       (8,300)      1.14
                                                      --------      -----
Options outstanding end of year                        672,000      $2.03
--------------------------------------------------------------------------------
Exercisable at end of year                             383,600      $2.03
Weighted average remaining
     contractual life                                6.65 years
Stock options available
     for future issuance                               114,400
================================================================================

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


================================================================================
December 31, 2004:
--------------------------------------------------------------------------------
                                                                Weighted average
                                                     Shares      exercise price
--------------------------------------------------------------------------------
Options outstanding
     beginning of year                                652,500     $   1.99
Options granted                                        38,500         1.94
Options exercised                                        (400)        2.05
Options forfeited                                      (4,100)        2.05
                                                     --------     --------
Options outstanding
     end of year                                      686,500     $   1.99
--------------------------------------------------------------------------------
Exercisable at end of year                            255,600     $   2.04
Weighted average remaining
     contractual life                               7.63 years
Stock options available
     for future issuance                              111,100
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
December 31, 2003:
--------------------------------------------------------------------------------
                                                                Weighted average
                                                        Shares   exercise price
--------------------------------------------------------------------------------

Options outstanding
     beginning of year                                  678,500     $   2.09
Options granted                                          28,000         0.36
Options canceled                                             --           --
Options forfeited                                       (54,000)        2.05
                                                       --------     --------
Options outstanding end of year                         652,500     $   1.99
--------------------------------------------------------------------------------
Exercisable at end of year                              127,300     $   2.09
Weighted average remaining
     contractual life                                 8.53 years
Stock options available
  For future issuance                                   145,500
--------------------------------------------------------------------------------

      The weighted average grant date fair value of options granted under the 1995 Plan in 2005, 2004, and 2003 was $5.74, $1.94 and $0.36, respectively.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


      The exercise price of options granted under the 1999 Plan and outstanding at December 31, 2005 range from $0.75 to $4.42 per share.

      A summary of the 1999 Plan activity, and related information, is as follows:

--------------------------------------------------------------------------------
December 31, 2005:
--------------------------------------------------------------------------------
                                                                Weighted average
                                                     Shares       Exercise price
--------------------------------------------------------------------------------
Options outstanding
     beginning of year                                17,000           $1.94
Options granted                                        4,500            4.14
Options exercised                                         --              --
Options forfeited                                         --              --
                                                     -------           -----
Options outstanding
     end of year                                      21,500           $2.40
--------------------------------------------------------------------------------
Exercisable at end of year                            17,000           $1.94
Weighted average remaining
     contractual life                               6.68 years
Stock options available for
     future issuance                                  28,500
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
December 31, 2004:                                             Weighted average
                                                       Shares   Exercise price
--------------------------------------------------------------------------------
Options outstanding
     beginning of year                                 15,500        $2.17
Options granted                                         2,500         2.60
Options exercised                                          --           --
Options forfeited                                      (1,000)        7.19
                                                      -------        -----
Options outstanding
     end of year                                       17,000        $1.94
--------------------------------------------------------------------------------
Exercisable at end of year                             14,500        $1.83
Weighted average remaining
    contractual life                                 7.96 years
Stock options available
    for future issuance                                33,000
--------------------------------------------------------------------------------

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


================================================================================
December 31, 2003:                                              Weighted average
                                                      Shares     Exercise price
--------------------------------------------------------------------------------
Options outstanding
     beginning of year                                13,000         $2.44
Options granted                                        2,500          0.75
Options canceled                                          --            --
Options forfeited                                         --            --
                                                      ------         -----

Options outstanding end of year                       15,500         $2.17
--------------------------------------------------------------------------------
Exercisable at end of year                            13,000         $2.44$2.54
Weighted average remaining
     contractual life                               8.49 years
Stock options available
     for future issuance                              34,500

      The weighted average grant date fair value of options granted under the 1999 Plan in 2005, 2004, and 2003 was $4.14, $2.60 and $0.75, respectively.

19. Stockholders' Equity:

      Holders of shares of the Company's Class B common stock are entitled to two votes per share on all matters submitted to a vote of stockholders other than certain extraordinary matters. The holders of shares of the Company's Class A common stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

      In November 1998, the Board of Directors authorized the Company to repurchase an additional $5.0 million of the Company's common stock (Class A and Class B shares) through the open market or through privately negotiated transactions, bringing the total authorized common share repurchases to $15.0 million. Under the total plan, Congoleum has repurchased shares of its common stock at an aggregate cost of $14.0 million through December 31, 2005. No shares were repurchased during 2005 or 2004. Shares of Class B stock repurchased (totaling 741,055 shares) have been retired. As of December 31, 2005, American Biltrite Inc. owned 151,100 Class A shares and 4,395,605 Class B shares that represented an aggregate 69.4% of the voting interest of the Company.

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


20. Fair Value of Financial Instruments:

      The Company's cash and cash equivalents, short-term investments, accounts receivable, accounts payable and long-term debt are financial instruments. With the exception of the Company's long-term debt, the carrying value of these financial instruments approximates their fair value at December 31, 2005 and 2004. The Company's long-term debt had a book value of $99.9 million and, based on bid prices published by the high yield research group of a major investment bank, a fair market value of $63.5 million at December 31, 2005. The Company's long-term debt had a book value of $99.8 million and a fair market value of $64.0 million at December 31, 2004.

      The fair value of the Company's long-term debt is determined based on bid prices published by the high yield research group of a major investment bank. The fair value of the Company's other financial instruments is determined based on discounted cash flows. Due to the short period over which the cash flows are expected to be realized, the carrying value of the financial instruments approximates the net present value of cash flows and changes in interest rate assumptions would not have a material effect on the calculation.

21. Quarterly Financial Data (Unaudited):

      The following table summarizes unaudited quarterly financial information (in thousands):

                                                                 Year ended December 31, 2005
                                                    ----------------------------------------------------
                                                       First       Second         Third      Fourth
                                                      Quarter     Quarter(1)     Quarter    Quarter(2)
--------------------------------------------------------------------------------------------------------

Net sales                                              $ 57,630    $ 58,108       $60,507   $ 61,381

Gross profit                                             13,661      13,770        13,237     13,224

Net income (loss)                                          (352)    (14,598)(1)       325     (6,950)(2)

Net income (loss) per common share:

       Basic                                           $  (0.04)   $  (1.77)      $  0.04   $  (0.84)

       Diluted                                            (0.04)      (1.77)         0.04      (0.84)
========================================================================================================

                                           EXHIBIT C TO THE DISCLOSURE STATEMENT


                                                               Year ended December 31, 2004
                                                    ----------------------------------------------------
                                                        First       Second    Third     Fourth
                                                       Quarter     Quarter   Quarter   Quarter(3)
--------------------------------------------------------------------------------------------------------

Net sales                                              $ 52,000    $62,951   $58,871   $55,671

Gross profit                                             13,551     16,886    17,059    14,153

     Net income (loss)                                     (435)     1,360     1,153       870(3)

Net income (loss) per common share:

         Basic                                         $  (0.05)   $  0.16   $  0.14   $  0.11

         Diluted                                          (0.05)      0.16      0.13      0.10
========================================================================================================

(1) The second quarter of 2005 includes $15.5 million or $1.87 per share for the effect of the asbestos-related charges described in Notes 1 and 17.
(2) The fourth quarter of 2005 includes $9.9 million or $1.19 per share for the effect of the asbestos-related charges described in Notes 1 and 17.
(3) The fourth quarter of 2004 includes $5.0 million or $0.61 per share for the effect of the asbestos-related charges described in Notes 1 and 17.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


             Unaudited Financial Statements of Congoleum Corporation
                       for the Quarter Ended June 30, 2006

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


                              CONGOLEUM CORPORATION
                          CONSOLIDATED BALANCE SHEEETS
                    (In thousands, except per share amounts)

                                                                                             June 30,
                                                                                               2006    December 31,
                                                                                           (Unaudited)     2005
                                                                                          -------------------------
                                            ASSETS
Current assets:
  Cash and cash equivalents ............................................................   $  15,444    $  24,511
  Restricted cash ......................................................................      11,967       11,644
  Accounts receivable, less allowances of $1,388 and $1,142 as of June 30, 2006
    and December 31, 2005, respectively ................................................      24,235       17,092
  Inventories ..........................................................................      39,481       34,607
  Prepaid expenses and other current assets ............................................      23,286       20,139
  Deferred income taxes ................................................................      16,735       16,735
                                                                                           ---------    ---------
      Total current assets .............................................................     131,148      124,728
  Property, plant and equipment, net ...................................................      69,051       73,207
  Other assets, net ....................................................................       9,954        9,412
                                                                                           ---------    ---------
       Total assets ....................................................................   $ 210,153    $ 207,347
                                                                                           =========    =========
                        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable .....................................................................   $  10,748    $  11,769
  Accrued liabilities ..................................................................      22,507       23,072
  Asbestos-related liabilities .........................................................      23,439       28,369
  Revolving credit loan ................................................................      13,288        9,404
  Accrued taxes ........................................................................         233          107
Liabilities subject to compromise - current ............................................      29,281       23,990
                                                                                           ---------    ---------
       Total current liabilities .......................................................      99,496       96,711
Deferred income taxes ..................................................................      16,735       16,735
Liabilities subject to compromise - long term ..........................................     137,935      138,861
                                                                                           ---------    ---------
       Total liabilities ...............................................................     254,166      252,307
                                                                                           ---------    ---------
                                STOCKHOLDERS' EQUITY (DEFICIT)
Class A common stock, par value $0.01; 20,000,000 shares authorized; 4,736,950 shares issued and 3,663,390 shares outstanding as of June 30, 2006 and
    4,736,950 shares issued and 3,662,790 shares outstanding as of December 31, 2005,
    respectively........................................................................          47           47
Class B common stock, par value $0.01; 4,608,945 shares authorized, issued and
    outstanding at June 30, 2006 and December 31, 2005, respectively ...................          46           46
Additional paid-in capital .............................................................      49,236       49,126
Retained deficit .......................................................................     (64,568)     (65,405)
Accumulated other comprehensive loss ...................................................     (20,961)     (20,961)
                                                                                           ---------    ---------
                                                                                             (36,200)     (37,147)
Less Class A common stock held in treasury, at cost; 1,073,960 shares at
     June 30, 2006 and 1,074,560 shares at December 31, 2005 respectively ..............       7,813        7,813
                                                                                           ---------    ---------
     Total stockholders' equity (deficit) ..............................................     (44,013)     (44,960)
                                                                                           ---------    ---------
     Total liabilities and stockholders' equity (deficit) ..............................   $ 210,153    $ 207,347
                                                                                           =========    =========

                   The accompanying notes are an integral part
               of the condensed consolidated financial statements.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


                              CONGOLEUM CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (Unaudited)

                                                        Three Months Ended        Six Months Ended
                                                             June 30,                 June 30,
                                                      ---------------------   -----------------------
                                                         2006        2005        2006         2005
                                                          (In thousands, except per share amounts)

Net sales .........................................   $ 58,743    $ 58,108    $ 115,980    $ 115,738
Cost of sales .....................................     45,139      44,338       89,099       88,307
Selling, general and administrative expenses ......     10,261      10,673       20,657       22,406
Asbestos-related reorganization charges ...........         --      15,454           --       15,454
                                                      --------    --------    ---------    ---------
Income (loss) from operations .....................      3,343     (12,357)       6,224      (10,429)
Other income (expense):
    Interest income ...............................        126          84          283          182
    Interest expense ..............................     (2,867)     (2,618)      (5,601)      (5,118)
    Other income ..................................         89         293           47          415
                                                      --------    --------    ---------    ---------
Income (loss) before taxes ........................        691     (14,598)         953      (14,950)

Provision for income taxes ........................         65          --          116           --
                                                      --------    --------    ---------    ---------
Net income (loss) .................................   $    626    $(14,598)   $     837    $ (14,950)
                                                      ========    ========    =========    =========

     Net income (loss) per common share, basic ....   $   0.08    $  (1.77)   $    0.10    $   (1.81)
                                                      ========    ========    =========    =========

     Net income (loss) per common share, diluted ..   $   0.08    $  (1.77)   $    0.10    $   (1.81)
                                                      ========    ========    =========    =========

    Weighted average number of common shares
       outstanding, basic .........................      8,272       8,260        8,272        8,260
                                                      ========    ========    =========    =========

    Weighted average number of common shares
       outstanding, diluted .......................      8,333       8,260        8,328        8,260
                                                      ========    ========    =========    =========

                   The accompanying notes are an integral part
               of the condensed consolidated financial statements.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


                              CONGOLEUM CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (Unaudited)

                                                                                   Six Months Ended
                                                                                       June 30,
                                                                               -----------------------
                                                                                   2006        2005
                                                                                    (In thousands)
Cash flows from operating activities:
     Net income (loss) ......................................................   $    837    $(14,950)
     Adjustments to reconcile net (loss) to net cash used in
     Operating activities:
           Depreciation .....................................................      5,152       5,434
           Amortization .....................................................        193         192
           Asbestos-related charge ..........................................         --      15,455
           Stock-based compensation expense .................................        110          --
           Changes in certain assets and liabilities:
                 Accounts and notes receivable ..............................     (7,143)     (3,202)
                 Inventories ................................................     (4,874)     (5,244)
                 Prepaid expenses and other assets ..........................      1,888       1,400
                 Accounts payable ...........................................     (1,021)      3,809
                 Accrued liabilities ........................................      5,347      (1,024)
                 Asbestos-related liabilities ...............................    (11,321)    (12,927)
                 Asbestos-related expense reimbursements from
                       insurance settlement .................................         --       6,091
                 Other liabilities ..........................................       (800)       (518)
                                                                                ---------   ---------
                       Net cash used in operating activities ................    (11,632)     (5,484)
Cash flows from investing activities:
           Capital expenditures .............................................       (996)     (2,155)
                                                                                ---------   ---------
                       Net cash used in investing activities ................       (996)     (2,155)
Cash flows from financing activities:
           Net short-term borrowings ........................................      3,884         637
           Net change in restricted cash ....................................       (323)     (1,311)
                                                                                ---------   ---------
                       Net cash provided by (used in) financing activities ..      3,561        (674)
                                                                                ---------   ---------
Net decrease in cash and cash equivalents ...................................     (9,067)     (8,313)
Cash and cash equivalents:
           Beginning of period ..............................................     24,511      29,710
                                                                                ---------   ---------
           End of period ....................................................   $ 15,444    $ 21,397
                                                                                =========   =========

                   The accompanying notes are an integral part
               of the condensed consolidated financial statements.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


                              CONGOLEUM CORPORATION
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2006
                                   (Unaudited)

1.    Basis of Presentation

      The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation of Congoleum Corporation's (the "Company" or "Congoleum") condensed consolidated financial position, results of operations and cash flows have been included. Operating results for the six month period ended June 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006. For further information, refer to the consolidated financial statements and related footnotes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

      Based upon the nature of the Company's operations, facilities and management structure, the Company considers its business to constitute a single segment for financial reporting purposes.

      Certain amounts appearing in the prior period's condensed consolidated financial statements have been reclassified to conform to the current period's presentation.

      The financial statements of Congoleum have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. As described more fully below and in Note 6, there is substantial doubt about the Company's ability to continue as a going concern unless it obtains relief from its substantial asbestos liabilities through a successful reorganization under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code").

      During 2003, Congoleum obtained the requisite votes of asbestos personal injury claimants necessary to seek approval of a proposed, pre-packaged Chapter 11 plan of reorganization as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago. On December 31, 2003, Congoleum filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court") (Case No. 03-51524) seeking relief under Chapter 11 of the Bankruptcy Code. In January 2004, the Company filed its proposed plan of reorganization and disclosure statement with the Bankruptcy Court. In November 2004, Congoleum filed a modified plan of reorganization and related documents with the Bankruptcy Court (the "Fourth Plan") reflecting the result of further negotiations with representatives of the Asbestos Claimants' Committee (the "ACC"), the Future Claimants' Representative (the "FCR") and other asbestos claimant representatives. The Bankruptcy Court approved the disclosure statement and plan voting procedures in December 2004 and Congoleum obtained the requisite votes of asbestos personal injury claimants necessary to seek approval of the Fourth Plan. In April 2005, Congoleum announced that it had reached an agreement in principle with representatives of the ACC and the FCR to make certain

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


modifications to its proposed plan of reorganization and related documents governing the settlement and payment of asbestos-related claims against Congoleum. Under the agreed-upon modifications, asbestos claimants with claims settled under Congoleum's pre-petition settlement agreements would agree to forbear from exercising the security interest they were granted and share on a pari passu basis with all other present and future asbestos claimants in insurance proceeds and other assets of the trust to be formed upon confirmation of the plan under Section 524(g) of the Bankruptcy Code (the "Plan Trust") to pay asbestos claims against Congoleum. In July 2005, Congoleum filed an amended plan of reorganization (the "Sixth Plan") and related documents with the Bankruptcy Court which reflected the result of these negotiations, as well as other technical modifications. The Bankruptcy Court approved the disclosure statement and voting procedures and Congoleum commenced solicitation of acceptances of the Sixth Plan in August 2005. In September 2005, Congoleum learned that certain asbestos claimants were unwilling to agree to forbear from exercising their security interest as contemplated by the Sixth Plan and the Sixth Plan was subsequently withdrawn. In November 2005, the Bankruptcy Court denied a request to extend Congoleum's exclusive right to file a plan of reorganization and solicit acceptances thereof. In March 2006, Congoleum filed a new amended plan of reorganization (the "Eighth Plan"). In addition, an insurance company has filed a plan of reorganization (the "CNA Plan") and the Official Committee of Bondholders (the "Bondholders' Committee") (representing holders of the Company's 8 5/8% Senior Notes due August 1, 2008 (the "Senior Notes")) has also filed a plan of reorganization (the "Bondholder Plan"). In May 2006, the presiding judge of the Bankruptcy Court ordered all parties in interest in Congoleum's reorganization proceedings to participate in global mediation discussions. Several mediation sessions took place during June and July 2006. During the mediation negotiations, Congoleum reached an agreement in principle, subject to mutually agreeable definitive documentation, with the ACC, the FCR and the Company's controlling shareholder, American Biltrite, Inc. ("ABI"), on certain terms of a new amended plan (the "Ninth Plan"), which Congoleum filed and proposed jointly with the ACC on August 11, 2006. The proponents of the CNA Plan and the Bondholder Plan have indicated they will jointly file a new plan by August 18, 2006. The Bankruptcy Court has scheduled a hearing to consider the adequacy of the disclosure statements with respect to these plans for September 21, 2006.

      There can be no assurance that the Company will not amend the Ninth Plan, that the Company will obtain approval to solicit acceptances of its plan of reorganization, that the Company will receive the acceptances necessary for confirmation of its plan of reorganization, that its plan will not be modified further, that its plan will receive necessary court approvals from the Bankruptcy Court or the Federal District Court, or that such approvals will be received in a timely fashion, that its plan will be confirmed, that its plan, if confirmed, will become effective, or that there will be sufficient funds to pay for continued protracted litigation over its plan of reorganization. It is unclear whether the Bankruptcy Court will approve any new plan filed by CNA and the Bondholders' Committee or whether any such plan, if confirmed, would be feasible. Moreover, it is unclear whether any other person will attempt to propose a plan or what any such plan would provide or propose, and whether the Bankruptcy Court would approve a plan other than Congoleum's proposed plan.

      Congoleum is presently involved in litigation with certain insurance carriers related to disputed insurance coverage for asbestos related liabilities, and certain insurance carriers filed various objections to Congoleum's previously proposed plans of reorganization and related matters and are expected to file objections to the Ninth Plan. Certain other parties, including the Bondholders' Committee, have also filed various objections to Congoleum's previously proposed plans of reorganization and may file objections to the Ninth Plan. While Congoleum is seeking to obtain the required acceptances

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


of the Ninth Plan from all necessary classes of creditors, the Ninth Plan provides an alternative treatment for holders of the Senior Notes and stockholders, in the event sufficient note holders do not consent to the plan, which will materially affect the recoveries of these classes. In the event that the holders of the Senior Notes do not vote to accept the Ninth Plan by the requisite number and amount required by the Bankruptcy Code, then Plan confirmation shall be sought in accordance with the cram down provisions of the Bankruptcy Code (the "Cramdown Treatment"). Pursuant to the Cramdown Treatment, the Senior Notes and existing Class A and Class B Common Stock would be cancelled and the Senior Note holders would receive their pro rata share, with the Plan Trust, of newly issued Common Stock of Congoleum, in an amount determined by a Final Order of the Bankruptcy Court; provided, however, that in no event may the amount of such newly issued Common Stock to be allocated to the holders of the Senior Notes exceed 49% of the voting common shares and total economic equity value of Congoleum on a fully diluted basis.

      The Company expects that the terms of the Ninth Plan may be amended or modified as a result of further negotiations with various parties. The Company expects that the terms of any new plan filed by CNA and the Bondholders' Committee will be materially different from the terms of the Ninth Plan, and any such plan may also be amended or modified or may be withdrawn. There can be no assurance that the terms of the reorganization plan that is ultimately confirmed, if any, will not materially differ from the terms of the Ninth Plan. The Company expects that it will take until some time in the first quarter of 2007 at the earliest to obtain confirmation of any plan of reorganization.

      In anticipation of Congoleum's commencement of the Chapter 11 cases, Congoleum entered into a settlement agreement with various asbestos personal injury claimants (the "Claimant Agreement"), which provides for an aggregate settlement value of at least $466 million as well as an additional number of individually negotiated trial listed settlements with an aggregate value of approximately $25 million, for total settlements in excess of $491 million. As contemplated by the Claimant Agreement, Congoleum also entered into agreements establishing a pre-petition trust (the "Collateral Trust") to distribute funds in accordance with the terms of the Claimant Agreement and granting the Collateral Trust a security interest in Congoleum's rights under its applicable insurance coverage and payments from Congoleum's insurers for asbestos claims. In December 2005, Congoleum commenced an omnibus avoidance action and a sealed avoidance action (collectively, the "Avoidance Actions") seeking to void the security interest granted to the Collateral Trust and such settlements. In March 2006, Congoleum filed a motion for summary judgment in the Avoidance Actions seeking to avoid the Claimant Agreement settlements and liens under various bankruptcy theories, which motion was denied in June 2006 and the Avoidance Actions remain pending. Under the terms of the Ninth Plan, asbestos personal injury claimants voting to accept the plan would irrevocably consent or would be deemed to have irrevocably consented to the forbearance of any claim and lien rights under the Claimant Agreement and related agreements. Under the terms of the Ninth Plan, after the establishment of the Plan Trust, the assets in the Collateral Trust would be transferred to the Plan Trust and any asbestos claims would be paid in accordance with the terms of the Ninth Plan. Settlement values under the Ninth Plan differ from values under previous plans and the Claimant Agreement. As a result of such differences and the potential results of the Avoidance Actions, the liability associated with the asbestos personal injury claims against Congoleum may be materially different than the present estimates of such items. As a result of tabulating ballots on the Fourth Plan, the Company is also aware of claims by claimants whose claims were not determined under the Claimant Agreement but who have submitted claims with a value of approximately $512 million based on the settlement values applicable in the Sixth Plan.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      Based on the Eighth Plan, the Company has made provision in its financial statements for the minimum amount of the range of estimates for its contribution to effect its plan to settle asbestos liabilities through the Plan Trust. The Company recorded charges aggregating approximately $51.3 million in prior years, and is not yet able to determine the amount of the additional cost that will be required to complete its reorganization as based on the Ninth Plan. Actual amounts that will be contributed to the Plan Trust and costs for pursuing and implementing the Ninth Plan or any other plan of reorganization could be materially higher than currently recorded. The Company may record significant additional charges should the minimum estimated cost increase. Delays in proposing, filing or obtaining approval of the Ninth Plan or any new amended plan of reorganization, or any new plan to be filed by CNA and the Bondholders' Committee, or the proposal of additional plans by other parties could result in a proceeding that takes longer and is more costly than the Company has estimated.

      For more information regarding the Company's asbestos liability and plan for resolving that liability, please refer to Note 6 of the Notes to Unaudited Condensed Consolidated Financial Statements.

      AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7") provides financial reporting guidance for entities that are reorganizing under the Bankruptcy Code. The Company implemented this guidance in consolidated financial statements for periods after December 31, 2003.

      Pursuant to SOP 90-7, companies are required to segregate pre-petition liabilities that are subject to compromise and report them separately on the balance sheet. Liabilities that may be affected by a plan of reorganization are recorded at the amount of the expected allowed claims, even if they may be settled for lesser amounts. Substantially all of the Company's liabilities at December 31, 2003 have been reclassified as liabilities subject to compromise. Obligations arising post-petition, and pre-petition obligations that are secured, are not classified as liabilities subject to compromise.

      Additional pre-petition claims (liabilities subject to compromise) may arise due to the rejection of executory contracts or unexpired leases, or as a result of the allowance of contingent or disputed claims.

2.    Recent Accounting Principles:

      Share Based Payment

      On December 16, 2004, the Financial Accounting Standards Board ("FASB") issued Statement No. 123 (revised 2004), Share-Based Payment ("SFAS 123R"), a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). SFAS 123R supersedes Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS 123R is similar to the approach described in SFAS 123. However, SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values at the date of grant. Pro forma disclosure is no longer permitted.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      Effective January 1, 2006, the Company adopted SFAS 123R using the modified prospective method as permitted under SFAS 123R. Under this transition method, compensation cost recognized in the first six months of fiscal 2006 includes: (a) compensation cost for all share-based payments granted prior to but not yet vested as of December 31, 2005, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123, and (b) compensation cost for all share-based payments granted subsequent to December 31, 2005, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. In accordance with the modified prospective method of adoption, the Company's results of operations and financial position for prior periods have not been restated. Prior to the adoption of SFAS 123R, the Company accounted for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees" (the intrinsic value method) and, accordingly, recognized no compensation expense for stock option grants if the intrinsic value of a grant was zero or less.

      As a result of adopting SFAS 123R effective January 1, 2006, our income before taxes, net income and basic and diluted earnings per share for the six months ended June 30, 2006 were $110 thousand, $96 thousand, $0.01 per share and $0.01 per share lower, respectively, than if we had continued to account for stock-based compensation under APB Opinion No. 25 for our stock option grants.

      The following table details the effect on net income and earnings per share had stock-based compensation expense been recorded for the first six months of fiscal year 2005 based on the fair-value method under SFAS 123.

                                                                    For the Six
                                                                    Months Ended
                                                                      June 30,
                                                                        2005
                                                                    -----------
Net income (loss):
      As reported ................................................  $  (14,950)
Deduct:  Total stock-based employee compensation expense
determined under fair value based method for all awards, net of
related tax effects ..............................................         114
      Pro forma ..................................................  $  (15,064)
                                                                    ==========
Net income (loss) per share:
      As reported basic and diluted ..............................  $    (1.81)
      Pro forma compensation expense .............................       (0.01)
                                                                    ----------
Pro forma basic and diluted ......................................  $    (1.82)
                                                                    ==========

      The Company has elected to continue to use the Black-Scholes option pricing model to estimate the fair value of stock-based awards. The use of a Black-Scholes option pricing model requires the input of assumptions determined

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


by management of the Company at the measurement date. These assumptions include the risk-free interest rate, expected dividend yield, volatility factor of the expected market price of the Company's common stock and the expected life of stock option grants.

      During the six months ended June 2006 and 2005, the Company did not grant any stock-based awards. Stock compensation expense recognized in the six months of 2006 represents the vesting of options previously granted. The fair values of these options were estimated on the dates of grant using the Black-Scholes model and assumptions determined on the grant dates.

      At June 30, 2006, there was $0.2 million of unrecognized compensation expense related to share-based payments, which is expected to be recognized over a weighted-average period of 1.3 years.

      The Company currently grants stock options under the Company's 1995 Stock Option Plan (the "1995 Plan") and its 1999 Stock Option Plan for Non-Employee Directors (the "1999 Plan"). Under the 1995 Plan, options to purchase up to 800,000 shares of the Company's Class A common stock may be issued to officers and key employees. Such options may be either incentive stock options or nonqualified stock options, and the options' exercise price must be at least equal to the fair value of the Company's Class A common stock on the date of grant. All options granted under the 1995 Plan have ten-year terms and vest over five years at the rate of 20% per year beginning on the first anniversary of the date of grant

      Under the 1999 Plan, non-employee directors may be granted options to purchase up to 50,000 shares of the Company's Class A common stock. Options granted under the 1999 Plan have ten-year terms and vest six months from the grant date.

      The following table presents stock option activity for the six months ended June 30, 2006:

                                                                      Weighted-
                                                       Weighted-       Average
                                                        Average       Remaining
                                        Stock          Exercise      Contractual
                                       Options          Price           Term
                                   --------------   -------------   ------------
1995 Plan:
Outstanding at December 31, 2005       672,000          $2.03       6.65 years
Forfeited/Cancelled                     (9,900)         $1.98       6.60 years
Exercised                                  600          $0.36
                                   -------------
Outstanding at June 30, 2006           661,500          $2.03       6.15 years
                                   =============

Exercisable at June 30, 2006           398,400          $2.02       6.15 years

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


                                                                      Weighted-
                                                     Weighted-        Average
                                                      Average        Remaining
                                       Stock         Exercise       Contractual
                                      Options         Price             Term
                                  -------------   --------------   -------------
1999 Plan:
Outstanding at December 31, 2005       21,500         $2.40         7.54 years
Forfeited/Cancelled                        --
Exercised                                  --
                                  -------------
Outstanding at June 30, 2006           21,500         $2.40         7.04 years
                                  =============

Exercisable at June 30, 2006           21,500         $2.40         7.04 years

      Shares available for future share-based grants to employees and directors under existing plans were 152,800 at June 30, 2006. At June 30, 2006, the aggregate intrinsic value of options on outstanding shares was $46,854, and the aggregate intrinsic value of options exercisable was $29,183. The total intrinsic value of options vested during the six months ended June 30, 2006 was $(3,235).

      The following table summarizes our non-vested stock option activity for the six months ended June 30, 2006:

                                                               Weighted-Average
                                              Number of          Grant-Date
                                                Shares           Fair Value
                                              --------------  ------------------
1995 Plan:
Non-vested stock options at January 1, 2006       288,400          $1.63

Granted                                                --
Forfeited                                          (3,400)         $1.85
Vested                                            (21,900)         $1.84
                                              --------------
Non-vested stock options at June 30, 2006         263,100          $2.04
                                              ==============

                                                              Weighted-Average
                                              Number of          Grant-Date
                                                Shares           Fair Value
                                              --------------  ------------------
1999 Plan:
Non-vested stock options at January 1, 2006           4,500        $4.14

Granted                                                  --
Forfeited                                                --
Vested                                               (4,500)       $4.14
                                              --------------
Non-vested stock options at June 30, 2006                --           --
                                              ==============

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


3.    Inventories

      A summary of the major components of inventories is as follows (in thousands):

                                    June 30,                  December 31,
                                     2006                        2005
                                ---------------------------------------------

Finished goods                      $31,417                     $25,548
Work-in-process                       2,538                       1,497
Raw materials and supplies            5,526                       7,562
                                      -----                       -----

Total inventories                   $39,481                     $34,607
                                    =======                     =======

4.    Income (Loss) Per Share

      Basic net income (loss) per share is calculated by dividing net income
(loss) by the weighted average number of common shares outstanding during the period. Diluted net income per share is calculated by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during the period, unless their effect is anti-dilutive.

5.    Environmental and Other Liabilities

      The Company records a liability for environmental remediation claims when a cleanup program or claim payment becomes probable and the costs can be reasonably estimated. As assessments and cleanup programs progress, these liabilities are adjusted based upon the progress in determining the timing and extent of remedial actions and the related costs and damages. The recorded liabilities, totaling $4.5 million at June 30, 2006 and $4.3 million at December 31, 2005, respectively, are not reduced by the amount of insurance recoveries. Such estimated insurance recoveries approximated $2.1 million at June 30, 2006 and $1.9 million at December 31, 2005, respectively, and are reflected in other non-current assets. Receivables for expected insurance recoveries are recorded if the related carriers are solvent and paying claims under a reservation of rights or under an obligation pursuant to coverage in place or a settlement agreement. Substantially all of Congoleum's recorded insurance asset for environmental matters is collectible from a single carrier.

      The Company is named, together with a large number (in most cases, hundreds) of other companies, as a potentially responsible party ("PRP") in pending proceedings under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and similar state laws. In addition, in four other instances, although not named as a PRP, the Company has received a request for information. The pending proceedings relate to eight disposal sites in New Jersey, Pennsylvania, and Maryland in which recovery from generators of hazardous substances is sought for the cost of cleaning up the contaminated waste sites. The Company's ultimate liability and funding obligations in connection with those sites depends on many factors, including the volume of material contributed to the site, the number of other PRPs and their financial viability, the remediation methods and technology to be used and the extent to which costs may be recoverable from insurance. However, under CERCLA and certain other laws, the Company, as a PRP, can be held jointly and severally liable for all environmental costs associated with a site.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      The most significant exposure for which the Company has been named a PRP relates to a recycling facility site in Elkton, Maryland (the "Galaxy/Spectron Superfund Site"). The PRP group at this site is made up of 81 companies, substantially all of which are large financially solvent entities. Two removal actions were substantially complete as of December 31, 1998 and a groundwater treatment system was installed thereafter. The Environmental Protection Agency ("EPA") has selected a remedy for the soil and shallow groundwater ("Operable Unit 1" or OU-1); however, the remedial investigation/feasibility study related to the deep groundwater (OU-2) has not been completed. The PRP group, of which the Company is a part, has entered into a Consent Decree to perform the remedy for OU-1 and resolve natural resource damage claims. The Consent Decree also requires the PRPs to perform the OU-2 remedy, assuming that the estimated cost of the remedy is not more than $10 million. If the estimated cost of the OU-2 remedy is more than $10 million, the PRPs may decline to perform it or they may elect to perform anyway. Cost estimates for the OU-1 and OU-2 work combined (including natural resource damages) range between $22 million and $34 million, with the Company's share ranging between approximately $1.0 million and $1.6 million. This assumes that all parties participate and that none cash-out and pay a premium; those two factors may account for some fluctuation in the Company's share. Fifty percent (50%) of Congoleum's share of the costs is presently being paid by one of its insurance carriers, Liberty Mutual Insurance Company, whose remaining policy limits for this claim will cover approximately $0.3 million in additional costs. Congoleum expects to fund the balance to the extent further insurance coverage is not available.

      The Company filed a motion before the Bankruptcy Court seeking authorization and approval of the Consent Decree and related settlement agreements for the Galaxy/Spectron Superfund Site, as well authorization for Liberty Mutual Insurance Company and the Company to make certain payments that have been invoiced to the Company with respect to the Consent Decree and related settlement agreements. A hearing on the motion is scheduled for August 21, 2006.

      The Company also accrues remediation costs for certain of the Company's owned facilities on an undiscounted basis. The Company has entered into an administrative consent order with the New Jersey Department of Environmental Protection and has established a remediation trust fund of $100 thousand as financial assurance for certain remediation funding obligations. Estimated total cleanup costs of $1.6 million, including capital outlays and future maintenance costs for soil and groundwater remediation, are primarily based on engineering studies. Of this amount, $0.3 million is included in current liabilities subject to compromise and $1.3 million is included in non-current liabilities subject to compromise.

      The Company anticipates that these matters will be resolved over a period of years and that after application of expected insurance recoveries, funding the costs will not have a material adverse impact on the Company's liquidity or financial position. However, unfavorable developments in these matters could result in significant expenses or judgments that could have a material adverse effect on the financial position of the Company.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


6.    Asbestos Liabilities

      Claims Settlement and Chapter 11 Reorganization

      In early 2003, the Company announced a strategy for resolving current and future asbestos claims liability through confirmation of a pre-packaged plan of reorganization under Chapter 11 of the Bankruptcy Code. Later in 2003, the Company entered into the Claimant Agreement, a settlement agreement with various asbestos personal injury claimants. As contemplated by the Claimant Agreement, the Company also entered into agreements establishing the Collateral Trust to distribute funds in accordance with the terms of the Claimant Agreement and granting the Collateral Trust a security interest in the Company's rights under its applicable insurance coverage and payments from the Company's insurers for asbestos claims.

      The Claimant Agreement established a compensable disease valuation matrix (the "Matrix") and allowed claimants who qualified to participate in the Claimant Agreement (the "Qualifying Claimants") to settle their claims for the Matrix value, secured in part (75%) by a security interest in the collateral granted to the Collateral Trust. The Collateral Trust provides for distribution of trust assets according to various requirements that give priority (subject to aggregate distribution limits) to participating claimants who had pre-existing unfunded settlement agreements ("Pre-Existing Settlement Agreements") with the Company and participating claimants who qualified for payment under unfunded settlement agreements entered into by the Company with plaintiffs that had asbestos claims pending against the Company and which claims were scheduled for trial after the effective date of the Claimant Agreement but prior to the commencement of the Company's anticipated Chapter 11 reorganization case ("Trial-Listed Settlement Agreements").

      The Claimant Agreement incorporated Pre-Existing Settlement Agreements and the settlement of certain Trial-Listed Settlement Agreement claims for a fully secured claim against the Collateral Trust, and it settled all other claims for a secured claim against the Collateral Trust equal to 75% of the claim value and an unsecured claim for the remaining 25%. In December 2005, the Company commenced the Avoidance Actions seeking to void the security interest granted to the Collateral Trust and such settlements. In March 2006, Congoleum filed a motion for summary judgment in the Avoidance Actions seeking to avoid the Claimant Agreement settlements and liens under various bankruptcy theories, which motion was denied in June 2006. Settlement values under the Ninth Plan differ from values under previous plans and the Claimant Agreement. As a result of such differences and the potential results of the Avoidance Actions, the liability associated with the asbestos personal injury claims against Congoleum may be materially different than the present estimates of such items.

      In October 2003, the Company began soliciting acceptances for its proposed pre-packaged plan of reorganization and the Company received the votes necessary for acceptance of the plan in late December 2003. On December 31, 2003, Congoleum filed a voluntary petition with the Bankruptcy Court (Case No. 03-51524) seeking relief under Chapter 11 of the Bankruptcy Code. In January 2004, the Company filed its proposed plan of reorganization and disclosure statement with the Bankruptcy Court.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      In November 2004, Congoleum filed the Fourth Plan with the Bankruptcy Court reflecting the result of further negotiations with representatives of the ACC, the FCR and other asbestos claimant representatives. The Bankruptcy Court approved the disclosure statement and plan voting procedures in December 2004 and Congoleum obtained the requisite votes of asbestos personal injury claimants necessary to seek approval of the Fourth Plan.

      In April 2005, Congoleum announced that it had reached an agreement in principle with representatives of the ACC and the FCR to make certain modifications to its proposed plan of reorganization and related documents governing the settlement and payment of asbestos-related claims against Congoleum. Under the agreed-upon modifications, asbestos claimants with claims settled under Congoleum's pre-petition settlement agreements would agree to forbear from exercising the security interest they were granted and share on a pari passu basis with all other present and future asbestos claimants in insurance proceeds and other assets of the Plan Trust.

      In July 2005, Congoleum filed the Sixth Plan and related documents with the Bankruptcy Court which reflected the result of these negotiations, as well as other technical modifications. The Bankruptcy Court approved the disclosure statement and voting procedures and Congoleum commenced solicitation of acceptances of the Sixth Plan in August 2005. In September 2005, Congoleum learned that certain asbestos claimants were unwilling to agree to forbear from exercising their security interest as contemplated by the Sixth Plan and subsequently withdrew the Sixth Plan.

      In November 2005, the Bankruptcy Court denied a request to extend Congoleum's exclusive right to file a plan of reorganization and solicit acceptances thereof. In March 2006, Congoleum filed the Eighth Plan. In addition, an insurance company has filed the CNA Plan and the Bondholders' Committee has filed the Bondholder Plan. In May 2006, the presiding judge of the Bankruptcy Court ordered all parties in interest in Congoleum's reorganization proceedings to participate in global mediation discussions. Several mediation sessions took place during June and July 2006. During the mediation negotiations, Congoleum reached an agreement in principle, subject to mutually agreeable definitive documentation, with the ACC, the FCR and ABI on certain terms of the Ninth Plan, which Congoleum filed and proposed jointly with the ACC on August 11, 2006. The proponents of the CNA Plan and the Bondholder Plan have indicated they will jointly file a new plan by August 18, 2006. The Bankruptcy Court has scheduled a hearing to consider the adequacy of the disclosure statements with respect to these plans for September 21, 2006.

      Under the terms of the Ninth Plan, asbestos personal injury claimants voting to accept the plan would irrevocably consent or would be deemed to have irrevocably consented to the forbearance of any claim and lien rights under the Claimant Agreement and related agreements.

      Under the terms of the Ninth Plan, after the establishment of the Plan Trust, the assets in the Collateral Trust would be transferred to the Plan Trust and any asbestos claims would be channeled to the Plan Trust and paid in accordance with the terms of the Ninth Plan.

      There can be no assurance that the Company will not amend the Ninth Plan, that the Company will obtain approval to solicit acceptances of its plan of reorganization, that the Company will receive the acceptances necessary for confirmation of its plan, that its plan will not be modified further, that its plan will receive necessary court approvals from the Bankruptcy Court or the Federal District Court, or that such approvals will be received in a timely fashion, that its plan will be confirmed, that its plan, if confirmed, will

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


become effective, or that there will be sufficient funds to pay for continued protracted litigation over its plan of reorganization. It is unclear whether the Bankruptcy Court will approve any new plan filed by CNA and the Bondholders' Committee or whether any such plan, if confirmed, would be feasible. Moreover, it is unclear whether any other person will attempt to propose a plan or what any such plan would provide or propose, and whether the Bankruptcy Court would approve a plan other than Congoleum's proposed plan.

      Congoleum is presently involved in litigation with certain insurance carriers related to disputed insurance coverage for asbestos related liabilities, and certain insurance carriers filed various objections to Congoleum's previously proposed plans of reorganization and related matters and are expected to file objections to the Ninth Plan. Certain other parties, including the Bondholders' Committee, have also filed various objections to Congoleum's previously proposed plans of reorganization and may file objections to the Ninth Plan. While Congoleum is seeking to obtain the required acceptances of the Ninth Plan from all necessary classes of creditors, the Ninth Plan provides an alternative treatment for holders of the Senior Notes and stockholders, in the event sufficient note holders do not consent to the plan, which will materially affect the recoveries of these classes. In the event that the holders of the Senior Notes do not vote to accept the Ninth Plan by the requisite number and amount required by the Bankruptcy Code, then Plan confirmation shall be sought in accordance with the Cramdown Treatment. Pursuant to the Cramdown Treatment, the Senior Notes and existing Class A and Class B Common Stock would be cancelled and the Senior Note holders would receive their pro rata share, with the Plan Trust, of newly issued Common Stock of Congoleum, in an amount determined by a Final Order of the Bankruptcy Court; provided, however, that in no event may the amount of such newly issued Common Stock to be allocated to the holders of the Senior Notes exceed 49% of the voting common shares and total economic equity value of Congoleum on a fully diluted basis.

      During 2005 and 2006 the Company has entered into a number of settlement agreements with excess insurance carriers over coverage for asbestos-related claims. In May 2005, certain AIG companies agreed to pay approximately $103 million over ten years to the Plan Trust. This settlement resolves coverage obligations of policies with a total of $114 million in liability limits for asbestos bodily injury claims. Payment is subject to various conditions, including without limitation, the effectiveness of a plan of reorganization that provides AIG with certain specified relief including a channeling injunction pursuant to Section 524(g) of the Bankruptcy Code. An insurer has appealed the approval order granted by the Bankruptcy Court to the U.S. District Court, where it is pending. In June 2005, the Company entered into a settlement agreement with certain underwriters at Lloyd's, London, pursuant to which the certain underwriters paid approximately $20 million into an escrow account in exchange for a release of insurance coverage obligations. The escrow agent will transfer the funds to the Plan Trust once a plan of reorganization with the Section 524(g) protection specified in the settlement agreement goes effective and the Bankruptcy Court approves the transfer of the funds. In August 2005, the Company entered into a settlement agreement with Federal Insurance Company pursuant to which Federal will pay $4 million to the Plan Trust, subject to certain adjustments, once a plan of reorganization with the Section 524(g) protection specified in the settlement agreement goes effective and the Bankruptcy Court approves the transfer of the funds. The FCR has appealed the approval order granted by the Bankruptcy Court to the U.S. District Court, where it is pending. In October 2005, Congoleum entered into a settlement agreement with Mt. McKinley Insurance Company and Everest Reinsurance Company pursuant to which Mt. McKinley and Everest have paid $21.5 million into an escrow account. The escrow agent

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


will transfer the funds to the Plan Trust once a plan of reorganization with the
Section 524(g) protection specified in the settlement agreement goes effective and the Bankruptcy Court approves the transfer of the funds. An insurer and the FCR have appealed the approval order granted by the Bankruptcy Court to the U.S. District Court, where it is pending. In March 2006, Congoleum entered into a settlement agreement with Harper Insurance Limited. Under the terms of this settlement, Harper will pay $1.4 million to Congoleum or the Plan Trust once certain conditions are satisfied, including the effectiveness of a plan of reorganization containing the Section 524(g) protection specified in the settlement agreement. The Bankruptcy Court approved this settlement in April 2006. In April 2006, Congoleum entered into a settlement agreement with Travelers Casualty and Surety Company and St. Paul Fire and Marine Insurance Company (collectively, "Travelers"). Under the terms of this settlement, Travelers will pay $25 million in two installments over thirteen months to the Plan Trust once a plan of reorganization with the Section 524(g) protection specified in the settlement agreement goes effective and the Bankruptcy Court approves the transfer of the funds. A motion for Bankruptcy Court approval of this settlement is pending. In April 2006, Congoleum also entered into a settlement agreement with Fireman's Fund Insurance Company. Under the terms of this settlement, Fireman's Fund will pay $1 million to the Plan Trust once a plan of reorganization with the Section 524(g) protection specified in the settlement agreement goes effective and the Bankruptcy Court approves the transfer of the funds. A motion for Bankruptcy Court approval of this settlement is pending. It is possible that any of the settling insurers may argue that the Ninth Plan is not substantially similar to relevant provisions of earlier plans referenced in its respective settlement agreement and therefore is relieved of its settlement obligation.

      The Company expects that it will take until some time in the first quarter of 2007 at the earliest to obtain confirmation of the Ninth Plan.

      Under previous plans, Congoleum's assignment of insurance recoveries to the Plan Trust was net of costs incurred by Congoleum in connection with insurance coverage litigation, and Congoleum was entitled to withhold from recoveries, or seek reimbursement from the Plan Trust, for coverage litigation costs incurred after January 1, 2003 and for $1.3 million in claims processing fees paid in connection with claims settled under the Claimant Agreement. A receivable was recorded for these costs as they were paid. Under the Ninth Plan, Congoleum would be entitled to reimbursement of only approximately $3.7 million in cash for such coverage litigation costs and to reimbursement of the $1.3 million in claims processing costs and would not collect the balance of these receivables ($16.8 million at June 30, 2006). The write-off and any applicable forgiveness of indebtedness income pursuant to the Ninth Plan are expected to be recorded at a future date, the net effect of which cannot be determined.

      The Ninth Plan provides for the channeling of asbestos property damage claims in addition to asbestos personal injury claims to the Plan Trust. There were no asbestos related property damage claims asserted against the Company at the time of its bankruptcy filing. The Bankruptcy Court approved an order establishing a bar date of May 3, 2004 for the filing of asbestos property damage claims. The claims agent appointed in the Company's bankruptcy proceeding advised the Company that, as of the bar date, it received 35 timely filed asbestos property damage claims asserting liquidated damages in the amount of approximately $0.8 million plus additional unspecified amounts. The Company objected to certain claims on various grounds, and the Bankruptcy Court ultimately allowed 19 claims valued at $133 thousand. The Ninth Plan will provide for payment of those claims in full from certain insurance proceeds.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      Under the terms of the Ninth Plan, on the effective date of the Ninth Plan (the "Effective Date"), the Plan Trust will provide a loan to Congoleum, which loan is intended, when combined with cash on hand and available drawings under the revolving credit facility, to provide Congoleum with $18 million of total liquidity, on a pro forma basis as of December 31, 2006 (the "Plan Trust Note"). If the Effective Date occurs after December 31, 2006, the total liquidity required by Congoleum, and thus the amount of the Plan Trust Note, will be as mutually agreed among the ACC, the FCR and Congoleum. The proceeds of the Plan Trust Note will only be used for working capital and general corporate purposes. The Plan Trust Note will be due and payable on December 31, 2011, shall bear interest at 10% per annum payable semi-annually until the maturity date, and will contain appropriate covenants, warranties, and representations as agreed among Congoleum, the ACC, the FCR and the Claimants' Representative. The principal amount of the Plan Trust Note, which is subject to review and approval by the FCR and the ACC, may not exceed $14 million unless both the FCR and ACC agree. There can be no assurance either or both would agree to any such request from Congoleum, or that Congoleum would obtain any other consents that might be necessary to increase the amount of the Plan Trust Note.

      On the Effective Date, if the holders of the Senior Note Claims (as a class) vote to accept the Ninth Plan, Congoleum will issue and contribute a convertible promissory note (the "New Convertible Security") to the Plan Trust in satisfaction of section 524(g) of the Bankruptcy Code. The New Convertible Security will have the following terms: (i) an initial aggregate principal amount of $2,738,234.75, such principal amount being subject to increase in the amount, if any, by which 36% of Congoleum's market capitalization based on average trading prices for Congoleum's Class A Common Stock at the close of trading for the 90 consecutive trading days beginning on the one year anniversary of the Effective Date, exceeds such initial principal amount; (ii) an initial interest rate equal to 9% of the principal amount per annum, payable semi-annually in arrears, with such interest rate to reset at the rate of 5% of the principal amount per annum on the tenth anniversary of the Effective Date and payable at such reset interest rate per annum until maturity; (iii) redeemable for the principal amount at the option of the Plan Trust or Congoleum on or anytime after the tenth anniversary of the Effective Date; (iv) a maturity date on the fifteenth anniversary of the Effective Date if not redeemed or otherwise paid earlier; (v) convertible into 5,700,000 shares of Class A Common Stock (on a fully diluted basis with all Class B Common Stock converted to Class A Common Stock) upon a specified default of the obligation to pay interest and a failure to cure such default within any cure period, which, when combined with the New Class A Common Stock, will result in the Plan Trust owning 51% of the voting common shares and 51% of the total economic equity value of Congoleum on a fully diluted basis; and (vi) no voting rights except upon conversion. The principal adjustment feature could result in the principal amount of the New Convertible Security increasing materially.

      Under the terms of the Ninth Plan, if holders of the Senior Notes vote to accept the Plan by the requisite number and amount required by the Bankruptcy Code, the Senior Notes would be cancelled and Congoleum would issue new notes (the "New Senior Notes") in the aggregate principal amount of $100 million which shall be payable semi-annually at the rate of 10% per annum until a maturity date of August 1, 2011; provided, however, that Reorganized Congoleum shall receive a credit against all interest payable under the New Senior Notes for all fees and expenses of the Bondholders' Committee incurred and paid after the date that the Plan is filed with the Bankruptcy Court. The New Senior Notes will be subordinate in priority and payment to the New Convertible Security and the Plan Trust Note.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      While Congoleum is seeking to obtain the required acceptances of the Ninth Plan from all necessary classes of creditors, the Ninth Plan provides an alternative treatment for holders of the Senior Notes and stockholders in the event sufficient note holders do not consent to the Ninth Plan. This alternative treatment will materially affect the recoveries of these classes. In the event that the holders of the Senior Notes do not vote to accept the Ninth Plan by the requisite number and amount required by the Bankruptcy Code, then Plan confirmation will be sought in accordance with the Cramdown Treatment. Pursuant to the Cramdown Treatment, the Senior Notes and existing Class A and Class B Common Stock would be cancelled and the Senior Note holders would receive their pro rata share of newly issued Common Stock with the Plan Trust, as determined by a Final Order of the Bankruptcy Court; provided, however, that in no event may the amount of such newly issued Common Stock to be allocated to the holders of the Senior Notes exceed 49% of the voting common shares and total economic equity value of Congoleum on a fully diluted basis.

      As part of the Ninth Plan, Congoleum agreed to indemnify representatives of holders of pre-petition secured asbestos claims (the "Claimants' Representative") and the trustee of the Collateral Trust in connection with arranging and supporting the Ninth Plan and for effecting the forbearance of claimants from exercising any lien rights under the Claimant Agreement and related documents, for claims and costs, including attorneys' fees, up to a maximum of $3 million.

      Under the Ninth Plan and related documents, ABI has agreed to make a cash contribution in the amount of $250 thousand to the Plan Trust upon the formation of the Plan Trust and to forego certain indemnification rights it has from Congoleum for asbestos claims. Under the Ninth Plan, ABI would receive certain relief as may be afforded under Section 524(g)(4) of the Bankruptcy Code from asbestos claims that derive from claims made against the Company, which claims are expected to be channeled to the Plan Trust. However, the Ninth Plan does not provide that any other asbestos claims that may be asserted against ABI would be channeled to the Plan Trust.

      There are sufficient risks and uncertainties related to Congoleum's efforts to confirm a plan of reorganization such that no assurances of the outcome can be given. In addition, the remaining costs to effect the reorganization process, consisting principally of legal and advisory fees and contributions to the Plan Trust, are expected to be approximately $13.9 million at a minimum, not including any Market Reset Obligation arising from revaluation of the New Convertible Security or the principal amount of the Plan Trust Note, and could be materially higher.

      Based on the Eighth Plan, the Company has made provision in its financial statements for the minimum amount of the range of estimates for its contribution to effect its plan to settle asbestos liabilities through the Plan Trust. The Company recorded charges aggregating approximately $51.3 million in prior years, and is not yet able to determine the amount of the additional cost that will be required to complete its reorganization as based on the Ninth Plan. The Company is not yet able to determine the additional costs that may be required to effect the Ninth Plan or any other plan, and actual amounts that will be contributed to the Plan Trust and costs for pursuing and implementing any plan of reorganization could be materially higher than currently recorded. Delays in proposing, filing or obtaining approval of the Ninth Plan or any new amended plan of reorganization, or the any new plan to be filed by CNA and the Bondholders' Committee by the proponents of such plans, or the proposal of additional plans by other parties could result in a proceeding that takes longer and is more costly than the Company has estimated. The Company may record significant additional charges should the minimum estimated cost increase.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      Pending Asbestos Claims

      In 2003, the Company was one of many defendants in approximately 22 thousand pending lawsuits (including workers' compensation cases) involving approximately 106 thousand individuals, alleging personal injury or death from exposure to asbestos or asbestos-containing products. Claims involving approximately 80 thousand individuals have been settled pursuant to the Claimant Agreement and litigation related to unsettled or new claims is presently stayed by the Bankruptcy Code. The Company expects unsettled and future claims to be handled in accordance with the terms of a plan of reorganization and the Plan Trust. In December 2005, the Company commenced the Avoidance Actions seeking to void the security interest granted to the Collateral Trust and such settlements.

      Nearly all asbestos-related claims that have been brought against the Company to date allege that various diseases were caused by exposure to asbestos-containing products, including resilient sheet vinyl and tile manufactured by the Company (or, in the workers' compensation cases, exposure to asbestos in the course of employment with the Company). The Company discontinued the manufacture of asbestos-containing sheet products in 1983 and asbestos-containing tile products in 1974. In general, governmental authorities have determined that asbestos-containing sheet and tile products are non-friable (i.e., cannot be crumbled by hand pressure) because the asbestos was encapsulated in the products during the manufacturing process. Thus, governmental authorities have concluded that these products do not pose a health risk when they are properly maintained in place or properly removed so that they remain non-friable. The Company has issued warnings not to remove asbestos-containing flooring by sanding or other methods that may cause the product to become friable.

      Status of Insurance Coverage

      During the period that Congoleum produced asbestos-containing products, the Company purchased primary and excess insurance policies providing in excess of $1 billion of coverage for general and product liability claims. Through August 2002, substantially all asbestos-related claims and defense costs were paid through primary insurance coverage. In August 2002, the Company received notice that its primary insurance limits had been paid in full. The payment of limits in full by one of the primary insurance companies was based on its contention that limits in successive policies were not cumulative for asbestos claims and that Congoleum was limited to only one policy limit for multiple years of coverage. Certain excess insurance carriers claimed that the non-cumulation provisions of the primary policies were not binding on them and that there remained an additional $13 million in primary insurance limits plus related defense costs before their policies were implicated. There is insurance coverage litigation currently pending between Congoleum and its excess insurance carriers, and the guaranty funds and associations for the State of New Jersey. The litigation was initiated in September 2001, by one of Congoleum's excess insurers (the "Coverage Action"). In April 2003, the New Jersey Supreme Court ruled in another case involving the same non-cumulation provisions as in the Congoleum primary policies (the "Spaulding Case") that the non-cumulation provisions are invalid under New Jersey law and that the primary policies provide coverage for the full amount of their annual limits for all successive policies. Congoleum has reached a settlement agreement (the "Insurance

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


Settlement") with the insurance carrier whose policies contained the non-cumulation provisions, pursuant to which the insurance carrier will pay Congoleum $15.4 million in full satisfaction of the applicable policy limits, of which $14.5 million has been paid to date. Pursuant to the terms of the Security Agreement, the Company is obligated to pay any insurance proceeds it receives under the Insurance Settlement, net of any fees and expenses it may be entitled to deduct, to the Collateral Trust. Payment of such fees and expenses are subject to Bankruptcy Court order or approval. The Company does not expect the Insurance Settlement to have a material effect on its financial condition or results of operations. As of December 31, 2002, the Company had entered into additional settlement agreements with asbestos claimants exceeding the amount of previously disputed coverage. The excess carriers have objected to the reasonableness of several of these settlements, and Congoleum believes that they will continue to dispute the reasonableness of the settlements and contend that their policies still are not implicated and will dispute their coverage for that and other various reasons in ongoing coverage litigation. The excess insurance carriers have also raised various objections to the Company's previously proposed plans of reorganization and may raise objections to any new amended plan that is proposed.

      The excess insurance carriers have objected to the global settlement of the asbestos claims currently pending against Congoleum as contemplated by the Claimant Agreement on the grounds that, among other things, the negotiations leading to the settlement and the Claimant Agreement violate provisions in their insurance policies, including but not limited to the carriers' right to associate in the defense of the asbestos cases, the duty of Congoleum to cooperate with the carriers and the right of the carriers to consent to any settlement. The excess insurance carriers also contend the Claimant Agreement is not fair, reasonable or in good faith. Additionally, certain insurers have argued that Congoleum's entering into the Claimant Agreement voids the insurance for the underlying claims in their entirety. Certain insurers also have claimed that the Claimant Agreement voids their entire policy obligations. Congoleum has disputed the allegations and contentions of the excess insurance carriers. In November 2003, the Court denied a motion for summary judgment by the excess insurance carriers that the Claimant Agreement was not fair, reasonable or in good faith, ruling that material facts concerning these issues were in dispute. In April 2004, the Court denied motions for summary judgment by the excess carriers that the Claimant Agreement was not binding on them because Congoleum had breached the consent and cooperation clauses of their insurance policies by, among other things, entering into the Claimant Agreement without their consent. Congoleum has argued, among other things, that it was entitled to enter into the Claimant Agreement and/or the Claimant Agreement was binding on the excess insurance carriers because they were in breach of their policies and/or had denied coverage and/or had created a conflict with Congoleum by reserving rights to deny coverage and/or the Claimant Agreement was fair, reasonable and in good faith and/or there was and is no prejudice to the excess insurance carriers from the Claimant Agreement and/or the excess insurance carriers had breached their duties of good faith and fair dealing.

      In August 2004, the Court entered a case management order that divided the trial into three phases. A new judge was assigned to the case in February 2005 and the schedule was modified as a result.

      In February 2005, the Court ruled on a series of summary judgment motions filed by various insurers. The Court denied a motion for summary judgment filed by certain insurers, holding that there were disputed issues of fact regarding whether the Claimant Agreement and other settlement agreements between Congoleum and the claimants had released Congoleum and the insurers from any liability for the asbestos bodily injury claims of the claimants who signed the Claimant Agreement and the other settlement agreements.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      The Court also denied another motion for summary judgment filed by various insurers who argued that they did not have to cover the liability arising from the Claimant Agreement because they had not consented to it.

      The Court granted summary judgment regarding Congoleum's bad faith claims against excess insurers (other than first-layer excess insurers), holding that the refusal of these excess insurers to cover the Claimant Agreement was at least fairly debatable and therefore not in bad faith.

      The first phase of the trial began in August 2005 and is addressing all issues and claims relating to whether the insurers are obligated to provide coverage under the policies at issue in this litigation for the global Claimant Agreement entered into by Congoleum, including but not limited to all issues and claims relating to both Congoleum's decision and conduct in entering into the Claimant Agreement and filing a pre-packaged bankruptcy and the insurance company defendants' decisions and conduct in opposing the Claimant Agreement and Congoleum's pre-packaged bankruptcy, the reasonableness and good faith of the Claimant Agreement, whether the Claimant Agreement breached any insurance policies and, if so, whether the insurance companies suffered any prejudice, and whether the insurance companies' opposition to the Claimant Agreement and bankruptcy and various other conduct by the insurers has breached their duties of good faith and fair dealing such that they are precluded from asserting that Congoleum's decision to enter into the Claimant Agreement constitutes any breach(es) on the part of Congoleum. The Company believes, however, that even if the insurers were to succeed in the first phase of the Coverage Action, such result would not deprive individual claimants of the right to seek payment from the insurers who issued the affected insurance policies. Additionally, Congoleum could negotiate settlements with some or all of the signatories to the Claimant Agreement and seek payment from its insurers for such settlements. Such result would not preclude the Company from attempting to amend the Claimant Agreement and thereafter seek recovery under the Claimant Agreement as amended; moreover, the Company does not believe that it would be deprived of coverage-in-place insurance for future obligations of or demands upon the insurers under the applicable insurance policies. However, there can be no assurances of the outcome of these matters or their potential effect on the Company's ability to obtain approval of its plan of reorganization.

      The second phase of the trial will address all coverage issues, including but not limited to trigger and allocation. The final phase of the trial will address bad faith punitive damages, if appropriate.

      In March 2005, the Company filed a motion in the Bankruptcy Court asking the Bankruptcy Court to vacate its prior order lifting the automatic stay in bankruptcy to permit the Coverage Action to proceed. The Company requested that the Coverage Action proceedings be stayed until the Company has completed its plan confirmation process in the Bankruptcy Court. A hearing on the Company's motion was held in April 2005 and the motion was denied.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      In October 2005, a federal appeals court ruled that the law firm of Gilbert Heintz & Randolph ("GHR"), which had been acting as the Company's insurance co-counsel in the Coverage Action, had other representations which were in conflict with its representation of Congoleum. As a result of this ruling, with Bankruptcy Court approval, Congoleum retained the firm of Covington & Burling to represent it as co-counsel with Dughi & Hewit in the insurance coverage litigation and insurance settlement matters previously handled by GHR.

      In or about mid-November 2005, and in early December 2005, certain insurers filed motions for summary judgment on the grounds, inter alia, that the decision of the United States Court of Appeals for the Third Circuit reversing the Bankruptcy Court's order approving the retention of the Gilbert Heinz & Randolph firm in In re Congoleum, 426 F.3d 675 (3d Cir. 2005), and/or Congoleum's filing of the Avoidance Actions in the Bankruptcy Court, entitled them to judgment as a matter of law on the Phase I issues. Congoleum opposed the motions. The motions were argued in January 2006, and in March 2006 the Court denied the motions for summary judgment.

      Congoleum completed the presentation of its case in April 2006. Certain insurers moved for a directed verdict in their favor during the first week of May 2006. Hearings of arguments on the directed verdict motion took place in June 2006. In July 2006 the Court denied the motion for a directed verdict. The trial is scheduled to resume in September 2006.

      Some insurers contend that, if there is a ruling adverse to Congoleum in the Coverage Litigation, then the insurers will not owe coverage for claims resolved under the Claimant Agreement and/or under other pre-petition settlements. Insurers further contend that such result would also deprive individual claimants who were parties to the Claimant Agreement and other pre-petition settlements of the right to seek payment from the insurers under their insurance policies or from negotiating settlements with some or all of the insurers. Insurers also contend that such result would preclude Congoleum and claimants from agreeing to forbear under or amending the Claimant Agreement and other pre-petition settlements and would preclude claimants from seeking recovery under other claims payment standards, including bankruptcy Trust Distribution Procedures (TDPs), or under any amended agreements. Congoleum intends to contest any attempt by the insurers to enlarge or expand upon a Phase 1 ruling that is adverse to Congoleum. However, there can be no assurances of the outcome of these matters.

      The Phase 2 trial will address all remaining coverage issues, including but not limited to trigger and allocation. Discovery is permitted on all issues, except for punitive damages. Pre-trial motions and trial dates for the Phase 2 and Phase 3 trials and discovery for the Phase 3 trial will be addressed by the Court after the Phase 1 trial decision.

      Given the actions of its excess insurance carriers, the Company believes it likely that it would currently have to fund any asbestos-related expenses for defense expense and indemnity itself. However, litigation by asbestos claimants against the Company is stayed pursuant to the Company's bankruptcy proceedings, and based on the anticipated channeling injunction in the Ninth Plan, the Company does not anticipate its future expenditures for defense and indemnity of asbestos-related claims, other than expenditures pursuant to a plan of reorganization, will be significant.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      Accounting for Asbestos-Related Claims

      Under the terms of the Claimant Agreement, the Company's claims processing agent processed 79,630 claims meeting the requirements of the Claimant Agreement with a settlement value in excess of $466 million. In addition, Pre-Existing Settlement Agreements and Trial-Listed Settlement Agreements with claims secured by the Collateral Trust total approximately $25 million. As a result of tabulating ballots on its Fourth Plan, the Company is also aware of claims by claimants whose claims were not determined under the Claimant Agreement but who have submitted claims with a value of approximately $512 million based on the settlement values applicable in the Sixth Plan.

      The Company's gross liability of in excess of $491 million for these settlements and contingent liability for the additional approximately $512 million in unsettled claims is substantially in excess of the total assets of the Company. The Company believes that it does not have the necessary financial resources to litigate and/or fund judgments and/or settlements of the asbestos claims in the ordinary course of business. Therefore, the Company believes the most meaningful measure of its probable loss due to asbestos litigation is the amount it will have to contribute to the Plan Trust plus the costs to effect its reorganization under Chapter 11. At June 30, 2006, the Company estimates it will spend a further $13.9 million at a minimum in fees, expenses, and trust contributions in connection with obtaining confirmation of its plan of reorganization, which amount is recorded in its reserve for asbestos-related liabilities (in addition to the $9.5 million insurance settlement being held as restricted cash). It also expects to spend a further $7.9 million at a minimum in connection with insurance coverage litigation costs. Required expenditures could be materially higher than these estimates. The Company currently holds $3.7 million in restricted cash that may be available to offset costs incurred pursuing insurance coverage, subject to approval by the Bankruptcy Court.

      In February 2006, the Bankruptcy Court ordered GHR to disgorge all fees and certain expenses it was paid by Congoleum. GHR has appealed this ruling. The amount of the disgorgement is approximately $9.6 million. Pursuant to the terms of the Ninth Plan, the net proceeds of the GHR disgorgement would be used to reduce the obligations of Congoleum to the Plan Trust by first being applied to reduce or satisfy principal and accrued interest under the Plan Trust Note and thereafter to reduce or satisfy principal and accrued interest under the New Convertible Security.

      The Company recorded charges aggregating approximately $51.3 million in prior years, and is not yet able to determine the amount of the additional cost that will be required to complete its reorganization. Additional charges may be required in the future should the minimum estimated cost increase. The maximum amount of the range of possible asbestos-related losses is limited to the going concern or liquidation value of the Company, an amount which the Company believes is substantially less than the minimum gross liability for the known claims against it.

      The Company has not attempted to make an estimate of its probable insurance recoveries for financial statement purposes given the accounting for its estimate of future asbestos-related costs. Substantially all future insurance recoveries will be assigned to the Collateral Trust or Plan Trust.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      Amounts Recorded in Financial Statements

      The table below provides an analysis of changes in the Company's asbestos reserves and related receivables from December 31, 2005 to June 30, 2006:

                                                             Reimbursement
                                                                 from
                           Balance at              Reserve     Insurance     Balance at
(in thousands)              12/31/05   Spending    Addition    Settlement      6/30/06
                          -------------------------------------------------------------
Reserves
     Current               $ 19,469    $ (5,576)   $     --      $  --       $ 13,893
     Long-Term                   --          --                     --             --

Receivables
    Current                 (14,793)     (5,745)         --         --        (20,538)
    Long-Term                    --          --          --         --             --
                           --------    --------    --------      -----       --------

Net Asbestos Liability     $  4,676    $(11,321)   $     --      $  --       $ (6,645)
                           ========    ========    ========      =====       ========

Restricted Cash
    Insurance Proceeds     $  8,901    $     --    $    646      $  --       $  9,547

                                                             Reimbursement
                                                                 from
                           Balance at              Reserve     Insurance    Balance at
(in thousands)              12/31/04   Spending    Addition    Settlement    6/30/05
                          -------------------------------------------------------------
Reserves
     Current               $  6,550    $ (5,832)   $ 13,092    $     --     $ 13,810
     Long-Term                2,738          --                      --        2,738

Receivables
    Current                  (1,509)     (7,095)      2,362       6,091         (151)
    Long-Term                (7,300)         --          --          --       (7,300)
                           --------    --------    --------    --------     --------

Net Asbestos Liability     $    479    $(12,927)   $ 15,454    $  6,091     $  9,097
                           ========    ========    ========    ========     ========

Restricted Cash
    Insurance Proceeds     $ 14,530    $ (6,091)   $    182    $     --     $  8,621

7.    Product Warranties

      The Company provides product warranties for specific product lines and accrues for estimated future warranty cost in the period in which the revenue is recognized. The following table sets forth activity in the Company's warranty reserves (in millions):

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


                             Six Months Ended     Six Months Ended
                                 June 30,             June 30,
                                   2006                 2005
                                   ----                 ----

Beginning balance                $  2.1               $  2.8


Accruals                            2.1                  1.7

Charges                            (2.1)                (2.0)
                                --------             --------

Ending balance                   $  2.1               $  2.5
                                ========             ========

8.    Liabilities Subject to Compromise

      As a result of the Company's Chapter 11 filing (see Notes 1 and 6), pursuant to SOP 90-7, the Company is required to segregate pre-petition liabilities that are subject to compromise and report them separately on the consolidated balance sheet. Liabilities that may be affected by a plan of reorganization are recorded at the amount of the expected allowed claims, even if they may be settled for lesser amounts. Substantially all of the Company's pre-petition debt is recorded at face value and is classified within liabilities subject to compromise. In addition, the Company's accrued interest expense on its Senior Notes is also recorded in liabilities subject to compromise.

      Liabilities subject to compromise at June 30, 2006 and December 31, 2005 are as follows:

                                                          (In thousands)
                                                      June 30,     December 31,
                                                        2006          2005
                                                        ----          ----
Current
Pre-petition other payables and accrued interest      $ 29,281      $ 23,990

Non-current
Debt (at face value)                                   100,000       100,000
Pension liability                                       15,914        16,871
Other post-retirement benefit obligation                 8,419         8,407
Pre-petition other liabilities                          13,602        13,583
                                                        ------        ------
Non-current                                            137,935       138,861
                                                      --------      --------

Total liabilities subject to compromise               $167,216      $162,851
                                                      ========      ========

      Additional pre-petition claims (liabilities subject to compromise) may arise due to the rejection of executory contracts or unexpired leases, or as a result of the allowance of contingent or disputed claims.

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


9.    Accrued Liabilities

      A summary of the significant components of accrued liabilities consists of the following:

                                                         (In thousands)
                                                 June 30,           December 31,
                                                   2006                 2005
                                                   ----                 ----

Accrued warranty, marketing and sales promotion   $16,577              $19,129

Employee compensation and related benefits          3,330                3,674

Other                                               2,600                  269
                                               ----------             ---------

Total accrued liabilities                         $22,507              $23,072
                                               ==========             =========

      As a result of the Company's Chapter 11 bankruptcy filing and in accordance with SOP 90-7, certain liabilities are included in liabilities subject to compromise on the balance sheet as of June 30, 2006 and December 31, 2006 (see Note 8).

10.   Pensions and Other Postretirement Plans

      The Company sponsors several non-contributory defined benefit pension plans covering most of the Company's employees. Benefits under the plans are based on years of service and employee compensation. Amounts funded annually by the Company are actuarially determined using the projected unit credit and unit credit methods and are equal to or exceed the minimum required by government regulations. The Company also maintains health and life insurance programs for retirees (reflected in the table below in "Other Benefits").

      The following summarizes the components of the net periodic benefit cost for the Pension and Other Benefit Plans for the three months ended June 30, 2006 and 2005:

                                                              (In thousands)
                                                  Three Months Ended     Three Months Ended
                                                     June 30, 2006         June 30, 2005
                                                     -------------         -------------
                                                                Other                 Other
                                                  Pension     Benefits   Pension    Benefits
                                                  -------     --------   -------    --------
Components of Net Periodic Benefit Cost:
    Service cost                                  $  361      $   48     $  355      $  46
    Interest cost                                  1,113         132      1,094        130
    Expected return on plan assets                  (997)         --       (881)        --
    Recognized net actuarial loss                    365          16        385         15
    Amortization of transition obligation             --          --        (18)        --
    Amortization of prior service cost               (54)          9        (72)       (47)
                                                  ------      ------     ------      -----
Net periodic benefit cost                         $  788      $  205     $  863      $ 144
                                                  ======      ======     ======      =====

                                           EXHIBIT D TO THE DISCLOSURE STATEMENT


      The weighted average assumptions used to determine net periodic benefit cost were as follows:

                                                        June 30, 2006               June 30, 2005
                                                        -------------               -------------
                                                                   Other                       Other
                                                   Pension        Benefits       Pension     Benefits
                                                   -------        --------       -------     --------
    Discount rate                                   6.00%          6.00%          6.25%        6.25%
    Expected long-term return on plan  assets       7.00%            --           7.00%          --
    Rate of compensation increase                   4.00%            --           4.00%          --
          Income from operations                    5.50%                         5.50%

      The following summarizes the components of the net periodic benefit cost for the Pension and Other Benefit Plans for the six months ended June 30, 2006 and 2005:

                                                         (In thousands)
                                              Six Months Ended    Six Months Ended
                                               June 30, 2006        June 30, 2005
                                               -------------        -------------
                                                        Other               Other
                                            Pension   Benefits   Pension   Benefits
                                            -------   --------   -------   --------
Components of Net Periodic Benefit Cost:
    Service cost                            $   721    $    96   $   710    $    92
    Interest cost                             2,226        264     2,188        260
    Expected return on plan assets           (1,994)        --    (1,762)        --
    Recognized net actuarial loss               731         32       769         30
    Amortization of transition obligation        --         --       (36)        --
    Amortization of prior service cost         (108)        18      (144)       (94)
                                            -------    -------   -------    -------
Net periodic benefit cost                   $ 1,576    $   410   $ 1,725    $   288
                                            =======    =======   =======    =======

      The weighted average assumptions used to determine net periodic benefit cost were as follows:

                                                      June 30, 2006             June 30, 2005
                                                      -------------             -------------
                                                                Other                       Other
                                                 Pension       Benefits      Pension      Benefits
                                                 -------       --------      -------      --------
    Discount rate                                 6.00%         6.00%         6.25%         6.25%
    Expected long-term return on plan  assets     7.00%           --          7.00%           --
    Rate of compensation increase                 4.00%           --          4.00%           --
          Income from operations                  5.50%                       5.50%

                                               EXHIBIT E TO DISCLOSURE STATEMENT


             SETTLEMENT AGREEMENT BETWEEN CONGOLEUM CORPORATION AND
                           VARIOUS ASBESTOS CLAIMANTS

      This settlement agreement (the "Claimant Agreement") is entered into by, between and among Congoleum Corporation, its predecessors, successors, distributors and assigns (collectively, "Congoleum"), and the Participating Asbestos Claimants (as defined below), by and through representative plaintiffs' counsel, Perry Weitz, Esq. and Joseph F. Rice, Esq. ("Claimants' Counsel").

                                    RECITALS

      WHEREAS, numerous individuals have asserted asbestos-related bodily injury claims against Congoleum (each an "Asbestos Claimant" and collectively, the "Asbestos Claimants"), each alleging exposure to an asbestos-containing product manufactured, sold, or distributed by Congoleum or for which Congoleum otherwise may have legal liability (the "Asbestos Claims"), and it is anticipated that additional asbestos-related bodily injury claims will continue to be asserted against Congoleum; and

      WHEREAS, Congoleum is unable to meet its liability with respect to the Asbestos Claims absent prompt payment from its insurers of their obligations under the Policies, (as defined in the Collateral Trust Agreement referenced to below); and

      WHEREAS, Congoleum believes that substantial insurance coverage is available under the Policies for asbestos-related bodily injury claims and Congoleum intends vigorously to pursue such insurance coverage; and

      WHEREAS, Congoleum, contemporaneously herewith, is executing an agreement, titled Collateral Trust Agreement, establishing a trust (the "Collateral Trust") for, among other lawful purposes not inconsistent with this Claimant Agreement, distributing certain proceeds of the Policies in accordance with the Collateral Trust Agreement and this Claimant Agreement; and

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      WHEREAS, Congoleum, contemporaneously herewith, is executing an agreement titled Security Agreement ("Security Agreement"), granting to the Collateral Trust a present and continuing security interest in Congoleum's rights to receive payment under and in certain insurance proceeds relating to the Policies; and

      WHEREAS, Congoleum entered into settlement agreements prior to this Claimant Agreement to resolve certain Asbestos Claims, under which some or all of the consideration has yet to be paid (the "Pre-Existing Settlement Agreements"); and

      WHEREAS, Congoleum may enter into additional settlement agreements to resolve certain Asbestos Claims that are scheduled for trial prior to the commencement of an anticipated chapter 11 reorganization case for Congoleum in an aggregate amount not to exceed $15,000,000.00 (the "Trial-Listed Settlement Agreements"); and

      WHEREAS, Congoleum and Claimants' Counsel, on behalf of Participating Asbestos Claimants (as defined below), wish to resolve and settle, in the amounts set forth in the compensable disease matrix attached hereto as Appendix A ("Compensable Disease Matrix"), all of the Asbestos Claims asserted by Asbestos Claimants who qualify as Participating Asbestos Claimants (as defined below) and to secure, in part, payment of the amounts for which such Asbestos Claims are settled by the grant of a security interest in the Collateral (as defined in the Security Agreement); and

      WHEREAS, Congoleum wishes to settle the Asbestos Claims asserted by Asbestos Claimants in order to attain certainty as to its asbestos-related liability to Participating Asbestos Claimants so that it may concentrate its attention on the operation of its business; and

      WHEREAS, Congoleum anticipates that it will commence a reorganization case under chapter 11 of the U.S. Bankruptcy Code; and

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      WHEREAS, Congoleum intends to incorporate the terms of this Claimant Agreement in a "pre-packaged" plan of reorganization that Congoleum shall seek to confirm in its anticipated chapter 11 case (assuming the requisite acceptances are obtained).

      NOW, THEREFORE, in consideration of the mutual covenants below contained and intending to be legally bound hereby, Congoleum and each of the Asbestos Claimants agree as follows:

                                    AGREEMENT

I.    ASBESTOS CLAIM SETTLEMENT AND QUALIFICATION

      A. Upon the terms and conditions herein, Congoleum and each Asbestos Claimant who submits the information and documentation satisfactory to the Claims Reviewer (as defined below) as required under Section I.B (such Asbestos Claimant, together with any successor or assign, a "Participating Asbestos Claimant"), hereby compromise and settle the Asbestos Claim of such Participating Asbestos Claimant. The amount for which an Asbestos Claim is liquidated, compromised and settled (the "Participating Asbestos Claimant's Settlement Amount") shall be the respective amount set forth in the Compensable Disease Matrix applicable to the particular Participating Asbestos Claimant's disease category.

B. To qualify as a Participating Asbestos Claimant, each Asbestos Claimant, or his counsel, must

            1. On or before May 15, 2003, submit in an electronic form reasonably satisfactory to the Claims Reviewer the following documents and information in form and substance satisfactory to the Claims Reviewer: (1) the Asbestos Claimant's name and social security number; (2) the Asbestos Claimant's alleged disease or injury; (3) a statement that his or her Asbestos Claim was filed in a court of competent jurisdiction on or before the Effective Date (as defined below); and (4) a statement that the Asbestos Claimant is interested in participating in this Claimant Agreement; and

                                               EXHIBIT E TO DISCLOSURE STATEMENT


            2. On or before July 1, 2003, submit in writing the following documents and information in form and substance satisfactory to the Claims
      Reviewer: (1) evidence of bodily injury, sickness or disease consistent with the terms and meaning of the Compensable Disease Matrix however, if such Asbestos Claimant was qualified as a Participating Category D Claimant under the Settlement Agreement Between ACandS, Inc. and Various Asbestos Claimants, dated April 17, 2002 (the "ACandS Claimant Agreement"), a notice indicating that the claimant will rely upon the evidence submitted to the Claims Reviewer in connection with the ACandS Claimant Agreement will satisfy this requirement; (2) a verified statement that the Asbestos Claimant was exposed to an asbestos-containing product manufactured, sold, or distributed by Congoleum or for which Congoleum has legal liability; (3) a claim form that will indicate the Asbestos Claimant's name, address, social security number, exposure date and diagnosis date; (4) proof that the Asbestos Claimant had filed a claim in a court of competent jurisdiction against Congoleum on or before the Effective Date (as defined below); and (5) a release in the form of Appendix B hereto or another form acceptable to Congoleum (collectively "Claim Documentation"). Asbestos Claimants should note that if they were qualified under the ACandS Claimant Agreement as a Non-Malignant Participating Category D Claimant, reliance on the submission in connection with the ACandS Claimant Agreement will mean qualification here as a Level 1 Non-Malignant disease category pursuant to the attached Compensable Disease Matrix.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


            3. If the Asbestos Claimant's claim was first filed after January 13, 2003, the Asbestos Claimant shall submit a sworn affidavit or other evidence satisfactory to the Claims Reviewer in order to satisfy the requirements of I.B.2.(2).

      C. A claims reviewer (the "Claims Reviewer") shall review the Claim Documentation provided by an Asbestos Claimant and shall notify the Collateral Trustee (as defined below) in writing that a particular Asbestos Claimant has satisfied the Claim Documentation requirements. The Claims Reviewer shall provide Congoleum and Claimants' Counsel with a copy of any such notices provided to the Collateral Trustee. The initial Claims Reviewer shall be the Kenesis Group. Should the Claims Reviewer identify deficiencies in the Claim Documentation submitted by an Asbestos Claimant, the Claims Reviewer shall notify Claimants' Counsel of such deficiencies. Any Asbestos Claimant who is subject to a notice of Claim Documentation deficiency shall have a period of sixty (60) days from the date of mailing of notice of deficiency to remedy such deficiencies. The Claims Reviewer and the Asbestos Claimant shall confer in good faith for fifteen (15) days in order to resolve such deficiencies. If the deficiencies identified by the Claims Reviewer are not remedied within the fifteen (15) day meet and confer period, such Asbestos Claimant will not become a Participating Asbestos Claimant and such Asbestos Claimant will be allowed to withdraw its claim.

      D. Any Asbestos Claimant may appeal a disallowance pursuant to Section I.C. by having the court in which the claim is pending determine on summary judgment basis whether the documentation satisfies the standards of allowance, and no appeal of the court's determination shall be allowed. Congoleum, Claimants' Counsel or the Plan Trustee may oppose the Asbestos Claimant's appeal.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      E. As to any Asbestos Claimant who submits Claim Documentation on or before May 20, 2003, the Claims Reviewer will mail any notice of deficiencies in Claim Documentation within forty (40) days after receipt of the Claims Documentation. As to any Asbestos Claimant who submits Claim Documentation after May 20, 2003, the Claims Reviewer will mail any notice of deficiencies in Claim Documentation within sixty (60) days after receipt of the Claims Documentation. If the Claims Reviewer does not mail notices of deficiencies within the time period set forth above to a particular Asbestos Claimant, that Asbestos Claimant's Claim Documentation shall be deemed satisfactory.

      F. Should the Claims Reviewer be unable or unwilling at any time to serve in the above-described capacity, Claimants' Counsel and Congoleum shall agree on an acceptable replacement. The Claims Reviewer shall provide periodic reports to Congoleum and Claimants' Counsel as they may reasonably request, at the expense of Congoleum.

      G. An Asbestos Claimant shall not qualify as a Participating Asbestos Claimant hereunder if the Asbestos Claimant's cause of action has been dismissed with prejudice by a court of competent jurisdiction on or before the Effective Date.

      H. Upon the Effective Date, a Participating Asbestos Claimant shall be deemed to have fully and finally liquidated, compromised and settled any and all of his or her Asbestos Claims in accordance with the terms of this Claimant Agreement.

II.   SECURED RIGHTS OF PARTICIPATING ASBESTOS CLAIMANTS

      A. On the Effective Date of this Claimant Agreement, Congoleum shall grant to the collateral trustee of the Collateral Trust (the "Collateral Trustee") for the benefit of each Participating Asbestos Claimant, a security interest (the "Security Interest") in the Collateral (as defined in the Security Agreement), as provided in and subject to the terms and conditions of the Security Agreement.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      B. The Security Interest shall secure an amount equal to seventy-five percent (75%) of the aggregate of all Participating Asbestos Claimants' Settlement Amounts (the "Secured Amount") as provided in the Collateral Trust Agreement and the Security Agreement. Congoleum's obligation to pay each Participating Asbestos Claimant its pro rata share of the Secured Amount shall be referred to herein as the "Secured Asbestos Claims."

      C. Until all of the Secured Asbestos Claims for all Participating Asbestos Claimants are paid in full, Congoleum shall evaluate, bring, prosecute, litigate, defend and settle any claim against its insurers to obtain Insurance Proceeds. Congoleum shall consult with Claimants' Counsel in order to retain a mutually acceptable counsel to prosecute any claim against its insurers to obtain Insurance Proceeds. Congoleum agrees to obtain the consent of Claimants' Counsel prior to entering into settlement of any claim against its insurers to obtain Insurance Proceeds, which consent shall not be unreasonably withheld, conditioned or delayed.

III.  TRUST ACCOUNT FOR INSURANCE PROCEEDS

      A. Payment of Secured Asbestos Claims shall be made from the Collateral Trust in accordance with the provisions of Section IV below and in accordance with the Collateral Trust Agreement.

      B. Congoleum may qualify the Collateral Trust as a Qualified Settlement Fund, pursuant to Section 468B of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder ("QSF").

      C. It is the expectation of Congoleum and Participating Asbestos Claimants that the Secured Asbestos Claims shall be paid entirely out of the Insurance Proceeds (as defined in the Security Agreement). Until such time as the Secured Asbestos Claims have been paid in full, Congoleum shall direct that payment of all Insurance Proceeds be made to the Collateral Trust and, in the event Congoleum receives any Insurance Proceeds, Congoleum, no later than five (5) business days after its receipt of any Insurance Proceeds, shall remit such Insurance Proceeds to the Collateral Trust.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


IV.   PAYMENT OF SECURED ASBESTOS CLAIMS

      A. The Collateral Trustee shall make payments to each Participating Asbestos Claimant up to the amount of such Participating Asbestos Claimant's Secured Asbestos Claim, by payment to the respective Claimants' Counsel for such Participating Asbestos Claimant, in accordance with the terms of the Collateral Trust Agreement.

      B. The portion of Congoleum's obligation to a Participating Asbestos Claimant to pay in excess of such Participating Asbestos Claimant's Secured Asbestos Claim shall constitute an unsecured claim (an "Unsecured Asbestos Claim"). Such an Unsecured Asbestos Claim shall be treated in accordance with the terms of a confirmed plan of reorganization in the event Congoleum files a chapter 11 case. If unpaid and if Congoleum does not commence a chapter 11 case within 24 months of the Effective Date, the Unsecured Asbestos Claim shall become immediately due and payable.

V.    LITIGATION MORATORIUM

      Congoleum and each Asbestos Claimant that has submitted the documents and information pursuant to Section I.B.1 agree to a 150-day litigation moratorium, commencing from the Effective Date, during which such Asbestos Claimant shall not pursue any lawsuit or other legal process with respect to any claim against Congoleum or any parent, subsidiary, distributor, or affiliate of Congoleum other than the claims process set forth in Section I above. Congoleum and each such Asbestos Claimant agree to toll all time-related affirmative defenses (including statute of limitation defenses) applicable to the respective Asbestos Claims during the period of the 150-day litigation moratorium.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


VI.   PAYMENT TO CLAIMANTS COUNSEL

      Promptly on or as soon as practicable after the Effective Date of this Claimant Agreement, Congoleum will pay $1,000,000 to each Claimants' Counsel ("Expense Payments"). Expense Payments will be used by Claimants' Counsel to pay all out-of-pocket expenses, reasonable professionals' fees and expenses, and other costs that Claimants' Counsel may have incurred or may incur (i) in connection with the negotiation and implementation of this Claimant Agreement and the related Collateral Trust Agreement and Security Agreement, (ii) in connection with the negotiation of a possible "pre-packaged" chapter 11 plan of reorganization for Congoleum, and/or (iii) in connection with due diligence investigations related to a possible chapter 11 plan of reorganization.

VII.  CONSTRUCTION, ENTIRE AGREEMENT, DURATION

      A. This Claimant Agreement was negotiated between the parties hereto at arm's length, with each party receiving advice from independent legal counsel. It is the intent of the parties that no part of this Claimant Agreement be construed against any other party because of the identity of the drafter.

      B. This Claimant Agreement constitutes a single integrated written contract expressing the entire agreement among the parties hereto. This Claimant Agreement supersedes any prior understandings and agreements between or among the parties with respect to the subject matter of the Claimant Agreement. There are no representations, agreements, arrangements or understandings between or among the parties, oral or written, relating to the subject matter of this Claimant Agreement that are not fully expressed herein. Any statements, promises or inducements, whether made by any party or any agents of any party, that are not contained in this written Claimant Agreement shall not be valid or binding. The failure or invalidation of any provision of this Claimant Agreement shall not in any way affect the validity, or performance of any party pursuant to, any other provision of this Claimant Agreement.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      C. The effective date of this Claimant Agreement shall be the date on which the Claimant Agreement has been signed and delivered by Congoleum and Claimants' Counsel ("Effective Date"). This Claimant Agreement shall have perpetual existence and may not be enlarged, modified or altered except by a written agreement signed by Congoleum and Claimants' Counsel.

      D. The signatory who has executed this Claimant Agreement on behalf of Congoleum expressly represents and warrants that he or she is fully authorized to sign on behalf of Congoleum for the purpose of duly binding Congoleum to this Claimant Agreement. The Claimant Agreement shall be binding upon the parties and their respective successors and assigns.

VIII. BANKRUPTCY OBLIGATIONS

      Congoleum shall incorporate substantially all of the material terms of this Claimant Agreement in any plan of reorganization that it may file or support in any chapter 11 case that Congoleum may commence as a debtor

IX. AGREEMENT TO MEET AND CONFER

      To the extent any dispute arises over the application, interpretation or performance of this Claimant Agreement, Congoleum and Claimants' Counsel, on behalf of Participating Asbestos Claimants, agree to meet and confer for the purpose of attempting to resolve amicably any such dispute. To the extent any dispute cannot be resolved amicably by negotiation, Congoleum and Claimants' Counsel, on behalf of the Participating Asbestos Claimants, agree that they shall attempt to agree on an alternative dispute resolution mechanism before initiating any lawsuit; provided, however, that nothing contained herein shall obligate either Congoleum or Claimants' Counsel to agree to any alternative dispute resolution mechanism.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


X.    NOTICES

      All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes (if mailed) three (3) calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one (1) business day after being delivered to such courier, or (if delivered in person or via facsimile with faxed confirmation) the same day as delivery if delivered on a business day before 4:30 p.m. EST or EDT (as applicable) or if not so delivered, on the next succeeding business day, except with respect to notices issued to the Collateral Trustee, such notices shall be deemed received on the date actually received by the Collateral Trustee. Notice to the Claimants' Counsel shall be deemed notice to each Asbestos Claimant. Notices shall be addressed as follows:

Congoleum:

Roger Marcus
Congoleum Corporation
3500 Quakerbridge Road
P.O. Box 3127
Mercerville, NJ 08619
(609) 584-3000 - Telephone No.
(609) 584-3685 - Facsimile No.

With copies to:

Bette Orr, Esq.
Gilbert, Heintz & Randolph LLP
1100 New York Avenue
7th Floor
Washington, DC 20005
(202) 772-2200 - Telephone No.
(202) 772-3333 - Facsimile No.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


Norman L. Pernick, Esq.
Saul Ewing LLP
222 Delaware Avenue
Suite 1200
Wilmington, DE 19899
(302) 421-6800 - Telephone No.
(302) 421-6813 - Facsimile No.

Mark Chehi, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899
(302) 651-3000 - Telephone No.
(302) 651-3001 - Facsimile No.

Collateral Trustee:

Arthur Pergament
Pergament Advisors
950 Third Avenue, 3rd Floor
New York, NY 10022
(212) 754-7913
(212) 994-6229

Claimants' Counsel:

Perry Weitz, Esq.
Weitz & Luxenberg
180 Maiden Lane
New York, NY 10038
(212) 558-5500 - Telephone No.
(212) 344-5461 - Facsimile No.

Joseph F. Rice, Esq.
28 Bridgeside Boulevard
P.O. Box 1792
Mt. Pleasant, SC 29464
(843) 216-9000 - Telephone No.
(843) 216-9290 - Facsimile No.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


XI. GOVERNING LAW

      All disputes concerning the validity, interpretation and application of the Claimant Agreement or the Appendices hereto, or any provision thereof, and disputes concerning issues within the scope of the Claimant Agreement shall be determined in accordance with the law of the State of Delaware, excluding any conflict of law provisions.

XII. MISCELLANEOUS

      A. Each party shall take such steps and shall execute such documents as reasonably may be necessary or proper to effectuate the purpose and intent of this Claimant Agreement.

      B. This Claimant Agreement shall be executed in duplicate originals and signed by or on behalf of the parties hereto.

      C. This Claimant Agreement may be executed in any number of counterparts. Each of such counterparts for all purposes shall be deemed to be an original, and all such counterparts together shall constitute but one and the same Claimant Agreement.

      IN WITNESS WHEREOF, the parties have caused this Claimant Agreement to be duly executed this 10th day of April 2003.

                                    CONGOLEUM CORPORATION

                                    By /s/ Howard N. Feist III
                                       ---------------------------

                                    Title Chief Financial Officer
                                          ------------------------

                                    PARTICIPATING ASBESTOS CLAIMANTS

                                    By Claimants' Counsel

                                       /s/ Perry Weitz
                                       ---------------------------
                                           Perry Weitz, Esq.

                                       /s/ Joseph F. Rice
                                       ---------------------------
                                           Joseph F. Rice, Esq.

                                               EXHIBIT E TO DISCLOSURE STATEMENT
APPENDIX A


                           Compensable Disease Matrix

    ------------------------------------------------------------------------
      Disease Category                   Settlement Amount*
      ----------------                   ------------------
    ------------------------------------------------------------------------
        Mesothelioma                          $100,000
    ------------------------------------------------------------------------
         Lung Cancer                           $30,000
    ------------------------------------------------------------------------
        Other Cancer                           $10,000
    ------------------------------------------------------------------------
    Level II Non-Malignant                      $3,000
    ------------------------------------------------------------------------
    Level I Non-Malignant                       $1,000
    ------------------------------------------------------------------------

* Settlement Amounts do not include Extraordinary Claim Settlement Amounts, if any (as defined below)


                                Medical Criteria

      To satisfy the requirements of Section I.B.2(1) of the Settlement Agreement Between Congoleum Corporation and Various Asbestos Claimants (the "Claimant Agreement"), a Participating Asbestos Claimant (as defined in the Claimant Agreement) must submit the evidence listed below for his or her applicable disease category.

XIII. GENERAL PROVISIONS

      For purposes of this Appendix, the following terms shall have the meanings set forth below. Terms used in singular shall be deemed to include the plural, and vice versa.

      A. "Basilar Crackles," sometimes called "rales," shall mean those sounds described in American Thoracic Society, "The Diagnosis of Nonmalignant Diseases Related to Asbestos," 134 American Review of Respiratory Disease 363(1986), and shall be observed in accordance with the criteria set forth therein.

      B. "Board-certified Internist" shall mean a physician licensed to practice medicine in the District of Columbia or in one or more U.S. states or territories and certified by the American Board of Internal Medicine in internal medicine at the time of that physician's relevant medical report or document.

      C. "Board-certified Pathologist" shall mean a physician licensed to practice medicine in the District of Columbia or in one or more U.S. states or territories and certified in anatomic pathology, or combined anatomic and clinical pathology, from the American Board of Pathology, and whose professional practice includes the field of pathology and involves regular evaluation of pathological materials obtained from surgical and post-mortem specimens.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      D. "Board-certified Pulmonary Specialist" shall mean a physician licensed to practice medicine in the District of Columbia or in one or more U.S. states or territories and certified by the American Board of Internal Medicine in the sub-specialty of pulmonary disease at the time of the relevant medical report.

      E. "Certified B-reader" shall mean an individual who has successfully completed the x-ray interpretation course sponsored by the National Institute of Occupational Safety and Health (NIOSH) and passed the NIOSH examination for certification as a B-reader and whose NIOSH certification is up to date at the time of his or her interpretation of the x-rays. Certified B-reader shall also include an individual who was at one time a certified B-reader and who has not subsequently failed the exam for certification or recertification as a B-reader.

      F. "Chest x-rays" shall mean chest radiographs taken in at least one view (Posterior-Anterior and Lateral) and graded quality 1 or 2 for reading according to the criteria established by the ILO. Notwithstanding the foregoing, in cases in which no quality 1 or 2 radiographs are available, radiographs of poorer quality shall not be automatically rejected but shall be evaluated for acceptability on a case-by-case basis.

      G. "ILO Grade" shall mean the radiology ratings for the presence of pleural or parenchymal lung changes by chest x-rays as established from time to time by the International Labour Office (ILO) and as set forth in "Guidelines for the Use of ILO International Classification of Radiographs of Pneumoconioses" (1980).

      H. "Occupational Physician" shall mean a physician specializing in the diagnosis and treatment of lung disease who is currently licensed to practice medicine in any state of the United States, the District of Columbia or any U.S. territory.

      I. "Predicted Values" for spirometry and lung volumes shall be those published by Morris, Clinical Pulmonary Function Testing, 2d Edition, Intermountain Thoracic Society (1984), or by Crapo, et al., "Reference Spirometric Values Using Techniques and Equipment That Meet ATS Recommendations," 123 American Review of Respiratory Diseases 659-64 (1981), or others that are substantially equivalent. "Predicted Values" for diffusing capacity shall be those published by Miller, et al., 127 American Review of Respiratory Disease 270-77
            (1983), or others that are substantially equivalent.

      J. "Pulmonary Function Testing" shall mean spirometry [forced vital capacity ("FVC"), the ratio of forced expiratory volume exhaled in one second over forced vital capacity ("FEV-1/FVC"), and vital capacity ("VC")], lung volume [total lung capacity ("TLC")], and diffusing capacity ("DLCO") testing that is in material compliance with the quality criteria established by the American Thoracic Society ("ATS") and is performed on equipment which is in material compliance with ATS standards for technical quality and calibration, all as set forth in 20 C.F.R. 718.103 and Appendix B thereto or in

                                               EXHIBIT E TO DISCLOSURE STATEMENT


            the ATS guidelines in 144 American Review of Respiratory Disease 1202-18 (1991), and 152 American Review of Respiratory and Critical Care Medicine 1107-36 (1995), or other standards for technical quality and calibration that are substantially equivalent to the ATS standards. The Claims Reviewer may examine all back-up data (including, without limitation, flow volume loops and spirographs) pertaining to Pulmonary Function Testing of a Participating Asbestos Claimant to ensure that these quality criteria and standards have been satisfied in all material respects.

      K. "Qualified Physician" shall mean any physician as defined in Section I.B to D, and H and for purposes of x-ray interpretation any individual as defined in Section I.E.

XIV.  MESOTHELIOMA

      In order for a Participating Asbestos Claimant to satisfy the requirements of Section I.B.2(1) of the Claimant Agreement for the Mesothelioma disease category, the Participating Asbestos Claimant must submit a report by a Board-certified Pathologist, or another competent physician acceptable to the Claims Reviewer, supporting the Participating Asbestos Claimant's diagnosis of a malignant mesothelioma.

XV.   LUNG CANCER

      In order for a Participating Asbestos Claimant to satisfy the requirements of Section I.B.2(1) of the Claimant Agreement for the Lung Cancer disease category, the Participating Asbestos Claimant must submit:

      A. A report by a Qualified Physician establishing that the Participating Asbestos Claimant has a primary carcinoma of the lung; and

      B.    Either one of the following:

            1. A statement from a Qualified Physician that the carcinoma in question is causally related to Participating Asbestos Claimant's asbestos exposure; or

            2. A report by a Certified B-reader showing that the Participating Asbestos Claimant has a Chest X-ray reading of 1/0 or higher on the ILO scale and/or bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification.

XVI.  OTHER CANCER

      In order for a Participating Asbestos Claimant to satisfy the requirements of Section I.B.2(1) of the Claimant Agreement for the Other Cancer disease category, the Participating Asbestos Claimant must submit:

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      A. A report by a Board-certified Pathologist establishing the Participating Asbestos Claimant with a primary colorectal, esophageal, laryngeal, pharyngeal or gastric carcinoma; and

      B.    Either one of the following:

            1. A statement by a Qualified Physician that the carcinoma in question is causally related to Participating Asbestos Claimant's asbestos exposure; or

            2. A report by a Certified B-reader showing that the Participating Asbestos Claimant has a Chest X-ray reading of 1/0 or higher on the ILO scale and/or bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification. No other asbestos-related cancer shall be compensable as an Other Cancer under this Claimant Agreement.

XVII. LEVEL II NON-MALIGNANT

      In order for a Participating Asbestos Claimant to satisfy the requirements of Section I.B.2(1) of the Claimant Agreement for the Level II Non-Malignant disease category, the Participating Asbestos Claimant must submit:

      A. Clinical Evidence of Asbestosis: A diagnosis of pulmonary asbestosis by a Qualified Physician based upon either or the following two sets of minimum objective criteria:

            1. Chest x-rays which, in the opinion of a Certified B-reader, show small irregular opacities of ILO Grade 1/0; and Pulmonary Function Testing and physical examination that show either:

                  a. FVC < 80% of Predicted Value with FEV-1/FVC >/= 65% (actual value) if the individual tested is at least 75 years old at the date of testing, >/= 70% (actual value) if the individual tested is at least 65 years old but less than 75 years old at the date of testing, and >/= 75% (actual value) if the individual tested is less than 65 years old at the date of testing; or

                  b.    TLC < 80% of Predicted Value; or

                  c. Bilateral Basilar Crackles, and also the absence of any more probable explanation for the crackles other than the presence of asbestos-related lung disease; or

            2. Chest x-rays which, in the opinion of a Certified B-reader show small irregular opacities of ILO grade 1/1 or greater; and Pulmonary Function Testing that shows either:

                                               EXHIBIT E TO DISCLOSURE STATEMENT


                  a. FVC < 80% of Predicted Value with FEV-1/FVC >/= 65% (actual value) if the individual tested is at least 70 years old at the date of testing, >/= 70% (actual value) if the individual tested is at least 60 years old but less than 70 years old at the date of testing, and >/= 75% (actual value) if the individual tested is less than 60 years old at the date of testing; or

                  b.    TLC < 80% of Predicted Value.

      B.    Pathological Evidence of Asbestosis: A statement by a
            Board-certified Pathologist that more than one representative section of lung tissue otherwise uninvolved with any other process (e.g., cancer or emphysema) demonstrates a pattern of peribronchiolar or parenchymal scarring in the presence of characteristic asbestos bodies, and also that there is no other more probable explanation for the presence of the fibrosis.

      C. Bilateral Pleural Thickening: Chest x-rays demonstrating bilateral pleural thickening of ILO Grade B2 or greater that (1) has not been followed by a malignancy; and (2) is not explained by any other condition in the subject's history; and Pulmonary Function Testing that, in the opinion of a Board-certified Internist, Pulmonary Specialist, or Occupational Physician shows:

            1.    TLC < 80% of Predicted Value; or

            2.    FVC < 80% of Predicted Value; and in either case

            3. A statement by the Board-certified Internist, Pulmonary Specialist, or Occupational Physician that the asbestos-related changes are substantial contributing factors in causing the pulmonary function changes.

XVIII. LEVEL I NON-MALIGNANT

      In order for a Participating Asbestos Claimant to satisfy the requirements of Section I.B.2(1) of the Claimant Agreement for the Level I Non-Malignant disease category, the Participating Asbestos Claimant must submit either:

      A. A report by a Qualified Physician stating that the Participating Asbestos Claimant has or had a Chest X-ray reading of 1/0 or higher on the ILO scale, or a CT scan read by a Qualified Physician showing bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification or if an ILO reading is not available, a Chest X-Ray reading or CT scan read by a Qualified Physician showing bilateral interstitial fibrosis, bilateral interstitial markings, bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification consistent with, or compatible with, a diagnosis of asbestos-related disease, or such other competent evidence acceptable to the Claims Reviewer with medical evidence such as a diagnosis of an asbestos-related condition by a Qualified Physician, showing that the Participating Asbestos Claimant's non-malignant condition is causally related to asbestos exposure; or

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      B.    A statement by a Board-certified Pathologist that:

            1. More than one representative section of lung tissue otherwise uninvolved with any other process (e.g. cancer, emphysema) demonstrates a pattern of per bronchiolar or parenchymal scarring in the presence of characteristic asbestos bodies; and

            2. There is no other more likely explanation for the presence of the fibrosis.


                              Extraordinary Claims

      The Claims Reviewer may award a settlement amount to a Participating Asbestos Claimant up to five (5) times the Settlement Amount for the Disease Category in question ("Extraordinary Claim Settlement Amount"). The procedures relating to any such award are as follows:

      At the same time that an Asbestos Claimant submits the documentation required under Section I.B.2 of the Claimant Agreement, an Asbestos Claimant may request in writing to the Claims Reviewer that his or her Asbestos Claim be considered for an Extraordinary Claim Settlement Amount.

      A Participating Asbestos Claimant may be entitled to an Extraordinary Claim Settlement Amount only if he or she:

            Satisfies the requirements to the Medical Criteria above for the Disease Category in question; and

            Demonstrates that his or her exposure to asbestos was greater than 40% the result of exposure to an asbestos-containing product manufactured, sold, or distributed by Congoleum or for which Congoleum otherwise may have legal liability; and

            Demonstrates that there is little likelihood of a successful recovery elsewhere.

      C. The Claims Reviewer shall consider simultaneously all requests for an Extraordinary Claim Settlement Amount no later than ninety (90) days from the deadline to submit Claim Documentation under Section I.B.2 of the Claimant Agreement. The Claims Reviewer shall notify the Participating Asbestos Claimants in writing as to whether the Participating Asbestos Claimants is entitled to the requested Extraordinary Claims Settlement Amount and the amount of the Extraordinary Claims Settlement Amount, if any.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      D.    Appeal Procedures

            1. A Participating Asbestos Claimant may appeal a Claims Reviewer's determination by requesting arbitration in writing to the Claims Reviewer within ten (10) days of receipt of the Claims Reviewer's determination.

            2. The neutral arbitrator shall be Michael Rozen from The Feinberg Group, LLP (the "Arbitrator"). Should Mr. Rozen be unable or unwilling at any time to serve as the Arbitrator, Claimants' Counsel and Congoleum shall agree on an acceptable replacement.

            3. The Arbitrator shall consider the positions of the parties as set forth in written submissions to be filed with the Arbitrator within sixty (60) days after the written request for arbitration.

            4. The Arbitrator shall make a final decision within sixty (60) days of the date set for submission. The Arbitrator is not empowered to award damages in excess of the maximum amount of the Extraordinary Claims Settlement Amount for the Disease Category in question and the Participating Asbestos Claimant expressly waives and foregoes any right to punitive, exemplary or similar damages. The decision of the Arbitrator shall be final and binding.

            5. The Participating Asbestos Claimant shall bear its own costs. The reasonable fees and costs of the Arbitrator and the reasonable costs incurred by the Claims Reviewer shall be paid by the Collateral Trust, Plan Trust or any successor trust (as defined in Collateral Trust Agreement).

                                               EXHIBIT E TO DISCLOSURE STATEMENT
APPENDIX B

                              RELEASE AND INDEMNITY

STATE OF _____________________

COUNTY OF ____________________

      KNOW ALL MEN BY THESE PRESENTS THAT the Undersigned, [Executor], individually and as [Capacity] of the Estate of _______________, deceased (Social Security No. __________) ("Decedent"), on behalf of himself or herself and the heirs, administrators, executors, personal representatives, and assigns of Decedent, hereinafter collectively referred to as "Releasors," for consideration of the sum of One Dollar and other good and valuable consideration, do hereby forever release and discharge Congoleum Corporation, all of its present and former shareholders, directors, officers, employees, agents and servants, and all of its present and former divisions and subsidiary corporations, and any and all predecessors, successors, distributors, and assigns, and their insurance carriers to the extent of coverage provided to any of the foregoing, hereinafter collectively referred to as "Releasees," from any and all claims, causes or rights of action, demands and damages of every kind and nature whatsoever, including but not limited to, any and all present claims relating to asbestos-related diseases, injuries, cancers, and/or malignancies, including, but not limited to, loss of consortium, companionship, service, support, pain and suffering, medical expenses, injury and damage of any kind, including the wrongful death of Decedent, which any of the Releasors now has that is in any way related to the possible exposure of Decedent to asbestos or asbestos-containing products manufactured, sold, supplied, distributed, installed, handled, or removed by any of the Releasees, which may have caused injuries or damages to any of the Releasors or for which Releasees may bear legal responsibility. The undersigned reserve all rights to proceed at law and/or in equity against any person, corporation and/or association other than Releasees for harmful exposure to asbestos or asbestos- containing products.

      The Releasors agree that this is a compromise of doubtful and disputed claims and that the payment of the consideration for this Release is not to be considered as an admission of liability on the part of any person or entity released hereby. It is further understood that this Release is not intended to relinquish any claim the Releasees may have against any party or any claim the Releasors have against any party that is not a Releasee. The parties further agree that this Agreement shall not be admissible in any suit or proceeding whatsoever as evidence or admission of any liability.

      In order to induce the payment of the aforesaid consideration, the Releasors, jointly and severally, do covenant and agree to defend, hold harmless and indemnify all Releasees from any and all claims, actions, and suits of every nature whatsoever, including without limitation any and all claims (i) of any Worker's Compensation carrier, any employer who is self-insured for Worker's Compensation purposes, any governmental Worker's Compensation funds, and/or arising under any state Worker's Compensation law, (ii) arising under the Federal Longshoremen's and Harbor Workers' Act, (iii) of any health care provider (including all medical, hospital, ambulance and/or drug bills or related expenses), and (iv) of any insurance carrier or other party who has, or claims to have, a lien against the aforesaid consideration, and all such claims as may now be pending or which may heretofore have been made, against any or all

                                               EXHIBIT E TO DISCLOSURE STATEMENT
APPENDIX B

of the Releasees, which may be brought and/or made on account of any claimed injuries and/or damages arising from or relating to the exposure of Decedent to asbestos or asbestos-containing products, and to indemnify them in legal tender and/or by offset, up to the full extent of the compensation paid or to be paid pursuant to the Claimant Agreement (defined below). The Release and Indemnity provisions contained herein are specifically intended to operate and be applicable even if it is alleged, charged or proven that all or some of the claims released or damages sought are caused in whole or in part by the sole, concurrent or contributory negligence or other conduct of any type by any of the Releasees.

      It is further agreed that this Release and that certain Settlement Agreement between Congoleum Corporation. and Various Asbestos Claimants (the "Claimant Agreement"), in which Releasors have joined, set forth the entire agreement between the parties and there is no other promise, agreement or inducement other than that as expressed herein and in the Settlement Agreement.

      The undersigned further states:

1. That he or she is of legal age, with no mental disability of any kind, and is fully and completely competent to execute this Release and Indemnity on his or her own behalf and on behalf of the Estate of Decedent and the other Releasors. The undersigned certifies that he or she is the duly appointed [Capacity] of the Estate of Decedent, having been appointed to that position by order of a court of competent jurisdiction;

2. That the above Release and Indemnity has been explained to the undersigned and he or she knows the contents as well as the effect thereof;

3. That he or she understands that Congoleum has made a settlement offer to pay approximately _______ claims and the amount of compensation paid with respect to Decedent is based on the application of a matrix value to Decedent's medical diagnosis; and

4. That Decedent was exposed to an asbestos-containing product manufactured, sold, or distributed by Congoleum or for which Congoleum has legal liability.

      The undersigned further states that he or she executed this instrument after consultation with his or her attorney or the opportunity to consult with an attorney.

      The undersigned hereby declares under penalty of perjury, pursuant to 28 U.S.C ss. 1746, that the foregoing is true and correct,

____________________________________

[Executor's Name]

Date: ______________________________

                                               EXHIBIT E TO DISCLOSURE STATEMENT
APPENDIX B

                              RELEASE AND INDEMNITY

      STATE OF ____________

      COUNTY OF ___________

      KNOW ALL MEN BY THESE PRESENTS THAT WE, [Name], (Social Security No. __________) ("Claimant"), individually, and, if he/she is married, his/her spouse, [Spouse] ("Spouse"), Social Security No. _____________, as husband and wife, on behalf of themselves, their heirs, administrators, executors, personal representatives, and assigns, hereinafter collectively referred to as "Releasors," for consideration of the sum of One Dollar and other good and valuable consideration, do hereby forever release and discharge Congoleum Corporation, all of its present and former shareholders, directors, officers, employees, agents and servants, and all of its present and former divisions and subsidiary corporations, and any and all predecessors, successors, distributors and assigns, and their insurance carriers to the extent of coverage provided to any of the foregoing, hereinafter collectively referred to as "Releasees," from any and all claims, causes or rights of action, demands and damages of every kind and nature whatsoever, including but not limited to, any and all present claims relating to asbestos-related diseases, injuries, cancers, and/or malignancies, including, but not limited to, loss of consortium, companionship, service, support, pain and suffering, medical expenses, injury and damage of any kind, including the wrongful death of Claimant, which any of the Releasors now has that is in any way related to the possible exposure of Claimant to asbestos or asbestos-containing products manufactured, sold, supplied, distributed, installed, handled, or removed by any of the Releasees, which may have caused injuries or damages to any of the Releasors or for which Releasees may bear legal responsibility. The undersigned reserve all rights to proceed at law and/or in equity against any person, corporation and/or association other than Releasees for harmful exposure to asbestos or asbestos- containing products.

      It is the intent of this Release not to release, and the Releasors specifically do not release, claims for lung cancer, mesothelioma, primary colon-rectal, laryngeal, esophageal or stomach cancer, or death resulting from lung cancer, mesothelioma, primary colon-rectal, laryngeal, esophageal or stomach cancer, not diagnosed as of the date hereof and allegedly resulting or alleged to result from Claimant's exposure to asbestos or asbestos-containing products.

      The parties to this Release further understand and agree that nothing in this Release is intended to settle, waive or relinquish any claim that Spouse individually may have today or in the future against Releasees or any other entity for an asbestos-related injury or disease that results from his/her personal exposure to asbestos-fibers and/or products manufactured, sold or distributed by Releasees or any other manufacturer, supplier or distributor of asbestos-containing products. The Releasors further agree that this is a compromise of doubtful and disputed claims and that the payment of the consideration for this Release is not to be considered as an admission of liability on the part of any person or entity released hereby. It is further understood that this Release is not intended to relinquish any claim the Releasees may have against any party or any claim the Releasors have against any party that is not a Releasee. The parties further agree that this Agreement shall not be admissible in any suit or proceeding whatsoever as evidence or admission of any liability.

      In order to induce the payment of the aforesaid consideration, the Releasors, jointly and severally, do covenant and agree to defend, hold harmless and indemnify all Releasees from any and all claims, actions, and suits of every nature whatsoever, including without limitation any and all claims (i) of any

                                               EXHIBIT E TO DISCLOSURE STATEMENT
APPENDIX B

Worker's Compensation carrier, any employer who is self-insured for Worker's Compensation purposes, any governmental Worker's Compensation funds, and/or arising under any state Worker's Compensation law, (ii) arising under the Federal Longshoremen's and Harbor Workers' Act, (iii) of any health care provider (including all medical, hospital, ambulance and/or drug bills or related expenses), and (iv) of any insurance carrier or other party who has, or claims to have, a lien against the aforesaid consideration, and all such claims as may now be pending or which may heretofore have been made against any or all of the Releasees, which may be brought and/or made on account of any claimed injuries and/or damages arising from or relating to the exposure of Claimant to asbestos or asbestos-containing products, and to indemnify them in legal tender and/or by offset, up to the full extent of the compensation paid or to be paid pursuant to the Settlement Agreement. The Release and Indemnity provisions contained herein are specifically intended to operate and be applicable even if it is alleged, charged or proven that all or some of the claims released or damages sought are caused in whole or in part by the sole, concurrent or contributory negligence or other conduct of any type by any of the Releasees.

      It is further agreed that this Release and that certain Settlement Agreement between Congoleum Corporation and Various Asbestos Claimants (the "Claimant Agreement"), in which Releasors have joined, set forth the entire agreement between the parties and there is no other promise, agreement or inducement other than that as expressed herein and in the Claimant Agreement.

      The undersigned further state:

1. That each of them is of legal age, with no mental disability of any kind, and is fully and completely competent to execute this Release and Indemnity on his or her own behalf;

2. That the above Release and Indemnity has been explained to them and they know the contents as well as the effect thereof;

3. That they understand that Congoleum Corporation made a settlement offer to pay approximately ______ claims and the amount of compensation paid to Claimant is based on the application of a matrix value to Claimant's medical diagnosis; and

4. That Claimant was exposed to an asbestos-containing product manufactured, sold, or distributed by Congoleum or for which Congoleum has legal liability.

      The undersigned further state that they executed this instrument after consultation with their attorney or the opportunity to consult with an attorney.

      Each of the undersigned hereby declares under penalty of perjury, pursuant to 28 U.S.C ss. 1746, that the foregoing is true and correct,

      __________________________________
      [Name]
      Social Security No. ______________
      Date: ____________________________


      __________________________________
      [Spouse]
      Social Security No. ______________
      Date: ____________________________

                                               EXHIBIT E TO DISCLOSURE STATEMENT


                 FIRST AMENDMENT TO SETTLEMENT AGREEMENT BETWEEN
              CONGOLEUM CORPORATION AND VARIOUS ASBESTOS CLAIMANTS

      This first amendment to the Settlement Agreement Between Congoleum Corporation And Various Asbestos Claimants ("Amendment to the Claimant Agreement") is entered into by, between and among Congoleum Corporation, its predecessors, successors, distributors and assigns (collectively, "Congoleum"), and the Participating Asbestos Claimants, by and through representative plaintiffs' counsel, Perry Weitz, Esq. and Joseph F. Rice, Esq. ("Claimants' Counsel").

                                    RECITALS

      WHEREAS, Congoleum and Participating Asbestos Claimants entered into an agreement titled Settlement Agreement Between Congoleum Corporation And Various Asbestos Claimants (the "Claimant Agreement") dated April 10, 2003; and

      WHEREAS, Congoleum and Participating Asbestos Claimants wish to extend the time within which Asbestos Claimants may accept the terms of the Claimant Agreement and agree to be bound by the Claimant Agreement and to extend the time for such Asbestos Claimants to be eligible to provide Claim Documentation and to qualify as a Participating Asbestos Claimant; and

      WHEREAS, Congoleum, the Collateral Trustee and the Delaware Trustee entered into the Collateral Trust Agreement pursuant to which a statutory trust under the Delaware Statutory Trust Act was created on April 17, 2003 (the "Collateral Trust Agreement"); and

      WHEREAS, Congoleum, the Collateral Trustee, and the Delaware Trustee, with the consent of Claimants' Counsel, contemporaneously herewith are executing that certain first amendment to the Collateral Trust Agreement (the "Amendment to the Collateral Trust Agreement"); and

      WHEREAS, on or about April 11, 2003 and April 17, 2003, respectively, Congoleum executed agreements titled "Security Agreement" and "Second Security Agreement" (collectively, the "Security Agreements") granting to the Collateral Trust a present and continuing security interest in certain insurance proceeds; and

      WHEREAS, Congoleum and the Collateral Trustee have contemporaneously herewith terminated the Security Agreements and entered into a subsequent security agreement ("Superceding Security Agreement") to eliminate any confusion as to the effective date of the grant of the Security Interest; and

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      WHEREAS, the Parties desire to enter into this Amendment to the Claimant Agreement to confirm their agreement with respect to (i) the amendment of certain deadlines related to qualification as Participating Claimants; (ii) the termination of the Security Agreements; (iii) the execution of the Superceding Security Agreement; and (iv) certain other matters relating to the foregoing, as hereafter provided;

      NOW, THEREFORE, intending to be legally bound hereby, Congoleum and each of the Participating Asbestos Claimants agree that the Claimant Agreement shall be amended as follows:

                                    AGREEMENT

      1. Section I.B.1 and I.B.2 of the Claimant Agreement shall be replaced in its entirety with:

            B. To qualify as a Participating Asbestos Claimant, each Asbestos Claimant, or his counsel, must

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      1. On or before July 1, 2003, submit in an electronic form reasonably satisfactory to the Claims Reviewer the following documents and information in form and substance satisfactory to the Claims Reviewer: (1) the Asbestos Claimant's name and social security number; (2) the Asbestos Claimant's alleged disease or injury; (3) for all cases filed after February 14, 2003, a statement by counsel of record that the claimant can comply with exposure requirements of the Agreement; (4) a statement that his or her Asbestos Claim was filed in a court of competent jurisdiction on or before July 1, 2003; and (5) a statement that the Asbestos Claimant is interested in participating in this Claimant Agreement; and

      2. On or before August 15, 2003, submit in writing the following documents and information in form and substance satisfactory to the Claims Reviewer: (1) evidence of bodily injury, sickness or disease consistent with the terms and meaning of the Compensable Disease Matrix; however, if such Asbestos Claimant was qualified as a Participating Category D Claimant under the Settlement Agreement Between ACandS, Inc. and Various Asbestos Claimants, dated April 17, 2002 (the "ACandS Claimant Agreement"), a notice indicating that the claimant will rely upon the evidence submitted to the Claims Reviewer in connection with the ACandS Claimant Agreement will satisfy this requirement; (2) a statement swearing under penalty of perjury or witnessed by a notary, that the Asbestos Claimant was exposed to an asbestos-containing product manufactured, sold, or distributed by Congoleum or for which Congoleum has legal liability; (3) a claim form that will indicate the Asbestos Claimant's name, social security number, exposure date and diagnosis date; (4) proof that the Asbestos Claimant had filed a claim in a court of competent jurisdiction against Congoleum on or before July 1, 2003; and (5) a release in the form of Appendix B hereto or another form acceptable to Congoleum (collectively "Claim Documentation"). Asbestos Claimants should note that if they were qualified under the ACandS Claimant Agreement as a Non-Malignant Participating Category D Claimant, reliance on the submission in connection with the ACandS Claimant Agreement will mean qualification here as a Level 1 Non-Malignant disease category pursuant to the attached Compensable Disease Matrix.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      2. Section I.E of the Claimant Agreement shall be replaced in its entirety with:

            E. As to any Asbestos Claimant who submits Claim Documentation on or before July 7, 2003, the Claims Reviewer will mail any notice of deficiencies in Claim Documentation within thirty (30) days after receipt of the Claims Documentation. As to any Asbestos Claimant who submits Claim Documentation after July 7, 2003, the Claims Reviewer will mail any notice of deficiencies in Claim Documentation within sixty (60) days after receipt of the Claims Documentation. If the Claims Reviewer does not mail notices of deficiencies within the time period set forth above to a particular Asbestos Claimant, that Asbestos Claimant's Claim Documentation shall be deemed satisfactory.

      3. Sections II.A and II.B of the Claimant Agreement shall be replaced in their entirety with:

II.   SECURED RIGHTS OF PARTICIPATING ASBESTOS CLAIMANTS

      A. The Security Interest contemplated by the Superceding Security Agreement shall secure an amount equal to seventy-five percent (75%) of the aggregate of all Participating Asbestos Claimants' Settlement Amounts (the "Secured Amount") as provided in the Collateral Trust Agreement and the Superceding Security Agreement. Congoleum's obligation to pay each Participating Asbestos Claimant its pro rata share of the Secured Amount shall be referred to herein as the "Secured Asbestos Claims."

      B. Until all of the Secured Asbestos Claims for all Participating Asbestos Claimants are paid in full, Congoleum shall evaluate, bring, prosecute, litigate, defend and settle any claim against its insurers to obtain Insurance Proceeds. Congoleum shall consult with Claimants' Counsel in order to retain a mutually acceptable counsel to prosecute any claim against its insurers to obtain Insurance Proceeds. Congoleum agrees to obtain the consent of Claimants' Counsel prior to entering into settlement of any claim against its insurers to obtain Insurance Proceeds, which consent shall not be unreasonably withheld, conditioned or delayed.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      4. Section II.C of the Claimant Agreement shall be deleted.

      5. The paragraph below shall be added to the Claimant Agreement as Section
III.D:

            D. The beneficial interests in the Collateral Trust are not transferable or assignable, except as may be provided under operation of law or after the death of a Participating Asbestos Claimant pursuant to a will or the law applicable to the decendent's estate. The beneficial interests in the Collateral Trust shall not be evidenced by a separate certificate. Nothing in this paragraph III.D shall in any way restrict the ability of the Collateral Trust to transfer the Trust Assets (as defined in the Collateral Trust Agreement) to any trust established pursuant to a plan of reorganization for Congoleum under chapter 11 of the United States Bankruptcy Code.

      6. Other than expressly provided for herein, the terms of the Claimant Agreement shall remain in full force and effect.

      7. The Claimant Agreement and this Amendment to the Claimant Agreement (collectively, the "Agreements") constitute a single integrated written contract expressing the entire agreement among the parties hereto with respect to the subject matter hereof. The Agreements supercede any prior understandings and agreements between or among the parties with respect to the subject matter of the Agreements. Any statements, promises or inducements, whether made by any party or any agents of any party, that are not contained in the Agreements shall not be valid or binding. The failure or invalidation of any provision of the Agreements shall not in any way affect the validity or performance of any party pursuant to any other provision of the Agreements.

                                               EXHIBIT E TO DISCLOSURE STATEMENT


      8. References in the Claimant Agreement, the Superceding Security Agreement, and the Collateral Trust Agreement to the "Claimant Agreement" shall be deemed references to the Agreements.

      9. This Amendment to the Claimant Agreement may be executed in any number of counterparts. Each of such counterparts for all purposes shall be deemed to be an original, and all such counterparts together shall constitute but one and the same Amendment to the Claimant Agreement.

      IN WITNESS WHEREOF, the parties have caused this First Amendment to the Claimant Agreement to be duly executed this 6th day of June 2003.

                                    CONGOLEUM CORPORATION

                                    By  /s/ Howard N. Feist III
                                        -------------------------------

                                    Title  Chief Financial Officer
                                          -----------------------------

                                    PARTICIPATING ASBESTOS CLAIMANTS

                                    By Claimants' Counsel

                                      /s/ Perry Weitz
                                      ---------------------------
                                          Perry Weitz, Esq.

                                      /s/ Joseph F. Rice
                                      ---------------------------
                                          Joseph F. Rice, Esq.